MORGAN STANLEY ABS CAPITAL I INC.,
                                   Depositor,

                      COUNTRYWIDE HOME LOANS SERVICING LP,
                                    Servicer,

                          HOMEQ SERVICING CORPORATION,
                                    Servicer,

                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                                    Servicer

                             NC CAPITAL CORPORATION,
                               Responsible Party,

                       DECISION ONE MORTGAGE COMPANY, LLC,
                               Responsible Party,

                               WMC MORTGAGE CORP.,
                               Responsible Party,

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                    Custodian

                        LASALLE BANK NATIONAL ASSOCIATION
                                   Custodian,

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                              Trustee and Custodian

                                   ----------

                         POOLING AND SERVICING AGREEMENT


                           Dated as of October 1, 2005

                                   ----------

                MORGAN STANLEY ABS CAPITAL I INC. TRUST 2005-HE5

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-HE5

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES


Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03 Representations and Warranties; Remedies for Breaches of Representations and Warranties with Respect to the
              Mortgage Loans...............................................
Section 2.04  Execution and Delivery of Certificates.......................
Section 2.05  REMIC Matters................................................
Section 2.06  Representations and Warranties of the Depositor..............


                                    ARTICLE III

                           ADMINISTRATION AND SERVICING
                                 OF MORTGAGE LOANS



Section 3.01  Servicers to Service Mortgage Loans..........................
Section 3.02  Subservicing Agreements between a Servicer and
              Subservicers.................................................
Section 3.03  Successor Subservicers.......................................
Section 3.04  Liability of the Servicers...................................
Section 3.05  No Contractual Relationship between Subservicers and the
              Trustee......................................................
Section 3.06  Assumption or Termination of Subservicing Agreements by
              Trustee......................................................
Section 3.07  Collection of Certain Mortgage Loan Payments.................
Section 3.08  Subservicing Accounts........................................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
              Escrow Accounts..............................................
Section 3.10  Collection Accounts..........................................
Section 3.11  Withdrawals from the Collection Accounts.....................
Section 3.12  Investment of Funds in the Collection Accounts and the
              Distribution Account.........................................
Section 3.13  Maintenance of Hazard Insurance and Errors and Omissions
              and Fidelity Coverage........................................
Section 3.14  Enforcement of Due-on-Sale Clauses; Assumption Agreements....
Section 3.15  Realization upon Defaulted Mortgage Loans....................
Section 3.16  Release of Mortgage Files....................................
Section 3.17  Title, Conservation and Disposition of REO Property..........
Section 3.18  Notification of Adjustments..................................
Section 3.19  Access to Certain Documentation and Information
              Regarding the Mortgage Loans.................................
Section 3.20  Documents, Records and Funds in Possession of the
              Servicers to Be Held for the Trustee.........................
Section 3.21  Servicing Compensation.......................................
Section 3.22  Annual Statement as to Compliance............................
Section 3.23  Annual Independent Public Accountants' Servicing
              Statement; Financial Statements..............................
Section 3.24  Trustee to Act as Servicer...................................
Section 3.25  Compensating Interest........................................
Section 3.26  Credit Reporting; Gramm-Leach-Bliley Act.....................


                                    ARTICLE IV

                                 DISTRIBUTIONS AND
                             ADVANCES BY THE SERVICERS



Section 4.01  Advances.....................................................
Section 4.02  Priorities of Distribution...................................
Section 4.03  Monthly Statements to Certificateholders.....................
Section 4.04  Certain Matters Relating to the Determination of LIBOR.......
Section 4.05  Allocation of Applied Realized Loss Amounts..................
Section 4.06  Swap Account.................................................


                                     ARTICLE V

                                 THE CERTIFICATES



Section 5.01  The Certificates.............................................
Section 5.02  Certificate Register; Registration of Transfer and
              Exchange of Certificates.....................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04  Persons Deemed Owners........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses....
Section 5.06  Maintenance of Office or Agency..............................


                                    ARTICLE VI

                          THE DEPOSITOR AND THE SERVICERS



Section 6.01  Respective Liabilities of the Depositor and the Servicers....
Section 6.02  Merger or Consolidation of the Depositor or a Servicer.......
Section 6.03  Limitation on Liability of the Depositor, the Servicers
              and Others...................................................
Section 6.04  Limitation on Resignation of a Servicer......................
Section 6.05  Additional Indemnification by the Servicers; Third Party
              Claims.......................................................


                                    ARTICLE VII

                                      DEFAULT



Section 7.01  Events of Default............................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders...........................


                                   ARTICLE VIII

                              CONCERNING THE TRUSTEE



Section 8.01  Duties of the Trustee........................................
Section 8.02  Certain Matters Affecting the Trustee and the Custodian......
Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans........
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Trustee's Fees and Expenses..................................
Section 8.06  Eligibility Requirements for the Trustee.....................
Section 8.07  Resignation and Removal of the Trustee.......................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of the Trustee.......................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Tax Matters..................................................
Section 8.12  Periodic Filings.............................................
Section 8.13  Tax Treatment of Upper-Tier CarryForward Amounts, Basis
              Risk CarryForward Amounts and Class IO Shortfalls; Tax Classification of the Excess Reserve Fund Account and
              the Interest Rate Swap Agreement.............................
Section 8.14  Custodial Responsibilities...................................


                                    ARTICLE IX

                                    TERMINATION



Section 9.01  Termination upon Liquidation or Purchase of the Mortgage
              Loans........................................................
Section 9.02  Final Distribution on the Certificates.......................
Section 9.03  Additional Termination Requirements..........................


                                     ARTICLE X

                             MISCELLANEOUS PROVISIONS



Section 10.01 Amendment....................................................
Section 10.02 Recordation of Agreement; Counterparts.......................
Section 10.03 Governing Law................................................
Section 10.04 Intention of Parties.........................................
Section 10.05 Notices......................................................
Section 10.06 Severability of Provisions...................................
Section 10.07 Assignment; Sales; Advance Facilities........................
Section 10.08 Limitation on Rights of Certificateholders...................
Section 10.09 Inspection and Audit Rights..................................
Section 10.10 Certificates Nonassessable and Fully Paid....................
Section 10.11 Rule of Construction.........................................
Section 10.12 Waiver of Jury Trial.........................................
Section 10.13 Opinions of Internal Counsel of WMC..........................
Section 10.14 Rights of the Swap Provider..................................




SCHEDULES

Schedule I      Mortgage Loan Schedule
Schedule II Representations and Warranties of Countrywide Home Loans Servicing LP, as Servicer
Schedule III Representations and Warranties of HomEq Servicing Corporation, as Servicer
Schedule IV Representations and Warranties of JPMorgan Chase Bank, National Association, as Servicer
Schedule V-A Representations and Warranties of Morgan Stanley ABS Capital I Inc. as to the Mortgage Loans
Schedule V-B Representations and Warranties of Morgan Stanley ABS Capital I Inc. as to certain Mortgage Loans
Schedule V-C Representations and Warranties of Morgan Stanley ABS Capital I Inc. as to certain Mortgage Loans
Schedule VI     Representations and Warranties of WMC as to the WMC Mortgage
                Loans
Schedule VII Representations and Warranties of NC Capital as to the NC Capital Mortgage Loans
Schedule VIII Representations and Warranties of Decision One, as to the Decision One Mortgage Loans
Schedule IX     Representations and Warranties of Wells Fargo, as Custodian
Schedule X      Representations and Warranties of LaSalle, as Custodian
Schedule XI     Representations and Warranties of Deutsche Bank, as Custodian

EXHIBITS

Exhibit A       Form of Class A, Class M and Class B Certificate
Exhibit B       Form of Class P Certificate
Exhibit C       Form of Class R Certificate
Exhibit D       Form of Class X Certificate
Exhibit E       Form of Initial Certification of Trustee and Custodians
Exhibit F       Form of Document Certification and Exception Report of Trustee
                and Custodians
Exhibit G       Form of Residual Transfer Affidavit
Exhibit H       Form of Transferor Certificate
Exhibit I       Form of Rule 144A Letter
Exhibit J       Form of Request for Release
Exhibit K       Form of Contents for Each Mortgage File
Exhibit L       Form of Certification to be provided with Form 10-K
Exhibit M       Form of Certification to be provided by the Trustee to Depositor
Exhibit N       Form of Certification to be provided by the applicable Servicer to Depositor
Exhibit O       Decision One Purchase Agreement
Exhibit P       NC Capital Purchase Agreement
Exhibit Q       WMC Purchase Agreement
Exhibit R       Form of Servicer Power of Attorney

         THIS POOLING AND SERVICING AGREEMENT, dated as of October 1, 2005, among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation (the "Depositor"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership ("Countrywide"), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association ("JPMorgan"), HOMEQ SERVICING CORPORATION, a New Jersey corporation ("HomEq", and together with Countrywide and JPMorgan, the "Servicers"), WMC MORTGAGE CORP., a California corporation ("WMC"), NC CAPITAL CORPORATION, a California corporation ("NC Capital"), DECISION ONE MORTGAGE COMPANY, LLC, a California limited liability company ("Decision One"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the "Trustee") and custodian (in such capacity, "Wells Fargo"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as custodian ("LaSalle"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as custodian ("Deutsche Bank" and, together with Wells Fargo and LaSalle, the "Custodians").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

         The Trustee shall elect that four segregated asset pools within the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement, (iii) the Swap Account, (iv) the Excess Reserve Fund Account, and (v) the right of the LIBOR Certificates to receive Upper-Tier CarryForward Amounts including, but without duplication, Basis Risk CarryForward Amounts and the obligation to pay Class IO Shortfalls) be treated for federal income tax purposes as comprising four REMICs (each, a "Trust REMIC" or, in the alternative, Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC, respectively). The Class X Interest and each Class of LIBOR Certificates (other than the right of each Class of LIBOR Certificates to receive Upper-Tier CarryForward Amounts including, but without duplication, Basis Risk CarryForward Amounts and the obligation to pay Class IO Shortfalls) represents ownership of a regular interest in a REMIC for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in each Trust REMIC for purposes of the REMIC Provisions. The Startup Day for each REMIC described herein is the Closing Date. The latest possible maturity date for each Certificate is the latest date referenced in
Section 2.05. The Upper-Tier REMIC shall hold as assets the several classes of uncertificated Lower-Tier Regular Interests, set out below. The Lower-Tier REMIC shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-2 Regular Interests. Pooling-Tier REMIC-2 shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-1 Regular Interests. Pooling-Tier REMIC-1 shall hold as assets the assets of the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement, (iii) the Swap Account, (iv) the Excess Reserve Fund Account, and (v) the right of the LIBOR Certificates to receive Upper-Tier CarryForward Amounts including, but without duplication, Basis Risk CarryForward Amounts and the obligation to pay Class IO Shortfalls).

         For federal income tax purposes, each Class of LIBOR Certificates represents a beneficial ownership of a regular interest in the Upper-Tier REMIC, the right to receive Upper-Tier CarryForward Amounts (including, but without duplication, Basis Risk CarryForward Amounts), and the obligation to pay Class IO Shortfalls, the Class X Certificates represent beneficial ownership of the Class X Interest, the Class IO Interest, the Interest Rate Swap Agreement, the Swap Account, the Excess Reserve Fund Account and the right to receive Class IO Shortfalls, and the Class P Certificates represent beneficial ownership of the Prepayment Premiums, which portions of the Trust Fund shall be treated as a grantor trust.

                              Pooling-Tier REMIC-1

         Pooling-Tier REMIC-1 shall issue the following interests in Pooling-Tier REMIC-1, and each such interest, other than the Class PT1-R Interest is hereby designated as a regular interest in the Pooling-Tier REMIC-1. Pooling-Tier REMIC-1 Interests with an "I" in their designation shall relate to Loan Group I and Pooling Tier REMIC-1 Interests with a "II" in their designation shall relate to Loan Group II. Pooling-Tier REMIC-1 shall also issue the Class PT1-R Interest, which is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-1. The Class PT1-R Interest shall be represented by the Class R Certificates, shall not have a principal balance and shall have no interest rate.

                                                           Initial Pooling-Tier
Pooling-Tier REMIC-1            Pooling-Tier REMIC-1        REMIC-1 Principal
     Interest                       Interest Rate                 Amount
--------------------            --------------------       --------------------
Class PT1-I-1                           (1)                  $  23,413,463.66
Class PT1-I-2A                          (2)                  $  16,886,260.44
Class PT1-I-2B                          (3)                  $  16,886,260.44
Class PT1-I-3A                          (2)                  $  10,448,819.35
Class PT1-I-3B                          (3)                  $  10,448,819.35
Class PT1-I-4A                          (2)                  $  10,054,762.09
Class PT1-I-4B                          (3)                  $  10,054,762.09
Class PT1-I-5A                          (2)                  $   9,679,019.57
Class PT1-I-5B                          (3)                  $   9,679,019.57
Class PT1-I-6A                          (2)                  $   9,320,422.33
Class PT1-I-6B                          (3)                  $   9,320,422.33
Class PT1-I-7A                          (2)                  $   8,977,847.19
Class PT1-I-7B                          (3)                  $   8,977,847.19
Class PT1-I-8A                          (2)                  $   8,650,217.87
Class PT1-I-8B                          (3)                  $   8,650,217.87
Class PT1-I-9A                          (2)                  $   8,336,505.57
Class PT1-I-9B                          (3)                  $   8,336,505.57
Class PT1-I-10A                         (2)                  $   8,035,681.01
Class PT1-I-10B                         (3)                  $   8,035,681.01
Class PT1-I-11A                         (2)                  $   7,746,552.35
Class PT1-I-11B                         (3)                  $   7,746,552.35
Class PT1-I-12A                         (2)                  $   7,452,775.30
Class PT1-I-12B                         (3)                  $   7,452,775.30
Class PT1-I-13A                         (2)                  $   7,150,914.68
Class PT1-I-13B                         (3)                  $   7,150,914.68
Class PT1-I-14A                         (2)                  $   6,858,973.00
Class PT1-I-14B                         (3)                  $   6,858,973.00
Class PT1-I-15A                         (2)                  $   6,559,356.63
Class PT1-I-15B                         (3)                  $   6,559,356.63
Class PT1-I-16A                         (2)                  $   6,272,833.85
Class PT1-I-16B                         (3)                  $   6,272,833.85
Class PT1-I-17A                         (2)                  $   5,998,871.74
Class PT1-I-17B                         (3)                  $   5,998,871.74
Class PT1-I-18A                         (2)                  $   5,736,918.00
Class PT1-I-18B                         (3)                  $   5,736,918.00
Class PT1-I-19A                         (2)                  $   5,486,445.04
Class PT1-I-19B                         (3)                  $   5,486,445.04
Class PT1-I-20A                         (2)                  $  22,545,346.87
Class PT1-I-20B                         (3)                  $  22,545,346.87
Class PT1-I-21A                         (2)                  $  56,797,350.18
Class PT1-I-21B                         (3)                  $  56,797,350.18
Class PT1-I-22A                         (2)                  $  23,279,287.71
Class PT1-I-22B                         (3)                  $  23,279,287.71
Class PT1-I-23A                         (2)                  $     649,560.07
Class PT1-I-23B                         (3)                  $     649,560.07
Class PT1-I-24A                         (2)                  $     626,301.01
Class PT1-I-24B                         (3)                  $     626,301.01
Class PT1-I-25A                         (2)                  $     603,874.93
Class PT1-I-25B                         (3)                  $     603,874.93
Class PT1-I-26A                         (2)                  $     582,252.58
Class PT1-I-26B                         (3)                  $     582,252.58
Class PT1-I-27A                         (2)                  $     561,412.64
Class PT1-I-27B                         (3)                  $     561,412.64
Class PT1-I-28A                         (2)                  $     541,507.09
Class PT1-I-28B                         (3)                  $     541,507.09
Class PT1-I-29A                         (2)                  $     522,133.11
Class PT1-I-29B                         (3)                  $     522,133.11
Class PT1-I-30A                         (2)                  $     503,425.80
Class PT1-I-30B                         (3)                  $     503,425.80
Class PT1-I-31A                         (2)                  $     485,388.71
Class PT1-I-31B                         (3)                  $     485,388.71
Class PT1-I-32A                         (2)                  $     633,375.38
Class PT1-I-32B                         (3)                  $     633,375.38
Class PT1-I-33A                         (2)                  $   1,787,388.71
Class PT1-I-33B                         (3)                  $   1,787,388.71
Class PT1-I-34A                         (2)                  $   1,357,753.57
Class PT1-I-34B                         (3)                  $   1,357,753.57
Class PT1-I-35A                         (2)                  $     309,885.31
Class PT1-I-35B                         (3)                  $     309,885.31
Class PT1-I-36A                         (2)                  $     299,796.71
Class PT1-I-36B                         (3)                  $     299,796.71
Class PT1-I-37A                         (2)                  $     290,024.07
Class PT1-I-37B                         (3)                  $     290,024.07
Class PT1-I-38A                         (2)                  $     280,558.07
Class PT1-I-38B                         (3)                  $     280,558.07
Class PT1-I-39A                         (2)                  $     271,389.92
Class PT1-I-39B                         (3)                  $     271,389.92
Class PT1-I-40A                         (2)                  $     262,515.28
Class PT1-I-40B                         (3)                  $     262,515.28
Class PT1-I-41A                         (2)                  $     253,916.67
Class PT1-I-41B                         (3)                  $     253,916.67
Class PT1-I-42A                         (2)                  $     245,588.31
Class PT1-I-42B                         (3)                  $     245,588.31
Class PT1-I-43A                         (2)                  $     237,523.63
Class PT1-I-43B                         (3)                  $     237,523.63
Class PT1-I-44A                         (2)                  $     229,714.69
Class PT1-I-44B                         (3)                  $     229,714.69
Class PT1-I-45A                         (2)                  $     222,153.86
Class PT1-I-45B                         (3)                  $     222,153.86
Class PT1-I-46A                         (2)                  $     214,833.89
Class PT1-I-46B                         (3)                  $     214,833.89
Class PT1-I-47A                         (2)                  $     207,746.89
Class PT1-I-47B                         (3)                  $     207,746.89
Class PT1-I-48A                         (2)                  $     200,886.03
Class PT1-I-48B                         (3)                  $     200,886.03
Class PT1-I-49A                         (2)                  $     194,244.49
Class PT1-I-49B                         (3)                  $     194,244.49
Class PT1-I-50A                         (2)                  $     187,815.61
Class PT1-I-50B                         (3)                  $     187,815.61
Class PT1-I-51A                         (2)                  $     181,592.86
Class PT1-I-51B                         (3)                  $     181,592.86
Class PT1-I-52A                         (2)                  $     175,569.94
Class PT1-I-52B                         (3)                  $     175,569.94
Class PT1-I-53A                         (2)                  $     169,740.71
Class PT1-I-53B                         (3)                  $     169,740.71
Class PT1-I-54A                         (2)                  $   4,818,163.40
Class PT1-I-54B                         (3)                  $   4,818,163.40
Class PT1-II-1                          (4)                  $  38,306,118.23
Class PT1-II-2A                         (5)                  $  27,627,142.16
Class PT1-II-2B                         (6)                  $  27,627,142.16
Class PT1-II-3A                         (5)                  $  17,095,023.41
Class PT1-II-3B                         (6)                  $  17,095,023.41
Class PT1-II-4A                         (5)                  $  16,450,317.26
Class PT1-II-4B                         (6)                  $  16,450,317.26
Class PT1-II-5A                         (5)                  $  15,835,575.35
Class PT1-II-5B                         (6)                  $  15,835,575.35
Class PT1-II-6A                         (5)                  $  15,248,884.37
Class PT1-II-6B                         (6)                  $  15,248,884.37
Class PT1-II-7A                         (5)                  $  14,688,406.67
Class PT1-II-7B                         (6)                  $  14,688,406.67
Class PT1-II-8A                         (5)                  $  14,152,381.43
Class PT1-II-8B                         (6)                  $  14,152,381.43
Class PT1-II-9A                         (5)                  $  13,639,125.44
Class PT1-II-9B                         (6)                  $  13,639,125.44
Class PT1-II-10A                        (5)                  $  13,146,954.72
Class PT1-II-10B                        (6)                  $  13,146,954.72
Class PT1-II-11A                        (5)                  $  12,673,919.35
Class PT1-II-11B                        (6)                  $  12,673,919.35
Class PT1-II-12A                        (5)                  $  12,193,278.88
Class PT1-II-12B                        (6)                  $  12,193,278.88
Class PT1-II-13A                        (5)                  $  11,699,413.08
Class PT1-II-13B                        (6)                  $  11,699,413.08
Class PT1-II-14A                        (5)                  $  11,221,775.41
Class PT1-II-14B                        (6)                  $  11,221,775.41
Class PT1-II-15A                        (5)                  $  10,731,581.37
Class PT1-II-15B                        (6)                  $  10,731,581.37
Class PT1-II-16A                        (5)                  $  10,262,809.41
Class PT1-II-16B                        (6)                  $  10,262,809.41
Class PT1-II-17A                        (5)                  $   9,814,587.60
Class PT1-II-17B                        (6)                  $   9,814,587.60
Class PT1-II-18A                        (5)                  $   9,386,012.36
Class PT1-II-18B                        (6)                  $   9,386,012.36
Class PT1-II-19A                        (5)                  $   8,976,220.50
Class PT1-II-19B                        (6)                  $   8,976,220.50
Class PT1-II-20A                        (5)                  $  36,885,816.44
Class PT1-II-20B                        (6)                  $  36,885,816.44
Class PT1-II-21A                        (5)                  $  92,924,568.65
Class PT1-II-21B                        (6)                  $  92,924,568.65
Class PT1-II-22A                        (5)                  $  38,086,596.68
Class PT1-II-22B                        (6)                  $  38,086,596.68
Class PT1-II-23A                        (5)                  $   1,062,727.22
Class PT1-II-23B                        (6)                  $   1,062,727.22
Class PT1-II-24A                        (5)                  $   1,024,673.71
Class PT1-II-24B                        (6)                  $   1,024,673.71
Class PT1-II-25A                        (5)                  $     987,983.01
Class PT1-II-25B                        (6)                  $     987,983.01
Class PT1-II-26A                        (5)                  $     952,607.28
Class PT1-II-26B                        (6)                  $     952,607.28
Class PT1-II-27A                        (5)                  $     918,511.63
Class PT1-II-27B                        (6)                  $     918,511.63
Class PT1-II-28A                        (5)                  $     885,944.72
Class PT1-II-28B                        (6)                  $     885,944.72
Class PT1-II-29A                        (5)                  $     854,247.50
Class PT1-II-29B                        (6)                  $     854,247.50
Class PT1-II-30A                        (5)                  $     823,640.98
Class PT1-II-30B                        (6)                  $     823,640.98
Class PT1-II-31A                        (5)                  $     794,131.00
Class PT1-II-31B                        (6)                  $     794,131.00
Class PT1-II-32A                        (5)                  $   1,036,247.89
Class PT1-II-32B                        (6)                  $   1,036,247.89
Class PT1-II-33A                        (5)                  $   2,924,297.07
Class PT1-II-33B                        (6)                  $   2,924,297.07
Class PT1-II-34A                        (5)                  $   2,221,382.94
Class PT1-II-34B                        (6)                  $   2,221,382.94
Class PT1-II-35A                        (5)                  $     506,994.75
Class PT1-II-35B                        (6)                  $     506,994.75
Class PT1-II-36A                        (5)                  $     490,489.08
Class PT1-II-36B                        (6)                  $     490,489.08
Class PT1-II-37A                        (5)                  $     474,500.33
Class PT1-II-37B                        (6)                  $     474,500.33
Class PT1-II-38A                        (5)                  $     459,013.27
Class PT1-II-38B                        (6)                  $     459,013.27
Class PT1-II-39A                        (5)                  $     444,013.51
Class PT1-II-39B                        (6)                  $     444,013.51
Class PT1-II-40A                        (5)                  $     429,493.97
Class PT1-II-40B                        (6)                  $     429,493.97
Class PT1-II-41A                        (5)                  $     415,426.02
Class PT1-II-41B                        (6)                  $     415,426.02
Class PT1-II-42A                        (5)                  $     401,800.23
Class PT1-II-42B                        (6)                  $     401,800.23
Class PT1-II-43A                        (5)                  $     388,605.82
Class PT1-II-43B                        (6)                  $     388,605.82
Class PT1-II-44A                        (5)                  $     375,829.84
Class PT1-II-44B                        (6)                  $     375,829.84
Class PT1-II-45A                        (5)                  $     363,459.76
Class PT1-II-45B                        (6)                  $     363,459.76
Class PT1-II-46A                        (5)                  $     351,483.77
Class PT1-II-46B                        (6)                  $     351,483.77
Class PT1-II-47A                        (5)                  $     339,888.92
Class PT1-II-47B                        (6)                  $     339,888.92
Class PT1-II-48A                        (5)                  $     328,664.05
Class PT1-II-48B                        (6)                  $     328,664.05
Class PT1-II-49A                        (5)                  $     317,798.03
Class PT1-II-49B                        (6)                  $     317,798.03
Class PT1-II-50A                        (5)                  $     307,279.90
Class PT1-II-50B                        (6)                  $     307,279.90
Class PT1-II-51A                        (5)                  $     297,099.03
Class PT1-II-51B                        (6)                  $     297,099.03
Class PT1-II-52A                        (5)                  $     287,245.10
Class PT1-II-52B                        (6)                  $     287,245.10
Class PT1-II-53A                        (5)                  $     277,708.07
Class PT1-II-53B                        (6)                  $     277,708.07
Class PT1-II-54A                        (5)                  $   7,882,863.45
Class PT1-II-54B                        (6)                  $   7,882,863.45
Class PT1-R                             (7)                       (7)

--------------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group I WAC Rate.


(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group I WAC Rate, subject to a maximum rate of 9.26%.


(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group I WAC Rate over (B) 9.26%.


(4) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group II WAC Rate.


(5) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group II WAC Rate, subject to a maximum rate of 9.26%.


(6) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group II WAC Rate over (B) 9.26%.


(7) The Class PT1-R Interest shall not have a principal balance and shall not bear interest.

         On each Distribution Date, the Trustee shall first pay from the Trust Fund and charge as an expense of Pooling-Tier REMIC-1 all expenses of the Trust for such Distribution Date. Such expense, other than Servicing Fees and Trustee Fees, shall be allocated in the same manner as Realized Losses.

         On each Distribution Date, the interest distributable in respect of the Mortgage Loans from the related Loan Group for such Distribution Date shall be deemed to be distributed to the Pooling-Tier REMIC-1 Regular Interests at the rates shown above.

         On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans shall be allocated to the outstanding Pooling-Tier REMIC-1 Regular Interest relating to the Group I Mortgage Loans with the lowest numerical denomination until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero, provided that, with respect to Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests, until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero.

         On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans shall be allocated to the outstanding Pooling-Tier REMIC-1 Regular Interest relating to the Group II Mortgage Loans with the lowest numerical denomination until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero, provided that, with respect to Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests, until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero.

                              Pooling-Tier REMIC-2

         Pooling-Tier REMIC-2 shall issue the following interests in Pooling-Tier REMIC-2, and each such interest, other than the Class PT2-R Interest, is hereby designated as a regular interest in Pooling-Tier REMIC-2. Pooling-Tier REMIC-2 Interests with an "I" in their designation shall relate to the Group I Mortgage Loans and Pooling Tier REMIC-2 Interests with a "II" in their designation shall relate to the Group II Mortgage Loans. The Class PT2-R Interest is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-2 and shall be represented by the Class R Certificates.

                        Pooling-Tier
                          REMIC-2           Pooling-Tier           Corresponding           Corresponding           Corresponding
Pooling-Tier REMIC-2      Interest        REMIC-2 Initial      Pooling-Tier REMIC-2     Pooling-Tier REMIC-1    Scheduled Crossover
      Interest              Rate          Principal Amount          IO Interest           Regular Interest       Distribution Date
--------------------    ------------    ------------------     --------------------     --------------------    -------------------
Class PT2-I-1              (1)          $   23,413,463.66                N/A                     N/A                   N/A
Class PT2-I-2A             (2)          $   16,886,260.44          Class PT2-I-IO-2              N/A                   N/A
Class PT2-I-2B             (3)          $   16,886,260.44                N/A                     N/A                   N/A
Class PT2-I-3A             (2)          $   10,448,819.35          Class PT2-I-IO-3              N/A                   N/A
Class PT2-I-3B             (3)          $   10,448,819.35                N/A                     N/A                   N/A
Class PT2-I-4A             (2)          $   10,054,762.09          Class PT2-I-IO-4              N/A                   N/A
Class PT2-I-4B             (3)          $   10,054,762.09                N/A                     N/A                   N/A
Class PT2-I-5A             (2)          $    9,679,019.57          Class PT2-I-IO-5              N/A                   N/A
Class PT2-I-5B             (3)          $    9,679,019.57                N/A                     N/A                   N/A
Class PT2-I-6A             (2)          $    9,320,422.33          Class PT2-I-IO-6              N/A                   N/A
Class PT2-I-6B             (3)          $    9,320,422.33                N/A                     N/A                   N/A
Class PT2-I-7A             (2)          $    8,977,847.19          Class PT2-I-IO-7              N/A                   N/A
Class PT2-I-7B             (3)          $    8,977,847.19                N/A                     N/A                   N/A
Class PT2-I-8A             (2)          $    8,650,217.87          Class PT2-I-IO-8              N/A                   N/A
Class PT2-I-8B             (3)          $    8,650,217.87                N/A                     N/A                   N/A
Class PT2-I-9A             (2)          $    8,336,505.57          Class PT2-I-IO-9              N/A                   N/A
Class PT2-I-9B             (3)          $    8,336,505.57                N/A                     N/A                   N/A
Class PT2-I-10A            (2)          $    8,035,681.01         Class PT2-I-IO-10              N/A                   N/A
Class PT2-I-10B            (3)          $    8,035,681.01                N/A                     N/A                   N/A
Class PT2-I-11A            (2)          $    7,746,552.35         Class PT2-I-IO-11              N/A                   N/A
Class PT2-I-11B            (3)          $    7,746,552.35                N/A                     N/A                   N/A
Class PT2-I-12A            (2)          $    7,452,775.30         Class PT2-I-IO-12              N/A                   N/A
Class PT2-I-12B            (3)          $    7,452,775.30                N/A                     N/A                   N/A
Class PT2-I-13A            (2)          $    7,150,914.68         Class PT2-I-IO-13              N/A                   N/A
Class PT2-I-13B            (3)          $    7,150,914.68                N/A                     N/A                   N/A
Class PT2-I-14A            (2)          $    6,858,973.00         Class PT2-I-IO-14              N/A                   N/A
Class PT2-I-14B            (3)          $    6,858,973.00                N/A                     N/A                   N/A
Class PT2-I-15A            (2)          $    6,559,356.63         Class PT2-I-IO-15              N/A                   N/A
Class PT2-I-15B            (3)          $    6,559,356.63                N/A                     N/A                   N/A
Class PT2-I-16A            (2)          $    6,272,833.85         Class PT2-I-IO-16              N/A                   N/A
Class PT2-I-16B            (3)          $    6,272,833.85                N/A                     N/A                   N/A
Class PT2-I-17A            (2)          $    5,998,871.74         Class PT2-I-IO-17              N/A                   N/A
Class PT2-I-17B            (3)          $    5,998,871.74                N/A                     N/A                   N/A
Class PT2-I-18A            (2)          $    5,736,918.00         Class PT2-I-IO-18              N/A                   N/A
Class PT2-I-18B            (3)          $    5,736,918.00                N/A                     N/A                   N/A
Class PT2-I-19A            (2)          $    5,486,445.04         Class PT2-I-IO-19              N/A                   N/A
Class PT2-I-19B            (3)          $    5,486,445.04                N/A                     N/A                   N/A
Class PT2-I-20A            (2)          $   22,545,346.87         Class PT2-I-IO-20              N/A                   N/A
Class PT2-I-20B            (3)          $   22,545,346.87                N/A                     N/A                   N/A
Class PT2-I-21A            (2)          $   56,797,350.18         Class PT2-I-IO-21              N/A                   N/A
Class PT2-I-21B            (3)          $   56,797,350.18                N/A                     N/A                   N/A
Class PT2-I-22A            (2)          $   23,279,287.71         Class PT2-I-IO-22              N/A                   N/A
Class PT2-I-22B            (3)          $   23,279,287.71                N/A                     N/A                   N/A
Class PT2-I-23A            (2)          $      649,560.07         Class PT2-I-IO-23              N/A                   N/A
Class PT2-I-23B            (3)          $      649,560.07                N/A                     N/A                   N/A
Class PT2-I-24A            (2)          $      626,301.01         Class PT2-I-IO-24              N/A                   N/A
Class PT2-I-24B            (3)          $      626,301.01                N/A                     N/A                   N/A
Class PT2-I-25A            (2)          $      603,874.93         Class PT2-I-IO-25              N/A                   N/A
Class PT2-I-25B            (3)          $      603,874.93                N/A                     N/A                   N/A
Class PT2-I-26A            (2)          $      582,252.58         Class PT2-I-IO-26              N/A                   N/A
Class PT2-I-26B            (3)          $      582,252.58                N/A                     N/A                   N/A
Class PT2-I-27A            (2)          $      561,412.64         Class PT2-I-IO-27              N/A                   N/A
Class PT2-I-27B            (3)          $      561,412.64                N/A                     N/A                   N/A
Class PT2-I-28A            (2)          $      541,507.09         Class PT2-I-IO-28              N/A                   N/A
Class PT2-I-28B            (3)          $      541,507.09                N/A                     N/A                   N/A
Class PT2-I-29A            (2)          $      522,133.11         Class PT2-I-IO-29              N/A                   N/A
Class PT2-I-29B            (3)          $      522,133.11                N/A                     N/A                   N/A
Class PT2-I-30A            (2)          $      503,425.80         Class PT2-I-IO-30              N/A                   N/A
Class PT2-I-30B            (3)          $      503,425.80                N/A                     N/A                   N/A
Class PT2-I-31A            (2)          $      485,388.71         Class PT2-I-IO-31              N/A                   N/A
Class PT2-I-31B            (3)          $      485,388.71                N/A                     N/A                   N/A
Class PT2-I-32A            (2)          $      633,375.38         Class PT2-I-IO-32              N/A                   N/A
Class PT2-I-32B            (3)          $      633,375.38                N/A                     N/A                   N/A
Class PT2-I-33A            (2)          $    1,787,388.71         Class PT2-I-IO-33              N/A                   N/A
Class PT2-I-33B            (3)          $    1,787,388.71                N/A                     N/A                   N/A
Class PT2-I-34A            (2)          $    1,357,753.57         Class PT2-I-IO-34              N/A                   N/A
Class PT2-I-34B            (3)          $    1,357,753.57                N/A                     N/A                   N/A
Class PT2-I-35A            (2)          $      309,885.31         Class PT2-I-IO-35              N/A                   N/A
Class PT2-I-35B            (3)          $      309,885.31                N/A                     N/A                   N/A
Class PT2-I-36A            (2)          $      299,796.71         Class PT2-I-IO-36              N/A                   N/A
Class PT2-I-36B            (3)          $      299,796.71                N/A                     N/A                   N/A
Class PT2-I-37A            (2)          $      290,024.07         Class PT2-I-IO-37              N/A                   N/A
Class PT2-I-37B            (3)          $      290,024.07                N/A                     N/A                   N/A
Class PT2-I-38A            (2)          $      280,558.07         Class PT2-I-IO-38              N/A                   N/A
Class PT2-I-38B            (3)          $      280,558.07                N/A                     N/A                   N/A
Class PT2-I-39A            (2)          $      271,389.92         Class PT2-I-IO-39              N/A                   N/A
Class PT2-I-39B            (3)          $      271,389.92                N/A                     N/A                   N/A
Class PT2-I-40A            (2)          $      262,515.28         Class PT2-I-IO-40              N/A                   N/A
Class PT2-I-40B            (3)          $      262,515.28                N/A                     N/A                   N/A
Class PT2-I-41A            (2)          $      253,916.67         Class PT2-I-IO-41              N/A                   N/A
Class PT2-I-41B            (3)          $      253,916.67                N/A                     N/A                   N/A
Class PT2-I-42A            (2)          $      245,588.31         Class PT2-I-IO-42              N/A                   N/A
Class PT2-I-42B            (3)          $      245,588.31                N/A                     N/A                   N/A
Class PT2-I-43A            (2)          $      237,523.63         Class PT2-I-IO-43              N/A                   N/A
Class PT2-I-43B            (3)          $      237,523.63                N/A                     N/A                   N/A
Class PT2-I-44A            (2)          $      229,714.69         Class PT2-I-IO-44              N/A                   N/A
Class PT2-I-44B            (3)          $      229,714.69                N/A                     N/A                   N/A
Class PT2-I-45A            (2)          $      222,153.86         Class PT2-I-IO-45              N/A                   N/A
Class PT2-I-45B            (3)          $      222,153.86                N/A                     N/A                   N/A
Class PT2-I-46A            (2)          $      214,833.89         Class PT2-I-IO-46              N/A                   N/A
Class PT2-I-46B            (3)          $      214,833.89                N/A                     N/A                   N/A
Class PT2-I-47A            (2)          $      207,746.89         Class PT2-I-IO-47              N/A                   N/A
Class PT2-I-47B            (3)          $      207,746.89                N/A                     N/A                   N/A
Class PT2-I-48A            (2)          $      200,886.03         Class PT2-I-IO-48              N/A                   N/A
Class PT2-I-48B            (3)          $      200,886.03                N/A                     N/A                   N/A
Class PT2-I-49A            (2)          $      194,244.49         Class PT2-I-IO-49              N/A                   N/A
Class PT2-I-49B            (3)          $      194,244.49                N/A                     N/A                   N/A
Class PT2-I-50A            (2)          $      187,815.61         Class PT2-I-IO-50              N/A                   N/A
Class PT2-I-50B            (3)          $      187,815.61                N/A                     N/A                   N/A
Class PT2-I-51A            (2)          $      181,592.86         Class PT2-I-IO-51              N/A                   N/A
Class PT2-I-51B            (3)          $      181,592.86                N/A                     N/A                   N/A
Class PT2-I-52A            (2)          $      175,569.94         Class PT2-I-IO-52              N/A                   N/A
Class PT2-I-52B            (3)          $      175,569.94                N/A                     N/A                   N/A
Class PT2-I-53A            (2)          $      169,740.71         Class PT2-I-IO-53              N/A                   N/A
Class PT2-I-53B            (3)          $      169,740.71                N/A                     N/A                   N/A
Class PT2-I-54A            (2)          $    4,818,163.40         Class PT2-I-IO-54              N/A                   N/A
Class PT2-I-54B            (3)          $    4,818,163.40                N/A                     N/A                   N/A
Class PT2-I-IO-2           (4)                      (4)                  N/A                Class PT1-I-2A        November 2005
Class PT2-I-IO-3           (4)                      (4)                  N/A                Class PT1-I-3A        December 2005
Class PT2-I-IO-4           (4)                      (4)                  N/A                Class PT1-I-4A         January 2006
Class PT2-I-IO-5           (4)                      (4)                  N/A                Class PT1-I-5A        February 2006
Class PT2-I-IO-6           (4)                      (4)                  N/A                Class PT1-I-6A          March 2006
Class PT2-I-IO-7           (4)                      (4)                  N/A                Class PT1-I-7A          April 2006
Class PT2-I-IO-8           (4)                      (4)                  N/A                Class PT1-I-8A           May 2006
Class PT2-I-IO-9           (4)                      (4)                  N/A                Class PT1-I-9A          June 2006
Class PT2-I-IO-10          (4)                      (4)                  N/A               Class PT1-I-10A          July 2006
Class PT2-I-IO-11          (4)                      (4)                  N/A               Class PT1-I-11A         August 2006
Class PT2-I-IO-12          (4)                      (4)                  N/A               Class PT1-I-12A        September 2006
Class PT2-I-IO-13          (4)                      (4)                  N/A               Class PT1-I-13A         October 2006
Class PT2-I-IO-14          (4)                      (4)                  N/A               Class PT1-I-14A        November 2006
Class PT2-I-IO-15          (4)                      (4)                  N/A               Class PT1-I-15A        December 2006
Class PT2-I-IO-16          (4)                      (4)                  N/A               Class PT1-I-16A         January 2007
Class PT2-I-IO-17          (4)                      (4)                  N/A               Class PT1-I-17A        February 2007
Class PT2-I-IO-18          (4)                      (4)                  N/A               Class PT1-I-18A          March 2007
Class PT2-I-IO-19          (4)                      (4)                  N/A               Class PT1-I-19A          April 2007
Class PT2-I-IO-20          (4)                      (4)                  N/A               Class PT1-I-20A           May 2007
Class PT2-I-IO-21          (4)                      (4)                  N/A               Class PT1-I-21A          June 2007
Class PT2-I-IO-22          (4)                      (4)                  N/A               Class PT1-I-22A          July 2007
Class PT2-I-IO-23          (4)                      (4)                  N/A               Class PT1-I-23A         August 2007
Class PT2-I-IO-24          (4)                      (4)                  N/A               Class PT1-I-24A        September 2007
Class PT2-I-IO-25          (4)                      (4)                  N/A               Class PT1-I-25A         October 2007
Class PT2-I-IO-26          (4)                      (4)                  N/A               Class PT1-I-26A        November 2007
Class PT2-I-IO-27          (4)                      (4)                  N/A               Class PT1-I-27A        December 2007
Class PT2-I-IO-28          (4)                      (4)                  N/A               Class PT1-I-28A         January 2008
Class PT2-I-IO-29          (4)                      (4)                  N/A               Class PT1-I-29A        February 2008
Class PT2-I-IO-30          (4)                      (4)                  N/A               Class PT1-I-30A          March 2008
Class PT2-I-IO-31          (4)                      (4)                  N/A               Class PT1-I-31A          April 2008
Class PT2-I-IO-32          (4)                      (4)                  N/A               Class PT1-I-32A           May 2008
Class PT2-I-IO-33          (4)                      (4)                  N/A               Class PT1-I-33A          June 2008
Class PT2-I-IO-34          (4)                      (4)                  N/A               Class PT1-I-34A          July 2008
Class PT2-I-IO-35          (4)                      (4)                  N/A               Class PT1-I-35A         August 2008
Class PT2-I-IO-36          (4)                      (4)                  N/A               Class PT1-I-36A        September 2008
Class PT2-I-IO-37          (4)                      (4)                  N/A               Class PT1-I-37A         October 2008
Class PT2-I-IO-38          (4)                      (4)                  N/A               Class PT1-I-38A        November 2008
Class PT2-I-IO-39          (4)                      (4)                  N/A               Class PT1-I-39A        December 2008
Class PT2-I-IO-40          (4)                      (4)                  N/A               Class PT1-I-40A         January 2009
Class PT2-I-IO-41          (4)                      (4)                  N/A               Class PT1-I-41A        February 2009
Class PT2-I-IO-42          (4)                      (4)                  N/A               Class PT1-I-42A          March 2009
Class PT2-I-IO-43          (4)                      (4)                  N/A               Class PT1-I-43A          April 2009
Class PT2-I-IO-44          (4)                      (4)                  N/A               Class PT1-I-44A           May 2009
Class PT2-I-IO-45          (4)                      (4)                  N/A               Class PT1-I-45A          June 2009
Class PT2-I-IO-46          (4)                      (4)                  N/A               Class PT1-I-46A          July 2009
Class PT2-I-IO-47          (4)                      (4)                  N/A               Class PT1-I-47A         August 2009
Class PT2-I-IO-48          (4)                      (4)                  N/A               Class PT1-I-48A        September 2009
Class PT2-I-IO-49          (4)                      (4)                  N/A               Class PT1-I-49A         October 2009
Class PT2-I-IO-50          (4)                      (4)                  N/A               Class PT1-I-50A        November 2009
Class PT2-I-IO-51          (4)                      (4)                  N/A               Class PT1-I-51A        December 2009
Class PT2-I-IO-52          (4)                      (4)                  N/A               Class PT1-I-52A         January 2010
Class PT2-I-IO-53          (4)                      (4)                  N/A               Class PT1-I-53A        February 2010
Class PT2-I-IO-54          (4)                      (4)                  N/A               Class PT1-I-54A          March 2010
Class PT2-II-1             (5)          $   38,306,118.23                N/A                     N/A                   N/A
Class PT2-II-2A            (6)          $   27,627,142.16         Class PT2-II-IO-2              N/A                   N/A
Class PT2-II-2B            (7)          $   27,627,142.16                N/A                     N/A                   N/A
Class PT2-II-3A            (6)          $   17,095,023.41         Class PT2-II-IO-3              N/A                   N/A
Class PT2-II-3B            (7)          $   17,095,023.41                N/A                     N/A                   N/A
Class PT2-II-4A            (6)          $   16,450,317.26         Class PT2-II-IO-4              N/A                   N/A
Class PT2-II-4B            (7)          $   16,450,317.26                N/A                     N/A                   N/A
Class PT2-II-5A            (6)          $   15,835,575.35         Class PT2-II-IO-5              N/A                   N/A
Class PT2-II-5B            (7)          $   15,835,575.35                N/A                     N/A                   N/A
Class PT2-II-6A            (6)          $   15,248,884.37         Class PT2-II-IO-6              N/A                   N/A
Class PT2-II-6B            (7)          $   15,248,884.37                N/A                     N/A                   N/A
Class PT2-II-7A            (6)          $   14,688,406.67         Class PT2-II-IO-7              N/A                   N/A
Class PT2-II-7B            (7)          $   14,688,406.67                N/A                     N/A                   N/A
Class PT2-II-8A            (6)          $   14,152,381.43         Class PT2-II-IO-8              N/A                   N/A
Class PT2-II-8B            (7)          $   14,152,381.43                N/A                     N/A                   N/A
Class PT2-II-9A            (6)          $   13,639,125.44         Class PT2-II-IO-9              N/A                   N/A
Class PT2-II-9B            (7)          $   13,639,125.44                N/A                     N/A                   N/A
Class PT2-II-10A           (6)          $   13,146,954.72         Class PT2-II-IO-10             N/A                   N/A
Class PT2-II-10B           (7)          $   13,146,954.72                N/A                     N/A                   N/A
Class PT2-II-11A           (6)          $   12,673,919.35         Class PT2-II-IO-11             N/A                   N/A
Class PT2-II-11B           (7)          $   12,673,919.35                N/A                     N/A                   N/A
Class PT2-II-12A           (6)          $   12,193,278.88         Class PT2-II-IO-12             N/A                   N/A
Class PT2-II-12B           (7)          $   12,193,278.88                N/A                     N/A                   N/A
Class PT2-II-13A           (6)          $   11,699,413.08         Class PT2-II-IO-13             N/A                   N/A
Class PT2-II-13B           (7)          $   11,699,413.08                N/A                     N/A                   N/A
Class PT2-II-14A           (6)          $   11,221,775.41         Class PT2-II-IO-14             N/A                   N/A
Class PT2-II-14B           (7)          $   11,221,775.41                N/A                     N/A                   N/A
Class PT2-II-15A           (6)          $   10,731,581.37         Class PT2-II-IO-15             N/A                   N/A
Class PT2-II-15B           (7)          $   10,731,581.37                N/A                     N/A                   N/A
Class PT2-II-16A           (6)          $   10,262,809.41         Class PT2-II-IO-16             N/A                   N/A
Class PT2-II-16B           (7)          $   10,262,809.41                N/A                     N/A                   N/A
Class PT2-II-17A           (6)          $    9,814,587.60         Class PT2-II-IO-17             N/A                   N/A
Class PT2-II-17B           (7)          $    9,814,587.60                N/A                     N/A                   N/A
Class PT2-II-18A           (6)          $    9,386,012.36         Class PT2-II-IO-18             N/A                   N/A
Class PT2-II-18B           (7)          $    9,386,012.36                N/A                     N/A                   N/A
Class PT2-II-19A           (6)          $    8,976,220.50         Class PT2-II-IO-19             N/A                   N/A
Class PT2-II-19B           (7)          $    8,976,220.50                N/A                     N/A                   N/A
Class PT2-II-20A           (6)          $   36,885,816.44         Class PT2-II-IO-20             N/A                   N/A
Class PT2-II-20B           (7)          $   36,885,816.44                N/A                     N/A                   N/A
Class PT2-II-21A           (6)          $   92,924,568.65         Class PT2-II-IO-21             N/A                   N/A
Class PT2-II-21B           (7)          $   92,924,568.65                N/A                     N/A                   N/A
Class PT2-II-22A           (6)          $   38,086,596.68         Class PT2-II-IO-22             N/A                   N/A
Class PT2-II-22B           (7)          $   38,086,596.68                N/A                     N/A                   N/A
Class PT2-II-23A           (6)          $    1,062,727.22         Class PT2-II-IO-23             N/A                   N/A
Class PT2-II-23B           (7)          $    1,062,727.22                N/A                     N/A                   N/A
Class PT2-II-24A           (6)          $    1,024,673.71         Class PT2-II-IO-24             N/A                   N/A
Class PT2-II-24B           (7)          $    1,024,673.71                N/A                     N/A                   N/A
Class PT2-II-25A           (6)          $      987,983.01         Class PT2-II-IO-25             N/A                   N/A
Class PT2-II-25B           (7)          $      987,983.01                N/A                     N/A                   N/A
Class PT2-II-26A           (6)          $      952,607.28         Class PT2-II-IO-26             N/A                   N/A
Class PT2-II-26B           (7)          $      952,607.28                N/A                     N/A                   N/A
Class PT2-II-27A           (6)          $      918,511.63         Class PT2-II-IO-27             N/A                   N/A
Class PT2-II-27B           (7)          $      918,511.63                N/A                     N/A                   N/A
Class PT2-II-28A           (6)          $      885,944.72         Class PT2-II-IO-28             N/A                   N/A
Class PT2-II-28B           (7)          $      885,944.72                N/A                     N/A                   N/A
Class PT2-II-29A           (6)          $      854,247.50         Class PT2-II-IO-29             N/A                   N/A
Class PT2-II-29B           (7)          $      854,247.50                N/A                     N/A                   N/A
Class PT2-II-30A           (6)          $      823,640.98         Class PT2-II-IO-30             N/A                   N/A
Class PT2-II-30B           (7)          $      823,640.98                N/A                     N/A                   N/A
Class PT2-II-31A           (6)          $      794,131.00         Class PT2-II-IO-31             N/A                   N/A
Class PT2-II-31B           (7)          $      794,131.00                N/A                     N/A                   N/A
Class PT2-II-32A           (6)          $    1,036,247.89         Class PT2-II-IO-32             N/A                   N/A
Class PT2-II-32B           (7)          $    1,036,247.89                N/A                     N/A                   N/A
Class PT2-II-33A           (6)          $    2,924,297.07         Class PT2-II-IO-33             N/A                   N/A
Class PT2-II-33B           (7)          $    2,924,297.07                N/A                     N/A                   N/A
Class PT2-II-34A           (6)          $    2,221,382.94         Class PT2-II-IO-34             N/A                   N/A
Class PT2-II-34B           (7)          $    2,221,382.94                N/A                     N/A                   N/A
Class PT2-II-35A           (6)          $      506,994.75         Class PT2-II-IO-35             N/A                   N/A
Class PT2-II-35B           (7)          $      506,994.75                N/A                     N/A                   N/A
Class PT2-II-36A           (6)          $      490,489.08         Class PT2-II-IO-36             N/A                   N/A
Class PT2-II-36B           (7)          $      490,489.08                N/A                     N/A                   N/A
Class PT2-II-37A           (6)          $      474,500.33         Class PT2-II-IO-37             N/A                   N/A
Class PT2-II-37B           (7)          $      474,500.33                N/A                     N/A                   N/A
Class PT2-II-38A           (6)          $      459,013.27         Class PT2-II-IO-38             N/A                   N/A
Class PT2-II-38B           (7)          $      459,013.27                N/A                     N/A                   N/A
Class PT2-II-39A           (6)          $      444,013.51         Class PT2-II-IO-39             N/A                   N/A
Class PT2-II-39B           (7)          $      444,013.51                N/A                     N/A                   N/A
Class PT2-II-40A           (6)          $      429,493.97         Class PT2-II-IO-40             N/A                   N/A
Class PT2-II-40B           (7)          $      429,493.97                N/A                     N/A                   N/A
Class PT2-II-41A           (6)          $      415,426.02         Class PT2-II-IO-41             N/A                   N/A
Class PT2-II-41B           (7)          $      415,426.02                N/A                     N/A                   N/A
Class PT2-II-42A           (6)          $      401,800.23         Class PT2-II-IO-42             N/A                   N/A
Class PT2-II-42B           (7)          $      401,800.23                N/A                     N/A                   N/A
Class PT2-II-43A           (6)          $      388,605.82         Class PT2-II-IO-43             N/A                   N/A
Class PT2-II-43B           (7)          $      388,605.82                N/A                     N/A                   N/A
Class PT2-II-44A           (6)          $      375,829.84         Class PT2-II-IO-44             N/A                   N/A
Class PT2-II-44B           (7)          $      375,829.84                N/A                     N/A                   N/A
Class PT2-II-45A           (6)          $      363,459.76         Class PT2-II-IO-45             N/A                   N/A
Class PT2-II-45B           (7)          $      363,459.76                N/A                     N/A                   N/A
Class PT2-II-46A           (6)          $      351,483.77         Class PT2-II-IO-46             N/A                   N/A
Class PT2-II-46B           (7)          $      351,483.77                N/A                     N/A                   N/A
Class PT2-II-47A           (6)          $      339,888.92         Class PT2-II-IO-47             N/A                   N/A
Class PT2-II-47B           (7)          $      339,888.92                N/A                     N/A                   N/A
Class PT2-II-48A           (6)          $      328,664.05         Class PT2-II-IO-48             N/A                   N/A
Class PT2-II-48B           (7)          $      328,664.05                N/A                     N/A                   N/A
Class PT2-II-49A           (6)          $      317,798.03         Class PT2-II-IO-49             N/A                   N/A
Class PT2-II-49B           (7)          $      317,798.03                N/A                     N/A                   N/A
Class PT2-II-50A           (6)          $      307,279.90         Class PT2-II-IO-50             N/A                   N/A
Class PT2-II-50B           (7)          $      307,279.90                N/A                     N/A                   N/A
Class PT2-II-51A           (6)          $      297,099.03         Class PT2-II-IO-51             N/A                   N/A
Class PT2-II-51B           (7)          $      297,099.03                N/A                     N/A                   N/A
Class PT2-II-52A           (6)          $      287,245.10         Class PT2-II-IO-52             N/A                   N/A
Class PT2-II-52B           (7)          $      287,245.10                N/A                     N/A                   N/A
Class PT2-II-53A           (6)          $      277,708.07         Class PT2-II-IO-53             N/A                   N/A
Class PT2-II-53B           (7)          $      277,708.07                N/A                     N/A                   N/A
Class PT2-II-54A           (6)          $    7,882,863.45         Class PT2-II-IO-54             N/A                   N/A
Class PT2-II-54B           (7)          $    7,882,863.45                N/A                     N/A                   N/A
Class PT2-II-IO-2          (4)                      (4)                  N/A               Class PT1-II-2A        November 2005
Class PT2-II-IO-3          (4)                      (4)                  N/A               Class PT1-II-3A        December 2005
Class PT2-II-IO-4          (4)                      (4)                  N/A               Class PT1-II-4A         January 2006
Class PT2-II-IO-5          (4)                      (4)                  N/A               Class PT1-II-5A        February 2006
Class PT2-II-IO-6          (4)                      (4)                  N/A               Class PT1-II-6A          March 2006
Class PT2-II-IO-7          (4)                      (4)                  N/A               Class PT1-II-7A          April 2006
Class PT2-II-IO-8          (4)                      (4)                  N/A               Class PT1-II-8A           May 2006
Class PT2-II-IO-9          (4)                      (4)                  N/A               Class PT1-II-9A          June 2006
Class PT2-II-IO-10         (4)                      (4)                  N/A               Class PT1-II-10A         July 2006
Class PT2-II-IO-11         (4)                      (4)                  N/A               Class PT1-II-11A        August 2006
Class PT2-II-IO-12         (4)                      (4)                  N/A               Class PT1-II-12A       September 2006
Class PT2-II-IO-13         (4)                      (4)                  N/A               Class PT1-II-13A        October 2006
Class PT2-II-IO-14         (4)                      (4)                  N/A               Class PT1-II-14A       November 2006
Class PT2-II-IO-15         (4)                      (4)                  N/A               Class PT1-II-15A       December 2006
Class PT2-II-IO-16         (4)                      (4)                  N/A               Class PT1-II-16A        January 2007
Class PT2-II-IO-17         (4)                      (4)                  N/A               Class PT1-II-17A       February 2007
Class PT2-II-IO-18         (4)                      (4)                  N/A               Class PT1-II-18A         March 2007
Class PT2-II-IO-19         (4)                      (4)                  N/A               Class PT1-II-19A         April 2007
Class PT2-II-IO-20         (4)                      (4)                  N/A               Class PT1-II-20A          May 2007
Class PT2-II-IO-21         (4)                      (4)                  N/A               Class PT1-II-21A         June 2007
Class PT2-II-IO-22         (4)                      (4)                  N/A               Class PT1-II-22A         July 2007
Class PT2-II-IO-23         (4)                      (4)                  N/A               Class PT1-II-23A        August 2007
Class PT2-II-IO-24         (4)                      (4)                  N/A               Class PT1-II-24A       September 2007
Class PT2-II-IO-25         (4)                      (4)                  N/A               Class PT1-II-25A        October 2007
Class PT2-II-IO-26         (4)                      (4)                  N/A               Class PT1-II-26A       November 2007
Class PT2-II-IO-27         (4)                      (4)                  N/A               Class PT1-II-27A       December 2007
Class PT2-II-IO-28         (4)                      (4)                  N/A               Class PT1-II-28A        January 2008
Class PT2-II-IO-29         (4)                      (4)                  N/A               Class PT1-II-29A       February 2008
Class PT2-II-IO-30         (4)                      (4)                  N/A               Class PT1-II-30A         March 2008
Class PT2-II-IO-31         (4)                      (4)                  N/A               Class PT1-II-31A         April 2008
Class PT2-II-IO-32         (4)                      (4)                  N/A               Class PT1-II-32A          May 2008
Class PT2-II-IO-33         (4)                      (4)                  N/A               Class PT1-II-33A         June 2008
Class PT2-II-IO-34         (4)                      (4)                  N/A               Class PT1-II-34A         July 2008
Class PT2-II-IO-35         (4)                      (4)                  N/A               Class PT1-II-35A        August 2008
Class PT2-II-IO-36         (4)                      (4)                  N/A               Class PT1-II-36A       September 2008
Class PT2-II-IO-37         (4)                      (4)                  N/A               Class PT1-II-37A        October 2008
Class PT2-II-IO-38         (4)                      (4)                  N/A               Class PT1-II-38A       November 2008
Class PT2-II-IO-39         (4)                      (4)                  N/A               Class PT1-II-39A       December 2008
Class PT2-II-IO-40         (4)                      (4)                  N/A               Class PT1-II-40A        January 2009
Class PT2-II-IO-41         (4)                      (4)                  N/A               Class PT1-II-41A       February 2009
Class PT2-II-IO-42         (4)                      (4)                  N/A               Class PT1-II-42A         March 2009
Class PT2-II-IO-43         (4)                      (4)                  N/A               Class PT1-II-43A         April 2009
Class PT2-II-IO-44         (4)                      (4)                  N/A               Class PT1-II-44A          May 2009
Class PT2-II-IO-45         (4)                      (4)                  N/A               Class PT1-II-45A         June 2009
Class PT2-II-IO-46         (4)                      (4)                  N/A               Class PT1-II-46A         July 2009
Class PT2-II-IO-47         (4)                      (4)                  N/A               Class PT1-II-47A        August 2009
Class PT2-II-IO-48         (4)                      (4)                  N/A               Class PT1-II-48A       September 2009
Class PT2-II-IO-49         (4)                      (4)                  N/A               Class PT1-II-49A        October 2009
Class PT2-II-IO-50         (4)                      (4)                  N/A               Class PT1-II-50A       November 2009
Class PT2-II-IO-51         (4)                      (4)                  N/A               Class PT1-II-51A       December 2009
Class PT2-II-IO-52         (4)                      (4)                  N/A               Class PT1-II-52A        January 2010
Class PT2-II-IO-53         (4)                      (4)                  N/A               Class PT1-II-53A       February 2010
Class PT2-II-IO-54         (4)                      (4)                  N/A               Class PT1-II-54A         March 2010
Class PT2-R                (8)                      (8)                  N/A                     N/A                   N/A


-------------------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group I WAC Rate.


(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having an "A" in their class designation.


(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having a "B" in their class designation.


(4) Each Pooling-Tier REMIC-2 IO is an interest-only interest and does not have a principal balance but has a notional balance ("Pooling-Tier REMIC-2 IO Notional Balance") equal to the Pooling-Tier REMIC-2 Principal Amount of the Corresponding Pooling-Tier REMIC-1 Regular Interest. From the Closing Date through and including the Corresponding Actual Crossover Distribution Date, each Pooling-Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling-Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling-Tier REMIC-1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest over (ii) Swap LIBOR. After the Corresponding Actual Crossover Distribution Date, the Pooling-Tier REMIC-2 IO Interest shall not accrue interest.


(5) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group II WAC Rate.


(6) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to the Group II Mortgage Loans and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having an "A" in their class designation.


(7) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having a "B" in their class designation.


(8) The Class PT2-R Interest shall not have a principal balance and shall not bear interest.

         On each Distribution Date, the interest distributable in respect of the Mortgage Loans from the related Loan Group for such Distribution Date shall be distributed to the Pooling-Tier REMIC-2 Regular Interests at the Pooling-Tier REMIC-2 Interest Rates shown above.

         On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans shall be allocated to the then outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to the Group I Mortgage Loans with the lowest numerical denomination until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests relating to the Group I Mortgage Loans with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests, until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero.

         On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans shall be allocated to the then outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to Loan Group II with the lowest numerical denomination until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests relating to the Group II Mortgage Loans with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests, until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero.

                                Lower-Tier REMIC

         The Lower-Tier REMIC shall issue the following interests, and each such interest, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-R Interest is hereby designated as the sole class of residual interest in the Lower-Tier REMIC and shall be represented by the Class R Certificates.

                                                                                                   Corresponding
                             Lower-Tier Interest                                                  Upper-Tier REMIC
 Lower-Tier REMIC Interest           Rate             Initial Lower-Tier Principal Amount         Regular Interest
--------------------------   -------------------   -----------------------------------------      ----------------
Class LT-A-1                         (1)           1/2 initial Class Certificate Balance of               A-1
                                                   Corresponding Upper-Tier Regular Interest
Class LT-A-2a                        (1)           1/2 initial Class Certificate Balance of               A-2a
                                                   Corresponding Upper-Tier Regular Interest
Class LT-A-2b                        (1)           1/2 initial Class Certificate Balance of               A-2b
                                                   Corresponding Upper-Tier Regular Interest
Class LT-A-2c                        (1)           1/2 initial Class Certificate Balance of               A-2c
                                                   Corresponding Upper-Tier Regular Interest
Class LT-M-1                         (1)           1/2 initial Class Certificate Balance of               M-1
                                                   Corresponding Upper-Tier Regular Interest
Class LT-M-2                         (1)           1/2 initial Class Certificate Balance of               M-2
                                                   Corresponding Upper-Tier Regular Interest
Class LT-M-3                         (1)           1/2 initial Class Certificate Balance of               M-3
                                                   Corresponding Upper-Tier Regular Interest
Class LT-M-4                         (1)           1/2 initial Class Certificate Balance of               M-4
                                                   Corresponding Upper-Tier Regular Interest
Class LT-M-5                         (1)           1/2 initial Class Certificate Balance of               M-5
                                                   Corresponding Upper-Tier Regular Interest
Class LT-M-6                         (1)           1/2 initial Class Certificate Balance of               M-6
                                                   Corresponding Upper-Tier Regular Interest
Class LT-B-1                         (1)           1/2 initial Class Certificate Balance of               B-1
                                                   Corresponding Upper-Tier Regular Interest
Class LT-B-2                         (1)           1/2 initial Class Certificate Balance of               B-2
                                                   Corresponding Upper-Tier Regular Interest
Class LT-B-3                         (1)           1/2 initial Class Certificate Balance of               B-3
                                                   Corresponding Upper-Tier Regular Interest
Class LT-Accrual                     (1)           1/2 Pool Stated Principal Balance plus 1/2             N/A
                                                   Subordinated Amount, less the aggregate
                                                   initial Lower-Tier Principal Amount of
                                                   Class LT-Group I and Class LT Group II
Class LT-Group I                     (2)           0.001% aggregate Stated Principal Balance              N/A
                                                   of Group I Mortgage Loans(4)
Class LT-Group II                    (3)           0.001% aggregate Stated Principal Balance              N/A
                                                   of Group II Mortgage Loans(4)
Class LT-IO                          (5)                              (5)                                 N/A
Class LT-R                           (6)                              (6)                                 N/A

-----------------------------

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests).

(2) The interest rate with respect to any Distribution Date for the Class LT-Group I Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to the Group I Mortgage Loans.

(3) The interest rate with respect to any Distribution Date for the Class LT-Group II Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to the Group II Mortgage Loans.

(4) For all Distribution Dates, the Lower-Tier Principal Amount of these Lower-Tier Regular Interests shall be rounded to eight decimal places.

(5) This Lower-Tier Regular Interest is an interest-only interest and does not have a Lower-Tier Principal Amount. On each Distribution Date, this Lower-Tier Regular Interest shall be entitled tbo receive all interest distributable on the Pooling-Tier REMIC-2 IO Interests.

(6) The Class LT-R Interest is the sole class of residual interest in the Lower-Tier REMIC and it does not have a principal amount or an interest rate.

         Each Lower-Tier Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-A-1, Class LT-A-2a, Class LT-A-2b, Class LT-A-2c, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-B-1, Class LT-B-2 and Class LT-B-3 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes").

         On each Distribution Date, 50% of the increase in the Subordinated Amount shall be payable as a reduction of the Lower-Tier Principal Amount of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Subordinated Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and shall be accrued and added to the Lower-Tier Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower-Tier Principal Amount of the Class LT-Accrual Interest shall not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Subordinated Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Subordinated Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans and all Subsequent Recoveries allocable to principal shall be allocated (i) 50% to the Class LT-Accrual Interest, the Class LT-Group I Interest and Class LT-Group II Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below) and (ii) 50% to the LT-Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Subordinated Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower-Tier Principal Amount of each of the LT-Accretion Directed Classes is equal to 50% of the Class Certificate Balance of their Corresponding Class, and (ii) the Class LT-Accrual Interest, the Class LT-Group I Interest and the Class LT-Group II Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below) is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Subordinated Amount. Any increase in the Class Certificate Balance of a Class of Offered Certificates as a result of a Subsequent Recovery shall increase the Lower-Tier Principal Amount of the Corresponding Lower-Tier Regular Interest by 50% of such increase, and the remaining 50% of such increase shall increase the Lower-Tier Principal Amount of the Class LT-Accrual Interest, the Class LT-Group I Interest and the Class LT-Group II Interest (such increase shall be further allocated among such Lower-Tier Regular Interests in the manner described below). As among the Class LT-Accrual Interest, the Class LT-Group I Interest and the Class LT-Group II Interest, all payments of scheduled principal and prepayments of principal generated by the Mortgage Loans, all Subsequent Recoveries and all Realized Losses, allocable to such Lower-Tier Regular Interests and all increases in the Lower-Tier Principal Amount of such Lower-Tier Regular Interests as a result of Subsequent Recoveries shall be allocated (i) to the Class LT-Group I Interest and the Class LT-Group II Interest, each from the related Loan Group so that their respective Lower-Tier Principal Amounts (computed to at least eight decimal places) are equal to 0.001% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group and (ii) the remainder to the Class LT-Accrual Interest.

                                Upper-Tier REMIC

         The Upper-Tier REMIC shall issue the following interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC. The Class UT-R Interest is hereby designated as the sole class of residual interests in the Upper-Tier REMIC and shall be represented by the Class R Certificates.

                                        Upper-Tier                Initial Principal         Corresponding Class of
  Upper-Tier REMIC Interest            Interest Rate              Upper-Tier Amount              Certificates
-----------------------------         ---------------            -------------------       ------------------------
Class A-1                                   (1)                    $   441,470,000                 Class A-1
Class A-2a                                  (2)                    $   462,278,000                Class A-2a
Class A-2b                                  (2)                    $   145,000,000                Class A-2b
Class A-2c                                  (2)                    $   115,000,000                Class A-2c
Class M-1                                   (3)                    $    53,540,000                 Class M-1
Class M-2                                   (3)                    $    49,822,000                 Class M-2
Class M-3                                   (3)                    $    31,232,000                 Class M-3
Class M-4                                   (3)                    $    26,770,000                 Class M-4
Class M-5                                   (3)                    $    24,539,000                 Class M-5
Class M-6                                   (3)                    $    23,052,000                 Class M-6
Class B-1                                   (3)                    $    20,821,000                 Class B-1
Class B-2                                   (3)                    $    19,333,000                 Class B-2
Class B-3                                   (3)                    $    15,616,000                 Class B-3
Class IO                                    (4)                          (2)                          N/A
Class X                                     (5)                          (3)                        Class X
Class UT-R                                  (6)                          (4)                        Class R

-----------------

(1) For any Distribution Date (and the related Interest Accrual Period) this interest shall bear interest at the least of (i) the Pass-Through Rate (determined without regard to the Loan Group I Cap or WAC Cap) for the Corresponding Class of Certificates, (ii) the Lower-Tier Interest Rate for the Class LT-Group I Interest (the "Upper-Tier REMIC Loan Group I Rate") and (ii) the Upper-Tier REMIC WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period) this interest shall bear interest at the least of (i) the Pass-Through Rate (determined without regard to the Loan Group II Cap or WAC Cap) for the Corresponding Class of Certificates, (ii) the Lower-Tier Interest Rate for the Class LT-Group II Interest (the "Upper-Tier REMIC Loan Group II Rate") and (ii) the Upper-Tier REMIC WAC Rate.

(3) For any Distribution Date (and the related Interest Accrual Period) this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the WAC Cap) for the Corresponding Class of Certificates and (ii) the Upper-Tier REMIC WAC Rate.

(4) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class IO Interest shall be entitled to receive all interest distributable on the Class LT-IO Interest. This interest shall be beneficially owned by the holders of the Class X Certificates and shall be held as an asset of the Swap Account.

(5) The Class X Interest has an initial principal balance of $58,745,856 but will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class X Interest shall have a notional principal balance equal to the aggregate of the Lower-Tier Principal Amounts of the Lower-Tier Regular Interests (other than the Class LT-IO Interest) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the Upper-Tier REMIC WAC Rate over the product of (i) 2 and (ii) the weighted average of the Lower-Tier Interest Rates of the Lower-Tier REMIC Interests (other than the Class LT-IO Interest), where the Lower-Tier Interest Rate on each of the Class LT-Accrual Interest, Class LT-Group I Interest and Class LT-Group II Interest is subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Upper-Tier Interest Rate on its Corresponding Class of Upper-Tier Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class X Interest shall be deferred in an amount equal to any increase in the Subordinated Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(6) The Class UT-R Interest does not have an interest rate or a principal balance.

         On each Distribution Date, interest distributable in respect of the Lower-Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper-Tier REMIC at the rates shown above, provided that the Class IO Interest shall be entitled to receive interest before any other interest in the Upper-Tier REMIC.

         On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper-Tier Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Corresponding Class of Certificates as of such Distribution Date.

                                The Certificates
                                ----------------

Class Designation          Class Pass-Through Rate    Class Certificate Balance
-----------------          -----------------------    -------------------------
Class A-1                            (1)                 $    441,470,000
Class A-2a                           (2)                 $    462,278,000
Class A-2b                           (3)                 $    145,000,000
Class A-2c                           (4)                 $    115,000,000
Class M-1                            (5)                 $     53,540,000
Class M-2                            (5)                 $     49,822,000
Class M-3                            (5)                 $     31,232,000
Class M-4                            (5)                 $     26,770,000
Class M-5                            (5)                 $     24,539,000
Class M-6                            (5)                 $     23,052,000
Class B-1                            (5)                 $     20,821,000
Class B-2                            (5)                 $     19,333,000
Class B-3                            (5)                 $     15,616,000
Class X                              (6)                 $              0 (6)
Class R                              (7)                 $              0 (7)

-------------------------

(1) The Class A-1 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group I Cap and (iii) the WAC Cap or
         (b) after the Optional Termination Date, the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group I Cap and (iii) the WAC Cap.

(2) The Class A-2a Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group II Cap and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group II Cap and
         (iii) the WAC Cap.

(3) The Class A-2b Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group II Cap and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group II Cap and
         (iii) the WAC Cap.

(4) The Class A-2c Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group II Cap and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group II Cap and
         (iii) the WAC Cap.

(5) The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Interests will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) LIBOR plus the applicable Pass-Through Margin, and (ii) the WAC Cap or (b) after the Optional Termination Date, the lesser of (i) LIBOR plus the applicable Pass-Through Margin, and (ii) the WAC Cap.

(6) The Class X Certificates will represent beneficial ownership of the Class X Interest, the Class IO Interest, the Interest Rate Swap Agreement, the right to Class IO Shortfalls and amounts in the Excess Reserve Fund Account and the Swap Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk CarryForward Amounts and amounts in the Swap Account subject to the obligation to make Net Swap Payments and Basis Risk CarryForward Amounts. For federal income tax purposes, the Trustee will treat a Class X Certificateholder's obligation to make payments from the Excess Reserve Fund Account or the Swap Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders in favor of each Class of Offered Certificates. Such rights of the Class X Certificateholders and Offered Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(7) The Class UT-R Interest does not have an interest rate or a principal balance.

(8) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper-Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account and the Swap Account in respect of any Basis Risk CarryForward Amounts. Each of these Certificates will also be subject to the obligation to pay Class IO Shortfalls as described in Section 8.13. For federal income tax purposes, any amount distributed on the Offered Certificates on any such Distribution Date in excess of the amount distributable on their Corresponding Class of Upper-Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Swap Account, as applicable, and any amount distributable on such Corresponding Class of Upper-Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Offered Certificates on such Distribution Date shall be treated as having been paid to the Swap Account, all pursuant to, and as further provided in, Section 8.13. For federal income tax purposes, the Trustee will treat a Certificateholder's right to receive payments from the Excess Reserve Fund Account or the Swap Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders.

         The minimum denomination for each Class of Certificates, other than the Class P, Class R and the Class X Certificates, will be $25,000 with integral multiples of $1 in excess thereof. The minimum denomination for the Class P and the Class X Certificates will each be a 1% Percentage Interest in such Class. The Class R Certificate will represent a 100% Percentage Interest in such Class.

         It is expected that each Class of Certificates will receive its final distribution of principal and interest on or prior to the Final Scheduled Distribution Date.

         Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates..........................              All Classes of Certificates other than the Physical
                                                               Certificates.

Class A Certificates.............................              Class A-1, Class A-2a, Class A-2b and Class A-2c
                                                               Certificates.

Delay Certificates...............................              None.

ERISA-Restricted Certificates....................              Class R Certificates, Class P Certificates and
                                                               Class X Certificates; any certificate with a rating
                                                               below the lowest applicable permitted rating under the
                                                               Underwriters' Exemption.

LIBOR Certificates...............................              Class A and Subordinated Certificates.

Non-Delay Certificates...........................              Class A, Class X and Subordinated Certificates.

Offered Certificates.............................              LIBOR Certificates.

Physical Certificates............................              Class P, Class X and Class R Certificates.

Private Certificates.............................              Class P, Class X and Class R Certificates.

Rating Agencies..................................              Fitch, Moody's and Standard & Poor's.

Regular Certificates.............................              All Classes of Certificates other than the Class P
                                                               and Class R Certificates.

Residual Certificates............................              Class R Certificates.

Subordinated Certificates........................              Class M-1, Class M-2, Class M-3, Class M-4,
                                                               Class M-5, Class M-6, Class B-1, Class B-2 and Class
                                                               B-3 Certificates.


                                    ARTICLE I

                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01(a) of this Agreement.

         Account: Any of the Collection Accounts, the Distribution Account, any Escrow Account or the Excess Reserve Fund Account. Each Account shall be an Eligible Account.

         Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of LIBOR Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.02.

         Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan.

         Adjusted Net Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Expense Fee Rate.

         Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Due Date on which the related Mortgage Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Rate adjusts as set forth in the related Mortgage Note.

         Advance: Any P&I Advance or Servicing Advance.

         Advance Facility: A financing or other facility as described in Section 10.07.

         Advancing Person: The Person to whom any Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 10.07.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

         Amount Held for Future Distribution: As to the Certificates on any Distribution Date, the aggregate amount held in each Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

         Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

         Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

         Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received by the Servicers on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received by the Servicers during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);
(iii) all partial or full prepayments on the Mortgage Loans received by the Servicers during the related Prepayment Period together with all Compensating Interest, if applicable, thereon (excluding any Prepayment Charges); (iv) all Substitution Adjustment Amounts with respect to the substitutions of Mortgage Loans that occur with respect to such Distribution Date; (v) amounts received with respect to such Distribution Date as the Repurchase Price in respect of a Mortgage Loan repurchased with respect to such Distribution Date; (vi) the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01; and (vii) the Closing Date Deposit Amount; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicers, the Depositor, the Trustee or the Custodians are entitled to be paid or reimbursed pursuant to this Agreement.

         Balloon Loan: Any Mortgage Loan that requires only payments of interest until the stated maturity date of the Mortgage Loan or Scheduled Payments of principal which (not including the payment due on its stated maturity date) are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

         Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Subordinated Amount, if any, for such Distribution Date.

         Basis Risk CarryForward Amount: With respect to each Class of Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of LIBOR Certificates is based upon a Loan Group Cap or the WAC Cap, the excess of (i) the Accrued Certificate Interest Distribution Amount such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to any Loan Group Cap or WAC Cap (that is, had such rate been calculated as the sum of LIBOR and the applicable Pass-Through Margin on such Class of Certificates for such Distribution Date and the resulting amount being reduced by allocated Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls) over (ii) the Accrued Certificate Interest Distribution Amount received on such Distribution Date such Class of Certificates at, with respect to each Class of Group I Class A Certificates, the lesser of the Loan Group I Cap or the WAC Cap, with respect to each Class of Group II Class A Certificates, the lesser of the Loan Group II Cap or the WAC Cap, and with respect to each other Class of LIBOR Certificates, the WAC Cap, as applicable, for such Distribution Date and (B) the Basis Risk CarryForward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the sum of LIBOR and the applicable Pass-Through Margin for such Class of Certificates for such Distribution Date.

         Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk CarryForward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for Basis Risk Payments from the Excess Reserve Fund Account or any Swap Termination Payment).

         Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

         Book-Entry Certificates: As specified in the Preliminary Statement.

         Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of Arizona, New York, California, Texas, Maryland, Minnesota, New Jersey or Delaware or the Commonwealth of Pennsylvania, (b) a State in which any Servicer's servicing operations are located, or (c) the State in which the Trustee's operations are located, are authorized or obligated by law or executive order to be closed.

         Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

         Certificate Balance: With respect to any Class of Certificates, other than the Class X, Class P or Class R Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Certificates, reduced by any Applied Realized Loss Amounts allocated to such Class of Certificates pursuant to Section 4.05; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of the Unpaid Realized Loss Amount for such Class or Classes for such Distribution Date). The Class X, Class P and Class R Certificates have no Certificate Balance.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

         Certificate Register: The register maintained pursuant to Section 5.02.

         Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

         Certification: As defined in Section 8.12.

         Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

         Class A Certificate Group: The Group I Class A Certificates or the Group II Class A Certificates, as applicable.

         Class A Certificates: The Group I Class A Certificates and the Group II Class A Certificates.

         Class A Principal Allocation Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, determined as follows: (A) with respect to the Group I Class A Certificates, a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date and (B) with respect to the Group II Class A Certificates, a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

         Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 56.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $7,436,094.

         Class A-1 Certificates: All Certificates bearing the class designation of "Class A-1".

         Class A-2a Certificates: All Certificates bearing the class designation of "Class A-2a".

         Class A-2b Certificates: All Certificates bearing the class designation of "Class A-2b".

         Class A-2c Certificates: All Certificates bearing the class designation of "Class A-2c".

         Class B Certificates: The Class B-1, Class B-2 and Class B-3 Certificates.

         Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1".

         Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date) and (H) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 87.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $7,436,094.

         Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2".

         Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (H) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), and (I) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 90.00% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $7,436,094.

         Class B-3 Certificates: All Certificates bearing the class designation of "Class B-3".

         Class B-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (H) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (I) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date) and (J) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 92.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $7,436,094.

         Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

         Class IO Interest:  As specified in the Preliminary Statement.

         Class IO Shortfalls: As defined in Section 8.13. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable to the Class X Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than Defaulted Swap Termination Payments) in excess of the amount payable on the Class X Interest (prior to any reduction for Basis Risk Payments or Swap Termination Payments) on such Distribution Date, all as further provided in Section 8.13.

         Class LT-R Interest: The residual interest in the Lower-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

         Class M Certificates: The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

         Class M Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B Certificates (other than the Class M-1 Certificates) and (ii) the Subordinated Amount, in each case after taking into account the distributions of the related Principal Distribution Amount and any principal payments on those Classes of Certificates from the Swap Account on that Distribution Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date.

         Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1".

         Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 63.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $7,436,094.

         Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2".

         Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 70.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $7,436,094.

         Class M-3 Certificates: All Certificates bearing the class designation of "Class M-3".

         Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date) and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 74.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $7,436,094.

         Class M-4 Certificates: All Certificates bearing the class designation of "Class M-4".

         Class M-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), and (E) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 78.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $7,436,094.

         Class M-5 Certificates: All Certificates bearing the class designation of "Class M-5".

         Class M-5 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date) and (F) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 81.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $7,436,094.

         Class M-6 Certificates: All Certificates bearing the class designation of "Class M-6".

         Class M-6 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date) and (G) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 84.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $7,436,094.

         Class P Certificates: All Certificates bearing the class designation of "Class P".

         Class PT1-R Interest: The residual interest in Pooling-Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

         Class PT2-R Interest: The residual interest in Pooling-Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

         Class R Certificates: All Certificates bearing the class designation of "Class R".

         Class UT-R Interest: The residual interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

         Class X Certificates: All Certificates bearing the class designation of "Class X".

         Class X Distributable Amount: On any Distribution Date, the sum of (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus, without duplication, (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as a Subordination Reduction Amount, minus (iii) any amounts paid from the Excess Reserve Fund Account to pay any Basis Risk CarryForward Amount or any Swap Termination Payment.

         Class X Interest: The Upper-Tier Regular Interest represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

         Closing Date:  October 28, 2005.

         Closing Date Deposit Amount: $468,939.94 (all of which is allocable to principal) deposited by the Depositor into the Distribution Account on the Closing Date. $267,857.42 of the Closing Date Deposit Amount shall be attributable to the Group I Mortgage Loans and $201,082.52 of the Closing Date Deposit Amount shall be attributable to the Group II Mortgage Loans.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Collection Account: As defined in Section 3.10(a).

         Combined Loan to Value Ratio or CLTV: As of any date and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan and
(ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value as determined pursuant to the Underwriting Guidelines of the related Mortgaged Property as of the origination of the Second Lien Mortgage Loan.

         Compensating Interest: For any Distribution Date, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to all voluntary Principal Prepayments in Full (excluding any payments made upon liquidation of any Mortgage Loan) (or, in the case of HomEq, the amount by which such Prepayment Interest Shortfall exceeds all Prepayment Interest Excesses for such Distribution Date) on the Mortgage Loans serviced by the applicable Servicer and (b) the amount of the aggregate Servicing Fee paid to or retained by the applicable Servicer for such Distribution Date.

         Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

         Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

         Corporate Trust Office: The designated office of the Trustee in the State of Maryland at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located (i) for purposes of Certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager--MSAC 2005-HE5, facsimile no. (410) 715- 2380, and which is the address to which notices to and correspondence with the Trustee should be directed.

         Corresponding Actual Crossover Distribution Date: For each Pooling-Tier REMIC-2 IO Interest, the related Corresponding Scheduled Crossover Distribution Date, unless on such date two times the aggregate Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is less than the scheduled swap notional amount (taking into account the use of the multiplier) of the Interest Rate Swap Agreement applicable for such Distribution Date, in which case the Corresponding Actual Crossover Distribution Date for such Pooling-Tier REMIC-2 IO Interest shall be the first Distribution Date thereafter on which two times the aggregate of the Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is greater than or equal to the scheduled swap notional amount (taking into account the use of the multiplier) of the Interest Rate Swap Agreement.

         Corresponding Class: The class of interests in the Lower-Tier REMIC or Upper-Tier REMIC that corresponds to the class of interests in the other such REMIC or to a Class of Certificates in the manner set out below:

                                   Corresponding
Corresponding Lower-Tier         Upper-Tier Regular      Corresponding Class of
   Class Designation                  Interest                Certificates
------------------------         ------------------      ----------------------
  Class LT-A-1                      Class A-1                 Class A-1
  Class LT-A-2a                     Class A-2a                Class A-2a
  Class LT-A-2b                     Class A-2b                Class A-2b
  Class LT-A-2c                     Class A-2c                Class A-2c
  Class LT-M-1                      Class M-1                 Class M-1
  Class LT-M-2                      Class M-2                 Class M-2
  Class LT-M-3                      Class M-3                 Class M-3
  Class LT-M-4                      Class M-4                 Class M-4
  Class LT-M-5                      Class M-5                 Class M-5
  Class LT-M-6                      Class M-6                 Class M-6
  Class LT-B-1                      Class B-1                 Class B-1
  Class LT-B-2                      Class B-2                 Class B-2
  Class LT-B-3                      Class B-3                 Class B-3
          N/A                       Class X                   Class X

         Corresponding Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

         Corresponding Pooling-Tier REMIC-2 IO Interest: As described in the Preliminary Statement.

         Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Pooling-Tier REMIC-2 IO Interest.

         Cumulative Loss Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the Cut-off Date Pool Principal Balance of the Mortgage Loans.

         Cumulative Loss Trigger Event: With respect to any Distribution Date, a Cumulative Loss Trigger Event exists if the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance exceeds the applicable cumulative loss percentages set forth below with respect to such Distribution Date:

     Distribution Date Occurring In                               Cumulative Loss Percentage
-----------------------------------------         -------------------------------------------------------------------
November 2007 through October 2008                1.500% for the first month, plus an additional 1/12th of 1.85% for each month thereafter (e.g., 2.425% in May 2008)
November 2008 through October 2009                3.350% for the first month, plus an additional 1/12th of 1.90% for each month thereafter (e.g., 4.300% in May 2009)
November 2009 through October 2010                5.250% for the first month, plus an additional 1/12th of 1.50% for each month thereafter (e.g., 6.000% in May 2010)
November 2010 through October 2011                6.750% for the first month, plus an additional 1/12th of 0.75% for each month thereafter (e.g., 7.125% in May 2011)
November 2011 and thereafter                      7.500%

         Custodial File: With respect to each Mortgage Loan, the file retained by the Trustee or the applicable Custodian, as applicable, consisting of items
(i) - (viii) as listed on Exhibit K hereto.

         Custodian: Wells Fargo, LaSalle and Deutsche Bank, and their respective successors in interest. When the term "Custodian" is used in this Agreement in connection with custodial responsibilities with respect to the Mortgage Loans, "Custodian" shall mean the Person identified as the Custodian of such Mortgage Loan on the Mortgage Loan Schedule.

         Custodian Fee: With respect to each Distribution Date, the aggregate amount of fees and expenses that each Custodian is entitled to receive, pursuant to the fee schedule related to the Wells Fargo Mortgage Loans, the LaSalle Mortgage Loans or the Deutsche Bank Mortgage Loans, as applicable, to which the Depositor and the applicable Custodian have previously agreed, for custodial services rendered with respect to the Wells Fargo Mortgage Loans, the LaSalle Mortgage Loans or the Deutsche Bank Mortgage Loans, as applicable, during the related Due Period. The Custodian shall inform the Trustee of each Custodian Fee on or prior to the related Determination Date pursuant to Section 3.07(h).

         Custodian Fee Rate: As to any Distribution Date, the applicable Custodian Fee for such Distribution Date, converted to a per annum rate on (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Interest Accrual Period and (ii) with respect to the Determination Date in November 2005 only, the portion of the Closing Date Deposit Amount allocable to principal (calculated on an actual/360 basis).

         Cut-off Date: October 1, 2005.

         Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date plus the portion of the Closing Date Deposit Amount allocable to principal.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

         Data Tape Information: The information provided by the Originators as of the Cut-off Date to the Depositor or the Purchaser setting forth the following information with respect to each Mortgage Loan: (1) the Mortgagor's name; (2) as to each Mortgage Loan, the Scheduled Principal Balance as of the Cut-off Date; (3) the Mortgage Rate Cap; (4) the Index; (5) a code indicating whether the Mortgaged Property is owner occupied; (6) the type of Mortgaged Property; (7) the first date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (8) the "paid through date" based on payments received from the related Mortgagor; (9) the original principal amount of the Mortgage Loan; (10) with respect to Adjustable Rate Mortgage Loans, the Maximum Mortgage Rate; (11) the type of Mortgage Loan (i.e., Fixed Rate or Adjustable Rate Mortgage Loan, First Lien Mortgage Loan or Second Lien Mortgage Loan); (12) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take out refinance); (13) a code indicating the documentation style (i.e., full, asset verification, income verification and no documentation); (14) the credit risk score (FICO score); (15) the loan credit grade classification (as described in the underwriting guidelines); (16) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate; (17) the Mortgage Rate at origination; (18) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;
(19) the value of the Mortgaged Property; (20) a code indicating the type of Prepayment Charges applicable to such Mortgage Loan (including any prepayment penalty term), if any; (21) with respect to each Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap; (22) the applicable Originator of such Mortgage Loan; (23) with respect to each First Lien Mortgage Loan, the LTV at origination, and with respect to each Second Lien Mortgage Loan, the CLTV at origination; and (24) if such Mortgage Loan is covered by a primary mortgage insurance policy or a lender-paid primary mortgage insurance policy, the primary mortgage insurance rate. With respect to the Mortgage Loans in the aggregate, the Data Tape Information shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Decision One: Decision One Mortgage Company, LLC, a California limited liability company, and its successors in interest.

         Decision One Mortgage Loans: The Mortgage Loans purchased by the Purchaser pursuant to the Decision One Purchase Agreement for which Decision One is identified as Responsible Party on the Mortgage Loan Schedule.

         Decision One Purchase Agreement: With respect to Decision One Mortgage Loans purchased by Purchaser prior to June 1, 2005 (as set forth on the Mortgage Loan Schedule), the Mortgage Loan Purchase and Warranties Agreement, dated as of October 1, 2004, and with respect to Decision One Mortgage Loans purchased by Purchaser on or after June 1, 2005 (as set forth on the Mortgage Loan Schedule), the Mortgage Loan Purchase and Warranties Agreement, dated as of June 1, 2005, in each case by and between Decision One and the Purchaser, a copy of each of which is attached hereto as Exhibit O.

         Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement )) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

         Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

         Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

         Delay Certificates: As specified in the Preliminary Statement.

         Deleted Mortgage Loan: As defined in Section 2.03.

         Delinquency Trigger Event: With respect to any Distribution Date, a Delinquency Trigger Event exists if the quotient (expressed as a percentage) of
(x) the rolling three month average of the aggregate Stated Principal Balance of 60+ Day Delinquent Mortgage Loans (including Mortgage Loans in foreclosure and Mortgage Loans related to REO Property) and (y) (1) until the aggregate Class Certificate Balance of the Class A Certificates have been reduced to zero, the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date equals or exceeds 36.75% of the prior period's Senior Enhancement Percentage and (2) after the aggregate Class Certificate Balance of the Class A Certificates have been reduced to zero, the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date equals or exceeds 44.00% of the prior period's Class M Enhancement Percentage.

         Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

         Depositor: Morgan Stanley ABS Capital I Inc., a Delaware corporation, and its successors in interest.

         Depositor Mortgage Loan: A Mortgage Loan that was purchased by Purchaser from an Originator identified on the Mortgage Loan Schedule that is not a Responsible Party, and as to which the Depositor makes certain representations and warranties in this Agreement.

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

         Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's, "F1+" by Fitch and "A-1" by Standard & Poor's (to the extent they are Rating Agencies hereunder).

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: With respect to each Distribution Date, the 18th day (or if such day is not a Business Day, the immediately preceding Business
Day) in the calendar month in which such Distribution Date occurs.

         Deutsche Bank Mortgage Loans: The Mortgage Loans for which Deutsche Bank is identified as the Custodian on the Mortgage Loan Schedule.

         Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07(d) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, National Association in trust for registered holders of Morgan Stanley ABS Capital I Inc. Trust 2005-HE5 Mortgage Pass-Through Certificates, Series 2005-HE5." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Distribution Account Deposit Date: As to any Distribution Date, 12:00 noon New York City time on the second Business Day immediately preceding such Distribution Date.

         Distribution Date: The 25th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing in November 2005.

         Document Certification and Exception Report: The report attached to Exhibit F hereto.

         Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

         Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

         Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee. Each Eligible Account shall be a separate account.

         Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations or other short-term deposits of which are rated at least "P-1" by Moody's and "F1+" by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer and the Trustee) (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

         ERISA-Restricted Certificate: As specified in the Preliminary
Statement.

         Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

         Escrow Payments: As defined in Section 3.09(b).

         Event of Default: As defined in Section 7.01.

         Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.07(b) and 3.07(c) in the name of the Trustee for the benefit of the Regular Certificateholders and designated "Wells Fargo Bank, National Association in trust for registered Holders of Morgan Stanley ABS Capital I Inc. Trust 2005-HE5, Mortgage Pass-Through Certificates, Series 2005-HE5." Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

         Excess Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount on such Distribution Date over
(b) the Specified Subordinated Amount for such Distribution Date.

         Exchange Act: As defined in Section 8.12(a).

         Expense Fee Rate: As to each Mortgage Loan, a per-annum rate equal to the sum of the Servicing Fee Rate, the Trustee Fee Rate, the Custodian Fee Rate and any lender-paid primary mortgage insurance fee rate, if applicable.

         Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee, the Trustee Fee, the Custodian Fee and any lender-paid primary mortgage insurance fee, if applicable.

         Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Subordination Deficiency for such Distribution Date.

         Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

         Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the applicable Responsible Party or the Depositor, as applicable, as contemplated by this Agreement), a determination made by the applicable Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the applicable Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. Each Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

         Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date in July 2035.

         First Lien Mortgage Loan: A Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

         Fitch: Fitch, Inc., and its successors in interest. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 12.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring - Morgan Stanley ABS Capital I Inc. Trust 2005-HE5, or such other address as Fitch may hereafter furnish to the Depositor, the Trustee and the Servicers.

         Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan.

         Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

         Group I Class A Certificates:  The Class A-1 Certificates.

         Group I Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

         Group II Class A Certificates: The Class A-2a Certificates, the Class A-2b Certificates and the Class A-2c Certificates, collectively.

         Group II Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

         HomEq: HomEq Servicing Corporation, a New Jersey corporation, and its successors in interest.

         Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

         Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

         Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

         Interest Accrual Period: With respect to each Class of Non-Delay Certificates and the Corresponding Class of Lower-Tier Regular Interests and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs and ending on the day immediately preceding the current Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date). For purposes of computing interest accruals on each Class of Non-Delay Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days.

         Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Rate is adjusted.

         Interest Rate Swap Agreement: The interest rate swap agreement, dated as of the Closing Date, between Morgan Stanley Capital Services Inc. and the Trustee or any other cap agreement or swap agreement (including any related schedules) entered into by the Trustee on behalf of the Trust pursuant to
Section 2.01(d) hereof.

         Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans in a Loan Group, that portion of Available Funds attributable to interest relating to Mortgage Loans in that Loan Group.

         Investment Account: As defined in Section 3.12(a).

         Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

         Investor-Based Exemption: Any of Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers"), or any comparable exemption available under Similar Law.

         JPMorgan: JPMorgan Chase Bank, National Association, a national banking association, and its successors in interest.

         LaSalle Mortgage Loans: The Mortgage Loans for which LaSalle is identified as the Custodian on the Mortgage Loan Schedule.

         Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

         LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

         LIBOR Certificates: As specified in the Preliminary Statement.

         LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

         Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which either (a) was liquidated in the calendar month preceding the month of such Distribution Date and as to which the applicable Servicer has certified to the Trustee that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property, or (b) is a Second Lien Mortgage Loan (1) that is delinquent 180 days or longer, (2) for which the related first lien mortgage loan is not a Mortgage Loan, and (3) as to which the applicable Servicer has certified to the Trustee that it does not believe there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Second Lien Mortgage Loan.

         Liquidation Proceeds: Cash received in connection with the liquidation of a Liquidated Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

         Loan Group: The Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

         Loan Group Cap: The Loan Group I Cap or the Loan Group II Cap, as applicable.

         Loan Group I Cap: With respect to the Group I Mortgage Loans as of any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Group I Mortgage Loans minus the Swap Payment Rate, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

         Loan Group II Cap: With respect to the Group II Mortgage Loans as of any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans minus the Swap Payment Rate, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

         Loan-to-Value Ratio or LTV: With respect to any First Lien Mortgage Loan, the ratio (expressed as a percentage) of the original outstanding principal amount of the First Lien Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination, and (b) if the First Lien Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

         London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         Lower-Tier Interest Rate: As described in the Preliminary Statement.

         Lower-Tier Principal Amount: As described in the Preliminary Statement.

         Lower-Tier Regular Interest: Each of the Class LT-A-1, Class LT-A-2a, Class LT-A-2b, Class LT-A-2c, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-IO, Class LT-Group I, Class LT-Group II and Class LT-Accrual Interests as described in the Preliminary Statement.

         Lower-Tier REMIC: As described in the Preliminary Statement.

         Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the maximum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be increased during the lifetime of such Adjustable Rate Mortgage Loan.

         MERS: Mortgage Electronic Registration System, Inc.

         MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Originators have designated or will designate MERS as, and have taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Originators, in accordance with MERS Procedure Manual and (b) the Originators have designated or will designate the Trustee as the Investor on the MERS(R) System.

         MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

         MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

         Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the minimum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be decreased during the lifetime of such Adjustable Rate Mortgage Loan.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.03.

         Moody's: Moody's Investors Service, Inc., and its successors in interest. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b), the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Trustee and the Servicers.

         Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

         Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

         Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Charges, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

         Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Trustee and referred to on Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Mortgage Loan number;
(2) the city, state and zip code of the Mortgaged Property; (3) the number and type of residential units constituting the Mortgaged Property; (4) the current Mortgage Rate; (5) the current net Mortgage Rate; (6) the current Scheduled Payment; (7) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (11) with respect to each Adjustable Rate Mortgage Loan, the next Interest Rate Adjustment Date; (12) with respect to each Adjustable Rate Mortgage Loan, the lifetime Mortgage Interest Rate Cap; (13) whether the Mortgage Loan is convertible or not; (14) the Servicing Fee; (15) whether such Mortgage Loan is a Group I Mortgage Loan or a Group II Mortgage Loan; (16) the applicable Originator's name, (17) the date such Mortgage Loan was sold by the applicable Originator to the Purchaser, (18) whether such Mortgage Loan provides for a Prepayment Charge as well as the term and amount of such Prepayment Charge, if any; (19) with respect to each First Lien Mortgage Loan, the LTV at origination, and with respect to each Second Lien Mortgage Loan, the CLTV at origination; (20) the applicable Servicer's name; (21) the applicable Custodian's name; and (22) the date on which servicing of the Mortgage Loan was transferred to the applicable Servicer.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgage Rate: The annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time in the case of an Adjustable Rate Mortgage Loan.

         Mortgage Rate Caps: With respect to an Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap, the Maximum Mortgage Rate, and the Minimum Mortgage Rate for such Mortgage Loan.

         Mortgaged Property: With respect to each Mortgage Loan, the real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by the related Mortgage Note.

         Mortgagor: The obligor(s) on a Mortgage Note.

         NC Capital: NC Capital Corporation, a California corporation, and its successors in interest.

         NC Capital Mortgage Loans: The Mortgage Loans purchased by the Purchaser pursuant to the NC Capital Purchase Agreement for which NC Capital is identified as Responsible Party on the Mortgage Loan Schedule.

         NC Capital Purchase Agreement: The Second Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2003, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Amendment No. 6, dated as of October 22, 2003, December 30, 2003, January 29, 2004, July 30, 2004, June 28, 2004 and January 28, 2005,
respectively, each by and between NC Capital and the Purchaser, a copy of which (including all such amendments) is attached hereto as Exhibit P.

         Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

         Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds Compensating Interest payments made with respect to such Distribution Date.

         Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

         Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

         NIM Issuer: The entity established as the issuer of the NIM Securities.

         NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by one or more Rating Agencies.

         NIM Trustee: The trustee for the NIM Securities.

         Non-Delay Certificates: As specified in the Preliminary Statement.

         Non-Permitted Transferee: A Person other than a Permitted Transferee.

         Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the applicable Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds, or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

         Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in accordance with Accepted Servicing Practices, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise. The determination by a Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advances, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee.

         Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

         Offered Certificates: As specified in the Preliminary Statement.

         Officer's Certificate: A certificate signed by an officer of any Servicer with responsibility for the servicing of the Mortgage Loans required to be serviced by such Servicer and listed on a list delivered to the Trustee pursuant to this Agreement.

         Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for a Servicer or a Subservicer, reasonably acceptable to the Trustee (and/or such other Persons as may be set forth herein), provided that any Opinion of Counsel relating to (a) qualification of any Trust REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of such Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in such Servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with such Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

         Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance.

         Originators: The Responsible Parties, Accredited Home Lenders, Inc., a California corporation, and Fremont Investment & Loan, a California corporation.

         OTS: Office of Thrift Supervision, and any successor thereto.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

         (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

         (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

         Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the applicable Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

         Pass-Through Margin: With respect to each Class of Regular Certificates (except as set forth in the following sentence), the following percentages:
Class A-1 Certificates, 0.2400%; Class A-2a Certificates, 0.1000%; Class A-2b Certificates, 0.2500%; Class A-2c Certificates, 0.3400%; Class M-1 Certificates, 0.4200%; Class M-2 Certificates, 0.4300%; Class M-3 Certificates, 0.4500%; Class M-4 Certificates, 0.5800%; Class M-5 Certificates, 0.6200%; Class M-6 Certificates, 0.6700%; Class B-1 Certificates, 1.1000%; Class B-2 Certificates, 1.300%; and Class B-3 Certificates, 1.7500%. On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins shall increase to:
Class A-1 Certificates, 0.4800%; Class A-2a Certificates, 0.2000%; Class A-2b Certificates, 0.5000%; Class A-2c Certificates, 0.6800%; Class M-1 Certificates, 0.6300%; Class M-2 Certificates, 0.6450%; Class M-3 Certificates, 0.6750%; Class M-4 Certificates, 0.8700%; Class M-5 Certificates, 0.9300%; Class M-6 Certificates, 1.0050%; Class B-1 Certificates, 1.6500%; Class B-2 Certificates, 1.9500%; and Class B-3 Certificates, 2.6250%.

         Pass-Through Rate: For each Class of Regular Certificates, each Pooling-Tier REMIC-1 Regular Interest, each Pooling-Tier REMIC-2 Regular Interest, each Lower-Tier Regular Interest and each Upper-Tier Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

         Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

         Periodic Mortgage Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the periodic limit on each Mortgage Rate adjustment as set forth in the related Mortgage Note.

         Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by any Servicer, the Trustee or any of their respective
Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution and rated "P-1" by Moody's, "F1+" by Fitch and "A-1+" by Standard & Poor's (to the extent they are Rating Agencies hereunder and are so rated by such Rating Agency);

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds advised by the Depositor or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" by Standard & Poor's and at least "AA" by Fitch (to the extent they are Rating Agencies hereunder and are so rated by such Rating Agency); and

                  (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

         Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Physical Certificates:  As specified in the Preliminary Statement.

         Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

         Pooling-Tier Interest Rate: As specified in the Preliminary Statement.

         Pooling-Tier REMIC-1: As described in the Preliminary Statement.

         Pooling-Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

         Pooling-Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

         Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

         Pooling-Tier REMIC-1 Loan Group I WAC Rate: With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Rates for each such Mortgage Loan then in effect on the beginning of the related Due Period on the Group I Mortgage Loans, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

         Pooling-Tier REMIC-1 Loan Group II WAC Rate: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Rates for each such Mortgage Loan then in effect on the beginning of the related Due Period on the Group II Mortgage Loans, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

         Pooling-Tier REMIC-2: As described in the Preliminary Statement.

         Pooling-Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

         Pooling-Tier REMIC-2 IO Interest: Any of the Pooling-Tier REMIC-2 Regular Interests with the designation "IO" in its name.

         Pooling-Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

         Pooling-Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

         Pooling-Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

         Prepayment Charge: Any prepayment premium, penalty or charge collected by any Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment pursuant to the terms of the related Mortgage Note.

         Prepayment Interest Excess: With respect to any Distribution Date, any interest collected by HomEq with respect to any Mortgage Loan serviced by HomEq as to which a Principal Prepayment in Full occurs from the 1st day of the month through the 15th day of the month in which such Distribution Date occurs and that represents interest that accrues from the 1st day of such month to the date of such Principal Prepayment in Full.

         Prepayment Interest Shortfall: With respect to any Distribution Date, the sum of, for each Mortgage Loan that was, during the related Prepayment Period (in the case of any Mortgage Loan serviced by Countrywide or JPMorgan) or during the portion of the Prepayment Period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or from the day following the Cut-off Date, in the case of the first Distribution Date) through the last day of such month (in the case of any Mortgage Loan serviced by HomEq), the subject of a Principal Prepayment which is not accompanied by an amount equal to one month of interest that would have been due on such Mortgage Loan on the Due Date in the following month and which was applied by the applicable Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding such Due Date an amount equal to the product of (a) the Mortgage Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month in which the related Prepayment Period begins.

         Prepayment Period: With respect to any Distribution Date, either (a) in the case of any Mortgage Loan serviced by Countrywide or JPMorgan, the calendar month preceding the month in which such Distribution Date occurs, or (b) in the case of any Mortgage Loan serviced by HomEq, either (i) with respect to any voluntary Principal Prepayments in Full, the period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from and including the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs, or (ii) with respect to any voluntary partial Principal Prepayments or any involuntary Principal Prepayments, the calendar month preceding the month in which such Distribution Date occurs.

         Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

         Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Charge thereon.

         Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

         Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the Servicers on or prior to the related Determination Date or advanced by the applicable Servicer for the related Remittance Date, and all Principal Prepayments received during the related Prepayment Period; (ii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal actually collected by the Servicers during the related Prepayment Period; (iii) the portion of the Repurchase Price allocable to principal with respect to each Mortgage Loan repurchased with respect to such Distribution Date; (iv) all Substitution Adjustment Amounts allocable to principal received in connection with the substitutions of Mortgage Loans with respect to such Distribution Date;
(v) with respect to the Distribution Date in November 2005 only, the portion of the Closing Date Deposit Amount allocable to principal; and (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01 (to the extent such proceeds relate to principal).

         Private Certificates: As specified in the Preliminary Statement.

         Prospectus Supplement: The Prospectus Supplement, dated October 26, 2005, relating to the Offered Certificates.

         PTCE 95-60: As defined in Section 5.02(b).

         Purchase Agreements: Collectively, the Decision One Purchase Agreement, the WMC Purchase Agreement and the NC Capital Purchase Agreement.

         Purchaser: Morgan Stanley Mortgage Capital Inc., a New York corporation, and its successors in interest, as purchaser of the Mortgage Loans under each of the Purchase Agreements.

         Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor, the Trustee and the Servicers.

         Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the applicable Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

         Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that for any Certificate issued in definitive form, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

         Reference Bank: As defined in Section 4.04.

         Regular Certificates: As specified in the Preliminary Statement.

         Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act or any similar state statutes.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         Remittance Date: With respect to any Distribution Date, the second Business Day immediately preceding such Distribution Date.

         REO Disposition: The final sale by the applicable Servicer of any REO Property.

         REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

         REO Mortgage Loan: A Mortgage Loan where title to the related Mortgaged Property has been obtained by the applicable Servicer in the name of the Trustee on behalf of the Certificateholders.

         REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Repurchase Price: With respect to any Mortgage Loan repurchased by the Depositor or a Responsible Party, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid and distributed to the Trustee to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all costs and expenses incurred by the Trustee arising out of or based upon such breach, including without limitation, costs and expenses relating to the Trustee's enforcement of the repurchase obligation of the Depositor or such Responsible Party hereunder. In addition to the Repurchase Price, each Responsible Party is obligated to make certain indemnification payments for material breaches of representations and warranties as further set forth in
Section 2.03(n) in this Agreement.

         Request for Release: The Request for Release submitted by the applicable Servicer to the Trustee or the applicable Custodian, as applicable, substantially in the form of Exhibit J.

         Residual Certificates:  As specified in the Preliminary Statement.

         Responsible Officer: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate, or any other officer of the Trustee, customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

         Responsible Parties:  Decision One, WMC and NC Capital.

         Rule 144A Letter: As defined in Section 5.02(b).

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

         Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

         Securities Act: The Securities Act of 1933, as amended.

         Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Subordinated Amount, in each case after taking into account the distribution of the Principal Distribution Amount and any principal payments on those Classes of Certificates from the Swap Account on that Distribution Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

         Senior Specified Enhancement Percentage: As of any date of determination, 43.50%.

         Servicer: Countrywide, JPMorgan or HomEq, and if a successor Servicer to any is appointed hereunder, such successor. When the term "Servicer" is used in this Agreement in connection with the administration of servicing obligations with respect to any Mortgage Loan, Mortgaged Property, REO Property or Mortgage File, "Servicer" shall mean the Person identified as the Servicer of such Mortgage Loan on the Mortgage Loan Schedule.

         Servicer Remittance Report: As defined in Section 4.03(d).

         Servicing Advances: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the applicable Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property,
(ii) any enforcement, administrative or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.13 and 3.15. The Servicing Advances shall also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the applicable Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. None of the Servicers shall be required to make any Nonrecoverable Servicing Advances.

         Servicing Fee: With respect to each Servicer, each Mortgage Loan serviced by such Servicer and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the applicable Stated Principal Balance of such Mortgage Loan as of the first day of such calendar month. Such fee shall be payable monthly, and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by such Servicer under this Agreement. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by such Servicer, or as otherwise provided under Section 3.11.

         Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

         Servicing File: With respect to each Mortgage Loan, the file retained by the applicable Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee or applicable Custodian in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

         Servicing Officer: Any officer of any Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by such Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

         Servicing Transfer Date: With respect to any Mortgage Loan, the date on which servicing of such Mortgage Loan was transferred to the applicable Servicer (as set forth on the Mortgage Loan Schedule).

         Similar Law: As defined in Section 5.02(b).

         60+ Day Delinquent Mortgage Loan: (i) Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), including, without limitation, such Mortgage Loans that are subject to bankruptcy proceedings, (ii) each Mortgage Loan in foreclosure and (iii) all REO Property.

         Specified Subordinated Amount: Prior to the Stepdown Date, an amount equal to 3.95% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 7.90% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of Offered Certificates has been reduced to zero, to a minimum amount equal to 0.50% of the Cut-off Date Pool Principal Balance; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event no longer exists. When the Class Certificate Balance of each Class of Offered Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

         Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention:
Residential Mortgage Surveillance Group - Morgan Stanley ABS Capital I Inc. Trust 2005-HE5, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Trustee and the Servicers.

         Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

         Startup Day: The Closing Date.

         Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the related Servicer on or prior to the related Determination Date or advanced by the related Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

         Stepdown Date: The later to occur of (i) the earlier to occur of (a) the Distribution Date in November 2008 and (b) the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans applied to reduce the Stated Principal Balances of the Mortgage Loans for the applicable Distribution Date but prior to any allocation of the Principal Distribution Amount and principal payments from the Swap Account to the Certificates on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

         Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

         Subordinated Certificates: As specified in the Preliminary Statement.

         Subordination Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Subordinated Amount applicable to such Distribution Date over (b) the Subordinated Amount applicable to such Distribution Date.

         Subordination Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and (b) the Net Monthly Excess Cash Flow.

         Subsequent Recovery: With respect to any Mortgage Loan or related Mortgaged Property that became a Liquidated Mortgage Loan or was otherwise disposed of, all amounts received in respect of such Liquidated Mortgage Loan after an Applied Realized Loss Amount related to such Mortgage Loan or Mortgaged Property is allocated to reduce the Class Certificate Balance of any Class of Subordinated Certificates. Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

         Subservicer: As defined in Section 3.02(a).

         Subservicing Account: As defined in Section 3.08.

         Subservicing Agreements: As defined in Section 3.02(a).

         Substitute Mortgage Loan: A Mortgage Loan (i) substituted by the applicable Responsible Party or Depositor for a Deleted Mortgage Loan that satisfies the criteria set forth in the definition of "Qualified Substitute Mortgage Loan" in the applicable Purchase Agreement or (ii) substituted by the Depositor for a Deleted Mortgage Loan, which, if substituted by the Depositor, must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (a) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (b) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (c) have a Loan-to-Value Ratio or a Combined Loan-to-Value Ratio, as applicable, no higher than that of the Deleted Mortgage Loan; (d) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; and (e) comply with each representation and warranty set forth in Section 2.03.

         Substitution Adjustment Amount: As defined in Section 2.03.

         Swap Account: The corpus of a trust created pursuant to Section 4.06 of this Agreement, consisting of the Interest Rate Swap Agreement, the Class IO Interest and the right to receive Class IO Shortfalls, subject to the obligation to pay amounts specified in Section 4.06.

         Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the LIBOR Certificates divided by (b) 30.

         Swap Payment Allocation: For any Class of Certificates and any Distribution Date, that Class's pro rata share of the Net Swap Receipts, if any, for that Distribution Date, based on the Class Certificate Balances of the Classes of Certificates.

         Swap Payment Rate: For any Distribution Date, a fraction, the numerator of which is any Net Swap Payment or Swap Termination Payment owed to the Swap Provider for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, multiplied by 12.

         Swap Provider: Morgan Stanley Capital Services Inc., a Delaware corporation, and its successors in interest.

         Swap Termination Payment: Any payment payable by the Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

         Tax Matters Person: The Holder of the Class R Certificates designated as "tax matters person" of each Trust REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

         Tax Service Contract: As defined in Section 3.09(a).

         Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

         Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest on the Mortgage Loans received by the Servicers on or prior to the related Determination Date (other than Prepayment Interest Excesses) or advanced by the Servicers for the related Remittance Date (net of Expense Fees) over (ii) the sum of (A) the amounts payable to the Certificates pursuant to Section 4.02(a)(i) on such Distribution Date and (B) any Net Swap Payments to the Swap Provider.

         Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

         Transfer Affidavit: As defined in Section 5.02(c).

         Transferor Certificate: As defined in Section 5.02(b).

         Trigger Event: Either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

         Trust: The express trust created hereunder in Section 2.01(c).

         Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal with respect thereto received on or after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or prior to the related Cut-off Date; (ii) the Collection Accounts, Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Closing Date Deposit Amount;
(v) the Interest Rate Swap Agreement; (vi) the Swap Account; and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

         Trust REMIC: Any of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC or the Upper-Tier REMIC, as applicable.

         Trustee: Wells Fargo Bank, National Association, a national banking association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

         Trustee Fee: As to any Distribution Date, an amount equal to the product of (a) one-twelfth of the Trustee Fee Rate and (b) (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Interest Accrual Period and (ii) with respect to the Distribution Date in November 2005 only, the portion of the Closing Date Deposit Amount allocable to principal.

         Trustee Fee Rate: With respect to each Mortgage Loan, 0.0065% per annum.

         Trustee Float Period: With respect to the Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

         Underwriters' Exemption: Any exemption listed under footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

         Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

         Unpaid Realized Loss Amount: With respect to any Class of Subordinated Certificates and as to any Distribution Date, is the excess of (i) the Applied Realized Loss Amount with respect to such Class over (ii) the sum of (a) all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates, and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any Subsequent Recoveries on all previous Distribution Dates. Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

         Upper-Tier CarryForward Amount: With respect to each Class of Offered Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Upper-Tier Interest Rate for the Class of Corresponding Upper-Tier REMIC Regular Interest is based upon the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate, the excess, if any, of (i) the amount of interest such Class of Upper-Tier Regular Interest would otherwise be entitled to receive on such Distribution Date had such Upper-Tier REMIC Regular Interest not been subject to the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate, over (ii) the amount of interest payable on such Class of Certificates on such Distribution Date taking into account the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate and (B) the Upper-Tier CarryForward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Upper-Tier Interest Rate for such Class of Certificates for such Distribution Date, without giving effect to the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate.

         Upper-Tier Interest Rate: As described in the Preliminary Statement.

         Upper-Tier Regular Interest: As described in the Preliminary Statement.

         Upper-Tier REMIC: As described in the Preliminary Statement.

         Upper-Tier REMIC Loan Group I Rate: As described in the Preliminary Statement.

         Upper-Tier REMIC Loan Group II Rate: As described in the Preliminary Statement.

         Upper-Tier REMIC WAC Rate: For any Distribution Date, the weighted average of the Lower-Tier Interest Rates on the Lower-Tier Regular Interests (other than the Class LT-IO Interest) as of the first day of the related Interest Accrual Period, weighted on the basis of the Lower-Tier Principal Amounts of such Lower-Tier Regular Interests as of the first day of the related Interest Accrual Period.

         U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

         WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Mortgage Loans minus the Swap Payment Rate, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

         Wells Fargo Mortgage Loans: The Mortgage Loans for which Wells Fargo is identified as the Custodian on the Mortgage Loan Schedule.

         WMC: WMC Mortgage Corp., a California corporation, and its successors in interest.

         WMC Mortgage Loans: The Mortgage Loans purchased by the Purchaser pursuant to the WMC Mortgage Corp. Purchase Agreement for which WMC Mortgage Corp. is identified as Responsible Party in the Mortgage Loan Schedule.

         WMC Purchase Agreement: The Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2004, as amended by Amendment No. 1, dated as of October 29, 2004, and Amendment No. 2, dated as of February 28, 2005, each by and between the Purchaser, as purchaser, and WMC, as seller (a copy of each of which is attached hereto as Exhibit Q).

         WMC Underwriting Guidelines: The underwriting guidelines attached to the WMC Purchase Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

         Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

         (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to Wells Fargo with respect to the Wells Fargo Mortgage Loans, to LaSalle with respect to the LaSalle Mortgage Loans, and to Deutsche Bank with respect to the Deutsche Bank Mortgage Loans, for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

                  (i) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _____________, without recourse" and signed (which may be by facsimile signature) in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, unless the Trustee is advised in writing by the applicable Responsible Party (pursuant to the applicable Purchase Agreement) or the Depositor, as applicable, that state law does not so allow;

                  (ii) the original of any guaranty executed in connection with the Mortgage Note;

                  (iii) the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If, in connection with any Mortgage Loan, the original Mortgage cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the applicable Responsible Party or the Depositor, as applicable, shall deliver or cause to be delivered to the applicable Custodian a photocopy of such Mortgage certified by the applicable Responsible Party or the Depositor, as applicable, to be a true and complete copy of such Mortgage and shall forward to the applicable Custodian such original recorded Mortgage within 14 days following the applicable Responsible Party's or the Depositor's receipt of such Mortgage from the applicable public recording office; or in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

                  (iv) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

                  (v) the original Assignment of Mortgage for each Mortgage Loan endorsed in blank (except with respect to MERS Designated Mortgage Loans);

                  (vi) the originals of all intervening assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator to the last endorsee with evidence of recording thereon or a certified true copy of such intervening assignments of Mortgage submitted for recording, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of Mortgage, the applicable Responsible Party or the Depositor, as applicable, shall deliver or cause to be delivered a photocopy of such intervening assignment, certified by the applicable Responsible Party or the Depositor, as applicable, to be a true and complete copy of such intervening assignment and shall forward to the applicable Custodian such original recorded intervening assignment within 14 days following the applicable Responsible Party or the Depositor's receipt of such from the applicable public recording office; or in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

                  (vii) the original mortgagee title insurance policy or attorney's opinion of title and abstract of title, or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

                  (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

         The Depositor will use its reasonable efforts to assist the Trustee and the Servicers in enforcing the obligations of each Responsible Party under this Agreement.

         The Depositor shall cause to be delivered, or shall deliver in the case of a Depositor Mortgage Loan, to the Trustee or applicable Custodian, as applicable, the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 180 days from the Closing Date.

         If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all reasonable actions as are necessary at the expense of the applicable Responsible Party to the extent permitted under the related Purchase Agreement and otherwise at the expense of the Depositor to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         From time to time, the Depositor or the applicable Servicer, as applicable, shall forward to the Trustee or applicable Custodian, as applicable, additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan in accordance with the terms of this Agreement upon receipt of such documents. All such mortgage documents held by the Trustee or applicable Custodian, as applicable, as to each Mortgage Loan shall constitute the "Custodial File".

         No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the applicable Servicer of the complete recording information for a Mortgage, the applicable Servicer shall promptly submit or cause to be submitted for recording, at the expense of the applicable Responsible Party as required pursuant to the related Purchase Agreement, or the Depositor in the case of a Depositor Mortgage Loan, and at no expense to the Trust Fund, the Trustee, the applicable Servicer, or, except in the case of a Depositor Mortgage Loan, the Depositor, in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan (i) if the Trustee, the Custodians and each Rating Agency have received an Opinion of Counsel, satisfactory in form and substance to the Trustee and each Rating Agency to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note, (ii) if such Mortgage Loan is a MERS Designated Mortgage Loan or (iii) if the Rating Agencies have each notified the Depositor in writing that not recording any such Assignments of Mortgage would not cause the initial ratings on any LIBOR Certificates to be downgraded or withdrawn; provided, however, that no Servicer shall be held responsible or liable for any loss that occurs because an Assignment of Mortgage was not recorded, but only to the extent the applicable Servicer does not have prior knowledge of the act or omission that causes such loss. However, with respect to the Assignments of Mortgage referred to in clauses (i) and (ii) above, if foreclosure proceedings occur against a Mortgaged Property, the Depositor shall notify the applicable Servicer and such Servicer shall record such Assignment of Mortgage at the expense of the Depositor, in the case of a Depositor Mortgage Loan, or the related Responsible Party as required pursuant to the related Purchase Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to "Wells Fargo Bank, National Association, as trustee under the Pooling and Servicing Agreement dated as of October 1, 2005, Morgan Stanley ABS Capital I Inc. Trust 2005-HE5". In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Responsible Party shall promptly cause to be delivered a substitute Assignment of Mortgage to cure such defect and thereafter cause each such assignment to be duly recorded.

         On or prior to the Closing Date, the Depositor shall deliver to the Trustee and the applicable Custodian, as applicable, a copy of the Data Tape Information in an electronic, machine readable medium in a form mutually acceptable to the Trustee or applicable Custodian, as applicable. Within twenty
(20) Business Days of the Closing Date, the Depositor shall deliver copies of the complete Mortgage Loan Schedule to the Trustee, each Custodian and each Servicer, and the Trustee, each Custodian and each Servicer shall promptly acknowledge receipt thereof.

         (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "MORGAN STANLEY ABS CAPITAL I INC. TRUST 2005-HE5" and Wells Fargo Bank, National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including without limitation, the representations and warranties set forth in paragraph (43) of Schedule VI, paragraph (46) of Schedule VII, paragraph (yy) of Schedule VIII to this Agreement, paragraph (li) of Schedule V-B and paragraph (50) of Schedule V-C.

         (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans and the Interest Rate Swap Agreement) pursuant to Section 2.01(a). The Trustee on behalf of the Trust is hereby directed to enter into the Interest Rate Swap Agreement.

         Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee and the Custodians shall acknowledge, on the Closing Date, receipt by the Trustee or the applicable Custodian, as applicable, of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee and the Custodians shall maintain possession of the related Mortgage Notes in the State of California, Utah or Minnesota, unless otherwise permitted by the Rating Agencies.

         In connection with the Closing Date, the Trustee and the Custodians shall be required to deliver via facsimile (with original to follow the next Business Day) to the Depositor and the Servicers an Initial Certification prior to the Closing Date, or, as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each applicable Mortgage Loan. Neither the Trustee nor the Custodians, shall be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

         Within 90 days after the Closing Date, the Trustee and the Custodians shall, for the benefit of the Holders of the Certificates, ascertain that all documents identified in the Document Certification and Exception Report in the form attached hereto as Exhibit F are in its possession, and shall deliver to the Depositor, the Servicers and to the Trustee, if delivered by a Custodian, a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, to the effect that, as to each applicable Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents identified in the Document Certification and Exception Report and required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2),
(7) and (9) of the Mortgage Loan Schedule and items (1), (9) and (17) of the Data Tape Information respecting such Mortgage Loan accurately reflects the information set forth in the Custodial File; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. Neither the Trustee nor the Custodians shall be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

         Within 90 days after the Closing Date, the applicable Servicer (for the benefit of the Holders of the Certificates, based solely on the list of MERS Designated Mortgage Loans and screen printouts from the MERS System provided to such Servicer by each applicable Responsible Party or, with respect to the Depositor Mortgage Loans, the Depositor, no later than 45 days after the Closing
Date) shall confirm, on behalf of the Trust, that the Trustee is shown as the Investor with respect to each MERS Designated Mortgage Loan on such screen printouts. If the Trustee is not shown as the Investor with respect to any MERS Designated Mortgage Loans on such screen printouts, the applicable Servicer shall promptly notify the related Responsible Party or, in the case of a Depositor Mortgage Loan, the Depositor of such fact, and such Person shall then either cure such defect or repurchase such Mortgage Loan in accordance with
Section 2.03.

         The Trustee and the Custodians shall retain possession and custody of each applicable Custodial File in accordance with and subject to the terms and conditions set forth herein. The applicable Servicer shall promptly deliver to the Trustee or to the applicable Custodian, as applicable, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

         Each Responsible Party and the Depositor shall deliver to the applicable Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee or the applicable Custodian, as applicable, including but not limited to such documents as the title insurance policy and any other Mortgage Loan Documents upon return from the public recording office. Such documents shall be delivered by the applicable Responsible Party at the Responsible Party's expense to such Servicer.

         Section 2.03 Representations and Warranties; Remedies for Breaches of Representations and Warranties with Respect to the Mortgage Loans. (a) Countrywide hereby makes the representations and warranties set forth in
Schedule II hereto to the Depositor and the Trustee as of the dates set forth in such Schedule, HomEq hereby makes the representations and warranties set forth in Schedule III hereto to the Depositor and the Trustee as of the dates set forth in such Schedule, and JPMorgan hereby makes the representations and warranties set forth in Schedule IV hereto to the Depositor and the Trustee as of the dates set forth in such Schedule. Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

         (b) The Depositor hereby makes the representations and warranties set forth in Schedules V-A, V-B and V-C hereto to the Trustee as of the dates set forth in such Schedule.

         (c) Wells Fargo hereby makes the representations and warranties set forth in Schedule IX hereto to the Depositor and the Trustee as of the dates set forth in such Schedule, LaSalle hereby makes the representations and warranties set forth in Schedule X hereto to the Trustee as of the dates set forth in such Schedule, and Deutsche Bank hereby makes the representations and warranties set forth in Schedule XI hereto to the Depositor and the Trustee as of the dates set forth in such Schedule.

         (d) WMC hereby makes the representations and warranties set forth in
Schedule VI hereto to the Depositor, the Servicers and the Trustee as of the dates set forth in such Schedule. NC Capital hereby makes the representations and warranties set forth in Schedule VII hereto to the Depositor, the Servicers and the Trustee as of the dates set forth in such Schedule. Decision One, in its capacity as Responsible Party, hereby makes the representations and warranties set forth in Schedule VIII hereto to the Depositor, the Servicers and the Trustee as of the dates set forth in such Schedule.

         (e) It is understood and agreed by the parties hereto that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the parties to whom the representations and warranties were made notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File.

         (f) Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the Depositor or a Responsible Party, as applicable, under this Agreement, that materially and adversely affects the value of any Mortgage Loan or the interests of the Trustee or the Certificateholders therein, the party discovering such breach shall give prompt written notice thereof to the other parties. Upon receiving written notice of a breach of a representation and warranty or written notice that a Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the Trustee shall in turn notify the applicable Responsible Party or the Depositor, as applicable, in writing to correct or cure, in accordance with the this Agreement, any such breach of a representation or warranty made by the applicable Responsible Party or the Depositor, as applicable, under this Agreement within sixty (60) days from the date of notice from the Trustee or the discovery by the applicable Responsible Party or the Depositor, as applicable, of the breach, and if the applicable Responsible Party or the Depositor, as applicable, fails or is unable to correct or cure the defect or breach within such period, the Trustee shall notify the Depositor of such failure to correct or cure. Unless otherwise directed by the Depositor within five (5) Business Days after notifying the Depositor of such failure by the applicable Responsible Party or the Depositor, as applicable, to correct or cure, the Trustee shall notify the applicable Responsible Party or the Depositor, as applicable, to repurchase the Mortgage Loan (a "Deleted Mortgage Loan") at the Repurchase Price or, if permitted hereunder, substitute a Substitute Mortgage Loan for such Mortgage Loan, in each case, pursuant to this Agreement. Notwithstanding the foregoing, in the event that the Trustee receives notice of a breach by (i) WMC of any of the representations and warranties set forth in paragraphs (43), (44), (46), (48), (50), (52), (53), (54), (55), (56),
(57), (58), (59) or (69) of Schedule VI, (ii) NC Capital of any of the representations and warranties set forth in paragraphs (46), (47), (50), (57),
(59), (60), (61), (62), (63), (64), (65), (66) or (67) of Schedule VII, (iii)
Decision One of any representations and warranties set forth in paragraphs (xx),
(yy), (zz), (aaa), (ggg), (hhh), (iii), (jjj), (kkk), (lll), (mmm) and (nnn) of
Schedule VIII or (iv) the Depositor of any representations and warranties set forth in paragraphs (l), (li), (lii), (liii), (liv), (lv), (lvii), (lviii),
(lix), (lx), (lxi) or (lxii) of Schedule V-B or paragraphs (49), (50), (51),
(53), (55), (56), (57), (58), (59), (61) or (62) of Schedule V-C, the Trustee
shall notify the applicable Responsible Party or the Depositor, as applicable, to repurchase the Mortgage Loan at the Repurchase Price within sixty (60) days of the applicable Responsible Party's or the Depositor's receipt of such notice, as applicable. If, within ten (10) Business Days of receipt of such notice by the applicable Responsible Party or the Depositor, as applicable, such Responsible Party or the Depositor, as applicable, fails to repurchase such Mortgage Loan, the Trustee shall notify the Depositor of such failure. The Trustee shall pursue all legal remedies available to the Trustee against the applicable Responsible Party under this Agreement, if the Trustee has received written notice from the Depositor directing the Trustee to pursue such remedies (and without such notice against the Depositor in the case of a Depositor Mortgage Loan).

         (g) In the event any Mortgage Loan does not conform to the requirements as determined in the Trustee's or the applicable Custodian's review of the related Custodial File pursuant to Section 2.01(b) of this Agreement, the Trustee or the Custodian, as applicable, shall notify the applicable Responsible Party (if any), the applicable Servicer, the Trustee (if applicable) and the Depositor in writing, and request that such Originator (or the Depositor in the case of a Depositor Mortgage Loan) correct or cure such defect as required under this Agreement, and if such Originator (or the Depositor in the case of a Depositor Mortgage Loan) fails or is unable to correct or cure the defect within the period set forth in this Agreement, the Trustee or the Custodian, as applicable, shall notify the Depositor of such failure to correct or cure. Unless otherwise directed by the Depositor within five (5) Business Days after notifying the Depositor of such failure by the applicable Responsible Party or the Depositor, as applicable, to correct or cure, the Trustee or the Custodian, as applicable, shall notify the applicable Responsible Party or the Depositor, as applicable, to repurchase the Mortgage Loan at the Repurchase Price or, if permitted hereunder, substitute a Substitute Mortgage Loan for such Mortgage Loan, in each case, pursuant to the terms of this Agreement, as applicable. If, within ten (10) Business Days of receipt of such notice by the applicable Responsible Party or the Depositor, as applicable, such Responsible Party or the Depositor, as applicable, fails to repurchase such Mortgage Loan, the Trustee shall notify the Depositor of such failure. The Trustee shall pursue all legal remedies available to the Trustee against the applicable Responsible Party or the Depositor, as applicable, under this Agreement, if the Trustee has received written notice from the Depositor directing the Trustee to pursue such remedies (and without such notice against the Depositor in the case of a Depositor Mortgage Loan).

         (h) Within 90 days of the earlier of either discovery by or notice to the Depositor of any breach of a representation or warranty set forth on
Schedule V-A, V-B or V-C hereto that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Depositor shall use its best efforts to promptly cure such breach in all material respects and, if such defect or breach cannot be remedied, the Depositor shall purchase such Mortgage Loan at the Repurchase Price or, if permitted hereunder, substitute a Substitute Mortgage Loan for such Mortgage Loan. Any obligation of the Depositor under this subsection shall terminate upon receipt by the Trustee of a confirmation from each Rating Agency that such termination will not cause a downgrade, qualification or withdrawal of the rating then assigned to any Class of Certificates by any Rating Agency.

         (i) Within 90 days of the earlier of either discovery by or notice to the applicable Responsible Party of any breach of a representation or warranty set forth on Schedule VI, Schedule VII or Schedule VIII, as applicable, that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the applicable Responsible Party shall use its best efforts to promptly cure such breach in all material respects and, if such defect or breach cannot be remedied, the applicable Responsible Party shall, at the Depositor's option, purchase such Mortgage Loan at the Repurchase Price or, if permitted hereunder, substitute a Substitute Mortgage Loan for such Mortgage Loan, if applicable.

         (j) Any substitution of a Substitute Mortgage Loan by a Responsible Party shall be made in accordance with the substitution procedures set forth in the applicable Purchase Agreement, which provisions shall be as set forth in such agreements as if they were set forth herein. With respect to any Substitute Mortgage Loan or Loans substituted by the Depositor or any Responsible Party, the Depositor or such Responsible Party, as applicable, shall deliver to the Trustee or the Custodian, as applicable, for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related Assignment of Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by
Section 2.01. Notwithstanding anything to the contrary set forth in this Agreement, no substitution is permitted to be made (a) in any calendar month after the Determination Date for such month or (b) if the substitution were to be made on or after the second anniversary of the Closing Date. Scheduled Payments due with respect to Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the Depositor or the applicable Responsible Party on the next succeeding Distribution Date. For the Due Period of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the Depositor or the applicable Responsible Party shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

         (k) The applicable Servicer, based upon information provided by the Depositor or the applicable Originator, shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and such Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee or Custodian, as applicable. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and, if the substitution is made by the Depositor, the Depositor shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit into the related Collection Account of the amount required to be deposited therein in connection with such substitution as described in Section 2.03(k), the Trustee or the Custodian, as applicable, shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Depositor (in the case of a Depositor Mortgage Loan) or the applicable Responsible Party and shall execute and deliver at the direction of the Depositor or the applicable Responsible Party, such instruments of transfer or assignment prepared by the Depositor or the applicable Responsible Party, in each case without recourse, as shall be necessary to vest title in the Depositor or the applicable Responsible Party, of the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

         (l) For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate unpaid principal balance of all such Deleted Mortgage Loans. The amount of such shortage, plus an amount equal to the sum of (i) any accrued and unpaid interest on the Deleted Mortgage Loans and
(ii) all unreimbursed Servicing Advances with respect to such Deleted Mortgage Loans, or the amount of any similar shortage with respect to a Substitute Mortgage Loan substituted by a Responsible Party under this Agreement (collectively, the "Substitution Adjustment Amount"), shall be deposited into the related Collection Account by the Depositor on or before the Distribution Account Deposit Date for the Distribution Date following the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         (m) Any Mortgage Loan repurchased pursuant to this Section 2.03 will be removed from the Trust Fund. The applicable Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of any Mortgage Loan repurchased and such Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee or Custodian, as applicable. For purposes of determining the applicable Repurchase Price, any such repurchase shall occur or shall be deemed to occur as of the last day of the applicable Prepayment Period.

         (n) In the event that the Depositor or any Responsible Party shall have repurchased a Mortgage Loan pursuant to this Agreement, the Repurchase Price therefor shall be deposited by the applicable Servicer in the applicable Collection Account of the related Servicer pursuant to Section 3.10 on or before the Distribution Account Deposit Date for the Distribution Date following the Prepayment Period during which the Depositor or such Responsible Party, as applicable, repurchased such Mortgage Loan and upon such deposit of the Repurchase Price and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee or Custodian, as applicable, shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the applicable Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee.

         (o) In addition to any repurchase or substitution obligation by any Responsible Party under this Agreement, each Responsible Party shall indemnify the Depositor and its Affiliates, the Servicers, the Purchaser, the Trustee, the Custodians and the Trust for any breach of any representation and warranty of such Responsible Party set forth in this Agreement, in accordance with the indemnification provisions relating to breaches of representations and warranties (including without limitation, the representations and warranties set forth in paragraph (43) of Schedule VI, paragraph (46) of Schedule VII and paragraph (yy) of Schedule VIII, as applicable, to this Agreement) and defective Mortgage Loans set forth in the Decision One Purchase Agreement, the WMC Purchase Agreement or the NC Capital Purchase Agreement, as applicable, as if such indemnification provisions were set forth herein for the benefit of the Depositor and its Affiliates, the Servicers, the Purchaser, the Trustee and the Trust. This indemnity shall survive the termination of this Agreement.

         (p) It is understood and agreed by the parties hereto that the obligation of any Responsible Party under this Agreement, to cure, repurchase or substitute any Mortgage Loan as to which a breach of a representation and warranty has occurred and is continuing, together with any related indemnification obligations set forth herein, shall constitute the sole remedies against such Persons respecting such breach available to Certificateholders, the Depositor (if applicable), or the Trustee on their behalf.

         The provisions of this Section 2.03 shall survive delivery of the respective Custodial Files to the Trustee or the applicable Custodian for the benefit of the Certificateholders.

         Section 2.04 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized Denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

         Section 2.05 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" is the Distribution Date occurring in September 2035, which is the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs. Amounts distributable to the Class X Certificates (prior to any reduction for any Basis Risk Payment or Swap Termination Payment), exclusive of any amounts received from the Swap Provider, shall be deemed paid from the Upper-Tier REMIC in respect of the Class X Interest to the Holders of the Class X Certificates prior to distribution of any Basis Risk Payments to the LIBOR Certificates. For federal income tax purposes, any amount distributed on the Offered Certificates on any Distribution Date in excess of the amount distributable on their Corresponding Class of Upper-Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Swap Account, as applicable, and any amount distributable on such Corresponding Class of Upper-Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of Offered Certificates on such Distribution Date shall be treated as having been paid to the Excess Reserve Fund Account or the Swap Account, all pursuant to and as further provided in
Section 8.13.

         Section 2.06 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee and the Servicers that as of the date of this Agreement or as of such date specifically provided herein:

         (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

         (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

         (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

         (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

         (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

         (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

         (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

         (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or
(ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.06 shall survive delivery of the respective Custodial Files to the Trustee or to a Custodian, as the case may be, and shall inure to the benefit of the Trustee.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         Section 3.01 Servicers to Service Mortgage Loans. (a) For and on behalf of the Certificateholders, each Servicer shall service and administer the Mortgage Loans for which it is acting as Servicer in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that such Servicer, any Subservicer or any Affiliate of such Servicer or any Subservicer may have with the related Mortgagor;

                  (ii) the ownership or non-ownership of any Certificate by such Servicer or any Affiliate of such Servicer;

                  (iii) such Servicer's obligation to make P&I Advances or Servicing Advances; or

                  (iv) such Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

         To the extent consistent with the foregoing, each Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, each Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the applicable Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee. Each Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Each Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Servicer can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement. Each Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee or the Custodian, as applicable, shall execute, at the written request of a Servicer, and furnish to such Servicer and any Subservicer such documents provided to the Trustee or the Custodian, as applicable, as are necessary or appropriate to enable such Servicer or any Subservicer to carry out its servicing and administrative duties hereunder, and the Trustee hereby grants to each Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties, including a power of attorney in the form of Exhibit R hereto to take title to Mortgaged Properties after foreclosure in the name of and on behalf of the Trustee. The Trustee shall execute a separate power of attorney in favor of each Servicer for the purposes described herein to the extent necessary or desirable to enable each Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of any Servicer or any Subservicers under such powers of attorney. Notwithstanding anything contained herein to the contrary, no Servicer or Subservicer shall without the Trustee's consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating such Servicer's or Subservicer's, as applicable, representative capacity, or (ii) take any action with the intent to, or which actually does cause, the Trustee to be registered to do business in any state.

         (b) Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by a Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

         (c) Notwithstanding anything in this Agreement to the contrary, a Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and none of the Servicers shall (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Charges.

         (d) Each Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release such Servicer from the responsibilities or liabilities arising under this Agreement.

         (e) In the event that the Mortgage Loan Documents relating to any Mortgage Loan contain provisions requiring the related Mortgagor to submit to binding arbitration any disputes arising in connection with such Mortgage Loan, the applicable Servicer shall be entitled to waive any such provisions on behalf of the Trust and to send written notice of such waiver to the related Mortgagor, although the Mortgagor may still require arbitration of such disputes at its option.

         Section 3.02 Subservicing Agreements between a Servicer and Subservicers. (a) Each Servicer may enter into subservicing agreements with subservicers (each, a "Subservicer"), for the servicing and administration of the Mortgage Loans ("Subservicing Agreements"). The applicable Servicer shall, within a reasonable period of time, give notice to the Trustee of any such Subservicing Agreement. The Trustee shall not be required to review or consent to such Subservicing Agreements and shall have no liability in connection therewith.

         (b) Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. Each Servicer will examine each Subservicing Agreement to which it is a party and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. Each Servicer and the respective Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee. Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to such Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. Each Servicer shall deliver to the Trustee and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon such Servicer's execution and delivery of such instruments.

         (c) As part of its servicing activities hereunder, each Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement to which such Servicer is a party, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. Each Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

         (d) As of the Closing Date, JPMorgan has appointed Chase Home Finance LCC ("CHF") to act as subservicer with respect to JPMorgan's servicing obligations under this Agreement. So long as JPMorgan is not a rated servicer by each Rating Agency, JPMorgan agrees that prior to replacing CHF as subservicer, other than with an affiliate of JPMorgan that is a rated servicer, it will obtain confirmation from each Rating Agency that such replacement of CHF as subservicer with respect to JPMorgan's servicing obligations related to the Mortgage Loans will not cause the then current rating on any Class of Certificates to be qualified, withdrawn or lowered by any Rating Agency and agrees that any replacement subservicer shall agree to subservice in accordance with the terms of this Agreement, including but not limited to the consideration of whether to waive a Prepayment Charge hereunder.

         Section 3.03 Successor Subservicers. Each Servicer shall be entitled to terminate any Subservicing Agreement to which such Servicer is a party and the rights and obligations of any Subservicer pursuant to any such Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the applicable Servicer party to the related Subservicing Agreement without any act or deed on the part of such Subservicer or such Servicer, and such Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under
Section 3.02.

         Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer party to the related Subservicing Agreement shall, for any reason, no longer be a Servicer (including termination due to an Event of Default).

         Section 3.04 Liability of the Servicers. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, such Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering such Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of such Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05 No Contractual Relationship between Subservicers and the Trustee. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the related Servicer alone, and the Trustee (or any successor to such Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. Each Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether such Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         Section 3.06 Assumption or Termination of Subservicing Agreements by Trustee. In the event a Servicer at any time shall for any reason no longer be a Servicer (including by reason of the occurrence of an Event of Default), the Trustee, or its designee, or the successor Servicer if the successor is not the Trustee, shall thereupon assume all of the rights and obligations of such Servicer under each Subservicing Agreement that such Servicer may have entered into, with copies thereof provided to the Trustee, or the successor Servicer if the successor is not the Trustee, prior to the Trustee, or the successor Servicer if the successor is not the Trustee, assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

         Upon such assumption, the Trustee, its designee or the successor Servicer shall be deemed, subject to Section 3.03, to have assumed all of such Servicer's interest therein and to have replaced such Servicer as a party to each Subservicing Agreement to which the predecessor Servicer was a party to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) such Servicer shall not thereby be relieved of any liability or obligations under any such Subservicing Agreement that arose before it ceased to be a Servicer and (ii) none of the Depositor, the Trustee, their designees or any successor to such Servicer shall be deemed to have assumed any liability or obligation of such Servicer that arose before it ceased to be a Servicer.

         Such Servicer at its expense shall, upon request of the Trustee, its designee or the successor Servicer deliver to the assuming party all documents and records relating to each Subservicing Agreement to which it is a party and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

         Section 3.07 Collection of Certain Mortgage Loan Payments. (a) Each Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, each Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the Due Dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the applicable Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which such Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, a Servicer may waive, or permit a Subservicer to waive, in whole or in part, a Prepayment Charge only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of such Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (ii) such Prepayment Charge is not permitted to be collected by applicable federal, state or local law or regulation or (iii) the collection of such Prepayment Charge would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. If a Prepayment Charge is waived other than as permitted by the prior sentence, then the applicable Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the related Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account; provided, however, that the applicable Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time.

         (b) (i) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive any Basis Risk Payment and to secure their limited recourse obligation to pay to the LIBOR Certificateholders Basis Risk CarryForward Amounts (prior to using any Net Swap Receipts). For the avoidance of doubt, any Basis Risk CarryForward Amounts shall be paid to the Offered Certificates first from the Excess Reserve Fund Account and then from the Swap Account.

         (ii) On each Distribution Date, the Trustee shall deposit the amount of any Basis Risk Payment for such date into the Excess Reserve Fund Account.

         (c) (i) On each Distribution Date on which there exists a Basis Risk CarryForward Amount on any Class of Certificates, the Trustee shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(S), the lesser of (x) the Class X Distributable Amount (without regard to the reduction in clause (iii) in the definition thereof) (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(R)) and (y) the aggregate Basis Risk CarryForward Amounts for such Distribution Date and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the Basis Risk CarryForward Amount. Such payments, along with payments from the Swap Account, shall be allocated to those Classes on a pro rata basis based upon the amount of Basis Risk CarryForward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.02(a)(iii)(T).

                  (ii) The Trustee shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of the subchapter J of the Code and not an asset of any Trust REMIC. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal tax purposes, amounts transferred by the Upper-Tier REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Trustee to the Class X Certificateholders.

                  (iii) Any Basis Risk CarryForward Amounts paid by the Trustee to the LIBOR Certificateholders shall be accounted for by the Trustee as amounts paid first to the Holders of the Class X Certificates and then to the respective Class or Classes of LIBOR Certificates. In addition, the Trustee shall account for the LIBOR Certificateholders' rights to receive payments of Basis Risk CarryForward Amounts (along with payments of Basis Risk CarryForward Amounts and Upper-Tier CarryForward Amounts from the Swap Account) as rights in a limited recourse interest rate cap contract written by the Class X Certificateholders in favor of the LIBOR Certificateholders.

                  (iv) Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this
         Section 3.07(c) and Sections 4.02(a)(iii)(T) and (V).

         (d) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Depositor shall cause to be deposited into the Distribution Account on the Closing Date the Closing Date Deposit Amount. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

                  (i) the aggregate amount remitted by the Servicers to the Trustee pursuant to Section 3.11;

                  (ii) any amount deposited by the Servicers pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

                  (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

         In the event that any Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

         (e) The Trustee may invest the funds in the Distribution Account, in one or more Permitted Investments, in accordance with Section 3.12. Each Servicer shall direct the Trustee to withdraw from the Distribution Account and to remit to such Servicer no less than monthly, all income and gain realized from the investment of the portion of funds deposited in the Distribution Account by such Servicer (except during the Trustee Float Period). The Trustee may withdraw from the Distribution Account any income or gain earned from the investment of funds deposited therein during the Trustee Float Period for its own benefit.

         (f) Each Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the related Collection Account within a reasonable period of time prior to any change thereof.

         (g) In order to comply with its duties under the USA Patriot Act of 2001, the Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party's name, address, and other identifying information.

         (h) On or prior to the Determination Date, each Custodian shall deliver an invoice to the Trustee, setting forth the amount of each Custodian Fee for the related Distribution Date. The Trustee shall calculate the Custodian Fee Rate for such Distribution Date, based upon the Custodian Fee as set forth in each such invoice. On each Distribution Date, the Trustee shall remit each Custodian Fee to the applicable Custodian from the Distribution Account.

         (i) In order to comply with its duties under the USA Patriot Act of 2001, Deutsche Bank shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party's name, address, and other identifying information.

         Section 3.08 Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the related Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account of the related Servicer or remit such proceeds to the related Servicer for deposit in the Collection Account of the related Servicer not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, such Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

         Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) Each Servicer shall enforce the obligations under each paid-in-full, life-of-the-loan tax service contract in effect with respect to each First Lien Mortgage Loan (each, a "Tax Service Contract") serviced by such Servicer. Each Tax Service Contract shall be assigned to the Trustee, or a successor Servicer at the applicable Servicer's expense in the event that a Servicer is terminated as Servicer of the related Mortgage Loan.

         (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) above, each Servicer undertakes to perform such functions with respect to the Mortgage Loans serviced by such Servicer. To the extent the related Mortgage provides for Escrow Payments, the related Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Escrow Accounts"), which shall be Eligible Accounts. Each Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse such Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and
Section 3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; (v) clear and terminate the Escrow Account at the termination of such Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement; (vi) to transfer such funds to a replacement Escrow Account that meets the requirements hereof; (vii) recover amounts deposited in error. As part of its servicing duties, each Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the applicable Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The applicable Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

         Section 3.10 Collection Accounts. (a) On behalf of the Trustee, each Servicer shall establish and maintain, or cause to be established and maintained, one or more separate Eligible Accounts (each such account or accounts, a "Collection Account"), held in trust for the benefit of the Trustee. On behalf of the Trustee, each Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer's receipt thereof, and shall thereafter deposit in the related Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices and Liquidation Proceeds;

                  (iv) any amounts required to be deposited pursuant to Section
         3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the related Collection Account;

                  (v) any amounts required to be deposited by such Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

                  (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement; and

                  (vii) all Prepayment Charges collected or paid (pursuant to Section 3.07(a)) by such Servicer.

         The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by each Servicer in the related Collection Account and shall, upon collection, belong to the applicable Servicer as additional compensation for its servicing activities. In the event a Servicer shall deposit in the related Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from its Collection Account, any provision herein to the contrary notwithstanding.

         (b) Funds in the Collection Accounts may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. Each Servicer shall give notice to the Trustee of the location of the related Collection Account maintained by it when established and prior to any change thereof in accordance with Section 3.07(f).

         Section 3.11 Withdrawals from the Collection Accounts. (a) Each Servicer shall, from time to time, make withdrawals from the related Collection Account for any of the following purposes or as described in Section 4.01:

                  (i) on or prior to each Remittance Date, to remit to the Trustee (A) the Trustee Fee with respect to such Distribution Date and
         (B) all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Charges from the Mortgage Loans received by the applicable Servicer during the related Prepayment Period;

                  (ii) to reimburse such Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01 (such Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

                  (iii) to pay such Servicer or any Subservicer (a) any unpaid Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan serviced by such Servicer or Subservicer, but only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by such Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property) (such Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

                  (iv) to pay to such Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in its Collection Account;

                  (v) to pay to the applicable Responsible Party or the Depositor, as applicable, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase or substitution, as further described herein;

                  (vi) to reimburse such Servicer for (A) any P&I Advance or Servicing Advance previously made which such Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01 and (B) any unpaid Servicing Fees related to any Second Lien Mortgage Loan to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Second Lien Mortgage Loan under Section 3.11(a)(iii) (such Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

                  (vii) to pay, or to reimburse such Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan serviced by such Servicer pursuant to Section 3.15 (such Servicer's right for recovery or reimbursement has priority over the Trust);

                  (viii) to reimburse such Servicer or the Depositor for expenses incurred by or reimbursable to such Servicer or the Depositor, as the case may be, pursuant to Section 6.03 (such Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

                  (ix) to reimburse such Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation of any Responsible Party or the Depositor, as applicable, that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof (such Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

                  (x) to withdraw any amounts deposited in the related Collection Account in error;

                  (xi) to withdraw any amounts held in the related Collection Account and not required to be remitted to the Trustee on the Remittance Date occurring in the month in which such amounts are deposited into such Collection Account, to reimburse such Servicer for unreimbursed P&I Advances;

                  (xii) to invest funds in Permitted Investments in accordance with Section 3.12; and

                  (xiii) to clear and terminate the related Collection Account upon termination of this Agreement;

         (b) Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix) above. Each Servicer shall provide written notification (as set forth in Section 4.01(d)) to the Trustee, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the related Collection Account pursuant to subclause (a)(vi) above.

         (c) Each Servicer shall be responsible for reviewing and reconciling the applicable Collection Account in accordance with Accepted Servicing Practices. Each Servicer shall act to promptly to resolve any discrepancies.

         Section 3.12 Investment of Funds in the Collection Accounts and the Distribution Account. (a) Each Servicer may invest the funds in the related Collection Account and the related Escrow Account (to the extent permitted by law and the related Mortgage Loan documents) and the Trustee may (but is not obligated to) invest funds in the Distribution Account during the Trustee Float Period, and, with respect to the portion of funds in the Distribution Account deposited by a Servicer, shall (except during the Trustee Float Period) invest such funds in the Distribution Account at the direction of such Servicer (for purposes of this Section 3.12, such Accounts are referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided, however, that the Trustee shall have no obligation to invest funds deposited into the Distribution Account by a Servicer on the Remittance Date later than 10:00 a.m. (Pacific Standard Time). If no investment instruction is given in a timely manner, the Trustee shall hold the funds in the Distribution Account uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account (other than investments made during the Trustee Float Period) shall be made in the name of the applicable Servicer. The applicable Servicer shall be entitled to sole possession (except with respect to investments direction of funds and any income and gain realized on any investment in the Distribution Account during the Trustee Float Period, which shall be for the sole benefit of the Trustee) over each such related investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the applicable Servicer, or with respect to investments during the Trustee Float Period, the Trustee or its agent (with a copy to the Trustee or its agent if related to investment of funds in the Distribution Account not during the Trustee Float Period), together with any document of transfer necessary to transfer title to such investment to the applicable Servicer, or with respect to investments during the Trustee Float Period, the Trustee or its agent. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the applicable Servicer, or with respect to investments during the Trustee Float Period, the Trustee may:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
                           (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in an Investment Account.

         (b) All income and gain realized from the investment of funds deposited in the related Collection Account or Escrow Account held by or on behalf of the related Servicer, shall be for the benefit of such Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. Such Servicer shall deposit in its Collection Account or Escrow Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

         (c) All income and gain realized from the investment of the portion of funds deposited in the Distribution Account by a Servicer and held by the Trustee, shall be for the benefit of such Servicer (except for any income or gain realized from the investment of funds on deposit in the Distribution Account during the Trustee Float Period, which shall be for the benefit of the Trustee) and shall be subject to the Trustee's withdrawal in the manner set forth in Section 3.07(e). Each Servicer shall deposit in the Distribution Account (except with respect to losses incurred during the Trustee Float Period) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

         (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         (e) The Trustee shall not be liable for the amount of any loss incurred with respect of any investment or lack of investment of funds held in any Investment Account or the Distribution Account (except that if any losses are incurred from the investment of funds deposited in the Distribution Account during the Trustee Float Period, the Trustee shall be responsible for reimbursing the Trust for such loss immediately upon realization of such loss) if made in accordance with this Section 3.12.

         (f) The Trustee or its Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

         Section 3.13 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage. (a) Each Servicer shall cause to be maintained for each Mortgage Loan serviced by such Servicer fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property serviced by such Servicer in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property. Each Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by any Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by any Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Trustee, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the applicable Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that any Servicer shall obtain and maintain a blanket policy with an insurer either (i) acceptable to Fannie Mae or Freddie Mac or
(ii) having a General Policy Rating of B:III or better from Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case such Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the related Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, each Servicer agrees to prepare and present, on behalf of itself and the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (b) Each Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of such Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall provide the Trustee upon request with copies of any such insurance policies and fidelity bond. Each Servicer shall be deemed to have complied with this provision if an Affiliate of the applicable Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. Each Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

         Section 3.14 Enforcement of Due-on-Sale Clauses; Assumption Agreements. Each Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "Due-on-Sale" clause, if any, applicable thereto; provided, however, that no Servicer shall be required to take such action if, in its sole business judgment, such Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If a Servicer reasonably believes it is unable under applicable law to enforce such "Due-on-Sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, such Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Each Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of such Servicer and such substitution is in the best interest of the Certificateholders as determined by such Servicer. In connection with any assumption, modification or substitution, such Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. No Servicer shall take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by a Servicer in respect of an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. Each Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed and shall forward to the Trustee or to the Custodian, as applicable, the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, a Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 3.15 Realization upon Defaulted Mortgage Loans. Each Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. Each Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings; provided, however, with respect to any Second Lien Mortgage Loan for which the related first lien mortgage loan is not included in the Trust Fund, if, after such Mortgage Loan becomes 180 days or more delinquent, the applicable Servicer determines that a significant net recovery is not possible through foreclosure, such Mortgage Loan may be charged off and the Mortgage Loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an uninsured cause, a Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion
(i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Trustee, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by such Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. Each Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

         The proceeds of any liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the applicable Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to reimburse the applicable Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; third, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a liquidation or REO Disposition; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the applicable Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the applicable Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Trustee in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17(f) with respect to certain excess recoveries from an REO Disposition.

         Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event a Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee otherwise requests, such Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, such Servicer shall promptly provide the Trustee and the Depositor with a written report of the environmental inspection.

         After reviewing the environmental inspection report, the applicable Servicer shall determine consistent with Accepted Servicing Practices how the Servicer shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the applicable Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.11. In the event the applicable Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.11. The Trustee shall not be responsible for any determination made by the applicable Servicer pursuant to this paragraph or otherwise.

         In the event a Servicer elects to charge-off a Second Lien Mortgage Loan 180 days or more delinquent pursuant to this Section 3.15, no Second Lien Mortgage Loan shall be characterized as a Liquidated Mortgage Loan, unless the Depositor consents in writing to such characterization after the applicable Servicer has provided the Depositor with a combined equity analysis of such Second Lien Mortgage Loan and the related first lien mortgage loan; provided, that if the Depositor has failed to notify the applicable Servicer within 3 Business Days of receipt of such combined equity analysis, then the Depositor shall be deemed to have consented to such characterization. In the event a Servicer elects to charge off a Second Lien Mortgage Loan 180 days or more delinquent pursuant to this Section 3.15, such Servicer shall notify the Trustee of such election, which notice may be provided in a Servicer Remittance Report delivered pursuant to Section 4.03(d). JPMorgan may elect to charge-off a Second Lien Mortgage Loan pursuant to this Section 3.15 without such written consent, so long as such Second Lien Mortgage Loan is 180 days or more delinquent.

         Section 3.16 Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Servicer will, on or before the last day of the month in which such payment in full occurs, notify the Trustee or the Custodian, as applicable, by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by submitting a Request for Release (in writing or an electronic format acceptable to the Trustee or the Custodian, as applicable) to the Trustee or Custodian, as applicable. Upon receipt of such certification and Request for Release, the Trustee or the Custodian, as applicable, shall promptly release the related Custodial File to such Servicer within five (5) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Collection Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Trustee or Custodian, as applicable, shall, upon request of a Servicer and delivery to the Trustee or the Custodian, as applicable, of a Request for Release, release the related Custodial File to such Servicer, and the Trustee or the Custodian, as applicable, shall, at the direction of such Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and such Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the applicable Servicer to return each and every document previously requested from the Custodial File to the Trustee or the Custodian, as applicable, when the need therefor by such Servicer no longer exists, unless the Mortgage Loan has been charged-off or liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the related Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and such Servicer has delivered to the Trustee or the Custodian, as applicable, a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was charged-off or liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or the Custodian, as applicable, to the applicable Servicer or its designee upon request therefor. Upon receipt of a Request for Release under this Section 3.16, the Trustee or the Custodian, as applicable, shall deliver the related Custodial File to the requesting Servicer by regular mail, unless such Servicer requests that the Trustee or Custodian, as applicable, deliver such Custodial File to such Servicer by overnight courier (in which case such delivery shall be at such Servicer's expense); provided, however, that in the event a Servicer has not previously received copies of the relevant Mortgage Loan Documents necessary to service the related Mortgage Loan in accordance with Accepted Servicing Practices, the applicable Responsible Party shall reimburse the applicable Servicer for any overnight courier charges incurred for the requested Custodial Files.

         Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the applicable Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to such Servicer a power of attorney sufficient to authorize such Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.17 Title, Conservation and Disposition of REO Property. (a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the applicable Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders. Upon written request by the applicable Servicer, the Trustee shall provide such Servicer with a power of attorney prepared by such Servicer with respect to such REO Property.

         (b) Each Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. Each Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as such Servicer deems to be in the best interest of the Trustee. The Trustee shall have no obligations with respect to any REO Dispositions.

         (c) Each Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the related Collection Account.

         (d) Each Servicer shall deposit net of reimbursement to such Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, in no event more than two
(2) Business Days following such Servicer's receipt thereof, in the related Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

         (e) Each Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

         (f) Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan, plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition, shall be retained by the applicable Servicer as additional servicing compensation.

         (g) Each Servicer shall use its reasonable best efforts to sell, or cause its Subservicer to sell, in accordance with Accepted Servicing Practices, any REO Property serviced by such Servicer or Subservicer as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by Pooling-Tier REMIC-1 unless (i) such Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or
(ii) such Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Depositor, the Trustee and such Servicer, to the effect that the holding by the Pooling-Tier REMIC-1 of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in
Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. Each Servicer shall manage, conserve, protect and operate each REO Property serviced by such Servicer for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the Pooling-Tier REMIC-1 of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the applicable Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

         Section 3.18 Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, the applicable Servicer shall adjust the Mortgage Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. In the event that an Index becomes unavailable or otherwise unpublished, the related Servicer shall select a comparable alternative index over which it has no direct control and which is readily verifiable. Each Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments. Each Servicer shall promptly, upon written request therefor, deliver to the Trustee such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by a Servicer or the receipt of notice from the Trustee that a Servicer has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, such Servicer shall deposit in the related Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

         Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans. The applicable Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon five (5) Business Days' prior written request and during normal business hours at the offices of the applicable Servicer or any Subservicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Section 3.20 Documents, Records and Funds in Possession of the Servicers to Be Held for the Trustee. Each Servicer shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan serviced by such Servicer. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in its Collection Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in any Collection Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

         Section 3.21 Servicing Compensation. (a) As compensation for its activities hereunder, each Servicer shall, with respect to each Mortgage Loan serviced by it, be entitled to retain from deposits to its Collection Account and from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, each Servicer shall be entitled to recover unpaid Servicing Fees out of related late collections to the extent permitted in Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of a Servicer's responsibilities and obligations under this Agreement; provided, however, that each Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

         (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by a Servicer only to the extent such fees or charges are received by such Servicer. Each Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the related Collection Account, and pursuant to Section 3.07(e), to direct the Trustee to withdraw from the Distribution Account and remit to the applicable Servicer (except for monies invested during the Trustee Float Period), as additional servicing compensation, interest or other income earned on the related portions of deposits therein. Each Servicer shall also be entitled, as additional servicing compensation, to interest or other income earned on deposits in the related Escrow Account (to the extent permitted by law and the related Mortgage Loan documents) in accordance with Section 3.12. HomEq shall also be entitled to retain net Prepayment Interest Excesses (to the extent not required to offset Prepayment Interest Shortfalls), but only to the extent such amounts are received by HomEq.

         (c) Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by such Servicer), and shall not be entitled to reimbursement therefor from the Trust Fund except as specifically provided in Section 3.11.

         Section 3.22 Annual Statement as to Compliance. Each Servicer will deliver or cause to be delivered to the Depositor, the Rating Agencies and the Trustee on or before March 15th of each calendar year, commencing in 2006, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, such Servicer has fulfilled in all material respects all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. Promptly after receipt of such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the applicable Servicer as to the nature of any defaults by such Servicer in the fulfillment of any of such Servicer's obligations. The obligations of a Servicer under this Section apply to each Servicer that serviced a Mortgage Loan during the applicable period, whether or not such Servicer is acting as a Servicer at the time such Officer's Certificate is required to be delivered.

         Section 3.23 Annual Independent Public Accountants' Servicing Statement; Financial Statements. Not later than March 15th of each calendar year commencing in 2006, each Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Depositor, the Rating Agencies and the Trustee a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of such Servicer which includes an assertion that such Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers. Promptly after receipt of such report, the Depositor shall review such report and, if applicable, consult with the applicable Servicer as to the nature of any defaults by such Servicer in the fulfillment of any of such Servicer's obligations. The obligations of a Servicer under this Section apply to each Servicer that serviced a Mortgage Loan during the applicable period, whether or not such Servicer is acting as a Servicer at the time such statement is required to be delivered.

         Section 3.24 Trustee to Act as Servicer. (a) Subject to Section 7.02, in the event that any Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of such predecessor Servicer pursuant to Section 3.10 or any acts or omissions of such predecessor Servicer hereunder), (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iii) responsible for expenses of such predecessor Servicer pursuant to Section 2.03 or (iv) deemed to have made any representations and warranties of such Servicer hereunder. Any such assumption shall be subject to Section 7.02.

         (b) Every Subservicing Agreement entered into by a Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

         (c) If any Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Trustee (or any other successor Servicer) may, at its option, succeed to any rights and obligations of such Servicer under any Subservicing Agreement in accordance with the terms thereof; provided that the Trustee (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of such Servicer thereunder; and such Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

         (d) The applicable Servicer shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) to which it is party and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such Subservicing Agreement to the assuming party.

         Section 3.25 Compensating Interest. Each Servicer shall remit to the Trustee on each Remittance Date for deposit in the Distribution Account an amount from its own funds equal to the Compensating Interest payable by such Servicer for the related Distribution Date.

         Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, each Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories), on a monthly basis.

         (b) Each Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans required to be serviced by it and the related borrowers and shall provide all required notices thereunder.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICERS

         Section 4.01 Advances. (a) The amount of P&I Advances to be made by each Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans serviced by such Servicer, which Scheduled Payments were not received as of the close of business on the related Determination Date (provided, however, that with respect to any Balloon Loan that is delinquent on its maturity date, the applicable Servicer will not be required to advance the principal portion of the related balloon payment but will be required to continue to make P&I Advances in accordance with this Section 4.01(a) with respect to such Balloon Loan in an amount equal to the assumed scheduled interest that would otherwise be due based on the original amortization schedule for such Balloon Loan (with interest at the Adjusted Net Mortgage Rate)), plus (ii) with respect to each REO Property serviced by such Servicer, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the related Collection Account for distribution on such Remittance Date.

         (b) On each Remittance Date, each Servicer shall remit in immediately available funds to the Trustee an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties serviced by such Servicer for the related Remittance Date either (i) from its own funds or (ii) from the related Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the related Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by such Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by such Servicer with respect to such Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in such Servicer's records and replaced by such Servicer by deposit in the related Collection Account on or before any future Remittance Date to the extent required.

         (c) The obligation of each Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to paragraph (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

         (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by any Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by any Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of such Servicer delivered to the Trustee.

         (e) Except as otherwise provided herein, the applicable Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

         Section 4.02 Priorities of Distribution. (a) On each Distribution Date, the Trustee shall allocate from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining and, on such Distribution Date, shall make distributions on the Certificates in accordance with such allocation:

                  (i) to the holders of each Class of LIBOR Certificates and to the Swap Account in the following order of priority:

                           (A) to the Swap Account, the sum of (x) all Net Swap
                  Payments and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment;

                           (B) from the Interest Remittance Amounts for both the
                  Loan Groups, to the Class A Certificates, the related Accrued Certificate Interest Distribution Amounts and any related Unpaid Interest Amounts for such Distribution Date, pursuant to the allocation set forth in clauses (iv) and (v) of this
                  Section 4.02(a);

                           (C) from any remaining Interest Remittance Amounts,
                  to the Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                           (D) from any remaining Interest Remittance Amounts,
                  to the Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                           (E) from any remaining Interest Remittance Amounts,
                  to the Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                           (F) from any remaining Interest Remittance Amounts,
                  to the Class M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                           (G) from any remaining Interest Remittance Amounts,
                  to the Class M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                           (H) from any remaining Interest Remittance Amounts,
                  to the Class M-6 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                           (I) from any remaining Interest Remittance Amounts,
                  to the Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                           (J) from any remaining Interest Remittance Amounts,
                  to the Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

                           (K) from any remaining Interest Remittance Amounts,
                  to the Class B-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (ii) (A) on each Distribution Date (1) before the Stepdown Date or (2) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

                           (1) to the Class A Certificates, allocated as
                  described in Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero; and

                           (2) sequentially to the Class M-1, Class M-2, Class
                  M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

                  (B) on each Distribution Date (1) on and after the Stepdown Date and (2) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distribution of principal, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to, in the aggregate, the Principal Distribution Amount in the following amounts and order of priority:

                           (1) to the Class A Certificates, the lesser of (x)
                  the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated as described in
                  Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero;

                           (2) to the Class M-1 Certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                           (3) to the Class M-2 Certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above and to the Class M-1 Certificates in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                           (4) to the Class M-3 Certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above and to the Class M-2 Certificates in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                           (5) to the Class M-4 Certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above and to the Class M-3 Certificates in clause (ii)(B)(d) above and (y) the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                           (6) to the Class M-5 Certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above and to the Class M-4 Certificates in clause (ii)(B)(e) above and (y) the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                           (7) to the Class M-6 Certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above and to the Class M-5 Certificates in clause (ii)(B)(f) above and (y) the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                           (8) to the Class B-1 Certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above and to the Class M-6 Certificates in clause (ii)(B)(g) above and (y) the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                           (9) to the Class B-2 Certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above and to the Class B-1 Certificates in clause (ii)(B)(h) above and (y) the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

                           (10) to the Class B-3 Certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above, to the Class B-1 Certificates in clause (ii)(B)(h) above and to the Class B-2 Certificates in clause (ii)(B)(i) above and (y) the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (iii) any amount remaining after the distributions in clauses
         (i) and (ii) above, plus as specifically indicated below, from amounts on deposit in the Excess Reserve Fund Account, shall be distributed in the following order of priority:

                           (A) to the Class M-1 Certificates, any Unpaid
                  Interest Amount for such Class;

                           (B) to the Class M-1 Certificates, any Unpaid
                  Realized Loss Amount for such Class;

                           (C) to the Class M-2 Certificates, any Unpaid
                  Interest Amount for such Class;

                           (D) to the Class M-2 Certificates, any Unpaid
                  Realized Loss Amount for such Class;

                           (E) to the Class M-3 Certificates, any Unpaid
                  Interest Amount for such Class;

                           (F) to the Class M-3 Certificates, any Unpaid
                  Realized Loss Amount for such Class;

                           (G) to the Class M-4 Certificates, any Unpaid
                  Interest Amount for such Class;

                           (H) to the Class M-4 Certificates, any Unpaid
                  Realized Loss Amount for such Class;

                           (I) to the Class M-5 Certificates, any Unpaid
                  Interest Amount for such Class;

                           (J) to the Class M-5 Certificates, any Unpaid
                  Realized Loss Amount for such Class;

                           (K) to the Class M-6 Certificates, any Unpaid
                  Interest Amount for such Class;

                           (L) to the Class M-6 Certificates, any Unpaid
                  Realized Loss Amount for such Class;

                           (M) to the Class B-1 Certificates, any Unpaid
                  Interest Amount for such Class;

                           (N) to the Class B-1 Certificates, any Unpaid
                  Realized Loss Amount for such Class;

                           (O) to the Class B-2 Certificates, any Unpaid
                  Interest Amount for such Class;

                           (P) to the Class B-2 Certificates, any Unpaid
                  Realized Loss Amount for such Class;

                           (Q) to the Class B-3 Certificates, any Unpaid
                  Interest Amount for such Class;

                           (R) to the Class B-3 Certificates, any Unpaid
                  Realized Loss Amount for such Class;

                           (S) to the Excess Reserve Fund Account, the amount of
                  any Basis Risk Payment (without regard to Net Swap Receipts) for such Distribution Date;

                           (T) from funds on deposit in the Excess Reserve Fund
                  Account with respect to such Distribution Date, an amount equal to any remaining Basis Risk CarryForward Amount with respect to the LIBOR Certificates for such Distribution Date, allocated to the LIBOR Certificates in the same order and priority in which the Accrued Certificate Interest Distribution Amount is allocated among such Classes of Certificates, with the allocation to the Class A Certificates being (a) first, among the Class A Certificates, pro rata, based on their respective Class Certificate Balances and (b) second, any remaining amounts to the Class A Certificates, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

                           (U) to the Swap Account, the amount of any Defaulted
                  Swap Termination Payment owed to the Swap Provider;

                           (V) to the Class X Certificates, the remainder of the
                  Class X Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(U); and

                           (W) to the Class R Certificates, any remaining amount
                  in the Trust REMICs;

                  (iv) Solely for purposes of interest allocation calculations, the Interest Remittance Amount attributable to Group I Mortgage Loans will be allocated:

                           (1) first, to the Class A-1 Certificates, the Accrued
                  Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-1 Certificates; and

                           (2) second, concurrently, to the Class A-2a, Class
                  A-2b and Class A-2c Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(A) to such Classes of Certificates), the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-2a, Class A-2b and Class A-2c Certificates, respectively, to the extent not otherwise previously paid from the Interest Remittance Amount attributable to Group II Mortgage Loans.

                  (v) Solely for purposes of interest allocation calculations, the Interest Remittance Amount attributable to Group II Mortgage Loans will be allocated:

                           (1) first, concurrently, to the Class A-2a, Class
                  A-2b and Class A-2c Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(A) to such Classes of Certificates), the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-2a, Class A-2b and Class A-2c Certificates, respectively; and

                           (2) second, to the Class A-1 Certificates, the
                  Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-1 Certificates, to the extent not otherwise previously paid from the Interest Remittance Amount attributable to Group I Mortgage Loans.

         If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class A Certificates does not receive in full the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, if any, then such shortfall will be allocated to the Holders of such Class, with interest thereon, on future Distribution Dates, as an Unpaid Interest Amount, subject to the priorities described above.

         (b) On each Distribution Date, prior to any distributions on any other Class of Certificates, all amounts representing Prepayment Charges from the Mortgage Loans received during the related Prepayment Period shall be distributed by the Trustee to the holders of the Class P Certificates.

         (c) All principal distributions to the Holders of the Class A Certificates on any Distribution Date shall be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, on a pro rata basis, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable, for such Distribution Date; provided, however, that if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on such Distribution Date, and the amount of such principal distributions distributable on all subsequent Distribution Dates, shall be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining Outstanding, in accordance with the principal distribution allocations described in this Section 4.02(c), until their respective Class Certificate Balances have been reduced to zero. Any distributions of principal to the Group I Class A Certificates shall be made first from Available Funds relating to the Group I Mortgage Loans, and any distributions of principal to the Group II Class A Certificates shall be made first from Available Funds relating to the Group II Mortgage Loans.

         Any principal distributions allocated to the Group II Class A Certificates shall be allocated first to the Class A-2a Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2b Certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-2c Certificates, until their Class Certificate Balance has been reduced to zero. Notwithstanding the foregoing, on and after the Distribution Date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Group II Class A Certificates shall be allocated pro rata among the Classes of Group II Class A Certificates, based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero.

         (d) On any Distribution Date, any Relief Act Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Trustee as a reduction in the following order:

         (1) First, to the amount of interest payable to the Class X Certificates; and

         (2) Second, pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Class A, Class M and Class B Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

         Section 4.03 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Servicers, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

                  (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

                  (ii) the amount thereof allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk CarryForward Amount for such Distribution Date and the amount of all Basis Risk CarryForward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

                  (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk CarryForward Amount not covered by amounts in the Excess Reserve Fund Account;

                  (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

                  (v) the Pool Stated Principal Balance for the following Distribution Date;

                  (vi) the amount of Expense Fees paid to or retained by the Servicers or the Trustee (stated separately and in the aggregate) with respect to such Distribution Date;

                  (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

                  (viii) the amount of P&I Advances included in the distribution on such Distribution Date and the aggregate amount of P&I Advances reported by the Servicers as outstanding as of the close of business on such Distribution Date;

                  (ix) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

                  (x) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

                  (xi) the total number and aggregate principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

                  (xii) whether a Trigger Event has occurred and is continuing (including the calculation thereof and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

                  (xiii) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution
         Date);

                  (xiv) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

                  (xv) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

                  (xvi) the amount of any Net Swap Payments, Net Swap Receipts, Swap Termination Payments or Defaulted Swap Termination Payments;

                  (xvii) the calculations of LIBOR and Swap LIBOR;

                  (xviii) the Subordinated Amount and Specified Subordinated Amount;

                  (xix) Prepayment Charges collected or paid (pursuant to Section 3.07(a)) by the Servicers;

                  (xx) the Cumulative Loss Percentage; and

                  (xxi) other reasonably requested information.

         (b) The Trustee's responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Trustee and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Servicers and the Responsible Parties. The Trustee will provide the above statement via the Trustee's internet website. The Trustee's website will initially be located at http:\\www.ctslink.com and assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee may change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

         The Trustee will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement to Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

         (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

         (d) Not later than the Determination Date for each Distribution Date, each Servicer shall furnish to the Trustee and the Depositor, a monthly remittance advice statement (in a format mutually agreed upon by such Servicer and the Trustee) containing such information as shall be reasonably requested by the Trustee to enable the Trustee to provide the reports required by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last day of the related Prepayment Period (the "Servicer Remittance Report").

         The Servicer Remittance Report shall document, on such Determination Date, Mortgage Loan payment activity on an individual Mortgage Loan basis, as follows:

                  (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Charges, received during the related Prepayment Period along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

                  (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

                  (iii) the amount of servicing compensation received by such Servicer during the prior distribution period;

                  (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

                  (v) the aggregate expenses reimbursed to such Servicer during the prior distribution period pursuant to Section 3.11; and

                  (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 31 to 60 days, (2) 61 to 90 days,
         (3) 91 days or more; (b) as to which foreclosure or bankruptcy proceedings of the related mortgagor have commenced; and (c) as to which REO Property has been acquired.

         Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of LIBOR. Until all of the LIBOR Certificates are paid in full, the Trustee shall at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

         The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are Outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

         Section 4.05 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts shall be allocated by the Trustee to the most junior Class of Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof.

         Section 4.06 Swap Account. On the Closing Date, the Trustee shall establish and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the Certificates (the "Swap Account") as a part of the Trust Fund. The Swap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

         On any Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into the Swap Account. Funds in the Swap Account will be distributed in the following order of priority:

                  (i) to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for that Distribution Date;

                  (ii) to the Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Provider for that Distribution Date;

                  (iii) to the Class A Certificates, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i), to the extent unpaid from Available Funds;

                  (iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i) and Section 4.02(a)(iii), to the extent unpaid from Available Funds;

                  (v) to the Offered Certificates, to pay principal as described and, in the same manner and order of priority as set forth, in Section 4.02(a)(ii)(A) or Section 4.02(a)(ii)(B), as applicable, but only to the extent necessary to maintain the Subordinated Amount at the Specified Subordinated Amount, after giving effect to payments and distributions from Available Funds;

                  (vi) to the Class A Certificates, to pay Basis Risk CarryForward Amounts, pro rata, based on their Class Certificate Balances for such Distribution Date, up to the Swap Payment Allocation for each Class of Class A Certificates and to the extent unpaid from Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

                  (vii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, to pay Basis Risk CarryForward Amounts, up to the Swap Payment Allocation for each Class of Class M and Class B Certificates and to the extent unpaid from Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

                  (viii) to the Offered Certificates, any remaining unpaid Basis Risk CarryForward Amount, pro rata, based on their respective remaining unpaid Basis Risk CarryForward Amount after the allocation of payments as set forth in clauses (vi) and (vii) above;

                  (ix) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, to pay any Unpaid Realized Loss Amount, to the extent unpaid from Available Funds;

                  (x) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

                  (xi) to the holders of the Class X Certificates, any remaining amounts.

         Upon termination of the Trust, any amounts remaining in the Swap Account shall be distributed pursuant to the priorities set forth in this
Section 4.06.

         The Trustee shall account for the Swap Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Swap Account are the Class X Certificateholders. For federal income tax purposes, Net Swap Payments and Swap Termination Payments payable to the Swap Provider shall be deemed to be paid to the Swap Account from the Upper-Tier REMIC, first, by the Holder of the Class X Certificates (in respect of the Class IO Interest and, if applicable, the Class X Interest) and second, other than any Defaulted Swap Termination Payment, from the Upper-Tier REMIC by the Holders of the applicable Class or Classes of Offered Certificates (in respect of Class IO Shortfalls) as and to the extent provided in Section 8.13.

         Any Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts distributed by the Trustee to the Offered Certificateholders shall be accounted for by the Trustee, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates in respect of the Class X Interest and (to the extent remaining after payments to the Swap Provider) the Class IO Interest, and then to the respective Class or Classes of Offered Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of Offered Certificates to receive payments of Upper-Tier CarryForward Amounts (including, but without duplication Basis Risk CarryForward Amounts) from the Swap Account (along with Basis Risk CarryForward Amounts payable from the Excess Reserve Fund Account) as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

         The Swap Account shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Trust REMIC. Furthermore, the Holders of the Class X Certificates shall be the beneficial owners of the Swap Account for all federal income tax purposes, and shall be taxable on all income earned thereon.

         With respect to the failure of the Swap Provider to perform any of its obligations under the Interest Rate Swap Agreement, the breach by the Swap Provider of any of its representations and warranties made pursuant to the Interest Rate Swap Agreement, or the termination of the Interest Rate Swap Agreement, the Trustee shall take any and all such actions as may be necessary or appropriate to enforce the rights of the Trust with respect thereto.

                                    ARTICLE V

                                THE CERTIFICATES

         Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

         The Depositor hereby directs the Trustee to register the Class X and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Trustee, the Trustee shall transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to the NIM Trustee or to such other Person or Persons as the Depositor shall request.

         Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor or any Affiliate thereof.

         Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections
(b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

         All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

         (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In determining whether a transfer is being made pursuant to an effective registration statement, the Trustee shall be entitled to rely solely upon a written notice to such effect from the Depositor. Except with respect to (i) the transfer of the Class X, Class P or Class R Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicers shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         Except with respect to (i) the transfer of the Class R, Class X or Class P Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit
I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate or Class P Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Servicers, the Depositor, the Trustee or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Trustee or the Servicers to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Class P Certificate or Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

         To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

         As long as the Interest Rate Swap Agreement is in effect, each beneficial owner of a Certificate other than an ERISA-Restricted Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

         (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee;

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall not have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

                  (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is a Non-Permitted Transferee.

         The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund or the Trustee, to the effect that the elimination of such restrictions will not cause any Trust REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are Outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

         (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository (and the Trustee consents) of its intent to terminate the book-entry system through the Depository, and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicers, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

         (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

         Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicers and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04 Persons Deemed Owners. The Servicers, the Trustee, the Depositor, and any agent of a Servicer, the Depositor, or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers, the Trustee, the Depositor, or any agent of a Servicer, the Depositor, or the Trustee shall be affected by any notice to the contrary.

         Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or a Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, such Servicer or the Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 5.06 Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICERS

         Section 6.01 Respective Liabilities of the Depositor and the Servicers. The Depositor and each of the Servicers shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         Section 6.02 Merger or Consolidation of the Depositor or a Servicer. The Depositor and each of the Servicers will each keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Depositor or a Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or a Servicer shall be a party, or any person succeeding to the business of the Depositor or a Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to such Servicer shall be qualified to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

         Section 6.03 Limitation on Liability of the Depositor, the Servicers and Others. Neither the Depositor, the Servicers nor any of their directors, officers, employees or agents of the Depositor shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicers or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, each Servicer and any director, officer, employee or agent of the Depositor and each Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and its Affiliates, the Purchaser, each Servicer and any director, officer, employee or agent of the Depositor, the Purchaser or each Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor any Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and each Servicer may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the applicable Servicer shall be entitled to be reimbursed therefor out of the applicable Collection Account.

         Section 6.04 Limitation on Resignation of a Servicer. Subject to Sections 7.01 and 10.07, no Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicers, the Depositor and the Trustee or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by a Servicer. Any such determination permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor and the Trustee. No such resignation shall become effective until a successor shall have assumed such Servicer's responsibilities and obligations hereunder.

         Notwithstanding the provisions of Section 6.04 herein to the contrary, in the event that a Servicer determines that it will no longer engage in the business of servicing mortgage loans, such Servicer may assign its rights under this Agreement, provided that, (i) the Depositor in its sole discretion has consented, which consent shall not be unreasonably withheld, (ii) the Rating Agencies' ratings of the Certificates in effect immediately prior to such action will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies) and (iii) such Servicer shall be liable for all costs and expenses associated with the transfer of servicing, provided further, that such Servicer shall indemnify and hold each of the Trust Fund, the Trustee, the Custodians, the Depositor, the other Servicers hereunder, any sub-servicer, the successor Servicer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such party may sustain in any way related to such assignment except with respect to a successor Servicer's failure to comply with the terms of this Agreement. No assignment by such Servicer shall become effective until a successor Servicer acceptable to the Depositor and the Trustee shall have assumed in writing such Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement. Any such assignment shall not relieve a Servicer of responsibility for any of the obligations specified herein except to the extent that such responsibilities have been expressly assumed by the successor Servicer.

         Section 6.05 Additional Indemnification by the Servicers; Third Party Claims. Each Servicer, severally and not jointly, shall indemnify the Depositor, the Purchaser and the Trustee and any director, officer, employee or agent of the Depositor, the Purchaser or the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by such Servicer, of (i) any of its representations and warranties referred to in
Section 2.03(a), (ii) any error in any tax or information return prepared by such Servicer or (iii) the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The applicable Servicer immediately shall notify the Depositor and the Trustee if such claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the applicable Responsible Party or the Trustee in respect of such claim. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of each Servicer.

                                   ARTICLE VII

                                     DEFAULT

         Section 7.01 Events of Default. "Event of Default," wherever used herein, means, with respect to each Servicer individually, any one of the following events:

         (a) any failure by a Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor or by the Trustee, or to such Servicer, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

         (b) any failure on the part of a Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement which continues unremedied for a period of sixty (60) days (except that (x) such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and (y) such number of days shall be ten in the case of a failure to observe or perform any of the obligations set forth in Sections 3.22, 3.23 or 8.12) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor or by the Trustee, or to such Servicer, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates and (ii) actual knowledge of such failure by a Servicing Officer of such Servicer; or

         (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

         (d) a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to a Servicer or of or relating to all or substantially all of its property; or

         (e) a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (f) a breach of any representation and warranty of a Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to such Servicer by the Trustee or by Depositor, or to such Servicer, the Trustee and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

         (g) either (i) with respect to Countrywide or JPMorgan, any withdrawal or downgrade of two or more levels (i.e., from "Above Average" to "Below Average" or the equivalent) of the servicer rating, as of the Closing Date, of such Servicer by any Rating Agency which results in a downgrade, qualification or withdrawal of the rating assigned to any Class of Certificates by any Rating Agency or (ii) with respect to HomEq, Fitch reduces its servicer rating of HomEq to "RPS2-" or lower, Moody's reduces its servicer rating of HomEq to "SQ3" or lower, or S&P reduces its servicer rating of HomEq to "Average" or lower.

         If an Event of Default described in clauses (a) through (g) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of a majority of the Voting Rights, the Trustee shall, by notice in writing to the applicable Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the Mortgage Loans serviced by such Servicer and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Trustee shall not be required to give written notice to such Servicer of the occurrence of an Event of Default described in clauses
(b) through (g) of this Section 7.01 unless and until a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event. In the event that a Responsible Officer of the Trustee has actual knowledge of the occurrence of an event of default described in clause (a) of this Section 7.01, the Trustee shall give written notice to the applicable Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided, that if such failure is the failure to make a P&I Advance, the Trustee shall send such notice prior to 12:00 noon New York time on the Distribution Date and, if the Event of Default of such Servicer was the failure to make a P&I Advance, the Trustee, as successor Servicer, shall make such P&I Advance on the Distribution Date that such notice was delivered. On and after the receipt by such Servicer of such written notice, all authority and power of such Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. Subject to Section 7.02, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of such Servicer to pay amounts owed pursuant to
Article VIII. Such Servicer agrees to cooperate with the Trustee in effecting the termination of such Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account of such predecessor Servicer, or thereafter be received with respect to the Mortgage Loans.

         Notwithstanding any termination of the activities of a Servicer hereunder, such Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid Servicing Fees and reimbursement for all outstanding P&I Advances and Servicing Advances.

         Section 7.02 Trustee to Act; Appointment of Successor. On and after the time a Servicer receives a notice of termination pursuant to Section 3.24 or
Section 7.01, the Trustee shall, subject to and to the extent provided in
Section 3.05, be the successor to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof and applicable law including the obligation to make P&I Advances or Servicing Advances pursuant to Section 3.24 or Section 7.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that such Servicer would have been entitled to charge to its Collection Account if such Servicer had continued to act hereunder including, if such Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to its Collection Account and the Distribution Account which such Servicer would be entitled to receive (in addition to income on investments or gain related to the Distribution Account for the benefit of the Trustee during the Trustee Float Period). Notwithstanding the foregoing, if the Trustee has become the successor to such Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to
Section 4.01, if it is otherwise unable to so act or at the written request of Certificateholders entitled to at least a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to such Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder. Any successor to such Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such terminated Servicer (other than liabilities of such terminated Servicer under Section 6.03 incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the predecessor Servicer from investments. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         In the event that a Servicer is terminated pursuant to Section 7.01, such terminated Servicer shall be responsible for the servicing transfer, provide notices to the Mortgagors, arrange for and transfer the Servicing Files to a successor Servicer, pay all of its own out-of-pocket costs and expenses at its own expense and pay all costs and expenses of all other parties hereto relating to the transfer of the related Servicing Files to a successor Servicer (excluding set-up costs and other administrative expenses of the successor Servicer), and in all other cases the successor Servicer shall pay for such costs and expenses but shall not be entitled to reimbursement therefor from the Trust Fund. Such amounts payable by the terminated Servicer shall be paid by the terminated Servicer promptly upon presentation of reasonable documentation of such costs. If the Trustee is the predecessor Servicer (except in the case where the Trustee in its role as successor Servicer is being terminated pursuant to
Section 7.01 by reason of an Event of Default caused solely by the Trustee as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs.

         Any successor to a Servicer as servicer shall give notice to the related Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that each Servicer is required to maintain pursuant to Section 3.13.

         Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to a Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such event shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case of an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

         Unless an Event of Default known to the Trustee has occurred and is continuing:

         (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming on their face to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

         (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

         Section 8.02 Certain Matters Affecting the Trustee and the Custodian. Except as otherwise provided in Section 8.01: (a) the Trustee and the Custodian may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Custodian shall have responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

         (b) the Trustee and the Custodian may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

         (c) neither the Trustee nor the Custodian shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

         (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder; provided further, the Trustee shall not be responsible for any act or omission of the Custodian;

         (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

         (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement;

         (h) unless a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default, the Trustee shall not be deemed to have knowledge of an Event of Default, until a Responsible Officer of the Trustee shall have received written notice thereof; and

         (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

         Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Interest Rate Swap Agreement or of the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor or a Servicer of any funds paid to the Depositor or a Servicer in respect of the Mortgage Loans or deposited in or withdrawn from any Collection Account or the Distribution Account by the Depositor or a Servicer.

         The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

         The Trustee executes the Interest Rate Swap Agreement and the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Interest Rate Swap Agreement and the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

         Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         Section 8.05 Trustee's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for the Distribution Date and any interest or investment income earned on funds deposited in the Distribution Account. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (i) resulting from any error in any tax or information return prepared by the Servicer, (ii) incurred in connection with any claim or legal action relating to this Agreement, the Certificates or the Interest Rate Swap Agreement (including any unreimbursed out-of-pocket costs resulting from a servicing transfer), or (iii) resulting from the performance of any of the Trustee's duties under this Agreement, the Certificates or the Interest Rate Swap Agreement, other than any loss, liability, or expense (A) resulting from any breach of any Servicer's obligations in connection with this Agreement for which the related Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05, (B) resulting from any breach of any Responsible Party's obligations in connection with this Agreement for which the related Responsible Party has performed its obligations to indemnify the Trustee pursuant to Section 2.03(j), (C) incurred because of willful misconduct, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement, (D) incurred by the Trustee in the ordinary course of business as Trustee hereunder or (E) that would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misconduct, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

                           (A) the reasonable compensation, expenses, and
                  disbursements of its counsel not associated with the closing of the issuance of the Certificates, and

                           (B) the reasonable compensation, expenses, and
                  disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

         Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee under this Agreement or for any other expenses incurred by the Trustee; provided, however, that no expense shall be reimbursed by the Trust Fund under this Agreement if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

         Section 8.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates or the Servicers and their Affiliates; provided, however, that such entity cannot be an Affiliate of the Depositor or a Servicer other than the Trustee in its role as successor to a Servicer.

         Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicers and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to each Servicer and one copy to the successor trustee.

         The Holders of Certificates entitled to at least a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to each Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

         Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicers an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicers and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

         No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         Section 8.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the applicable Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the applicable Servicer and the Trustee may consider appropriate. If any Servicer shall not have joined in such appointment within 15 days after the receipt by such Servicer of a request to do so or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (a) To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of a Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

         (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

         (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

         (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the each Servicer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC and that in such capacity it shall:

         (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

         (b) within thirty days of the Closing Date, apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

         (c) make an election that each of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

         (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

         (e) provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is a Non-Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

         (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are Outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

         (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

         (h) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any Trust REMIC created hereunder before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

         (i) cause federal, state or local income tax or information returns to be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

         (j) maintain records relating to each Trust REMIC created hereunder, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

         The Holder of the largest Percentage Interest of the Class R Certificates shall act as Tax Matters Person for each Trust REMIC, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby designated as agent of such Certificateholder for such purpose (or if the Trustee is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Trustee shall, as and when necessary and appropriate, represent each Trust REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of each Trust REMIC created hereunder, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

         The Trustee shall treat the rights of the Class P Certificateholders to Prepayment Charges, the rights of the Class X Certificateholders to receive amounts in the Excess Reserve Fund Account and the Swap Account (subject to the obligation to pay Basis Risk CarryForward Amounts and Upper-Tier CarryForward Amounts) and the rights of the Offered Certificateholders to receive Basis Risk CarryForward Amounts and Upper-Tier CarryForward Amounts as the beneficial ownership of interests in a grantor trust, and not as obligations of any Trust REMIC created hereunder, for federal income tax purposes. The Trustee shall file or cause to be filed with the Internal Revenue Service Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class P Certificateholders, Class X Certificateholders and LIBOR Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

         To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value, if any, to each Class of Certificates of the right to receive Basis Risk CarryForward Amounts from the Excess Reserve Fund Account and Basis Risk CarryForward Amounts and Upper-Tier CarryForward Amounts from the Swap Account. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans that the Servicer is required to provide to the Trustee pursuant to this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide pursuant to this paragraph accurate information or data to the Trustee on a timely basis.

         Neither the Servicers nor the Trustee shall (i) permit the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement or the related Mortgage Loan documents) or (iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, any Trust REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax).

         If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Pooling-Tier REMIC-1 as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the applicable Servicer and the Responsible Party, jointly, in the case of any such minimum tax, and the Servicer if such tax arises out of or results from a breach by such Servicer of any of its obligations under this Agreement, (iii) the Responsible Party if such tax arises out of or results from the Responsible Party's obligation to repurchase a Mortgage Loan pursuant to Section 2.03, or (iv) in all other cases, or if the Trustee, the applicable Servicer or the Responsible Party fails to honor its obligations under the preceding clause (i), (ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

         Section 8.12 Periodic Filings. (a) The Trustee and each Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor, if an officer of the Depositor signs the Certification (as defined below), or otherwise on behalf of the Trust. In the event the Trustee is signing on behalf of the Depositor pursuant to the preceding sentence, the Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, the Trustee shall prepare such Form to be signed by the Depositor and the Depositor shall sign such Form, unless the Securities and Exchange Commission has indicated that it will accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor.

         (b) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits each Servicer's annual statement of compliance described under Section 3.22 and the accountant's report described under Section 3.23, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit L, with such changes as may be necessary or appropriate as a result of changes promulgated by the Securities and Exchange Commission (the "Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

         (c) In the event the Certification is to be signed by an officer of the Depositor, the Trustee shall sign a certification (in the form attached hereto as Exhibit M, with such changes as may be necessary or appropriate as a result of changes promulgated by the Securities and Exchange Commission) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 thereof of the Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and each Servicer shall sign a certification solely with respect to such Servicer (in the form attached hereto as Exhibit N, with such changes as may be necessary or appropriate as a result of changes promulgated by the Securities and Exchange Commission) for the benefit of the Depositor, the Trustee and their respective officers, directors and Affiliates in respect of items 4 and 5 of the Certification. Each such certification shall be delivered to the Depositor no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Certification to be filed to the Trustee no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day). In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee or any Servicer has actual knowledge of information material to the Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Trustee's obligations under this
Section 8.12(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, and (ii) each Servicer, severally and not jointly, shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the applicable Servicer's obligations under this
Section 8.12(c) or any material misstatement or omission, negligence, bad faith or willful misconduct of such Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then (i) the Trustee agrees in connection with a breach of the Trustee's obligations under this Section 8.12(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other and (ii) each Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and such Servicer, on the other hand, in connection with a breach of the Servicers' obligations under this Section 8.12(c) or any material misstatement or omission, negligence, bad faith or willful misconduct of such Servicer in connection therewith.

         (d) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

         (e) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

         Section 8.13 Tax Treatment of Upper-Tier CarryForward Amounts, Basis Risk CarryForward Amounts and Class IO Shortfalls; Tax Classification of the Excess Reserve Fund Account and the Interest Rate Swap Agreement. For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account and the Swap Account as beneficially owned by the holders of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust, within the meaning of subpart E, Part I of subchapter J of the Code. The Trustee shall treat the rights that each Class of LIBOR Certificates has to receive payments of Basis Risk CarryForward Amounts, and to the extent not paid from the Excess Reserve Fund Account, Basis Risk CarryForward Amounts from the Swap Account (together with Basis Risk CarryForward Amounts from the Excess Reserve Fund Account) as rights to receive payments under an interest rate cap contract written by the Class X Certificateholder in favor of each such Class and beneficially owned by each such Class through the grantor trust. Accordingly, each Class of Certificates (excluding the Class X, Class P and Class R Certificates) will be comprised of two components - an Upper-Tier Regular Interest and an interest in an interest rate cap contract, and the Class X Certificates will be comprised of four components - two Upper-Tier Regular Interests (the Class X Interest and the Class IO Interest), an interest in the Excess Reserve Fund Account, subject to obligation to pay Basis Risk CarryForward Amounts, and ownership of the Swap Account and the Interest Rate Swap Agreement, subject to the obligation to pay Upper-Tier CarryForward Amounts including, but without duplication, Basis Risk CarryForward Amounts. The Trustee shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of the Upper-Tier Regular Interest component based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of an Offered Certificate to receive the related Upper-Tier CarryForward Amount and, without duplication, the related Basis Risk CarryForward Amount for purposes of allocating the purchase price of a LIBOR Certificate acquired by an initial Holder thereof between such right and the related Upper-Tier Regular Interest.

         Holders of LIBOR Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) over (ii) the sum of amounts payable on the Class X Interest available for such payments and amounts payable on the Class IO Interest (such excess, a "Class IO Shortfall"), first from interest and then from principal distributable on the LIBOR Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such LIBOR Certificates based on the amount of interest otherwise payable to such Class of LIBOR Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of LIBOR Certificates then outstanding.

         Any payments of Class IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of LIBOR Certificates in respect of the corresponding Upper-Tier Regular Interest and as having been paid by such Holders to the Holders of the Class X Certificates through the Swap Account. In the event any class of Upper-Tier Regular Interest corresponding to a class of LIBOR Certificates is subject to the Upper-Tier REMIC Loan Group I Rate, the Upper-tier REMIC Loan Group II Rate or the Upper-Tier REMIC WAC Rate, and such rate exceeds the applicable Pass-Through Rate of the Corresponding Class of Certificates as a result of a Swap Termination Payment, such excess shall be deemed first paid to the related Upper-Tier Regular Interest and then paid to the Class X Certificates in a manner analogous to Class IO shortfalls.

         Section 8.14 Custodial Responsibilities. (a) The Custodian shall provide access to the Mortgage Loan Documents in possession of the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Trustee, the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon two (2) Business Days' prior written request and during normal business hours at the office of the Custodian. The Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at the expense of the person requesting such access.

         Upon receipt of a written request made by a Servicer in the form of the Request for Release, the applicable Custodian shall release within five Business Days the related Mortgage File in accordance with Section 3.16.

         (b) The Custodian and any of its respective directors, officers, employees or agents shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorneys' fees) incurred in connection with any claim or legal action relating to this Agreement or the performance of any of the Custodian's duties under this Agreement other than any loss, liability, or expense incurred (i) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligations to indemnify the Custodian pursuant to
Section 6.05, (ii) resulting from any breach of the Responsible Party's obligations in connection with this Agreement for which the Responsible Party has performed its obligations to indemnify the Custodian pursuant to Section 2.03(k), or (iii) because of willful misfeasance, bad faith, or negligence in the performance of any of the Custodian's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Custodian. Except as otherwise provided in this Agreement or a separate letter agreement between the Depositor and the Custodian, the Custodian shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Custodian in the ordinary course of its duties as Custodian under this Agreement or for any other expenses incurred by the Custodian; provided, however, that no expense shall be reimbursed by the Trust Fund under this Agreement if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

         (c) Each Custodian may resign from its obligations hereunder upon 60 days' prior written notice to the Trustee, the Depositor and the Servicers. Such resignation shall take effect upon (i) the appointment of a successor Custodian reasonably acceptable to the Trustee within such 60 day period; and (ii) delivery of all Custodial Files to the successor Custodian. The Trustee shall have the right, but not the obligation, to become the successor Custodian. If no successor Custodian is appointed within 60 days after written notice of the Custodian's resignation is received by the Trustee, the Custodian may petition a court of competent jurisdiction to appoint a successor Custodian.

         Upon such resignation and appointment of successor Custodian, the applicable Custodian shall, at such Custodian's expense (unless for nonpayment, then at the expense of the Trust), promptly transfer to the successor Custodian, as directed in writing by the Trustee, all Mortgage Files being administered under this Agreement.

                                   ARTICLE IX

                                   TERMINATION

         Section 9.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicers and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on or after the Optional Termination Date, by any Servicer individually, or all of the Servicers together, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by such Servicer at the expense of such Servicer, plus accrued and unpaid interest on each Mortgage Loan at the applicable Mortgage Rate and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, and (iii) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Provider pursuant to the Interest Rate Swap Agreement, and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

         Notwithstanding anything to the contrary contained herein, no such purchase shall be permitted, unless (i) after distribution of the proceeds thereof to the Certificateholders (other than the Holders of the Class X, Class P and Residual Certificates) pursuant to Section 9.02, the distribution of the remaining proceeds to the Class X and Class P Certificates is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities, to the extent the NIM Securities are then outstanding, or (ii) prior to such purchase, the purchasing Servicer(s) shall have deposited in the related Collection Account an amount to be remitted to the NIM Trustee that, together with such remaining proceeds, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities, to the extent the NIM Securities are then outstanding.

         Section 9.02 Final Distribution on the Certificates. If on any Remittance Date, the Servicers determine that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts, the Servicers shall direct the Trustee promptly to send a Notice of Final Distribution to each Certificateholder and the Swap Provider. If any Servicer individually elects to terminate the Trust Fund pursuant to clause
(a) of Section 9.01, such Servicer shall notify the other Servicer of such election by the 15th day of the month preceding the month of the final distribution and the other Servicer shall have 5 days to elect, by notice to the other Servicer, to purchase the Mortgage Loans it services. If any Servicer or all of the Servicers so elect to terminate, by the 25th day of the month preceding the month of the final distribution, such Servicer or Servicers shall notify the Depositor and the Trustee of the date such Servicer or Servicers intend to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

         A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Servicer or Servicers, as the case may be, will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

         In the event such Notice of Final Distribution is given, each Servicer shall cause all funds in its Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee or the applicable Custodian, as applicable, of a Request for Release therefor, the Trustee or the applicable Custodian, as applicable, shall promptly release to the applicable Servicer or Servicers, as the case may be, the Custodial Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicers, the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, up to an amount equal to
(i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to
Section 4.02 and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

         Section 9.03 Additional Termination Requirements. In the event the applicable Servicer or all of the Servicers exercise their purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the applicable Servicer or all of the Servicers, as the case may be, to the effect that the failure to comply with the requirements of this Section 9.03 will not
(i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding:

         (a) The Trustee shall sell all of the assets of the Trust Fund to the applicable Servicer and, no later than the next Distribution Date after such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each Trust REMIC; and

         (b) The Trustee shall attach a statement to the final federal income tax return for each Trust REMIC stating that pursuant to Treasury Regulations
Section 1.860F-1, the first day of the 90-day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the applicable Servicer or Servicers, as the case may be.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         Section 10.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicers, the Responsible Parties, the Custodians and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Custodians or the Servicers, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any amendment pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; and provided, further, that any such amendment pursuant to clause (iv) or (v) above shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Custodians, the Responsible Parties and the Servicers also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

         This Agreement may also be amended from time to time by the Depositor, the Custodians, the Servicers, the Responsible Parties and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66(2)/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66(2)/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any such Trust REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are Outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

         Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicers, any Certificate beneficially owned by the Depositor shall be deemed not to be Outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this
Section 10.01 have been obtained.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

         Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent of the Swap Provider if such amendment materially and adversely affects the rights or interests of the Swap Provider.

         Section 10.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicers at the direction and expense of the Depositor, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

         The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

         Section 10.05 Notices. (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured;

                  (iii) The resignation or termination of a Servicer, or the Trustee and the appointment of any successor;

                  (iv) The repurchase or substitution of Mortgage Loans pursuant to Section 2.03; and

                  (v) The final payment to Certificateholders.

         (b) In addition, the Trustee shall promptly furnish to each Rating Agency copies (which may be provided electronically via the Trustee's website) of the following:

                  (i) Each report to Certificateholders described in Section 4.03; and

                  (ii) Any notice of a purchase of a Mortgage Loan pursuant to
         Section 2.02, 2.03 or 3.11.

         All directions, demands, consents and notices hereunder shall be in writing (unless otherwise indicated in this paragraph) and shall be deemed to have been duly given when delivered to: (a) in the case of the Depositor or the Underwriter, Morgan Stanley ABS Capital I Inc. or Morgan Stanley & Co. Incorporated, (1) Steven Shapiro, Morgan Stanley - SPG Finance, 1585 Broadway, 10th Floor, New York, New York 10036; (2) Michelle Wilke, Morgan Stanley - Legal Counsel (Securities), 1585 Broadway, 38th Floor, New York, New York 10036; (3) Jeff Williams, Morgan Stanley - Servicing Oversight, 5002 T-Rex Ave., Suite 300, Boca Raton, Florida 33431; (4) Peter Woroniecki, Morgan Stanley - Whole Loan Operations, 750 Seventh Avenue, New York, NY 10019; (5) Scott Samlin, Morgan Stanley - RFPG, 1585 Broadway, 38th Floor, New York, New York 10036; and (6) in the case of a direction or demand, notification to the following email addresses: Jeff.Williams@ morganstanley.com, Adrianne.Dicker@morganstanley.com, Scott.Samlin@morganstanley.com and John.Monaghan@morganstanley.com; or such other address as may be hereafter furnished to the other parties hereto by the Depositor in writing; (b) in the case of JPMorgan, JPMorgan Chase Bank, National Association, in care of Chase Home Finance LLC, 10790 Rancho Bernardo, San Diego, California 92127, Attention: Cindy Dunks, with a copy to: 194 Wood Avenue South, Iselin, New Jersey 08830, Attention: General Counsel, or such other address as may be hereafter furnished to the other parties hereto by JPMorgan in writing; (c) in the case of Decision One, Decision One Mortgage Company, LLC, 6060 J.A. Jones Boulevard, Suite 1000, Charlotte, North Carolina 28287,
Attention: General Counsel, or such other address as may be hereafter furnished to the other parties hereto by Decision One in writing; (d) in the case of Countrywide, Countrywide Home Loans Servicing LP, 400 Countrywide Way, Simi Valley, California, facsimile number (805) 520-5623, Attention: Mark Wong, or such other address as may be hereafter furnished to the other parties hereto by Countrywide in writing; (e) in the case of HomEq Servicing Corporation, 4837 Watt Avenue, North Highlands, California 95660-5101, Attention: Portfolio Management, Facsimile No. (916) 339-6995, with a copy to HomEq Servicing Corporation, 1620 East Roseville Parkway, Suite 210, Second Floor, Roseville, California 95661, Attention: Legal Department, Facsimile No. (916) 339-6995, or such other address as may be hereafter furnished to the other parties hereto by HomEq in writing; (f) in the case of WMC, WMC Mortgage Corp., 3100 Thornton Avenue, Burbank, California 91504, Attention: Mardy Grossman, Facsimile No.
(818) 615-1157, with a copy to General Counsel, Facsimile No. (818) 736-7948, or such other address as may be hereafter furnished to the other parties hereto by WMC in writing; (g) in the case of NC Capital, 18400 Von Karman, Suite 1000, Irvine, California 92612, Attention: Kevin Cloyd, Executive Vice President, or such other address as may be hereafter furnished to the other parties hereto by NC Capital; (h) in the case of Deutsche Bank, to Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention:
Mortgage Custody - MS058C, or such other address as Deutsche Bank may hereafter furnish to the other parties hereto in writing; (i) in the case of LaSalle, LaSalle Bank National Association, 2571 Busse Road, Suite 200, Elkgrove Village, Illinois 60007, or such other address as may be hereafter furnished to the other parties hereto by LaSalle in writing; (j) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency, and (k) in the case of Wells Fargo Bank, N.A., for custody matters, 1015 10th Avenue SE, Minneapolis, Minnesota 55414, Attention:
Client Service Manager MS 2005-HE5, and for all other purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, or such other address as may be hereafter furnished to the other parties hereto by Wells Fargo Bank, N.A. in writing. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 10.07 Assignment; Sales; Advance Facilities. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.04, this Agreement may not be assigned by any Servicer without the prior written consent of the Trustee and the Depositor; provided, however, each Servicer is hereby authorized to enter into an Advance Facility under which (l) such Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by such Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before a Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on a Servicer's behalf, such Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

         Reimbursement amounts shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which a Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming such Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

         The applicable Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

         An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

         The documentation establishing any Advance Facility shall require that reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out"
(FIFO) basis. Such documentation shall also require the applicable Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each applicable Mortgage Loan. The applicable Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by such Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

         Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor, the Responsible Parties and the Servicers without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, upon receipt by the Trustee of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the Certificates. Prior to entering into an Advance Facility, the applicable Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to such Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances financed by the lender;
(b) such Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between such applicable Servicer and the lender.

         Section 10.08 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 10.09 Inspection and Audit Rights. Each Servicer agrees that, on 5 Business Days prior notice, it will permit any representative of the Depositor or the Trustee during such Person's normal business hours, to examine all the books of account, records, reports and other papers of such Person relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision each Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense of a Servicer incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by such Servicer.

         Section 10.10 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

         Section 10.11 Rule of Construction. Article and section headings are for the convenience of the reader and shall not be considered in interpreting this Agreement or the intent of the parties hereto.

         Section 10.12 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         Section 10.13 Opinions of Internal Counsel of WMC. WMC acknowledges and agrees that, in connection with any legal opinions delivered by any internal counsel of WMC in connection with the execution, delivery and/or performance by WMC of this Agreement (including any opinions rendered on the Closing Date), WMC shall be liable to the addressees thereon for any and all claims or demands arising out of or based upon any such legal opinion.

         Section 10.14 Rights of the Swap Provider. The Swap Provider shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Depositor, the Trustee, the Servicers, the Custodians and the Responsible Parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.




                                        MORGAN STANLEY ABS CAPITAL I INC.,
                                          as Depositor


                                        By:    /s/ Steven Shapiro
                                            ------------------------------------
                                            Name:  Steven Shapiro
                                            Title: Executive Director


                                        COUNTRYWIDE HOME LOANS SERVICING LP,
                                          as Servicer

                                          By:  COUNTRYWIDE GP, INC.


                                        By:    /s/ Jordan Cohen
                                            ------------------------------------
                                            Name:  Jordan Cohen
                                            Title: Vice President


                                        JPMORGAN CHASE BANK, NATIONAL
                                          ASSOCIATION, as Servicer


                                        By:    /s/ Frances Dixon
                                            ------------------------------------
                                            Name:  Frances Dixon
                                            Title: Assistant Vice President


                                        HOMEQ SERVICING CORPORATION,
                                          as Servicer


                                        By:    /s/ Arthur Lyon
                                            ------------------------------------
                                            Name:  Arthur Lyon
                                            Title: President


                                        DECISION ONE MORTGAGE COMPANY, LLC,
                                          as Responsible Party


                                        By:    /s/ Peter A. Schwindt
                                            ------------------------------------
                                            Name:  Peter A. Schwindt
                                            Title: Vice President Secondary


                                        NC CAPITAL CORPORATION,
                                          as Responsible Party


                                        By:    /s/ Kevin Cloyd
                                            ------------------------------------
                                            Name:  Kevin Cloyd
                                            Title: President


                                        WMC MORTGAGE CORP.,
                                          as Responsible Party


                                        By:    /s/ Mardy Grossman
                                            ------------------------------------
                                            Name:  Mardy Grossman
                                            Title: Senior Vice President -
                                                   Capital Markets


                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Custodian


                                        By:    /s/ Christopher Corcoran
                                            ------------------------------------
                                            Name:  Christopher Corcoran
                                            Title: Vice President


                                        By:    /s/ Kevin R. Fischer
                                            ------------------------------------
                                            Name:  Kevin R. Fischer
                                            Title: Vice President


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                          as Custodian


                                        By:    /s/ Gerald T. Sajdak
                                            ------------------------------------
                                            Name:  Gerald T. Sajdak
                                            Title: Vice President


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          as Custodian


                                        By:    /s/ Darron C. Woodus
                                            ------------------------------------
                                            Name:  Darron C. Woodus
                                            Title: Assistant Vice President


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          solely as Trustee and not in its
                                          individual capacity


                                        By:    /s/ Darron C. Woodus
                                            ------------------------------------
                                            Name:  Darron C. Woodus
                                            Title: Assistant Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule

                       (Available Upon Request to Trustee)

                                   SCHEDULE II

                        Morgan Stanley ABS Capital I Inc.
                       Mortgage Pass-Through Certificates
                                 Series 2005-HE5

                  Representations and Warranties of Countrywide
                      Home Loans Servicing LP, as Servicer

         Countrywide hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee as of the Closing Date.

                  (1) Countrywide is duly organized as a limited partnership and is validly existing and in good standing under the laws of the state of Texas, and is licensed and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by Countrywide in any state in which a Mortgaged Property securing a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

                  (2) Countrywide has the full partnership power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary partnership action on the part of Countrywide the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, each Responsible Party, the other Servicers and the Trustee, constitutes a legal, valid and binding obligation of Countrywide, enforceable against Countrywide in accordance with its terms; except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (3) The execution and delivery of this Pooling and Servicing Agreement by Countrywide, the servicing of the Mortgage Loans by Countrywide hereunder, the consummation by Countrywide of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Countrywide and will not (A) result in a breach of any term or provision of the organizational documents of Countrywide or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Countrywide is a party or by which it may be bound, or any law, statute, rule, order, regulation, judgment or decree applicable to Countrywide or its property of any court, regulatory body, administrative agency or governmental body having jurisdiction over Countrywide; and Countrywide is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any law, statute, rule, order, regulation, judgment or decree of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which (w) materially and adversely affects or, to Countrywide's knowledge, would in the future materially and adversely affect, the ability of Countrywide to perform its obligations under this Pooling and Servicing Agreement, (x) materially and adversely affects or, to Countrywide's knowledge, would in the future materially and adversely affect, the business, operations, financial condition, properties or assets of Countrywide taken as a whole, (y) impair the ability of the Trust to realize on the Mortgage Loans, or (z) impair the value of the Mortgage Loans;

                  (4) Countrywide has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans;

                  (5) Countrywide does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Pooling and Servicing Agreement;

                  (6) No action, suit, proceeding or investigation is pending, to the best of Countrywide's knowledge, threatened against Countrywide, before any court, administrative agency or other tribunal asserting the invalidity of this Pooling and Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Pooling and Servicing Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Countrywide, or in any material impairment of the right or ability of Countrywide to carry on its business substantially as now conducted, or in any material liability on the part of Countrywide, or which would draw into question the validity of this Pooling and Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of Countrywide contemplated herein, or which would be likely to impair materially the ability of Countrywide to perform under the terms of this Pooling and Servicing Agreement;

                  (7) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide of, or compliance by Countrywide with, this Pooling and Servicing Agreement or the servicing of the Mortgage Loans as evidenced by the consummation by Countrywide of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

                  (8) With respect to each Mortgage Loan, to the extent Countrywide serviced such Mortgage Loan and to the extent Countrywide provided monthly reports to the three credit repositories, Countrywide has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                  SCHEDULE III

                        Morgan Stanley ABS Capital I Inc.
                       Mortgage Pass-Through Certificates
                                 Series 2005-HE5

              Representations and Warranties of HomEq, as Servicer

         HomEq hereby makes the representations and warranties set forth in this
Schedule III to the Depositor and the Trustee as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule III shall have the meaning ascribed thereto in the Pooling and Servicing Agreement.

                  (1) HomEq is duly organized as a corporation and is validly existing and in good standing under the laws of the state of New Jersey, and is licensed and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by HomEq in any state in which a Mortgaged Property securing a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

                  (2) HomEq has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of HomEq the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, each Responsible Party, the other Servicers and the Trustee, constitutes a legal, valid and binding obligation of HomEq, enforceable against HomEq in accordance with its terms; except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (3) The execution and delivery of this Pooling and Servicing Agreement by HomEq, the servicing of the Mortgage Loans required to be serviced by HomEq hereunder, the consummation by HomEq of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of HomEq and will not (A) result in a breach of any term or provision of the organizational documents of HomEq or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which HomEq is a party or by which it may be bound, or any law, statute, rule, order, regulation, judgment or decree applicable to HomEq or its property of any court, regulatory body, administrative agency or governmental body having jurisdiction over HomEq; and HomEq is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any law, statute, rule, order, regulation, judgment or decree of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which (w) materially and adversely affects or, to HomEq's knowledge, would in the future materially and adversely affect, the ability of HomEq to perform its obligations under this Pooling and Servicing Agreement, (x) materially and adversely affects or, to HomEq's knowledge, would in the future materially and adversely affect, the business, operations, financial condition, properties or assets of HomEq taken as a whole, (y) impair the ability of the Trust to realize on the Mortgage Loans, or (z) impair the value of the Mortgage Loans;

                  (4) HomEq has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans;

                  (5) HomEq does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Pooling and Servicing Agreement;

                  (6) No action, suit, proceeding or investigation is pending or threatened against HomEq, before any court, administrative agency or other tribunal asserting the invalidity of this Pooling and Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Pooling and Servicing Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of HomEq, or in any material impairment of the right or ability of HomEq to carry on its business substantially as now conducted, or in any material liability on the part of HomEq, or which would draw into question the validity of this Pooling and Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of HomEq contemplated herein, or which would be likely to impair materially the ability of HomEq to perform under the terms of this Pooling and Servicing Agreement;

                  (7) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by HomEq of, or compliance by HomEq with, this Pooling and Servicing Agreement or the servicing of the Mortgage Loans as evidenced by the consummation by HomEq of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

         With respect to each Mortgage Loan serviced by HomEq hereunder, to the extent HomEq serviced such Mortgage Loan and to the extent HomEq provided monthly reports to the three credit repositories, HomEq has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                   SCHEDULE IV
                        Morgan Stanley ABS Capital I Inc.
                       Mortgage Pass-Through Certificates,
                                 Series 2005-HE5

             Representations and Warranties of JPMorgan, as Servicer

         JPMorgan hereby makes the representations and warranties set forth in this Schedule IV to the Depositor and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule IV shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

                  (1) JPMorgan is a national banking association duly organized, validly existing and in good standing under the federal laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by JPMorgan in any state in which a Mortgaged Property securing a Mortgage Loan serviced by JPMorgan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan serviced by JPMorgan and to service each Mortgage Loan serviced by JPMorgan in accordance with the terms of this Pooling and Servicing Agreement;

                  (2) JPMorgan has the full power and authority to service each Mortgage Loan serviced by JPMorgan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of JPMorgan the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Responsible Party, the other Servicer and the Trustee, constitutes a legal, valid and binding obligation of JPMorgan, enforceable against JPMorgan in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (3) The execution and delivery of this Pooling and Servicing Agreement by JPMorgan, the servicing of the Mortgage Loans serviced by JPMorgan by JPMorgan hereunder, the consummation by JPMorgan of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of JPMorgan and will not (A) result in a breach of any term or provision of the organizational documents of JPMorgan or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which JPMorgan is a party or by which it may be bound, or any statute, order or regulation applicable to JPMorgan of any court, regulatory body, administrative agency or governmental body having jurisdiction over JPMorgan; and JPMorgan is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to JPMorgan's knowledge, would in the future materially and adversely affect, (x) the ability of JPMorgan to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of JPMorgan taken as a whole;

                  (4) JPMorgan is an approved seller/servicer for Fannie Mae, an approved servicer for Freddie Mac in good standing and is a HUD approved non-supervised mortgagee;

                  (5) No litigation is pending against JPMorgan that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of JPMorgan to service the Mortgage Loans serviced by JPMorgan or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by JPMorgan of, or compliance by JPMorgan with, this Pooling and Servicing Agreement or the consummation by JPMorgan of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

                  (7) JPMorgan has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans serviced by JPMorgan.

                  (8) With respect to each Mortgage Loan serviced by JPMorgan, to the extent JPMorgan serviced such Mortgage Loan serviced by JPMorgan and to the extent JPMorgan provided monthly reports to the three credit repositories, JPMorgan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                  SCHEDULE V-A

                        Morgan Stanley ABS Capital I Inc.
                       Mortgage Pass-Through Certificates
                                 Series 2005-HE5

                Representations and Warranties of Morgan Stanley
                   ABS Capital I Inc. as to the Mortgage Loans

         The Depositor hereby makes with respect the Mortgage Loans the following representations and warranties to the Trustee, as of the Closing Date:

         (1) Immediately prior to the transfer of the Mortgage Loans by the Depositor to the Trust on the Closing Date, the Depositor had good title to the Mortgage Loans, free and clear of any liens, charges, claims or encumbrances whatsoever; and

         (2) The original loan balance of each Group I Mortgage Loan was within Freddie Mac's and Fannie Mae's dollar amount limits for conforming one- to four-family mortgage loans.

                                  SCHEDULE V-B

                        Morgan Stanley ABS Capital I Inc.
                       Mortgage Pass-Through Certificates
                                 Series 2005-HE5

                Representations and Warranties of Morgan Stanley
                 ABS Capital I Inc. as to certain Mortgage Loans

         With respect the Mortgage Loans for which Fremont Investment & Loan ("Fremont") is specified as the Originator on the Mortgage Loan Schedule, the Depositor hereby makes the following representations and warranties to the Trustee, as of the Closing Date (or such other date as may be expressly set forth below):

         (i) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

         (ii) Payments Current. All payments required to be made up to the related Servicing Transfer Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. As of the Servicing Transfer Date, no payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan. As of the Servicing Transfer Date, the first Scheduled Payment shall be made with respect to the Mortgage Loan on its related Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

         (iii) No Outstanding Charges. As of the Servicing Transfer Date, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. As of the Servicing Transfer Date, the Depositor has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest, including, without limitation, taxes and insurance payments, the Depositor has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan;

         (iv) Original Terms Unmodified. As of the Servicing Transfer Date, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. As of the Servicing Transfer Date, the substance of any such waiver, alteration or modification has been approved by the issuer of the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. As of the Servicing Transfer Date, no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

         (v) No Defenses. As of the Servicing Transfer Date, the Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;

         (vi) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in Fremont's underwriting guidelines and by lenders of similar mortgage loans in the secondary market. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect which policy conforms to those obtained by prudent mortgage lending institutions which originate mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located. All individual insurance policies contain a standard mortgagee clause naming Fremont and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and was in full force and effect and inure to the benefit of the Purchaser upon the purchase by Purchaser of the Mortgage Loan. The Depositor has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Depositor;

         (vii) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to the Illinois Interest Act and Prepayment Charges, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

         (viii) No Satisfaction of Mortgage. As of the Servicing Transfer Date, the Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, except as approved by a title insurer, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. As of the Servicing Transfer Date, the Depositor has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Depositor waived any default resulting from any action or inaction by the Mortgagor;

         (ix) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgaged property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a low-rise condominium project, or an individual unit in a planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the Fremont's underwriting guidelines. In the case of any Mortgaged Properties that are manufactured homes (a "Manufactured Home Mortgage Loans"), (i) such Manufactured Home Mortgage Loan conforms with the Fremont's underwriting guidelines, (ii) the related manufactured dwelling is permanently affixed to the land, (iii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee, (iv) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (v) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Code and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. As of the date of origination, no portion of the Mortgaged Property is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

         (x) Valid First Lien or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien (with respect to a first lien Mortgage Loan) or second lien (with respect to a second lien Mortgage Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                           (A) with respect to a second lien Mortgage Loan only,
                  the lien of the first mortgage on the Mortgaged Property;

                           (B) the lien of current real property taxes and
                  assessments not yet due and payable;

                           (C) covenants, conditions and restrictions, rights of
                  way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (A) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (B) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                           (D) other matters to which like properties are
                  commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a first lien Mortgage Loan) or second lien (with respect to a second lien Mortgage Loan) and first priority (with respect to a first lien Mortgage Loan) or second priority (with respect to a second lien Mortgage Loan) security interest on the property described therein and the Depositor has full right to sell and assign the same to the Trust;

         (xi) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading; provided, however, in connection with omissions by Mortgagors, the Depositor shall only be responsible if it had or should have had actual knowledge of any such omissions. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan;

         (xii) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (xiii) [Reserved];

         (xiv) Doing Business. As of the Servicing Transfer Date, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

         (xv) LTV. No Mortgage Loan has an LTV greater than 100%;

         (xvi) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to prudent originators of mortgage loans similar to the Mortgage Loans and each such title insurance policy is issued by a title insurer acceptable to prudent originators of mortgage loans similar to the Mortgage Loans and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Fremont, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Subsection 9.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Fremont, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy was valid and remains in full force and effect. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Depositor, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Depositor;

         (xvii) No Defaults. As of the Servicing Transfer Date, other than payments due but not yet one calendar month or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Depositor nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

         (xviii) No Mechanics' Liens. As of the Servicing Transfer Date, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, that are not insured against by title insurance;

         (xix) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property that are not insured against by title insurance. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

         (xx) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company, mortgage lender or other similar institution which is supervised and examined by a federal or state authority. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap, the Periodic Rate Floor and the Periodic Rate Cap are as set forth on the related Mortgage Loan Schedule. The Mortgage Interest Rate is adjusted, with respect to Adjustable Rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Periodic Rate Cap. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. There are no convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. The Due Date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note;

         (xxi) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

         (xxii) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Fremont's underwriting guidelines. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used;

         (xxiii) Occupancy of the Mortgaged Property. As of the related origination date, the Mortgaged Property is lawfully occupied under applicable law. As of the Servicing Transfer Date, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. As of the Servicing Transfer Date, unless otherwise specified on the related Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

         (xxiv) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

         (xxv) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with the reconveyance of the deed of trust or a trustee's sale after default by the Mortgagor;

         (xxvi) [Reserved];

         (xxvii) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement for each Mortgage Loan have been delivered to the Custodian;

         (xxviii) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project conforms to the Fremont's underwriting guidelines. The representations and warranties required by prudent mortgage lending institutions which originate mortgage loans of the same type as the Mortgage Loan in the jurisdiction where the related Mortgaged Property is located with respect to such condominium or a planned unit development have been satisfied and remain true and correct;

         (xxix) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Depositor are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

         (xxx) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Depositor's knowledge, such provision is enforceable;

         (xxxi) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

         (xxxii) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Fremont, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

         (xxxiii) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to the secondary market. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

         (xxxiv) Mortgaged Property Undamaged; No Condemnation Proceedings. At the time of origination and, to the Depositor's knowledge, on the Servicing Transfer Date, there have not been any condemnation proceedings with respect to the Mortgaged Property and there is no proceeding pending or, to the best of the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair;

         (xxxv) Collection Practices; Escrow Deposits; Interest Rate Adjustments. As of the Servicing Transfer Date, the origination, servicing and collection practices used by Fremont with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. As of the Servicing Transfer Date, with respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Fremont and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. As of the Servicing Transfer Date, each Mortgage Loan is covered by a paid in full, life of loan, tax service contract. As of the Servicing Transfer Date, all Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As of the Servicing Transfer Date, an escrow of funds is not prohibited by applicable law and has been established, if applicable, in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. As of the Servicing Transfer Date, no escrow deposits or Escrow Payments or other charges or payments due Fremont have been capitalized under the Mortgage or the Mortgage Note;

         As of the Servicing Transfer Date, with respect to each Adjustable Rate Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. As of the Servicing Transfer Date, if, pursuant to the terms of the Mortgage Note for an Adjustable Rate Mortgage Loan, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. As of the Servicing Transfer Date, Fremont executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and, with respect to each Adjustable Rate Mortgage Loan, the Monthly Payment adjustments. As of the Servicing Transfer Date, any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

         (xxxvi) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a convertible Mortgage Loan;

         (xxxvii) Other Insurance Policies. As of the Servicing Transfer Date, no action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage;

         (xxxviii) No Violation of Environmental Laws. As of the related Closing Date, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

         (xxxix) Servicemembers' Civil Relief Act. The Mortgagor has not notified Fremont, and Fremont has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act or other similar state statute;

         (xl) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

         (xli) Disclosure Materials. The Mortgagor has, and has executed a statement to the effect that the Mortgagor has, received all disclosure materials required by applicable law;

         (xlii) Construction or Rehabilitation of Mortgaged Property. The Mortgage Loan was not made in connection with the construction or material rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

         (xliii) Request for Notice; No Consent Required. With respect to any Second Lien Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and Fremont has notified the senior lienholder in writing of the existence of the Second Lien Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder. Either (a) no consent for the Second Lien Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

         (xliv) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to Fremont on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Fremont, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

         (xlv) Escrow Analysis. As of the Servicing Transfer Date, with respect to each Mortgage, Fremont has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

         (xlvi) Prior Servicing. As of the Servicing Transfer Date, each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;

         (xlvii) No Failure to Cure Default. The Depositor has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

         (xlviii) [Reserved];

         (xlix) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

         (l) Prepayment Penalty. Each Mortgage Loan that is subject to a prepayment penalty as provided in the related Mortgage Note is identified on the related Mortgage Loan Schedule. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination;

         (li) Predatory Lending Regulations. None of the Mortgage Loans (a) is covered by the Home Ownership and Equity Protection Act of 1994 or (b) is classified as a "high cost home," "threshold," "covered" (excluding a "covered home loan" as defined in clause (1) of the definition of such term under the New Jersey Home Ownership Security Act of 2002), "high risk home", "predatory" or similar loan under any other applicable federal, state or local law (including without limitation any regulation or ordinance) (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) is a Mortgage Loan categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's Glossary, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

         (lii) Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from such Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy;

         (liii) Qualified Mortgage. The Mortgage Loan is a qualified mortgage under Section 860G(a)(3) of the Code;

         (liv) Fair Credit Reporting Act. Fremont has, in its capacity as servicer for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

         (lv) No Arbitration. No Mortgage Loan originated on or after July 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

         (lvi) [Reserved];

         (lvii) Mortgagor Selection. Each Mortgagor was assigned the highest credit grade available with respect to a mortgage loan product offered by such Mortgage Loan's originator, taking into account the credit history, debt to income ratio and loan requirement of such Mortgagor;

         (lviii) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the related Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the related Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

         (lix) Mortgage Loans with Prepayment Premiums. With respect to any Mortgage Loan that contains a provision permitting imposition of a prepayment penalty upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the related Mortgagor agreed to such prepayment penalty in exchange for a monetary benefit, including but not limited to a rate or fee reduction,
(ii) the related Mortgagor has available programs that offered the option of obtaining a mortgage loan that did not require payment of such a prepayment penalty and prior to the Mortgage Loan's origination, the Mortgage Loan was available to the Mortgagor with and without the prepayment penalty, (iii) the prepayment penalty was disclosed to the related Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment penalty in any instance when the mortgage debt is accelerated as the result of the related Mortgagor's default in making the Mortgage Loan payments;

         (lx) Purchase of Insurance. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, property, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, property, accident, unemployment, mortgage or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

         (lxi) Points and Fees. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

         (lxii) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

         (lxiii) No Default Under First Lien. As of Servicing Transfer Date, with respect to each Second Lien Loan, the related First Lien Loan related thereto is in full force and effect, and there is no default (other than payments not yet 30 days delinquent), breach, violation or event which would permit acceleration existing under such first Mortgage or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration thereunder; and

         (lxiv) Right to Cure First Lien. With respect to each Second Lien Loan, the related first lien Mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage.

                                  SCHEDULE V-C

                        Morgan Stanley ABS Capital I Inc.
                       Mortgage Pass-Through Certificates
                                 Series 2005-HE5

                Representations and Warranties of Morgan Stanley
                 ABS Capital I Inc. as to certain Mortgage Loans

         With respect the Mortgage Loans for which Accredited Home Lenders, Inc. ("Accredited") is specified as the Originator on the Mortgage Loan Schedule, the Depositor hereby makes the following representations and warranties to the Trustee, as of the Closing Date (or such other date as may be expressly set forth below):

         (1) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule as prepared by the Purchaser (the "Information") is complete, true and correct as of the date on which Accredited transferred servicing of the Mortgage Loan to the Purchaser or its designee (the "Accredited Transfer Date") or, if earlier, October 1, 2005 (the "Securitization Cut-off Date"), and such Information was provided to the Purchaser by Accredited;

         (2) Payments Current. Except with respect to the Mortgage Loans identified as loan numbers 506103724, 503080350 and 502257811 on the Mortgage Loan Schedule, all payments required to be made up to the Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan;

         (3) No Outstanding Charges. As of the Cut-off Date, and to Depositor's knowledge as of the Closing Date, except with respect to the Mortgage Loans identified as loan numbers 506103724, 503080350 and 502257811 on the Mortgage Loan Schedule, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Depositor has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

         (4) Original Terms Unmodified. As of Accredited Transfer Date, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. As of Accredited Transfer Date, no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule;

         (5) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was funded;

         (6) Hazard Insurance. As of the Accredited Transfer Date, pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac. As of Accredited Transfer Date, if required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae and Freddie Mac. All individual insurance policies contain a standard mortgagee clause naming Accredited and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the purchase of the Mortgage Loan by Purchaser. The Depositor has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Depositor;

         (7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to Prepayment Charges, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

         (8) No Satisfaction of Mortgage. As of Accredited Transfer Date, the Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Depositor has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Depositor waived any default resulting from any action or inaction by the Mortgagor;

         (9) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule, except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate, and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development and that no residence or dwelling is a mobile home, provided, however, that any condominium unit or planned unit development shall not fall within any of the "Ineligible Projects" of part XII, Section 102 of the Fannie Mae Selling Guide and shall conform with Accredited's underwriting guidelines. In the case of any Mortgaged Properties that are manufactured homes (a "Manufactured Home Mortgage Loans"), (i) such Manufactured Home Mortgage Loan conforms with the applicable Fannie Mae or Freddie Mac requirements regarding mortgage loans related to manufactured dwellings, (ii) the related manufactured dwelling is permanently affixed to the land, (iii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Accredited as mortgagee, (iv) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (v) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and to Depositor's knowledge since the date on which Purchaser purchased the Mortgage Loan, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

         (10) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                  (i) the lien of current real property taxes and assessments not yet due and payable;

                  (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and the Depositor has full right to sell and assign the same to the Trust. As used in this Schedule, "enforceable" shall be deemed to be subject to bankruptcy laws and general principles of equity;

         (11) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. As of the date on which Purchaser purchased such Mortgage Loan, and to the Depositor's knowledge, as of the Closing Date, no fraud, error, omission, misrepresentation, or similar occurrence with respect to the origination of a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. Accredited has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

         (12) Full Disbursement of Proceeds. Except to the extent the Mortgage Loan is subject to completion escrows which have been disclosed to and acknowledged by the Purchaser and which meet the requirements of the Accredited's underwriting guidelines, and as to which a completed Fannie Mae form 442 has been delivered to the Purchaser within sixty (60) days after the date on which Purchaser purchased such Mortgage Loan, the Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (13) [Reserved];

         (14) Doing Business. As of the date on which Purchaser purchased such Mortgage Loan, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

         (15) LTV. No Mortgage Loan had an LTV at origination greater than 100%;

         (16) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Accredited, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (i), (ii) and (iii) of paragraph (10) of this
Schedule VI, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Accredited, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the purchase of the Mortgage Loan by Purchaser. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Depositor, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Depositor;

         (17) No Defaults. Except with respect to the Mortgage Loans identified as loan numbers 506103724, 503080350 and 502257811 on the Mortgage Loan Schedule, other than payments due but not yet 30 days or more delinquent, as of the date on which the Purchaser purchased the Mortgage Loan and to the Depositor's knowledge as of the Closing Date, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Depositor nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

         (18) No Mechanics' Liens. Except as insured against by the related title insurance, as of the date on which Purchaser purchased such Mortgage Loan and to the Depositor's knowledge as of the Closing Date, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

         (19) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. As of the date on which Purchaser purchased such Mortgage Loan, and to the Depositor's knowledge as of the Closing Date, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

         (20) Origination; Payment Terms. Either (a) the Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, or (b) the following requirements have been met with respect to the Mortgage Loan: Accredited meets the requirements set forth in clause (a) and (i) such Mortgage Loan was underwritten in accordance with standards established by Accredited, using application forms and related credit documents approved by Accredited, (ii) Accredited approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until Accredited agreed to fund such Mortgage Loan, (iii) the closing documents for such Mortgage Loan were prepared on forms approved by Accredited, and (iv) such Mortgage Loan was actually funded by Accredited and was purchased by Accredited at closing or soon thereafter. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Principal payments on the Mortgage Loan are required to commence no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on the Mortgage Loan Schedule. Except with respect to a "balloon" Mortgage Loan, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. There are no convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note;

         (21) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

         (22) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Accredited's underwriting guidelines. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and Accredited has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

         (23) Occupancy of the Mortgaged Property. As of the date on which Purchaser purchased such Mortgage Loan, and to the Depositor's knowledge as of the Closing Date, the Mortgaged Property is capable of being lawfully occupied under applicable law. As of the date on which Purchaser purchased such Mortgage Loan, and to the Depositor's knowledge as of the Closing Date, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

         (24) No Additional Collateral. As of Accredited Transfer Date, the Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in paragraph (10) above;

         (25) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and, as of Accredited Transfer Date, and to the Depositor's knowledge as of the Closing Date, so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

         (26) Acceptable Investment. The Depositor has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing, other than the subprime nature of such credit standing, that can reasonably be expected to cause private institutional investors who invest in mortgage loans similar to the Mortgage Loan, to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by Accredited generally;

         (27) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement for each Mortgage Loan have been delivered to the applicable Custodian;

         (28) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in Accredited's underwriting guidelines;

         (29) Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Depositor are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

         (30) Due-on-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision (subject to applicable law) for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

         (31) [Reserved];

         (32) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Accredited, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

         (33) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

         (34) Mortgaged Property Undamaged; No Condemnation Proceedings. As of the date on which Purchaser purchased such Mortgage Loan, and to the Depositor's knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. As of the date on which Purchaser purchased such Mortgage Loan, there have not been any condemnation proceedings with respect to the Mortgaged Property and the Depositor has no knowledge of any such proceedings in the future;

         (35) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by Accredited with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Accredited through Accredited Transfer Date, and, as of such date, there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. As of Accredited Transfer Date, all Escrow Payments collected by Accredited have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and, as of Accredited Transfer Date, all escrows that have been established have been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. As of Accredited Transfer Date, no escrow deposits or Escrow Payments or other charges or payments due Accredited have been capitalized by Accredited under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. Accredited executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. As of Accredited Transfer Date, any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

         (36) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a convertible Mortgage Loan;

         (37) Other Insurance Policies. As of Accredited Transfer Date, no action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage;

         (38) No Violation of Environmental Laws. As of the date on which Purchaser purchased such Mortgage Loan, and to the Depositor's knowledge as of the Closing Date, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue. As of the date on which Purchaser purchased such Mortgage Loan, to the Depositor's knowledge, based upon customary and prudent residential mortgage industry underwriting standards, and to the Depositor's knowledge as of the Closing Date, there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property, and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

         (39) Servicemembers Civil Relief Act. The Mortgagor has not notified Accredited, and the Depositor has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state statute;

         (40) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by Accredited, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfied the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

         (41) Disclosure Materials. The Mortgagor has executed one or more statements to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loans;

         (42) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct-to-perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

         (43) Value of Mortgaged Property. The Depositor has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by Accredited generally secured by properties in the same geographic area as the related Mortgaged Property;

         (44) No Defense to Insurance Coverage. As of Accredited Transfer Date, no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date on which Purchaser purchased such Mortgage Loan (whether or not known to Accredited on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Accredited, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

         (45) Escrow Analysis. With respect to each Mortgage, Accredited has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

         (46) Prior Servicing. As of Accredited Transfer Date, each Mortgage Loan had been serviced by Accredited in all material respects in strict compliance with Accepted Servicing Practices;

         (47) [Reserved];

         (48) Leaseholds. As of the date on which Purchaser purchased such Mortgage Loan and to the Depositor's knowledge as of Accredited Transfer Date, if the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the collateral assignment of the lease without the lessor's consent (or such consent has been obtained) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

         (49) Prepayment Penalty. (i) Each Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note, except as set forth on the Mortgage Loan Schedule, and (ii) no such prepayment penalty may be imposed for a term in excess of five (5) years from the date of origination;

         (50) Predatory Lending Regulations. None of the Mortgage Loans (a) is covered by the Home Ownership and Equity Protection Act of 1994 or (b) is classified as a "high cost home," "threshold," "covered" (excluding a "covered home loan" as defined in clause (1) of the definition of such term under the New Jersey Home Ownership Security Act of 2002), "high risk home", "predatory" or similar loan under any other applicable federal, state or local law (including without limitation any regulation or ordinance) (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) is a Mortgage Loan categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's Glossary, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

         (51) Single-Premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance a single-premium credit life insurance policy;

         (52) Compliance with Anti-Money Laundering Laws. Accredited has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws");

         (53) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

         (54) Tax Service Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract issued by First American Real Estate Tax Service, and such contract is transferable;

         (55) Fair Credit Reporting Act. Accredited has, in its capacity as servicer for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

         (56) Mortgagor Selection. No Mortgagor was encouraged or required to select a mortgage loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the related Mortgagor's application to such affiliate for underwriting consideration;

         (57) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs, in part, objective mathematical principles which relate the related Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the related Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan, relying on the Mortgagor's representation of the Mortgagor's income in the case of loan programs which did not require verification of the Mortgagor's income;

         (58) Mortgage Loans with Prepayment Premiums. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) a mortgage loan without such a premium was available to the Mortgagor at an interest rate and/or fee structure higher than that of the Mortgage Loan, (ii) prior to the Mortgage Loan's funding, the related Mortgagor had the option of obtaining the Mortgage Loan without a requirement for payment of such a premium, and (iii) the prepayment premium is disclosed to the related Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law;

         (59) Purchase of Insurance. No Mortgagor was required to purchase any credit life, disability, accident, health insurance product or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

         (60) [Reserved];

         (61) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation; and

         (62) No Arbitration. No Mortgage Loan originated on or after October 1, 2004, requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

                                   SCHEDULE VI

                       Mortgage Pass-Through Certificates,
                                 Series 2005-HE5

              Representations and Warranties of WMC Mortgage Corp.
                            as to the Mortgage Loans

         WMC Mortgage Corp. hereby makes the representations and warranties set forth in this Schedule VI as to the Mortgage Loans only to the Depositor, the Servicer and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule VI shall have the meanings ascribed thereto in the WMC Purchase Agreement.

                  (1) Mortgage Loans as Described. WMC Mortgage Corp. has delivered to the Purchaser, as of October 1, 2005, the Data Tape Information and that Data Tape Information and the information set forth on the Mortgage Loan Schedule (other than information regarding the Stated Principal Balances or Due Dates) are true and correct, including, without limitation, the terms of the Prepayment Charges, if any, as of the Closing Date. As of the Servicing Transfer Date with respect to each Mortgage Loan, the information regarding the Stated Principal Balances and Due Dates set forth on the Data Tape Information and the Mortgage Loan Schedule are true and correct;

                  (2) Payments Current. All payments required to be made up to October 1, 2005 for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent, exclusive of any period of grace, at any time since the origination of the Mortgage Loan. The first Scheduled Payment was or shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

                  (3) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage as of the Cut-off Date, and to the knowledge of WMC Mortgage Corp. and its Affiliates as of the Closing Date, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable as of the Cut-off Date, and to the knowledge of WMC Mortgage Corp. and its Affiliates as of the Closing Date. Neither WMC Mortgage Corp. nor any Affiliate has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  (4) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule, the Data Tape Information or included in the Mortgage File. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule and the Data Tape Information;

                  (5) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable (subject to bankruptcy, equitable principles and laws affecting creditor rights generally), in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (6) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by an insurer acceptable in accordance with the Underwriting Guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is situated as well as all additional requirements set forth in Section
         3.13 of the Pooling and Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and is in effect, which policy conforms to the Underwriting Guidelines as well as all additional requirements set forth in Section 3.13 of the Pooling and Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming WMC Mortgage Corp. and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Trustee upon the consummation of the transactions contemplated by this Agreement. WMC Mortgage Corp. has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by WMC Mortgage Corp.;

                  (7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the Mortgage Loan, including, without limitation, any provisions therein relating to Prepayment Charges, have been complied with, and WMC Mortgage Corp. shall maintain in its possession, available for the Purchaser's or the Trustee's inspection, and shall deliver to the Purchaser or the Trustee upon demand, evidence of compliance with all such requirements to the extent compliance therewith can be demonstrated and if required by applicable law;

                  (8) No Satisfaction of Mortgage. Other than with respect to any Mortgage Loan that was subject to a Principal Prepayment in Full occurring after the Cut-off Date but prior to the Closing Date, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. WMC Mortgage Corp. has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has WMC Mortgage Corp. waived any default resulting from any action or inaction by the Mortgagor;

                  (9) Type of Mortgaged Property. The Mortgaged Property is a fee simple estate, or a leasehold estate located in a jurisdiction in which the use of a leasehold estate for residential properties is a widely-accepted practice, that consists of one or more separate and complete tax parcels of real property improved by a residential dwelling; provided, however, that any condominium unit or planned unit development (other than a de minimis planned unit development) shall conform with the Underwriting Guidelines. In the case of any Mortgaged Properties that are Manufactured Homes ("Manufactured Home Mortgage Loans"), (i) the related manufactured dwelling is permanently affixed to the land, (ii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming WMC Mortgage Corp. as mortgagee, (iii) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (iv) such Manufactured Home Mortgage Loan is
         (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. No portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. None of the Mortgaged Properties are log homes, mobile homes, geodesic domes or other unique property types;

                  (10) Valid First Lien or Second Lien. The Mortgage is a valid, subsisting and enforceable first lien (with respect to a First Lien Mortgage Loan) or second lien (with respect to a Second Lien Mortgage
         Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to (collectively, the "Permitted Exceptions"):

                  (i) with respect to any Second Lien Mortgage Loan, the lien of the first mortgage on the related Mortgage Property;

                  (ii) the lien of current real property taxes and assessments not yet due and payable;

                  (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

                  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien (with respect to a First Lien Mortgage Loan) or second lien (with respect to a Second Lien Mortgage Loan) and first priority (with respect to a First Lien Mortgage Loan) or second priority (with respect to a Second Lien Mortgage Loan) security interest on the property described therein and the Responsible Party had full right to sell and assign the same to the Purchaser subject to the Permitted Exceptions;

                  (11) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges), subject to bankruptcy, equitable principles and laws affecting creditor rights generally. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of WMC Mortgage Corp. in connection with the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. Notwithstanding the foregoing, but without limiting the other representations and warranties set forth elsewhere in this Agreement, if any error, omission or negligence in the origination of such Mortgage Loan occurred despite WMC Mortgage Corp.'s conformance with the Underwriting Guidelines (as in effect at the time such Mortgage Loan was made), then there shall be a presumptive conclusion that there was no error, omission or negligence. No fraud, misrepresentation, or similar occurrence or, to WMC Mortgage Corp.'s knowledge, error, omission, or negligence with respect to a Mortgage Loan has taken place on the part of any Person (other than WMC Mortgage Corp.), including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan. WMC Mortgage Corp. or its Affiliate has reviewed all of the documents constituting the Servicing File and WMC Mortgage Corp. has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

                  (12) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                  (13) Ownership. Immediately prior to the transfer contemplated by the Purchase Agreement, WMC Mortgage Corp. was the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, WMC Mortgage Corp. retained the Mortgage Files or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan was not assigned or pledged, and WMC Mortgage Corp. had good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the Purchase Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

                  (14) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located to the extent required to ensure enforceability of the Mortgage Loan, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

                  (15) LTV. No Mortgage Loan has an LTV or a CLTV greater than 100%;

                  (16) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac with respect to Mortgage Loans and pursuant to the Underwriting Guidelines (as in effect on the date that such Mortgage Loan was originated) and each such title insurance policy is issued by a title insurer acceptable to prudent lenders in the secondary mortgage market and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring WMC Mortgage Corp., its successors and assigns, as to the first priority lien (with respect to a First Lien Mortgage Loan) or second priority lien (with respect to a Second Lien Mortgage Loan) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (i),
         (ii), (iii) and (iv) of representation 10 of this Schedule VI, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Rate and Scheduled Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. WMC Mortgage Corp., its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including WMC Mortgage Corp., has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by WMC Mortgage Corp.;

                  (17) No Defaults. Other than payments due but not yet 30 or more days delinquent, as of the Cut-off Date, and to the knowledge of WMC Mortgage Corp. and its Affiliates as of the Closing Date, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration. Neither WMC Mortgage Corp. nor its Affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

                  (18) No Mechanics' Liens. As of the date of origination, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                  (19) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. As of the date of origination, there are no improvements located on or being part of the Mortgaged Property in violation of any applicable zoning law or regulation;

                  (20) Origination; Payment Terms. The Mortgage Loan was originated by a Mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, except with respect to a Mortgage Loan purchased from a correspondent as indicated on the Mortgage Loan Schedule. Unless otherwise specified on the related Mortgage Loan Schedule, principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the lifetime rate cap and the periodic cap are as set forth on the related Mortgage Loan Schedule. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month and the Mortgage Loan does not require a balloon payment on its stated maturity date;

                  (21) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including,
         (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

                  (22) [Reserved];

                  (23) Occupancy of the Mortgaged Property. As of the Servicing Transfer Date and to the knowledge of WMC Mortgage Corp. and its Affiliates as of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law. As of the Servicing Transfer Date and to the knowledge of WMC Mortgage Corp. and its Affiliates as of the Closing Date, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

                  (24) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in paragraph (10) above;

                  (25) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (26) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement for each Mortgage Loan have been delivered to the Purchaser;

                  (27) Transfer of Mortgage Loans. Except with respect to MERS Designated Mortgage Loans, the Assignment of Mortgage is in recordable form, other than the assignee's name and recording information not yet returned from the recording office, and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by WMC Mortgage Corp. are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

                  (28) Due-on-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of WMC Mortgage Corp.'s knowledge, such provision is enforceable subject to applicable bankruptcy, equitable principles and laws affecting creditors' rights;

                  (29) No Buydown Provisions No Graduated Payments or Contingent Interests. As of the Servicing Transfer Date and to the knowledge of WMC Mortgage Corp. and its Affiliates as of the Closing Date, the Mortgage Loan does not contain provisions pursuant to which Scheduled Payments are paid or partially paid with funds deposited in any separate account established by WMC Mortgage Corp., the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                  (30) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

                  (31) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority (with respect to a First Lien Mortgage Loan) or second lien priority (with respect to a Second Lien Mortgage Loan) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to prudent lenders in the secondary mortgage market. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                  (32) Mortgaged Property Undamaged; No Condemnation Proceedings. As of the Servicing Transfer Date and to the knowledge of WMC Mortgage Corp. and its Affiliates as of the Closing Date, there is no proceeding pending or, to WMC Mortgage Corp.'s knowledge, threatened for the total or partial condemnation of the Mortgaged Property. As of the Closing Date, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in at least the same condition or better than its condition at the time of its appraisal. As of the Servicing Transfer Date and to the knowledge of WMC Mortgage Corp. and its Affiliates as of the Closing Date, since the time of its appraisal, there have not been any condemnation proceedings with respect to the Mortgaged Property and WMC Mortgage Corp. and its Affiliates have no knowledge of any such proceedings in the future;

                  (33) Collection Practices; Escrow Payments; Interest Rate Adjustments. The origination, servicing and collection practices used by WMC Mortgage Corp. or its sub-servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. As of the Servicing Transfer Date, with respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, WMC Mortgage Corp. and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. As of the Servicing Transfer Date, all Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by any applicable law (as in effect on the Servicing Transfer Date) and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due WMC Mortgage Corp. have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. WMC Mortgage Corp. or its sub-servicer executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and the monthly payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

                  (34) Other Insurance Policies; No Defense to Coverage. No action, inaction or event has occurred and no state of facts exists or has existed on or prior to the Servicing Transfer Date and, to the knowledge of WMC Mortgage Corp. and its Affiliates, on or prior to the Closing Date that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, primary mortgage insurance policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by WMC Mortgage Corp. or by any officer, director, or employee of WMC Mortgage Corp. or any designee of WMC Mortgage Corp. or any corporation in which WMC Mortgage Corp. or any officer, director, or employee had a financial interest at the time of placement of such insurance;

                  (35) No Violation of Environmental Laws. To the best of WMC Mortgage Corp.'s knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property;

                  (36) Servicemembers Civil Relief Act. The Mortgagor has not notified WMC Mortgage Corp., and WMC Mortgage Corp. has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or other similar state statutes;

                  (37) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of (a) Fannie Mac or Freddie Mac and (b) the Underwriting Guidelines and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;
                  (38) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and WMC Mortgage Corp. has complied with all applicable law with respect to the making of the Mortgage Loans;

                  (39) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct-to-perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

                  (40) [Reserved];

                  (41) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by WMC Mortgage Corp. to the Purchaser, WMC Mortgage Corp. has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. WMC Mortgage Corp. shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages or servicing rights thereto;

                  (42) Leaseholds. If the Mortgage Loan is secured by a leasehold estate, such lease conforms to the requirements required by Fannie Mae pursuant to the Fannie Mae Guides;

                  (43) Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans (a) is covered by the Home Ownership and Equity Protection Act of 1994 or (b) is classified as a "high cost home," "threshold," "covered", "high risk home", "predatory" or similar loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) is a Mortgage Loan categorized as "High Cost" or "Covered", as applicable (as such terms are defined in the then current Standard & Poor's LEVELS(R) Glossary);

                  (44) Prepayment Charge. None of the Mortgage Loans has a Prepayment Premium period at origination in excess of three years;

                  (45) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines, as may be amended from time to time by WMC Mortgage Corp. The Mortgage Note and Mortgage are on forms acceptable to prudent mortgage lenders in the secondary mortgage market and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used;

                  (46) Single-Premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy;

                  (47) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Underwriting Guidelines;

                  (48) No Mortgaged Property Located in Georgia. There is no Mortgage Loan that was originated on or after October 1, 2002 and prior to March 7, 2003, that is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated after March 7, 2003 that is a "high-cost home loan" as defined under the Georgia Fair Lending Act;

                  (49) Conversion to Fixed Interest Rate. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan is not a Convertible Mortgage Loan;

                  (50) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

                  (51) Compliance with Anti-Money Laundering Laws. WMC Mortgage Corp. has complied with all applicable anti-money laundering laws and regulations, including, without limitation, the USA Patriot Act of 2001;

                  (52) Credit Reporting. WMC Mortgage Corp. (or its sub-servicer) has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

                  (53) Fannie Mae Guides Anti-Predatory Lending Eligibility. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides;

                  (54) Mortgagor Selection. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by WMC Mortgage Corp. which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by WMC Mortgage Corp. or any Affiliate of WMC Mortgage Corp. with which WMC Mortgage Corp. has a referral relationship or mechanism in place. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending Affiliate of WMC Mortgage Corp. with which WMC Mortgage Corp. has a referral relationship or mechanism in place, WMC Mortgage Corp. referred the related Mortgagor's application to such Affiliate for underwriting consideration;

                  (55) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the related Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the related Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

                  (56) Mortgage Loans with Prepayment Premiums. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the related Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the related Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium (provided, that such offer may have been evidenced by the Responsible Party's rate sheet/pricing grid relating to such Mortgage Loan, which provided that the Mortgage Loan had a full prepayment premium buy-out pricing adjustment available), (iii) the prepayment premium is disclosed to the related Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, WMC Mortgage Corp., as prior servicer, did not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the related Mortgagor's default in making the Mortgage Loan payments;

                  (57) Purchase of Insurance. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (58) [Reserved];

                  (59) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

                  (60) No Default under First Lien. As of the Servicing Transfer Date and to the knowledge of WMC Mortgage Corp. and its Affiliates as of the Closing Date, with respect to each Second Lien Mortgage Loan, the related first lien mortgage loan is in full force and effect, and there is no default, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration thereunder;

                  (61) Right to Cure First Lien. With respect to each Second Lien Mortgage Loan, the related first lien mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under such Second Lien Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage;

                  (62) No Failure to Cure Default. With respect to each Second Lien Mortgage Loan, WMC Mortgage Corp. has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

                  (63) Request for Notice; No Consent Required. With respect to any Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and WMC Mortgage Corp. has notified the senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

                  (64) Tax Service Contract. As of the date on which WMC Mortgage Corp. transferred the servicing of such Mortgage Loan to the Purchaser or its designee, each Mortgage Loan was covered by a paid in full, life of loan, tax service contract issued by Fidelity National Tax Service, and such contract was transferable;

                  (65) Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

                  (66) Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of WMC Mortgage Corp., or is in the process of being recorded;

                  (67) Mortgagor Bankruptcy. On or prior to the date 60 days after the date on which WMC Mortgage Corp. transferred the Mortgage Loan to the Purchaser, the Mortgagor has not filed and will not file a bankruptcy petition or has not become the subject and will not become the subject of involuntary bankruptcy proceedings or has not consented to or will not consent to the filing of a bankruptcy proceeding against it or to a receiver being appointed in respect of the related Mortgaged Property;

                  (68) No Prior Offer. Prior to the transfer of the Mortgage Loan to the Purchaser, the Mortgage Loan had not been previously rejected by a third-party purchaser; and

                  (69) No Arbitration. No Mortgage Loan originated on or after July 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

                                  SCHEDULE VII

                        Morgan Stanley ABS Capital I Inc.
                       Mortgage Pass-Through Certificates
                                 Series 2005-HE5

                  Representations and Warranties of NC Capital
                       as to the NC Capital Mortgage Loans

         NC Capital hereby makes the representations and warranties set forth in this Schedule VI, as to NC Capital Mortgage Loans only, to the Depositor, the Servicers and the Trustee, as of October 28, 2005 (the "Securitization Closing Date") (unless otherwise expressly indicated). Capitalized terms used but not otherwise defined in this Schedule VI shall have the meanings ascribed thereto in the NC Capital Purchase Agreement.

                  (1) Mortgage Loans as Described. NC Capital has delivered to the Purchaser, as of July 1, 2005, the Data Tape Information and that Data Tape Information and the information set forth on the Mortgage Loan Schedule (other than item (21) thereof, as to which NC Capital makes no representation or warranty) are true and correct, including, without limitation, the terms of the Prepayment Charges, if any, as of the Securitization Closing Date;

                  (2) Payments Current. Except with respect to NC Capital Mortgage Loans representing approximately 0.01% of the aggregate principal balance of NC Capital Mortgage Loans as of the Cut-off Date, all payments required to be made up to July 1, 2005 for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan. The first Scheduled Payment was or shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

                  (3) No Outstanding Charges. Except with respect to NC Capital Mortgage Loans representing approximately 0.01% of the aggregate principal balance of NC Capital Mortgage Loans as of the Cut-off Date, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither NC Capital nor any Affiliate has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  (4) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule, the Data Tape Information or included in the Mortgage File. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule and the Data Tape Information;

                  (5) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

                  (6) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 3.13 of the Pooling and Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in Section 3.13 of the Pooling and Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming New Century Mortgage Corporation and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Trustee upon the consummation of the transactions contemplated by this Agreement. NC Capital has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by NC Capital;

                  (7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure and all predatory and abusive lending laws applicable to the Mortgage Loan, including, without limitation, any provisions therein relating to the Illinois Interest Act and Prepayment Charges, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and NC Capital shall maintain in its possession, available for the Purchaser's or the Trustee's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

                  (8) No Satisfaction of Mortgage. Other than with respect to any Mortgage Loan that was subject to a Principal Prepayment in Full occurring after the Cut-off Date but prior to the Securitization Closing Date, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. NC Capital has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has NC Capital waived any default resulting from any action or inaction by the Mortgagor;

                  (9) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less; provided, however, that any condominium unit, planned unit development, mobile home (double wide only) or manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or, except as specified on the Mortgage Loan Schedule, a mobile home erected thereon or by a mixed use property, a property in excess of 10 acres or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) such Mortgage Loan conforms with the applicable Fannie Mae or Freddie Mac requirements regarding mortgage loans related to manufactured dwellings, (ii) the related manufactured housing unit is permanently affixed to the land, (iii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming New Century Mortgage Corporation as mortgagee, (iv) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located and (v) such Manufactured Home Mortgage Loan is secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code;

                  (10) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien (with respect to each First Lien Mortgage Loan) or second lien (with respect to each Second Lien Mortgage Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                           (i) with respect to a Second Lien Mortgage Loan only,
                  the lien of the first mortgage on the Mortgaged Property;

                           (ii) the lien of current real property taxes and
                  assessments not yet due and payable;

                           (iii) covenants, conditions and restrictions, rights
                  of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                           (iv) other matters to which like properties are
                  commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority (with respect to each First Lien Mortgage Loan) or second lien and second priority (with respect to each Second Lien Mortgage Loan) security interest on the property described therein and NC Capital has full right to sell and assign the same to the Purchaser;

                  (11) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. NC Capital or its Affiliate has reviewed all of the documents constituting the Servicing File and NC Capital has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

                  (12) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                  (13) Ownership. Immediately prior to the transfer contemplated by the Purchase Agreement, NC Capital was the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, NC Capital retained the Mortgage Files or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan was not assigned or pledged, and NC Capital had good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the Purchase Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. After the Securitization Closing Date, NC Capital will have no right to modify or alter the terms of the sale of the Mortgage Loan and NC Capital will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

                  (14) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

                  (15) LTV. No First Lien Mortgage Loan has an LTV greater than 100%, and no Second Lien Mortgage Loan has an CLTV greater than 100%;

                  (16) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac with respect to Mortgage Loans and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring New Century Mortgage Corporation, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (i), (ii) and (iii) of representation 10 of this Schedule VI, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Rate and Scheduled Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. NC Capital, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including New Century Mortgage Corporation and NC Capital, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by New Century Mortgage Corporation or NC Capital;

                  (17) No Defaults. Except with respect to NC Capital Mortgage Loans representing approximately 0.01% of the aggregate principal balance of NC Capital Mortgage Loans as of the Cut-off Date, other than payments due but not yet 30 or more days delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither NC Capital nor its Affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

                  (18) No Mechanics' Liens. As of the date of origination, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                  (19) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

                  (20) Origination; Payment Terms. Either (a) the Mortgage Loan was originated by a Mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, or (b) the following requirements have been met with respect to the Mortgage Loan: NC Capital purchased the Mortgage Loan from New Century Mortgage Corporation, its affiliate, that meets the requirements set forth in clause (a), and (i) such Mortgage Loan was underwritten in accordance with standards established by New Century Mortgage Corporation, using application forms and related credit documents approved by New Century Mortgage Corporation, (ii) New Century Mortgage Corporation approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until New Century Mortgage Corporation agreed to fund such Mortgage Loan, (iii) the closing documents for such Mortgage Loan were prepared on forms approved by New Century Mortgage Corporation and (iv) such Mortgage Loan was actually funded by New Century Mortgage Corporation and was purchased by New Century Mortgage Corporation at closing or soon thereafter. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Rate is as set forth on Mortgage Loan Schedule hereto (including in the case of Adjustable Rate Mortgage Loans, the interest rate and payment limitations set forth on Mortgage Loan Schedule hereto). All Mortgage Loans have Due Dates on the first day of each month except as specified on the Mortgage Loan Schedule. Each Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears and is not calculated on a simple interest basis. The monthly principal payments on each Mortgage Loan is sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. There is no negative amortization allowed in the terms of any Mortgage Note. None of the Mortgage Loans allows for negative amortization or the conversion of the interest rate thereon from an adjustable rate to a fixed rate or from a fixed rate to an adjustable rate. No Mortgage Loan is a Balloon Loan;

                  (21) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including,
         (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

                  (22) Index. With respect to Adjustable Rate Mortgage Loans, the Index set forth in the Mortgage Note is LIBOR;

                  (23) Occupancy of the Mortgaged Property. As of the Securitization Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (24) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage;

                  (25) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (26) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement for each Mortgage Loan have been delivered to the Purchaser;

                  (27) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form, other than the assignee's name and recording information not yet returned from the recording office, and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by NC Capital are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

                  (28) Due-on-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

                  (29) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Scheduled Payments are paid or partially paid with funds deposited in any separate account established by NC Capital, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                  (30) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

                  (31) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                  (32) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and NC Capital has no knowledge of any such proceedings in the future;

                  (33) Collection Practices; Escrow Payments; Interest Rate Adjustments. The origination, servicing and collection practices used by NC Capital and its Affiliates with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, NC Capital and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due NC Capital have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. NC Capital or an Affiliate executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and the monthly payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

                  (34) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any insurance policy or bankruptcy bond related to the Mortgage Loans, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by NC Capital or by any officer, director, or employee of NC Capital or any designee of NC Capital or any corporation in which NC Capital or any officer, director, or employee had a financial interest at the time of placement of such insurance;

                  (35) No Violation of Environmental Laws. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

                  (36) Servicemembers Civil Relief Act. The Mortgagor has not notified NC Capital, and NC Capital has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state statutes;

                  (37) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed by a qualified appraiser, acceptable to NC Capital, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

                  (38) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the originator has complied with all applicable law with respect to the making of the Mortgage Loans;

                  (39) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

                  (40) Value of Mortgaged Property. NC Capital has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by NC Capital generally secured by properties in the same geographic area as the related Mortgaged Property;

                  (41) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Securitization Closing Date (whether or not known to NC Capital on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of NC Capital, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

                  (42) Escrow Analysis. With respect to each Mortgage, NC Capital or its Affiliate has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

                  (43) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices;

                  (44) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by NC Capital to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser;

                  (45) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not
         (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years;
         (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a generally accepted practice;

                  (46) Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans (a) is covered by the Home Ownership and Equity Protection Act of 1994 or (b) is classified as a "high cost home," "threshold," "covered" (excluding a "covered home loan" as defined in clause (1) of the definition of such term under the New Jersey Home Ownership Security Act of 2002), "high risk home", "predatory" or similar loan under any other applicable federal, state or local law (including without limitation any regulation or ordinance) (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) is a Mortgage Loan categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's Glossary, and no Mortgage Loan originated on or after October 1, 2002 through July 6, 2003 is governed by the Georgia Fair Lending Act;

                  (47) Prepayment Penalty. No Mortgage Loan has a prepayment penalty period in excess of three years. Any prepayment penalty is in an amount equal to the lesser of (a) the maximum amount permitted under applicable state law, and (b) if the Mortgaged Property is secured by residential real property located in a state other than Arizona, Maine, Massachusetts, New York, South Carolina or Wisconsin, six months interest on the related prepaid amount;

                  (48) [Reserved];

                  (49) Conformance with Agency and Underwriting Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and neither NC Capital nor any Affiliate has made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

                  (50) Single-Premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy;

                  (51) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors who invest in mortgage loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by NC Capital or any Affiliates generally;

                  (52) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the originator's Underwriting Guidelines;

                  (53) Conversion to Fixed Interest Rate. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan is not a Convertible Mortgage Loan;

                  (54) No Default Under First Lien. With respect to each Second Lien Mortgage Loan, the related First Lien Mortgage Loan related thereto is in full force and effect, and there is no default, breach, violation or event which would permit acceleration existing under such first Mortgage or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration thereunder;

                  (55) Right to Cure First Lien. With respect to each Second Lien Mortgage Loan, the related first lien Mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage;

                  (56) No Failure to Cure Default. NC Capital has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

                  (57) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

                  (58) Compliance with Anti-Money Laundering Laws. NC Capital or an Affiliate has complied with all applicable anti-money laundering laws and regulations, including, without limitation, the USA Patriot Act of 2001;

                  (59) Fair Credit Reporting Act. NC Capital or an Affiliate has, in its capacity as prior servicer for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

                  (60) Fannie Mae Guides Anti-Predatory Lending Eligibility. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides;

                  (61) Mortgagor Selection. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the originator which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the originator or any Affiliate of the originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending Affiliate of the originator, the originator referred the related Mortgagor's application to such Affiliate for underwriting consideration;

                  (62) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the related Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the related Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

                  (63) Mortgage Loans with Prepayment Premiums. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the related Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the related Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the related Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the originator, as servicer, shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the related Mortgagor's default in making the Mortgage Loan payments;

                  (64) Purchase of Insurance. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, property, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, property, accident, unemployment, mortgage or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (65) Points and Fees. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such Mortgage Loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides;

                  (66) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation; and

                  (67) No Arbitration. No Mortgage Loan originated on or after July 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

                                  SCHEDULE VIII

                        Morgan Stanley ABS Capital I Inc.
                       Mortgage Pass-Through Certificates
                                 Series 2005-HE5

                 Representations and Warranties of Decision One
                      as to the Decision One Mortgage Loans

         Decision One hereby makes the representations and warranties set forth in this Schedule VIII, as to Decision One Mortgage Loans only, to the Depositor, the Servicers and the Trustee, as of October 28, 2005 (the "Closing Date") (unless otherwise expressly indicated). Capitalized terms used but not otherwise defined in this Schedule VIII shall have the meanings ascribed thereto in the Decision One Purchase Agreement.

                  (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule as prepared by the Purchaser is complete, true and correct as of the Closing Date;

                  (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its related Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

                  (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Decision One has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest;

                  (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule;

                  (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

                  (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards, if any, as are usually and customarily insured against by prudent mortgage lenders in the community in which the related Mortgaged Property is located. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to the requirements usually and customarily insured against by prudent mortgage lenders in the community in which the related Mortgaged Property is located, as well as all additional requirements set forth in the Pooling and Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming Decision One and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. Decision One has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Decision One;

                  (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Decision One shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

                  (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Decision One has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has Decision One waived any default resulting from any action or inaction by the Mortgagor;

                  (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development and that no residence or dwelling is a mobile home, provided, however, that any condominium unit or planned unit development shall not fall within any of the "Ineligible Projects" of part VIII, Section 102 of the Fannie Mae Selling Guide and shall conform with the Underwriting Guidelines. In the case of any Mortgaged Properties that are manufactured homes (a "Manufactured Home Mortgage Loans"), (i) the related manufactured dwelling is permanently affixed to the land, (ii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee, (iii) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (iv) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

                  (j) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                           (i) the lien of current real property taxes and
                  assessments not yet due and payable;

                           (ii) covenants, conditions and restrictions, rights
                  of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                           (iii) other matters to which like properties are
                  commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and Decision One has full right to sell and assign the same to the Purchaser.

                  (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to prepayment penalties). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan. Decision One has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

                  (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                  (m) Ownership. Decision One is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, Decision One will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Decision One has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. Decision One intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, Decision One will have no right to modify or alter the terms of the sale of the Mortgage Loan and Decision One will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

                  (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

                  (o) LTV. No Mortgage Loan has an LTV greater than 100%;

                  (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Decision One, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (A), (B) and (C) of paragraph (j) of this Schedule, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Decision One, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Decision One, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Decision One;

                  (q) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Decision One nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

                  (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                  (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

                  (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the Lifetime Rate Cap and the Periodic Cap are as set forth on the Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. The Mortgage Loan does not require a balloon payment on its stated maturity date, unless otherwise specified in the Mortgage Loan Schedule;

                  (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including,
         (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

                  (v) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which is attached to each related Assignment and Conveyance Agreement). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and Decision One has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

                  (w) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

                  (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in paragraph (j) above;

                  (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (z) [Reserved];

                  (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. Decision One is in possession of a complete, true and accurate Mortgage File in compliance with this Agreement, except for such documents the originals of which have been delivered to the Custodian;

                  (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Underwriting Guidelines;

                  (cc) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Decision One are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

                  (dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of Decision One's knowledge, such provision is enforceable;

                  (ee) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements, if any, stated in the Mortgage Loan Documents;

                  (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Decision One, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                  (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable under the Underwriting Guidelines. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                  (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Decision One has no knowledge of any such proceedings in the future;

                  (ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by Decision One with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Decision One and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due to Decision One have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. Decision One executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

                  (jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

                  (kk) Other Insurance Policies; No Defense to Coverage. No action, inaction or event has occurred and no state of facts exists or has existed on or prior to the related Closing Date that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Decision One or by any officer, director, or employee of Decision One or any designee of Decision One or any corporation in which Decision One or any officer, director, or employee had a financial interest at the time of placement of such insurance;

                  (ll) No Violation of Environmental Laws. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

                  (mm) Servicemembers' Civil Relief Act. The Mortgagor has not notified Decision One, and Decision One has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act or other similar state statute;

                  (nn) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, accepted by Decision One, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfied the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

                  (oo) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and Decision One has complied with, all applicable law with respect to the making of the Mortgage Loans. Decision One shall maintain such statement in the Mortgage File;

                  (pp) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct-to-perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

                  (qq) Value of Mortgaged Property. Decision One has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property (except as may be expressly shown in the related appraisal) or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by Decision One generally secured by properties in the same geographic area as the related Mortgaged Property;

                  (rr) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to Decision One on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Decision One, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

                  (ss) [Reserved];

                  (tt) Escrow Analysis. If applicable, with respect to each Mortgage, Decision One has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

                  (uu) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices;

                  (vv) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by Decision One to the Purchaser, that Decision one has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or good faith legitimate prospective purchaser of such Mortgage. Decision One shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's good faith legitimate secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto;

                  (ww) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not
         (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years;
         (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

                  (xx) Prepayment Charge. Each Mortgage Loan that is subject to a prepayment penalty as provided in the related Mortgage Note is identified on the Mortgage Loan Schedule. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Charge may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Charge may be imposed for a term in excess of three (3) years following origination;

                  (yy) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan (pursuant to Appendix E of the Standard & Poor's Glossary), as applicable, and no Mortgage Loan originated on or after October 1, 2002 through July 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

                  (zz) Single-premium credit life insurance policy. In connection with the origination of any Mortgage Loan, no proceeds from such Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy;

                  (aaa) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" under Section 860G(a)(3) of the Code;

                  (bbb) Tax Service Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract issued by Fidelity National Tax Service, and such contract is transferable;

                  (ccc) Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

                  (ddd) Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Decision One, or is in the process of being recorded;

                  (eee) Mortgagor Bankruptcy. On or prior to the date 60 days after the related Closing Date, the Mortgagor has not filed and will not file a bankruptcy petition or has not become the subject and will not become the subject of involuntary bankruptcy proceedings or has not consented to or will not consent to the filing of a bankruptcy proceeding against it or to a receiver being appointed in respect of the related Mortgaged Property;

                  (fff) No Prior Offer. The Mortgage Loan has not previously been offered for sale;

                  (ggg) Fannie Mae Guides Anti-Predatory Lending Eligibility:
         Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides;

                  (hhh) Mortgagor Selection. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the originator which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the originator or any Affiliate of the originator;

                  (iii) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the related Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the related Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

                  (jjj) Mortgage Loans with Prepayment Premiums. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the related Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the related Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the related Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the originator, as servicer, shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the related Mortgagor's default in making the Mortgage Loan payments;

                  (kkk) Purchase of Insurance. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (lll) Points and Fees. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

                  (mmm) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation; and

                  (nnn) No Arbitration. No Mortgage Loan originated on or after July 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

                                   SCHEDULE IX

                  Representations and Warranties of Wells Fargo

         Wells Fargo hereby makes the representations and warranties set forth in this Schedule IX to the Depositor, the Servicers, the Trustee and the Responsible Parties as of the Closing Date.

                  (a) Wells Fargo is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Wells Fargo in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

                  (b) Wells Fargo has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of Wells Fargo the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of Wells Fargo, enforceable against Wells Fargo in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c) The execution and delivery of this Agreement by Wells Fargo, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of Wells Fargo and will not (i) result in a material breach of any term or provision of the articles of incorporation or by laws of Wells Fargo, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Wells Fargo is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to Wells Fargo of any court, regulatory body, administrative agency or governmental body having jurisdiction over Wells Fargo; and Wells Fargo is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Wells Fargo's ability to perform or meet any of its obligations under this Agreement.

                  (d) No litigation is pending or threatened against Wells Fargo that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Wells Fargo to perform any of its obligations under this Agreement in accordance with the terms thereof. For purposes of the foregoing, Wells Fargo does not regard any actions, proceedings or investigations "threatened" unless the potential litigants or governmental authority has manifested to a member of the Wells Fargo & Company Law Department having responsibility for litigation matters involving the corporate trust activities of Wells Fargo its present intention to initiate such proceedings.

                  (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Wells Fargo of, or compliance by Wells Fargo with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, Wells Fargo has obtained the same.

                                   SCHEDULE X

                    Representations and Warranties of LaSalle

         LaSalle hereby makes the representations and warranties set forth in this Schedule X to the Depositor, the Servicers, the Trustee and the Responsible Parties as of the Closing Date.

                  (a) LaSalle is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by such Custodian in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

                  (b) LaSalle has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of such Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of such Custodian, enforceable against such Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c) The execution and delivery of this Agreement by LaSalle, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of such Custodian and will not
         (i) result in a material breach of any term or provision of the articles of incorporation or by laws of such Custodian, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which such Custodian is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to such Custodian of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Custodian; and such Custodian is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair such Custodian's ability to perform or meet any of its obligations under this Agreement.

                  (d) No litigation is pending or threatened against LaSalle that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of such Custodian to perform any of its obligations under this Agreement in accordance with the terms thereof.

                  (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by LaSalle of, or compliance by such Custodian with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, such Custodian has obtained the same.

                                   SCHEDULE XI

                 Representations and Warranties of Deutsche Bank

         Deutsche Bank hereby makes the representations and warranties set forth in this Schedule XI to the Depositor, the Servicers, the Trustee and the Responsible Parties as of the Closing Date.

                  (a) Deutsche Bank is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by such Custodian or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such jurisdiction, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

                  (b) Deutsche Bank has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of such Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of such Custodian, enforceable against such Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c) The execution and delivery of this Agreement by Deutsche Bank, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of such Custodian and will not result in a material breach of any term or provision of the articles of incorporation or by laws of such Custodian.

                                    EXHIBIT A

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

AS LONG AS THE INTEREST RATE SWAP AGREEMENT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-8, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

Certificate No.                           :              A-1-[  ]
                                                         A-2a-[  ]
                                                         A-2b-[  ]
                                                         A-2c-[  ]
                                                         M-1-[  ]
                                                         M-2- [  ]
                                                         M-3-[  ]
                                                         M-4-[  ]
                                                         M-5-[  ]
                                                         M-6-[  ]
                                                         B-1-[  ]
                                                         B-2-[  ]
                                                         B-3-[  ]

Cut-off Date                              :              October 1, 2005

First Distribution Date                   :              November 25, 2005

Initial Certificate Balance of this
Certificate ("Denomination")              :              $[                    ]

Initial Certificate Balances of all                      [A-1] [$441,470,000]
Certificates of this Class                :              [A-2a] [$462,278,000]
                                                         [A-2b]
                                                         [$145,000,000]
                                                         [A-2c]
                                                         [$115,000,000]
                                                         [M-1] [$53,540,000]
                                                         [M-2] [$49,822,000]
                                                         [M-3] [$31,232,000]
                                                         [M-4] [$26,770,000]
                                                         [M-5] [$24,539,000]
                                                         [M-6] [$23,052,000]
                                                         [B-1] [$20,821,000]
                                                         [B-2] [$19,333,000]
                                                         [B-3] [$15,616,000]

CUSIP                                     :              [A-1] [61744C UN 4]
                                                         [A-2a] [61744C UP 9]
                                                         [A-2b] [61744C UQ 7]
                                                         [A-2c] [61744C UR 5]
                                                         [M-1] [61744C US 3]
                                                         [M-2] [61744C UT 1]
                                                         [M-3] [61744C UU 8]
                                                         [M-4] [61744C UV 6]
                                                         [M-5] [61744C UW 4]
                                                         [M-6] [61744C UX 2]
                                                         [B-1] [61744C UY 0]
                                                         [B-2] [61744C UZ 7]
                                                         [B-3] [61744C VA 1]

ISIN                                      :              [A-1] [US61744CUN46]
                                                         [A-2a] [US61744CUP93]
                                                         [A-2b] [US61744CUQ76]
                                                         [A-2c] [US61744CUR59]
                                                         [M-1] [US61744CUS33]
                                                         [M-2] [US61744CUT16]
                                                         [M-3] [US61744CUU88]
                                                         [M-4] [US61744CUV61]
                                                         [M-5] [US61744CUW45]
                                                         [M-6] [US61744CUX28]
                                                         [B-1] [US61744CUY01]
                                                         [B-2] [US61744CUZ75]
                                                         [B-3] [US61744CVA16]

                        MORGAN STANLEY ABS CAPITAL I INC.
                Morgan Stanley ABS Capital I Inc. Trust 2005-HE5
               Mortgage Pass-Through Certificates, Series 2005-HE5
                         [Class A-][Class M-][Class B-]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Countrywide Home Loans Servicing LP, as a servicer, HomEq Servicing Corporation, as a servicer, JPMorgan Chase Bank, National Association, as a servicer, Decision One Mortgage Company, LLC, as a responsible party, NC Capital Corporation, as a responsible party, WMC Mortgage Corp., as a responsible party, Wells Fargo Bank, National Association, as trustee (the "Trustee") and a custodian, LaSalle Bank National Association, as a custodian, and Deutsche Bank National Trust Company, as a custodian. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          but solely as Trustee


                                        By:_____________________________________

Authenticated:

By    __________________________________________
      Authorized Signatory of
      WELLS FARGO BANK, NATIONAL ASSOCIATION,
      not in its individual capacity,
      but solely as Trustee

                        MORGAN STANLEY ABS CAPITAL I INC.
                Morgan Stanley ABS Capital I Inc. Trust 2005-HE5
                       Mortgage Pass-Through Certificates

         This Certificate is one of a duly authorized issue of Certificates designated as Morgan Stanley ABS Capital I Inc. Trust 2005-HE5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date, provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, any Servicer individually, or all of the Servicers together, will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________.



                                        ________________________________________
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT B

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                       :                P-1
Cut-off Date                          :                October 1, 2005
First Distribution Date               :                November 25, 2005
Percentage Interest of this
Certificate ("Denomination")          :                [___]%

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2005-HE5
               Mortgage Pass-Through Certificates, Series 2005-HE5

                                     Class P

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

         Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [_____________], is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), JPMorgan Chase Bank, National Association, as a servicer, Countrywide Home Loans Servicing LP, as a servicer, HomEq Servicing Corporation, as a servicer, Decision One Mortgage Company, LLC, as a responsible party, NC Capital Corporation, as a responsible party, WMC Mortgage Corp., as a responsible party, Wells Fargo Bank, National Association, as trustee (the "Trustee") and a custodian, LaSalle Bank National Association, as a custodian, and Deutsche Bank National Trust Company, as a custodian. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders.

         No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

         No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          but solely as Trustee


                                        By:_____________________________________

Authenticated:

By    __________________________________________
      Authorized Signatory of
      WELLS FARGO BANK, NATIONAL ASSOCIATION,
      not in its individual capacity,
      but solely as Trustee

                        MORGAN STANLEY ABS CAPITAL I INC.
                Morgan Stanley ABS Capital I Inc. Trust 2005-HE5
                       Mortgage Pass-Through Certificates

         This Certificate is one of a duly authorized issue of Certificates designated as Morgan Stanley ABS Capital I Inc. Trust 2005-HE5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, any Servicer individually, or all of the Servicers together, will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________.



                                        ________________________________________
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT C

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN FOUR "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED (I) TO A PERSON OTHER THAN A PERMITTED TRANSFEREE IN COMPLIANCE WITH SECTION 5.02(C) OF THE AGREEMENT, OR (II) UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                          :              R-1

Cut-off Date                             :              October 1, 2005

First Distribution Date                  :              November 25, 2005

Percentage Interest of this              :              100%
Certificate ("Denomination")

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2005-HE5
               Mortgage Pass-Through Certificates, Series 2005-HE5

                                     Class R

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

         Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [_____________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), JPMorgan Chase Bank, National Association, as a servicer, Countrywide Home Loans Servicing LP, as a servicer, HomEq Servicing Corporation, as a servicer, Decision One Mortgage Company, LLC, as a responsible party, NC Capital Corporation, as a responsible party, WMC Mortgage Corp., as a responsible party, Wells Fargo Bank, National Association, as trustee (the "Trustee") and a custodian, LaSalle Bank National Association, as a custodian, and Deutsche Bank National Trust Company, as a custodian. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders.

         No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicers, the Depositor or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

         Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          but solely as Trustee


                                        By:_____________________________________

Authenticated:

By    __________________________________________
      Authorized Signatory of
      WELLS FARGO BANK, NATIONAL ASSOCIATION,
      not in its individual capacity,
      but solely as Trustee

                Morgan Stanley ABS Capital I Inc. Trust 2005-HE5
                       Mortgage Pass-Through Certificates

         This Certificate is one of a duly authorized issue of Certificates designated as Morgan Stanley ABS Capital I Inc. Trust 2005-HE5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, any Servicer individually, or all of the Servicers together, will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________.



                                        ________________________________________
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT D

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICERS TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.


Certificate No.                            :            X-1

Cut-off Date                               :            October 1, 2005

First Distribution Date                    :            November 25, 2005

Percentage Interest of this Certificate
("Denomination")                           :            [___]%

                        MORGAN STANLEY ABS CAPITAL I INC.
                Morgan Stanley ABS Capital I Inc. Trust 2005-HE5
               Mortgage Pass-Through Certificates, Series 2005-HE5

                                     Class X

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

         Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [_____________], is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), JPMorgan Chase Bank, National Association, as a servicer, Countrywide Home Loans Servicing LP, as a servicer, HomEq Servicing Corporation, as a servicer, Decision One Mortgage Company, LLC, as a responsible party, NC Capital Corporation, as a responsible party, WMC Mortgage Corp., as a responsible party, Wells Fargo Bank, National Association, as trustee (the "Trustee") and a custodian, LaSalle Bank National Association, as a custodian, and Deutsche Bank National Trust Company, as a custodian. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a Certificate Balance or Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders.

         No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

         No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("Similar Law") or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Servicers or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Trustee or the Servicers to any obligation in addition to those expressly undertaken in the Agreement or to any liability.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          but solely as Trustee


                                        By:_____________________________________

Authenticated:

By    __________________________________________
      Authorized Signatory of
      WELLS FARGO BANK, NATIONAL ASSOCIATION,
      not in its individual capacity,
      but solely as Trustee

                        MORGAN STANLEY ABS CAPITAL I INC.
                Morgan Stanley ABS Capital I Inc. Trust 2005-HE5
                       Mortgage Pass-Through Certificates

         This Certificate is one of a duly authorized issue of Certificates designated as Morgan Stanley ABS Capital I Inc. Trust 2005-HE5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, any Servicer individually, or all of the Servicers together, will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________.



                                        ________________________________________
                                         Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT E

             FORM OF INITIAL CERTIFICATION OF [CUSTODIAN] [TRUSTEE]

                                     [date]

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 38th Floor
New York, New York 10036

Countrywide Home Loans Servicing LP
7105 Corporate Drive
Plano, Texas 75024

JPMorgan Chase Bank, National Association
c/o Chase Home Finance LLC
10790 Rancho Bernado
San Diego, California 92127

HomEq Servicing Corporation
4837 Watt Avenue
North Highlands, California 95660-5101

Decision One Mortgage Company, LLC
6060 J.A. Jones Drive, Suite 1000
Charlotte, North Carolina 28287

NC Capital Corporation
18400 Von Karman, Suite 1000
Irvine, California 92612

WMC Mortgage Corp.
3100 Thornton Avenue
Burbank, California 91504

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

LaSalle Bank National Association
2571 Busse Road, Suite 200
Elkgrove Village, Illinois 60007

Wells Fargo Bank
24 Executive Park, Suite 100
Irvine, California 92614

         Re: Pooling and Servicing Agreement, dated as of October 1, 2005, among Morgan Stanley ABS Capital I Inc., as Depositor, WMC Mortgage Corp., as a Responsible Party, JPMorgan Chase Bank, National Association, as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer, HomEq Servicing Corporation, as a Servicer, Decision One Mortgage Company, LLC, as a Responsible Party, NC Capital Corporation, as a Responsible Party, LaSalle Bank National Association, as a Custodian, Deutsche Bank National Trust Company, as a Custodian, and Wells Fargo Bank, National Association, as Trustee and a Custodian, Morgan Stanley ABS Capital I Inc. Trust, Series 2005-HE5
                  --------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

                  (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

                  (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), except with respect to MERS Designated Mortgage Loans.

         Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

         The [Custodian] [Trustee] has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The [Custodian] [Trustee] makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the [Custodian] [Trustee] has made no determination and makes no representations as to whether
(i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                        [____________________],
                                            as [____________]


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                    EXHIBIT F

                  FORM OF DOCUMENT CERTIFICATION AND EXCEPTION
                         REPORT OF [CUSTODIAN] [TRUSTEE]

                                     [date]

Morgan Stanley ABS Capital I Inc.
1585 Broadway 38th Floor
New York, New York 10036

Countrywide Home Loans Servicing LP
7105 Corporate Drive
Plano, Texas 75024

JPMorgan Chase Bank, National Association
c/o Chase Home Finance LLC
10790 Rancho Bernado
San Diego, California 92127

HomEq Servicing Corporation
4837 Watt Avenue
North Highlands, California 95660-5101

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

         Re: Pooling and Servicing Agreement, dated as of October 1, 2005, among Morgan Stanley ABS Capital I Inc., as Depositor, WMC Mortgage Corp., as a Responsible Party, JPMorgan Chase Bank, National Association, as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer, HomEq Servicing Corporation, as a Servicer, Decision One Mortgage Company, LLC, as a Responsible Party, NC Capital Corporation, as a Responsible Party, LaSalle Bank National Association, as a Custodian, Wells Fargo Bank, National Association, as Trustee and a Custodian, and Deutsche Bank National Trust Company, as a Custodian, Morgan Stanley ABS Capital I Inc. Trust, Series 2005-HE5

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as [Custodian] [Trustee], hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

                  (i) The original Mortgage Note, endorsed in the form provided in Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

                  (ii) The original recorded Mortgage.

                  (iii) Except with respect to MERS Designated Mortgage Loans, a duly executed assignment of the Mortgage in the form provided in
         Section 2.01 of the Pooling and Servicing Agreement; or, if the Responsible Party has certified or the [Custodian] [Trustee] otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

                  (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

                  (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

         Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1) solely with respect to the Mortgage Loan number, (2), (7), and (9) of the Mortgage Loan Schedule and items (1), (9) and (17) of the Data Tape Information accurately reflects information set forth in the Custodial File.

         The [Custodian] [Trustee] has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The [Custodian] [Trustee] makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the [Custodian] [Trustee] has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                        [____________________],
                                            as [____________]


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                    EXHIBIT G

                           RESIDUAL TRANSFER AFFIDAVIT

                Morgan Stanley ABS Capital I Inc. Trust 2005-HE5,
                       Mortgage Pass-Through Certificates,
                                 Series 2005-HE5

STATE OF                           )
                                   ) ss.:
COUNTY OF                          )

         The undersigned, being first duly sworn, deposes and says as follows:

         (1) The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), relating to the above-referenced Series, by and among Morgan Stanley ABS Capital I Inc., as Depositor, WMC Mortgage Corp., as a Responsible Party, JPMorgan Chase Bank, National Association, as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer, HomEq Servicing Corporation, as a Servicer, Decision One Mortgage Company, LLC, as a Responsible Party, NC Capital Corporation, as a Responsible Party, LaSalle Bank National Association, as a Custodian, Wells Fargo Bank, National Association, as Trustee (the "Trustee") and a Custodian, and Deutsche Bank National Trust Company, as a Custodian. Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

         (2) The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

         (3) The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Non-Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Non-Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         (4) The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Non-Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         (5) The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         (6) The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is a Non-Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that, among other things, such Transferee has no actual knowledge that the Person to which the Transfer is to be made is a Non-Permitted Transferee.

         (7) The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate. The Transferee has historically paid its debts as they have come due and intends to pay its debts as they come due in the future. The Transferee intends to pay all taxes due with respect to the Certificate as they become due.

         (8) The Transferee's taxpayer identification number is __________.

         (9) The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         (10) The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         (11) The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

         (12) Check the applicable paragraph:

         [ ] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

         (i) the present value of any consideration given to the Transferee to acquire such Certificate;

         (ii) the present value of the expected future distributions on such Certificate; and

         (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

         For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

         [ ] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

         (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

         (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

         (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

         (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

         [ ]      None of the above.

         (13) The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

                                      * * *

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day of , 20__.


                                        ________________________________________
                                                Print Name of Transferee


                                        By:_____________________________________
                                           Name:
                                           Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

         Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this __ day of ___, 20__.



                                        ________________________________________
                                                      NOTARY PUBLIC


                                        My Commission expires the __ day
                                        of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 38th Floor
New York, New York 10036
Attention:  Michelle Wilke

Wells Fargo Bank, National Association,
  as Trustee
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn:  MSAC 2005-HE5

         Re: Morgan Stanley ABS Capital I Inc. Trust, Series 2005-HE5, Mortgage Pass-Through Certificates, Series 2005-HE5, Class
                  --------------------------------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, (i) we have no knowledge the Transferee is a Non-Permitted Transferee, (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (iii) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.


                                        Very truly yours,


                                        ________________________________________
                                               Print Name of Transferor


                                        By:_____________________________________
                                                  Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 38th Floor
New York, New York 10036
Attention:  Michelle Wilke

Wells Fargo Bank, National Association,
  as Trustee
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn:  MSAC 2005-HE5

         Re: Morgan Stanley ABS Capital I Inc. Trust, Series 2005-HE5, Mortgage Pass-Through Certificates, Series 2005-HE5, Class

Ladies and Gentlemen:

         In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class A-1, Class A-2a, Class A-2b, Class A-2c, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 or Class B-3 Certificate or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or a plan subject to materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to a Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60,
(e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

         In connection with our purchase of the Certificates, we acknowledge and agree that (i) none of you nor any of your affiliates is acting as a fiduciary or financial or investment adviser for us; (ii) we are not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of any of you or your affiliates with respect to the Certificates; (iii) none of you nor any of your affiliates has given to us (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of our purchase of the Certificates; (iv) we have performed our own diligence to the extent we have deemed necessary and we have consulted with our own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent that we have deemed necessary, and we have made our own investment decisions based upon our own judgment and upon any advice from such advisers as we have deemed necessary and appropriate and not upon any view expressed by any of you or your affiliates with respect to the Certificates; (v) none of you nor any of your affiliates will be obligated to make payments on the Certificates in the event that the assets of the trust is insufficient to provide for such payments; (vi) you and your affiliates may have positions and may effect transactions in any of the Series 2005-HE5 securities; and (vii) we are familiar with the Certificates and have reviewed and understand the related pooling and servicing agreement, the prospectus supplement and prospectus relating to Series 2005-HE5 and the other material transaction documents related thereto.

                                                            ANNEX 1 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $ (1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

         ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ____     Broker dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

         ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

         ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        ________________________________________
                                                Print Name of Transferee


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        Date:___________________________________


--------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                            ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That Are Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

         ____ The Buyer owned $____ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $____ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        ________________________________________
                                                Print Name of Transferee


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        IF AN ADVISER:


                                        ________________________________________
                                                  Print Name of Buyer


                                        Date:___________________________________

                                    EXHIBIT J

                           FORM OF REQUEST FOR RELEASE
                           (for [Custodian] [Trustee])

To:  [Trustee]

         Re: In connection with the administration of the Mortgage Loans held by you as the [Custodian] [Trustee] on behalf of the Certificateholders, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.
                  --------------------------------------------------------------

Mortgagor's Name, Address & Zip Code:


Mortgage Loan Number:


Send Custodial File to:


Delivery Method (check one)

____1.      Regular mail

____2.      Overnight courier (Tracking information: )

            If neither box 1 nor 2 is checked, regular mail shall be assumed.

Reason for Requesting Documents (check one)

         ____1. Mortgage Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to its Collection Account as provided in the Pooling and Servicing Agreement.)

         ____2. Mortgage Loan Repurchase Pursuant to Subsection 2.03 of the Pooling and Servicing Agreement. (The Servicer hereby certifies that the repurchase price has been credited to Collection Account as provided in the Pooling and Servicing Agreement.)

         ____3. Mortgage Loan Liquidated By _________________. (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to its Collection Account pursuant to the Pooling and Servicing Agreement.)

         ____4. Mortgage Loan in Foreclosure.

         ____5.   Other (explain).

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 4 or 5 above is checked, upon our return of all of the above documents to you as the [Custodian] [Trustee], please acknowledge your receipt by signing in the space indicated below, and returning this form if requested by us.



                                        [SERVICER]


                                        By:_____________________________________
                                           Name:
                                           Title:
                                           Date:


[ACKNOWLEDGED AND AGREED:

[___________________________],
     as [__________]


By:_____________________________________
   Name:
   Title:
   Date:                                ]

                                   EXHIBIT K

                         CONTENTS OF EACH MORTGAGE FILE

         With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by applicable Servicer or delivered to and retained by the Trustee or Custodian, as applicable:

                  (i) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _____________, without recourse" and signed in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of a Mortgage Note for endorsements, the endorsement may be contained on an allonge, unless the Trustee is advised by the applicable Responsible Party (pursuant to the applicable Purchase Agreement) that state law does not so allow.

                  (ii) The original of any guaranty executed in connection with the Mortgage Note

                  (iii) The original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If the original Mortgage cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the applicable Responsible Party shall deliver or cause to be delivered to the Custodian a photocopy of such Mortgage certified by the applicable Responsible Party to be a true and complete copy of such Mortgage and shall forward to the applicable Custodian such original recorded Mortgage within 14 days following the applicable Responsible Party's receipt of such Mortgage from the applicable public recording office; or in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

                  (iv) The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

                  (v) Except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank.

                  (vi) The originals of all intervening assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator to the last endorsee with evidence of recording thereon or a certified true copy of such intervening assignments of Mortgage submitted for recording, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of Mortgage, the applicable Responsible Party shall deliver or cause to be delivered a photocopy of such intervening assignment, certified by the applicable Responsible Party to be a true and complete copy of such intervening assignment and shall forward to the applicable Custodian such original recorded intervening assignment within 14 days following the applicable Responsible Party's receipt of such from the applicable public recording office; or in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

                  (vii) The original mortgagee title insurance policy or attorney's opinion of title and abstract of title, or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company.

                  (viii) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

                  (ix) Residential loan application.

                  (x) Mortgage Loan closing statement.

                  (xi) Verification of employment and income, if applicable.

                  (xii) Verification of acceptable evidence of source and amount of downpayment.

                  (xiii) Credit report on Mortgagor.

                  (xiv) Residential appraisal report.

                  (xv) Photograph of the Mortgaged Property.

                  (xvi) Survey of the Mortgaged Property.

                  (xvii) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

                  (xviii) All required disclosure statements.

                  (xix) If required in an appraisal, termite report, structural engineer's report, water potability and septic certification.

                  (xx) Sales contract, if applicable.

Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT L

                           FORM OF CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

         Re: Morgan Stanley Capital I Inc. Trust 2005-HE5 (the "Trust"), Mortgage Pass-Through Certificates, Series 2005-HE5, issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2005, among Morgan Stanley ABS Capital I Inc., as Depositor, WMC Mortgage Corp., as a Responsible Party, JPMorgan Chase Bank, National Association, as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer, HomEq Servicing Corporation, as a Servicer, Decision One Mortgage Company, LLC, as a Responsible Party, NC Capital Corporation, as a Responsible Party, LaSalle Bank National Association, as a Custodian, Wells Fargo Bank, National Association, as Trustee and a Custodian, and Deutsche Bank National Trust Company, as a Custodian, Morgan Stanley ABS Capital I Inc. Trust, Series 2005-HE5

I, [identify the certifying individual], certify that:

         (1) I have reviewed this annual report on Form 10-K (the "Annual Report"), and all reports on Form 8-K containing distribution reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust;

         (2) Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

         (3) Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by each Servicer under the Pooling and Servicing Agreement, for inclusion in the Reports is included in the Reports;

         (4) Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

         (5) The Reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in the Reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the Servicers.

Date:         ________________________________


___________________________________________
[Signature]
[Title]

                                    EXHIBIT M

                      FORM OF TRUSTEE'S CERTIFICATION TO BE
                              PROVIDED TO DEPOSITOR

         Re: Morgan Stanley Capital I Inc. Trust 2005-HE5 (the "Trust"), Mortgage Pass-Through Certificates, Series 2005-HE5, issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2005, among Morgan Stanley ABS Capital I Inc., as Depositor, WMC Mortgage Corp., as a Responsible Party, JPMorgan Chase Bank, National Association, Countrywide Home Loans Servicing LP, as a Servicer, HomEq Servicing Corporation, as a Servicer, Decision One Mortgage Company, LLC, as a Responsible Party, NC Capital Corporation, as a Responsible Party, LaSalle Bank National Association, as a Custodian, Wells Fargo Bank, National Association, as Trustee and a Custodian, and Deutsche Bank National Trust Company, as a Custodian, Morgan Stanley ABS Capital I Inc. Trust, Series 2005-HE5

         I, [identify the certifying individual], certify to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         (1) I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

         (2) To my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

         (3) To my knowledge, the distribution or servicing information required to be provided to the Trustee by each Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.

Date:         ________________________________


___________________________________________
[Signature]
[Title]

                                    EXHIBIT N

                      FORM OF CERTIFICATION TO BE PROVIDED
                          BY THE SERVICER TO DEPOSITOR

         Re: Morgan Stanley ABS Capital I Inc. Trust 2005-HE5 (the "Trust"), Mortgage Pass Through Certificates, Series 2005-HE5, issued pursuant to the Pooling and Servicing Agreement, dated as October 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), JPMorgan Chase Bank, National Association, as a servicer ("JPMorgan"), Countrywide Home Loans Servicing LP, as a servicer ("Countrywide"), Deutsche Bank National Trust Company, as a Custodian, LaSalle Bank National Association, as a Custodian, HomEq Servicing Corporation, as a servicer ("HomEq"), WMC Mortgage Corp., as a responsible party, Decision One Mortgage Company, LLC, as a responsible party, NC Capital Corporation, as a responsible party, and Wells Fargo Bank, National Association, as trustee (the "Trustee")

         [JPMorgan][Countrywide][HomEq] certifies to the Depositor and the Trustee, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         (1) Based on our knowledge, the information prepared by [JPMorgan][Countrywide][HomEq] and relating to the mortgage loans serviced by [JPMorgan][Countrywide][HomEq] pursuant to the Pooling and Servicing Agreement and provided by [JPMorgan][Countrywide][HomEq] to the Trustee in its reports to the Trustee is accurate and complete in all material respects as of the last day of the period covered by such report;

         (2) Based on our knowledge, the servicing information required to be provided to the Trustee by [JPMorgan][Countrywide][HomEq] pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

         (3) Based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in its annual compliance statement required to be delivered pursuant to the Pooling and Servicing Agreement, [JPMorgan][Countrywide][HomEq] as of the last day of the period covered by such annual compliance statement has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement; and

         (4) [JPMorgan][Countrywide][HomEq] has disclosed to its independent auditor, who issues the independent auditor's report on the Uniform Single Attestation Program for Mortgage Bankers for [JPMorgan][Countrywide][HomEq], any significant deficiencies relating to [JPMorgan's][Countrywide's][HomEq's] compliance with minimum servicing standards.

[JPMORGAN CHASE BANK, NATIONAL ASSOCIATION]
[COUNTRYWIDE HOME LOANS SERVICING LP]
[HOMEQ SERVICING CORPORATION]


Dated:        _________________________________
              [Signature]
              [Title]

                                    EXHIBIT O

                         DECISION ONE PURCHASE AGREEMENT

 ==============================================================================


                 MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT


                ------------------------------------------------

                      MORGAN STANLEY MORTGAGE CAPITAL INC.,

                                    Purchaser

                       DECISION ONE MORTGAGE COMPANY, LLC,

                                     Seller

                ------------------------------------------------

                           Dated as of October 1, 2004

                                  Conventional,
         Fixed and Adjustable Rate, Subprime Residential Mortgage Loans

 ==============================================================================

                              TABLE OF CONTENTS

                                                                            Page

SECTION 1.     DEFINITIONS..................................................

SECTION 2.     AGREEMENT TO PURCHASE........................................

SECTION 3.     MORTGAGE SCHEDULES...........................................

SECTION 4.     PURCHASE PRICE...............................................

SECTION 5.     EXAMINATION OF MORTGAGE FILES................................

SECTION 6.     CONVEYANCE FROM SELLER TO PURCHASER..........................

SECTION 7.     SERVICING OF THE MORTGAGE LOANS..............................

SECTION 8.     TRANSFER OF SERVICING........................................

SECTION 9.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
               SELLER; REMEDIES FOR BREACH..................................

SECTION 10.    CLOSING......................................................

SECTION 11.    CLOSING DOCUMENTS............................................

SECTION 12.    COSTS........................................................

SECTION 13.    COOPERATION OF SELLER WITH A RECONSTITUTION..................

SECTION 14.    THE SELLER...................................................

SECTION 15.    FINANCIAL STATEMENTS.........................................

SECTION 16.    MANDATORY DELIVERY; GRANT OF SECURITY INTEREST...............

SECTION 17.    NOTICES......................................................

SECTION 18.    SEVERABILITY CLAUSE..........................................

SECTION 19.    COUNTERPARTS.................................................

SECTION 20.    GOVERNING LAW................................................

SECTION 21.    INTENTION OF THE PARTIES.....................................

SECTION 22.    SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE
               AGREEMENT....................................................

SECTION 23.    WAIVERS......................................................

SECTION 24.    EXHIBITS.....................................................

SECTION 25.    GENERAL INTERPRETIVE PRINCIPLES..............................

SECTION 26.    REPRODUCTION OF DOCUMENTS....................................

SECTION 27.    FURTHER AGREEMENTS...........................................

SECTION 28.    RECORDATION OF ASSIGNMENTS OF MORTGAGE.......................

SECTION 29.    NO SOLICITATION..............................................

SECTION 30.    WAIVER OF TRIAL BY JURY......................................

SECTION 31.    SUBMISSION TO JURISDICTION; WAIVERS..........................

                                   EXHIBITS

EXHIBIT A   CONTENTS OF EACH MORTGAGE FILE

EXHIBIT B   INDEMNIFICATION AND CONTRIBUTION AGREEMENT

EXHIBIT C   FORM OF SELLER'S OFFICER'S CERTIFICATE

EXHIBIT D   FORM OF OPINION OF COUNSEL TO THE SELLER

EXHIBIT E   FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT F   FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT G   FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

EXHIBIT H   UNDERWRITING GUIDELINES

EXHIBIT I   FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

                  MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT
                  -----------------------------------------------

      This MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the "Agreement"), dated as of October 1, 2004, by and between Morgan Stanley Mortgage Capital Inc., a New York corporation, having an office at 1221 Avenue of the Americas, 27th Floor, New York, New York 10020 (the "Purchaser") and Decision One Mortgage Company, LLC, a North Carolina limited liability company, having an office at 6060 J.A. Jones Boulevard, Suite 1000, Charlotte, North Carolina 28287 (the "Seller").

                               W I T N E S S E T H:
                               - - - - - - - - - -

      WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain conventional adjustable-rate and fixed-rate subprime, residential first mortgage loans (the "Mortgage Loans") on a servicing released basis as described herein, and which shall be delivered in pools of whole loans (each a "Mortgage Loan Package") on the various dates as provided herein (each, a "Closing Date");

      WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package;

      WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

      WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

      NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

      SECTION 1. Definitions.

      For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below. Other capitalized terms used in this Agreement and not defined herein shall have the respective meanings set forth in the Interim Servicing Agreement.

      Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

      Act: The National Housing Act, as amended from time to time.

      Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

      Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

      Agreement: This Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

      ALTA: The American Land Title Association or any successor thereto.

      Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

      Assignment and Conveyance Agreement: As defined in Subsection 6.01.

      Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser and without recourse except as otherwise set forth herein.

      Balloon Mortgage Loan: Any Mortgage Loan which by its original terms or any modifications thereof provides for amortization beyond its scheduled maturity date.

      Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the State of New York, (b) the state in which the Seller's servicing operations are located or
(c) the state in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

      Closing Date: The date or dates on which the Purchaser from time to time shall purchase, and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

      Code: Internal Revenue Code of 1986, as amended

      Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

      Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

      Custodial Account: The separate trust account created and maintained pursuant to Section 2.04 of the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

      Custodial Agreement: The Custodial Agreement, dated as of August 1, 2002, among the Seller, the Purchaser and the Custodian, which governs the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

      Custodian: Deutsche Bank Trust Company Americas, a New York banking corporation, and or its successors in interest or any successor to the Custodian under the Custodial Agreement as therein provided.

      Cut-off Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

      Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

      Delinquency Collection Policies and Procedures: The delinquency collection policies and procedures of the Seller, acting as interim servicer, a copy of which is attached to the Interim Servicing Agreement as Exhibit 6.

      Determination Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

      Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

      Escrow Account: The separate account created and maintained pursuant to
Section 2.06 of the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

      Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

      Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

      Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

      Fannie Mae Transfer: As defined in Section 13 hereof.

      FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

      Fitch: Fitch, Inc., or its successor in interest.

      Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

      Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

      Freddie Mac Transfer: As defined in Section 13 hereof.

      Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

      High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004) "high risk home," or "predatory" loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

      Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

      HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to Mortgage Insurance issued by the FHA. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

      Index: The index indicated in the related Mortgage Note for each Adjustable Rate Mortgage Loan.

      Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

      Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

      Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

      Interim Servicing Agreement: The agreement to be entered into by the Purchaser and the Seller, as interim servicer, providing for the Seller to service the Mortgage Loans as specified by the Interim Servicing Agreement.

      Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

      Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

      Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

      Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

      Manufactured Home: A single family residential unit that is constructed in a factory in sections in accordance with the Federal Manufactured Home Construction and Safety Standards adopted on July 15, 1976, by the Department of Housing and Urban Development ("HUD Code"), as amended in 2000, which preempts state and local building codes. Each unit is identified by the presence of a HUD Plate/Compliance Certificate label. The sections are then transported to the site and joined together and affixed to a pre-built permanent foundation (which satisfies the manufacturer's requirements and all state, county, and local building codes and regulations). The manufactured home is built on a non-removable, permanent frame chassis that supports the complete unit of walls, floors, and roof. The underneath part of the home may have running gear (wheels, axles, and brakes) that enable it to be transported to the permanent site. The wheels and hitch are removed prior to anchoring the unit to the permanent foundation. The manufactured home must be classified as real estate and taxed accordingly. The permanent foundation may be on land owned by the mortgager or may be on leased land.

      MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and its successors in interest.

      MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Purchaser as the Investor on the MERS System.

      MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

      MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

      MERS System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

      Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

      Moody's: Moody's Investors Service, Inc., and any successor thereto.

      Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.

      Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

      Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

      Mortgage Interest Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

      Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the applicable Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

      Mortgage Loan Documents: The documents required to be delivered to the Custodian pursuant to Subsection 6.03 hereof with respect to any Mortgage Loan.

      Mortgage Loan Package: Each pool of Mortgage Loans, which shall be purchased by the Purchaser from the Seller from time to time on each Closing Date.

      Mortgage Loan Schedule: The schedule of Mortgage Loans setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgagor is self-employed; (5) a code indicating whether the Mortgaged Property is owner-occupied; (6) the number and type of residential units constituting the Mortgaged Property; (7) the original months to maturity based on original amortization schedule; (8) the Loan-to-Value Ratio at origination; (9) the Mortgage Interest Rate as of the related Cut-off Date; (10) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (11) the stated maturity date; (12) the first payment date; (13) the amount of the Monthly Payment as of the related Cut-off Date; (14) the last payment date on which a payment was actually applied to the outstanding principal balance; (15) the original principal amount of the Mortgage Loan; (16) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (17) delinquency status as of the related Cut-off Date; (18) with respect to each Adjustable Rate Mortgage Loan, the Interest Rate Adjustment Date; (19) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;
(20) with respect to each Adjustable Rate Mortgage Loan, the Lifetime Rate Cap under the terms of the Mortgage Note; (21) with respect to each Adjustable Rate Mortgage Loan, a code indicating the type of Index; (22) the type of Mortgage Loan (i.e., Fixed or Adjustable Rate Mortgage Loan); (23) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (24) a code indicating the documentation style (i.e., full, alternative or reduced); (25) the loan credit classification (as described in the Underwriting Guidelines); (26) whether such Mortgage Loan provides for a Prepayment Penalty and, if applicable, the Prepayment Penalty period; (27) the Mortgage Interest Rate as of origination; (28) the credit risk score (FICO score); (29) the date of origination; (30) with respect to Adjustable Rate Mortgage Loans, the Mortgage Interest Rate adjustment period; (31) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate adjustment percentage; (32) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate floor; (33) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate Cap as of the first Interest Rate Adjustment Date; (34) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap subsequent to the first Interest Rate Adjustment Date; (35) a code indicating whether the Mortgage Loan is a Home Loan; (36) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; (37) the Due Date for the first Monthly Payment; (38) the original Monthly Payment due; (39) Appraised Value; (40) with respect to the related Mortgagor, the debt-to-income ratio; and
(41) the MERS Identification Number, if applicable. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans;
(2) the current aggregate outstanding principal balance of the Mortgage Loans;
(3) the weighted average Mortgage Interest Rate of the Mortgage Loans; (4) the weighted average maturity of the Mortgage Loans; (5) the applicable Cut-off Date; and (6) the applicable Closing Date.

      Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

      Mortgaged Property: With respect to each Mortgage Loan, the Mortgagor's real property securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate, in a single parcel or multiple parcels of real property improved by a Residential Dwelling.

      Mortgagor: The obligor on a Mortgage Note.

      Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

      Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Seller or any servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

      Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth as such on the related Mortgage Loan Schedule.

      Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

      Preliminary Mortgage Schedule:  As defined in Section 3.

      Prepayment Penalty: With respect to each Mortgage Loan, the penalty if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

      Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans purchased on such Closing Date as calculated in Section 4 of this Agreement.

      Purchase Price Percentage: As defined in the related Purchase Price and Terms Agreement.

      Purchase Price and Terms Agreement: Those certain letter agreements setting forth the general terms and conditions of the transactions consummated herein and identifying the Mortgage Loans to be purchased from time to time hereunder, by and between the Seller and the Purchaser.

      Purchaser: Morgan Stanley Mortgage Capital Inc., a New York corporation, and its successors in interest and assigns, or any successor to the Purchaser under this Agreement as herein provided.

      Qualified Appraiser: An appraiser, accepted by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfied the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

      Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Seller in the month of substitution); (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan (iv) be of the same type as the deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Mortgage Interest Rate Caps); and
(v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

      Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

      Reconstitution: A Whole Loan Transfer or a Securitization Transfer.

      Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transfer pursuant to Section 13, including, but not limited to, a seller's warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transfer.

      Reconstitution Date: As defined in Section 13.

      Relief Act: The Servicemembers' Civil Relief Act.

      REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

      REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

      Remittance Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

      Repurchase Price: As defined in the related Purchase Price and Terms Agreement.

      Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project or (iv) a one-family dwelling in a planned unit development, none of which is a dwelling unit in a residential cooperative housing corporation, mobile home or Manufactured Home.

      RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

      Securitization Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust or other entity as part of a publicly-issued or privately-placed, rated or unrated mortgage pass-through or other mortgage-backed securities transaction.

      Seller: Decision One Mortgage Company, LLC, its successors in interest and assigns.

      Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, a fee payable monthly equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly and shall be pro-rated for any portion of a month during which the Mortgage Loan is serviced by the Seller under the Interim Servicing Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by this Agreement) of such Monthly Payment collected by the Seller, or as otherwise provided under this Agreement.

      Servicing Fee Rate: An amount per annum as set forth in the Interim Servicing Agreement.

      Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

      Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

      Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

      Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

      Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, to the extent actually received, minus
(ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

      Successor Servicer: Any servicer of one or more Mortgage Loans designated by the Purchaser as being entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

      Transfer Date: The date on which the Purchaser, or its designee, shall receive the transfer of servicing responsibilities and begin to perform the servicing of the Mortgage Loans, and the Seller shall cease all servicing responsibilities. Such date shall occur on the day indicated by the Purchaser to the Seller in accordance with the Interim Servicing Agreement.

      Underwriting Guidelines: The underwriting guidelines of the Seller, a copy of which is attached as an exhibit to the related Assignment and Conveyance Agreement, attached hereto as Exhibit G.

      Whole Loan Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans in a whole loan or participation format pursuant to a Reconstitution Agreement.

      SECTION 2. Agreement to Purchase.

      The Seller agrees to sell from time to time, and the Purchaser agrees to purchase from time to time, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on each Closing Date.

      SECTION 3. Mortgage Schedules.

      The Seller from time to time shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on each Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (each, a "Preliminary Mortgage Schedule").

      The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on a particular Closing Date to the Purchaser at least five (5) Business Days prior to the related Closing Date. The related Mortgage Loan Schedule shall be the related Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the related Closing Date deleted.

      SECTION 4. Purchase Price.

      The Purchase Price for each Mortgage Loan shall be the related Purchase Price Percentage (subject to adjustment as provided therein), multiplied by the aggregate principal balance, as of the related Cut-off Date, of the Mortgage Loans, after application of scheduled payments of principal due on or before the related Cut-off Date, but only to the extent such payments were actually received. The initial principal amount of the related Mortgage Loans shall be the aggregate principal balance of the Mortgage Loans, so computed as of the related Cut-off Date. If so provided in the related Purchase Price and Terms Agreement, portions of the Mortgage Loans shall be priced separately.

      In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the current principal amount of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans, net of the Servicing Fee Rate. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

      The Purchaser shall be entitled to (l) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date). The outstanding principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date, to the extent actually collected, together with any unscheduled principal prepayments collected prior to such related Cut-off Date; provided, however, that payments of scheduled principal and interest paid prior to such related Cut-off date, but to be applied on a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

      SECTION 5. Examination of Mortgage Files.

      At least ten (10) Business Days prior to the related Closing Date, the Seller shall (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser; provided, however, that the Purchaser and the Seller shall agree in writing on the final pool of Mortgage Loans to be purchased on a Closing Date pursuant to this Agreement The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided herein.

      SECTION 6. Conveyance from Seller to Purchaser.

      Subsection 6.01   Conveyance of Mortgage Loans; Possession of Servicing
Files.

      The Seller, simultaneously with the delivery of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to be purchased on each Closing Date, shall execute and deliver an Assignment and Conveyance Agreement in the form attached hereto as Exhibit G (the "Assignment and Conveyance Agreement"). The Seller shall cause the Servicing File retained by it pursuant to this Agreement to be appropriately identified in its computer system and/or books and records, as appropriate, to clearly reflect the sale of the related Mortgage Loan to the Purchaser. In addition, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state, and local laws, rules and regulations in connection with the origination and servicing of the Mortgage Loans to the extent required by law to be maintained. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement or the Interim Servicing Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 9.03.

      Subsection 6.02   Books and Records.

      Record title to each Mortgage as of the related Closing Date shall be in the name of the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller or the Interim Servicer after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

      The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

      Subsection 6.03   Delivery of Mortgage Loan Documents.

      The Seller shall deliver and release to the Custodian no later than ten
(10) Business Days prior to the related Closing Date those Mortgage Loan Documents set forth on Exhibit A hereto as required by the Custodial Agreement with respect to each Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

      The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Seller shall comply with the terms of the Custodial Agreement and the Purchaser shall pay all fees and expenses of the Custodian.

      The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

      In the event any document required to be delivered to the Custodian in the Custodial Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, within 90 days following the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank and recorded subsequently by the Purchaser or its designee), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer's certificate.

      The Seller shall pay all initial recording fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Purchaser or the Purchaser's designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

      Subsection 6.04   Quality Control Procedures.

      The Seller shall have an internal quality control program that statistically verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller's loan production and the servicing activities of the Seller. The program is to ensure that the Mortgage Loans are originated in accordance with the Underwriting Guidelines, guard against dishonest, fraudulent, or negligent acts, and guard against errors and omissions by officers, employees, or other authorized persons.

      Subsection 6.05   MERS Designated Loans.

      With respect to each MERS Designated Mortgage Loan, the Seller shall, on or prior to the related Closing Date, designate the Purchaser as the Investor and the Custodian as custodian, and no Person shall be listed as Interim Funder on the MERS System. In addition, on or prior to the related Closing Date, Seller shall provide the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor, the Custodian as custodian and no Person as Interim Funder with respect to each MERS Designated Mortgage Loan.

      SECTION 7.  Servicing of the Mortgage Loans.

      The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement and the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein), the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights.

      The Purchaser shall retain the Seller as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Seller shall execute the Interim Servicing Agreement on the initial Closing Date.

      Pursuant to the Interim Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to a Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the termination of the Interim Servicing Agreement.

      SECTION 8.  Transfer of Servicing.

      On the applicable Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller shall cease all servicing responsibilities related to the Mortgage Loans. The Transfer Date shall be the date determined in accordance with Section 6.03 of the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

      On or prior to the related Transfer Date, or as otherwise specified below the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Purchaser, or its designee, including but not limited to the following:

      (a) Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices within five (5) Business Days following the related Transfer Date.

      (b) [Reserved]

      (c) Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller's possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

      (d) Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

      (e) Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

      (f) Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied by the Seller to the account of the particular Mortgagor.

      (g) Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Seller after the related Transfer Date shall be forwarded to the Purchaser by overnight mail within one (1) Business Day following the date of receipt. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by it after the related Transfer Date.

      (h) Misapplied Payments. Misapplied payments shall be processed as follows:

                  (1) All parties shall cooperate in correcting misapplication errors;

                  (2) The party receiving notice of a misapplied payment
            occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

                  (3) If a misapplied payment which occurred prior to the
            related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

                  (4) If a misapplied payment which occurred prior to the
            related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

                  (5) Any check issued under the provisions of this Section 8(h)
            shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

      (i) Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all applicable Purchaser requirements as set forth in this agreement.

      (j) Reconciliation. The Seller shall, on or before the Transfer Date, reconcile principal balances and make any monetary adjustments required by the Purchaser. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

      (k) IRS Forms. The Seller shall file all IRS forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed in accordance with applicable law in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller's failure to comply with this paragraph.

      SECTION 9. Representations, Warranties and Covenants of the Seller; Remedies for Breach.

      Subsection 9.01  Representations and Warranties Regarding the Seller.

      The Seller represents, warrants and covenants to the Purchaser that as of the date hereof and as of each Closing Date:

      (a) Due Organization and Authority. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of North Carolina and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the related Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller. The Seller has corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with its terms;

      (b) No Consent Required. No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Seller is required or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained;

      (c) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

      (d) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

      (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

      (f) Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

      (g) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

      (h) Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

      (i) Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, shall be delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

      (j) Mortgage Loan Characteristics. The characteristics of the related Mortgage Loan Package are as set forth on the description of the pool characteristics for the applicable Mortgage Loan Package delivered pursuant to
Section 11 on the related Closing Date in the form attached as Exhibit B to each related Assignment and Conveyance Agreement;

      (k) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transfer or Whole Loan Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

      (l) Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

      (m) Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles of the United States consistently applied throughout the periods involved, except as set forth in the notes thereto. In addition, the Seller has delivered information as to its loan gain and loss experience in respect of foreclosures and its loan delinquency experience for the immediately preceding three-year period, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

      (n) No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

      (o) Sale Treatment. The Seller expects to be advised by its independent certified public accountants that under generally accepted accounting principles the transfer of the Mortgage Loans will be treated as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

      (p) Owner of Record. The Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

      (q) Seller's Origination. The Seller's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon the Underwriting Guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated; and

      (r) Reasonable Purchase Price. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

      Subsection 9.02 Representations and Warranties Regarding Individual Mortgage Loans.

      The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

      (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

      (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its related Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

      (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest;

      (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

      (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

      (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards, if any, as are usually and customarily insured against by prudent mortgage lenders in the community in which the related Mortgaged Property is located. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to the requirements usually and customarily insured against by prudent mortgage lenders in the community in which the related Mortgaged Property is located, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

      (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

      (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

      (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development and that no residence or dwelling is a mobile home, provided, however, that any condominium unit or planned unit development shall not fall within any of the "Ineligible Projects" of part VIII,
Section 102 of the Fannie Mae Selling Guide and shall conform with the Underwriting Guidelines. In the case of any Mortgaged Properties that are manufactured homes (a "Manufactured Home Mortgage Loans"), (i) the related manufactured dwelling is permanently affixed to the land, (ii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee,
(iii) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (iv) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

      (j) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                  (1) the lien of current real property taxes and assessments not yet due and payable;

                  (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (3) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.;

      (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to prepayment penalties). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

      (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

      (m) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

      (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

      (o) LTV. No Mortgage Loan has an LTV greater than 100%.

      (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (A), (B) and (C) of paragraph (j) of this Subsection 9.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

      (q) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

      (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

      (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

      (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the Lifetime Rate Cap and the Periodic Cap are as set forth on the related Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. The Mortgage Loan does not require a balloon payment on its stated maturity date, unless otherwise specified in the related Mortgage Loan Schedule;

      (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

      (v) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which is attached to each related Assignment and Conveyance Agreement). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

      (w) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

      (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in paragraph (j) above;

      (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

      (z) [Reserved];

      (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

      (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Underwriting Guidelines;

      (cc) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

      (dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Seller's knowledge, such provision is enforceable;

      (ee) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements, if any, stated in the Mortgage Loan Documents;

      (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

      (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable under the Underwriting Guidelines. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

      (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings in the future;

      (ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

      (jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;;

      (kk) Other Insurance Policies; No Defense to Coverage. No action, inaction or event has occurred and no state of facts exists or has existed on or prior to the related Closing Date that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

      (ll) No Violation of Environmental Laws. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

      (mm) Servicemembers' Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act or other similar state statute;

      (nn) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, accepted by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfied the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

      (oo) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

      (pp) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct-to-perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

      (qq) Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property (except as may be expressly shown in the related appraisal) or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

      (rr) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

      (ss) [Reserved];

      (tt) Escrow Analysis. If applicable, with respect to each Mortgage, the Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

      (uu) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices;

      (vv) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or good faith legitimate prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's good faith legitimate secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto;

      (ww) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

      (xx) Prepayment Penalty. Each Mortgage Loan that is subject to a prepayment penalty as provided in the related Mortgage Note is identified on the related Mortgage Loan Schedule. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination;

      (yy) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

      (zz) Single-premium credit life insurance policy. In connection with the origination of any Mortgage Loan, no proceeds from such Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy;

      (aaa) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" under Section 860G(a)(3) of the Code;

      (bbb) Tax Service Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract issued by Fidelity National Tax Service, and such contract is transferable;

      (ccc) Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

      (ddd) Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

      (eee) Mortgagor Bankruptcy. On or prior to the date 60 days after the related Closing Date, the Mortgagor has not filed and will not file a bankruptcy petition or has not become the subject and will not become the subject of involuntary bankruptcy proceedings or has not consented to or will not consent to the filing of a bankruptcy proceeding against it or to a receiver being appointed in respect of the related Mortgaged Property;

      (fff) No Prior Offer. The Mortgage Loan has not previously been offered for sale;

      (ggg) Fannie Mae Guides Anti-Predatory Lending Eligibility: Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides;

      (hhh) Mortgagor Selection. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Originator which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Originator or any Affiliate of the Originator;

      (iii) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the related Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the related Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

      (jjj) Mortgage Loans with Prepayment Premiums. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the related Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the related Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the related Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Originator, as servicer, shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the related Mortgagor's default in making the Mortgage Loan payments;

      (kkk) Purchase of Insurance. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

      (lll) Points and Fees. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

      (mmm) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation; and

      (nnn) No Arbitration. No Mortgage Loan originated on or after July 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

      Subsection 9.03 Remedies for Breach of Representations and Warranties.

      It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

      Within 60 days of the earlier of either discovery by or notice to the Seller of any such breach of a representation or warranty, which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in Paragraph (xx), (yy), (zz), (aaa), (ggg), (hhh), (iii),
(jjj), (kkk), (lll), (mmm) and (nnn) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01 which materially and adversely affects the value of the Mortgage Loans as a whole or the interests of the Purchaser therein, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans affected by such breach shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (except as provided in the second sentence of this paragraph with respect to certain breaches for which no substitution is permitted) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller shall, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by either (a) if the Interim Servicing Agreement has been entered into and is in effect, deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution or
(b) if the Interim Servicing Agreement has not been entered into or is no longer in effect, by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

      At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection
6.03 and the Custodial Agreement, with the Mortgage Note endorsed as required by Subsection 6.03 and the Custodial Agreement. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser's instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

      For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution.

      In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser and its present and former directors, officers, employees and agents and any Successor Servicer and its present and former directors, officers, employees and agents and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser and Successor Servicer as provided in this Subsection 9.03 and in Subsection 14.01 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties. For purposes of this paragraph "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were "Successor Servicers" pursuant to this Agreement.

      Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and 9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

      Subsection 9.04  Repurchase of Mortgage Loans With First Payment
Defaults.

      With respect to any Mortgage Loan, in the event that the first scheduled payment of principal and interest due either (i) after origination of such Mortgage Loan, or (ii) after the related Closing Date is not paid by the related Mortgagor to the Purchaser within thirty (30) days of such Due Date, the Seller, at the Purchaser's option, shall repurchase such Mortgage Loan from the Purchaser at a price equal to the related Purchase Price Percentage multiplied by the then outstanding principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon from the date to which interest and last paid through the day prior to the repurchase date at the applicable Mortgage Interest Rate, plus any outstanding advances owed to any servicer in connection with such Mortgage Loan. The Purchaser shall notify the Seller and request a repurchase within 90 days after the Mortgagor fails to make such payment and the Seller shall repurchase such delinquent Mortgage Loan within forty-five (45) days of receipt of such notice. Notwithstanding the foregoing, if any payment referred to above is received by the Seller following the Transfer Date but such payment is made within the allotted thirty (30) day period, the Purchaser shall not have the option to request a repurchase.

      Subsection 9.05  Premium Recapture

      With respect to any Mortgage Loan without prepayment penalties that prepays in full during the first three months following the Closing Date, the Seller shall pay the Purchaser, within three (3) Business Days after such prepayment in full, an amount equal to the excess of the Purchase Price Percentage for such Mortgage Loan over par, multiplied by the outstanding principal balance of such Mortgage Loan as of the related Cut-off Date.

      SECTION 10.    Closing.

      The closing for the purchase and sale of each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, each Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

      The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

      (i) at least two Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser a magnetic diskette, or transmit by modem, a listing on a loan-level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on such Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

      (ii) all of the representations and warranties of the Seller under this Agreement and under the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein) shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Interim Servicing Agreement;

      (iii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in
            Section 11 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

      (iv) the Seller shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

      (v) all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

      Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

      SECTION 11.    Closing Documents.

      The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

      1. this Agreement (to be executed and delivered only for the initial Closing Date);

      2. the Interim Servicing Agreement, dated as of the initial Cut-off Date (to be executed and delivered only for the initial Closing
            Date);

      3. with respect to the initial Closing Date, the Custodial Agreement, dated as of the initial Cut-off Date;

      4. the related Mortgage Loan Schedule, one copy to be attached to the Custodian's counterpart of the Custodial Agreement in connection with the initial Closing Date, and one copy to be attached the related Assignment and Conveyance as the Mortgage Loan Schedule thereto;

      5. a Custodian's Certification, as required under the Custodial Agreement, in the form of Exhibit 2 to the Custodial Agreement;

      6. a Custodial Account Letter Agreement or a Custodial Account Certification, as applicable, as required under the Interim Servicing Agreement;

      7. an Escrow Account Letter Agreement or an Escrow Account Certification, as applicable, as required under the Interim Servicing Agreement;

      8. with respect to the initial Closing Date, an Officer's Certificate, in the form of Exhibit C hereto with respect to the Seller, including all attachments thereto; with respect to subsequent Closing Dates, an Officer's Certificate upon request of the Purchaser;

      9. with respect to the initial Closing Date, an Opinion of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit D hereto ("Opinion of Counsel of the Seller"); with respect to subsequent Closing Dates, an Opinion of Counsel of the Seller upon request of the Purchaser;

      10. with respect to the initial Closing Date, an Opinion of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement;

      11. a Security Release Certification, in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

      12. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable;

      13. Assignment and Conveyance Agreement in the form of Exhibit G hereto, and all exhibits thereto;

      14. with respect to each Closing Date, the Underwriting Guidelines to be attached to the related Assignment and Conveyance; and

      15. a MERS Report reflecting the Purchaser as Investor, the Custodian as custodian and no Person as Interim Funder for each MERS Designated Mortgage Loan.

      The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

      SECTION 12.    Costs.

      The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys and custodial fees. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans and the Servicing Rights including recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage, and the Seller's attorney's fees, shall be paid by the Seller.

      SECTION 13.    Cooperation of Seller with a Reconstitution.

      The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

      (i) Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a "Fannie Mae Transfer"); or

      (ii)  Freddie Mac (the "Freddie Mac Transfer"); or

      (iii) one or more third party purchasers in one or more Whole Loan Transfers; or

      (iv) one or more trusts or other entities to be formed as part of one or more Securitization Transfers.

      The Seller agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller's warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Seller, and in connection with a Securitization Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the Seller or an Assignment and Recognition Agreement substantially in the form attached hereto as Exhibit I (collectively the agreements referred to herein as designated, the "Reconstitution Agreements").

      With respect to each Whole Loan Transfer and each Securitization Transfer entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements reasonably required by the Purchaser; and (3) to restate the representations and warranties set forth in this Agreement and the Interim Servicing Agreement as of the settlement or closing date in connection with such Reconstitution that occurs on or prior to six (6) months following the related Closing Date and in connection with any Reconstitution thereafter, to restate the representations and warranties set forth in this Agreement and the Interim Servicing Agreement as of the related Closing Date (each, a "Reconstitution Date"), or make the representations and warranties set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, in connection with such Reconstitution. The Seller shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser or any such other participant, including, without limitation, an Indemnification and Contribution Agreement in substantially the form attached hereto as Exhibit B; and (iii) to execute, deliver and satisfy all conditions set forth in any indemnity agreement required by the Purchaser or any such participant. The Seller shall indemnify the Purchaser, each Affiliate of the Purchaser participating in the Reconstitution, each underwriter or placement agent participating in the Reconstitution, and each Person who controls the Purchaser, such Affiliate, underwriter or placement agent and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller, the Seller's servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document (including, without limitation, structural term sheets, collateral term sheets and computational materials) prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

      Notwithstanding the foregoing, the Seller shall not be obligated to any greater extent under any Reconstitution Agreement than it is under this Agreement. In addition, the Purchaser will reimburse to the Seller up to $10,000 of the Seller's out-of-pocket expenses incurred in connection with a Securitization Transfer.

      In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement (consistent with this Agreement) in connection with any and all seller/servicer agreements.

      All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and, if the Interim Servicing Agreement shall remain in effect with respect to the related Mortgage Loan Package, shall continue to be serviced in accordance with the terms of this Agreement and the Interim Servicing Agreement and with respect thereto this Agreement shall remain in full force and effect.

      SECTION 14.    The Seller.

      Subsection 14.01 Additional Indemnification by the Seller; Third Party Claims.

      The Seller shall indemnify the Purchaser and its present and former directors, officers, employees, and agents and any Successor Servicer and its present and former directors, officers, employees, and agents, and hold such parties harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and expenses (including legal fees and expenses incurred in connection with the enforcement of the Seller's Indemnification obligation under Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way related to the failure of the Seller to perform its duties and to service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 13. For purposes of this paragraph "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Purchaser" shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were Successor Servicers pursuant to this Agreement. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser, which consent shall not be unreasonably withheld) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller's indemnification pursuant to Section 9, or is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

      Subsection 14.02 Merger or Consolidation of the Seller.

      The Seller will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

      Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a value or net worth of at least $25,000,000.

      SECTION 15.    Financial Statements.

      The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

      The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

      SECTION 16.    Mandatory Delivery; Grant of Security Interest.

      The sale and delivery on the related Closing Date of the Mortgage Loans is mandatory from and after the date of the execution of the Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise reasonably acceptable to the Purchaser on or before the related Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the related Purchase Price and Terms Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser's (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

      SECTION 17.    Notices.

      All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

            (i)   if to the Seller:

                  Decision One Mortgage Company, LLC
                  6060 J.A. Jones Drive, Suite 1000
                  Charlotte, North Carolina  28287
                  Attention:  James C. Tarulli

                  With a copy to:

                  Katten Muchin Zavis Rosenman
                  401 South Tryon Street, Suite 2600
                  Charlotte, North Carolina  28202-1935
                  Attention:  Robert B. Tucker, Jr./Carlton A. Shannon, Jr.

            (ii)  if to the Purchaser:

                  Morgan Stanley Mortgage Capital Inc.
                  1633 Broadway
                  New York, New York 10019
                  Attention:  Whole Loan Operations Manager

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

      SECTION 18.    Severability Clause.

      Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

      SECTION 19.    Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

      SECTION 20.    Governing Law.

      This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

      SECTION 21.    Intention of the Parties.

      It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

      SECTION 22. Successors and Assigns; Assignment of Purchase Agreement.

      This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto.

      SECTION 23.    Waivers.

      No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      SECTION 24.    Exhibits.

      The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

      SECTION 25.    General Interpretive Principles.

      For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

      (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

      (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

      (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

      (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

      (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

      SECTION 26.    Reproduction of Documents.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      SECTION 27.    Further Agreements.

      The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

      SECTION 28.    Recordation of Assignments of Mortgage.

      To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

      SECTION 29.    No Solicitation.

      From and after the related Closing Date, the Seller agrees that it will not cause any action to be taken by any of its affiliates, and that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail (via electronic means or otherwise), solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without (i) the prior written consent of the Purchaser; or (ii) written notice from the related borrower or obligor under a Mortgage Loan of such party's intention to refinance such Mortgage Loan. It is understood and agreed that all rights and benefits relating to the specific solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that the Seller, or any of its respective affiliates:

               (1) may advertise its availability for handling refinancings of mortgages in its portfolio, including the promotion of terms it has available for such refinancings, through the sending of letters or promotional material, so long as it does not specifically target Mortgagors and so long as such promotional material either is sent to the mortgagors for all of the mortgages in the servicing portfolio of the Seller and any of its affiliates (those it owns as well as those serviced for others); and

               (2) may provide pay-off information and otherwise cooperate with individual mortgagors who contact it about prepaying their mortgages by advising them of refinancing terms and streamlined origination arrangements that are available.

      Promotions undertaken by the Seller or by any affiliate of the Seller which are directed to the general public at large (including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements), shall not constitute solicitation under this Section 29.

      SECTION 30.    Waiver of Trial by Jury.

      THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 31.    Submission To Jurisdiction; Waivers.

      The Seller hereby irrevocably and unconditionally:

      (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

      (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

      (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

      (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                   [Signatures Commence on Following Page]

      IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       MORGAN STANLEY MORTGAGE CAPITAL INC.
                                              (Purchaser)

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       DECISION ONE MORTGAGE COMPANY, LLC
                                              (Seller)

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                                                       Exhibit A

                                  EXHIBIT A
                        CONTENTS OF EACH MORTGAGE FILE
                        ------------------------------

      With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to
Section 6 of the Mortgage Loan Purchase and Warranties Agreement to which this
Exhibit is attached (the "Agreement"):

      (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

      (b) the original of any guarantee executed in connection with the Mortgage Note;

      (c) the original Mortgage with evidence of recording thereon;

      (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon.;

      (e) the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except with respect to MERS Designated Loans). The Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]";

      (f) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Seller to the Last Endorsee with evidence of recording thereon;

      (g) the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

      (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Morgage.

      Notwithstanding the foregoing, in connection with any item described above in clauses (c), (d), (f) or (g), if the Seller cannot deliver or cause to be delivered the original of any such item with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such item has been delivered for recordation or because such item has been lost or because such public recording office retains the original recorded item (each such item, a "Delayed Document"), the Seller shall deliver or cause to be delivered to the Custodian, (i) in the case of a delay caused by the public recording office, a photocopy of such Delayed Document, together with an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) to the effect that such copy is a true and correct copy of the Delayed Document that has been dispatched to the appropriate public recording office for recordation (and the original recorded Delayed Document or a copy of such Delayed Document certified by such public recording office to be a true and complete copy of the original recorded Delayed Document will be promptly delivered to the Custodian upon receipt thereof by the Seller); or (ii) in the case of a Delayed Document where a public recording office retains the original recorded Delayed Document or in the case where a Delayed Document is lost after recordation in a public recording office, a copy of such Delayed Document certified by such public recording office to be a true and complete copy of the original recorded Delayed Document; provided however in connection with clauses (f) and (g), the Seller may deliver or cause to be delivered to the Custodian in the case of a delay caused by the public recording office, a photocopy of such Delayed Document certified by the Seller to be true and correct, with the original recorded Delayed Document to be provided to the Custodian within 180 days of the related Closing Date.

      In the event an Officers Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office,
(iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document is expected to be delivered to the Custodian. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                                                       Exhibit B

                                  EXHIBIT B

                           FORM OF INDEMNIFICATION
                                     AND
                            CONTRIBUTION AGREEMENT
                            ----------------------

      THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated _________, 200_ ("Agreement") among [______________], a [______________] (the "Depositor"),
[______________], a [______________] (the "Underwriter"), [______________], a
[______________] (the "Initial Purchaser") and [______________], a
[______________] (the "Indemnifying Party").

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, the Indemnifying Party and the Depositor are parties to the Pooling and Servicing Agreement (as defined herein);

      WHEREAS, the Indemnifying Party originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to Morgan Stanley Mortgage Capital Inc. (the "Purchaser"), an affiliate of the Depositor, in anticipation of the securitization transaction;

      WHEREAS, the Indemnifying Party also stands to receive substantial financial benefits in its capacity as servicer under the Pooling and Servicing Agreement;

      WHEREAS, as an inducement to the Depositor to enter into the Pooling and Servicing Agreement and the Underwriter to enter into the Underwriting Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

      1.1 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

      1933 Act: The Securities Act of 1933, as amended.

      1934 Act: The Securities Exchange Act of 1934, as amended.

      Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

      Indemnified Parties: As defined in Section 3.1.

      Indemnifying Party Information: All information in the Prospectus Supplement or any amendment or supplement thereto (i) contained under the headings "Summary--Relevant Parties--Responsible Party "The Mortgage Loan Pool--Underwriting Guidelines" and (ii) regarding the Mortgage Loans, the related mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission arose from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any affiliate by or on behalf of the Indemnifying Party).

      Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of ___________, 200_, among the Depositor, the Indemnifying Party, as responsible party and servicer, and [______________].

      Private Placement Memorandum: The private placement memorandum, dated ___________, 200_, relating to the offering of the Privately Offered Certificates, including any structural term sheets, collateral terms sheets and computational materials used in connection with such offering.

      Privately Offered Certificates:  [______________], Mortgage
Pass-Through Certificates, Series [_______], Class [__] issued pursuant to the Pooling and Servicing Agreement.

      Prospectus Supplement: The preliminary prospectus supplement, dated ___________, 200_, together with the final prospectus supplement, dated
___________, 200_, relating to the offering of the Publicly Offered Certificates, including any structural term sheets, collateral terms sheets and computational materials used in connection with such offering.

      Publicly Offered Certificates: [______________], Mortgage Pass-Through Certificates, Series [_______], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class [__] issued pursuant to the Pooling and Servicing Agreement.

      Purchase Agreement: The Purchase Agreement, dated ___________, 200_, between the Depositor and the Initial Purchaser, relating to the sale of the Privately Offered Certificates.

      Underwriting Agreement: The Underwriting Agreement, dated ___________, 200_, between the Depositor and the Underwriter, relating to the sale of the Publicly Offered Certificates.

      1.2 Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

      Each party hereto represents that:

      (a) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

      (b) this Agreement has been duly authorized, executed and delivered by such party; and

      (c) assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

                                 ARTICLE III

                               INDEMNIFICATION

      3.1 Indemnification by the Indemnifying Party of the Depositor and the Underwriter. (a) The Indemnifying Party shall indemnify and hold harmless the Depositor, the Underwriter and the Initial Purchaser and their respective affiliates, and their respective present and former directors, officers, employees, agents and each Person, if any, that controls the Depositor, the Underwriter or such affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Private Placement Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other costs, fees, or expenses reasonably incurred and as incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, penalty, fine, forfeiture, liability or action. The Indemnifying Party's liability under this
Section 3.1 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

      (b) If the indemnification provided for in this Section 3.1 shall for any reason be unavailable to an Indemnified Party under this Section 3.1 (other than due to indemnification not being applicable under Section 3.1(a)), then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages, penalty, fine, forfeiture, costs, fees and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor or the Underwriter, on the one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.1, each director of a party to this Agreement and each Person, if any, that controls a party to this Agreement within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such party.

      3.2 Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.1 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party (or if a claim for contribution is to be made against another party) under Section 3.1, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.1 except to the extent it has been materially prejudiced by such failure; and provided, further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party (or to the party requesting contribution) otherwise than under Section 3.1. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, or if the use of counsel chosen by the Indemnifying Party to represent the Indemnified Parties would present such counsel with a conflict of interest, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                                  ARTICLE IV

                                   GENERAL

      4.1 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and Privately Offered Certificates.

      4.2 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

      4.3 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

      4.4 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

      4.5 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to:

            In the case of the Depositor:
                  [______________]
                  [______________]
                  [______________]
                  Attention:
                  Telephone:

            with a copy to:

                  Morgan Stanley Mortgage Capital Inc.
                  1633 Broadway
                  New York, New York 10019
                  Attention:  Whole Loans Operations Manager
                  Telephone:

            In the case of the Underwriter:

                  [______________]
                  [______________]
                  [______________]
                  Attention:
                  Telephone:

            In the case of the Indemnifying Party:

                  [______________]
                  [______________]
                  [______________]
                  Attention:

                           [Signature Page Follows]

      IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                                       [DEPOSITOR]

                                       By:____________________________________
                                       Name:
                                       Title:

                                       [UNDERWRITER]

                                       By:____________________________________
                                       Name:
                                       Title:

                                       [INDEMNIFYING PARTY]

                                       By:____________________________________
                                       Name:
                                       Title:

                                                                       Exhibit C

                                  EXHIBIT C
                                  ---------

                        SELLER'S OFFICER'S CERTIFICATE
                        ------------------------------

                      DECISION ONE MORTGAGE COMPANY, LLC
                      ----------------------------------

      I, Kathryn M. Nolan, hereby certify that I am a duly appointed, qualified and acting Assistant Secretary of DECISION ONE MORTGAGE COMPANY, LLC, a North Carolina Limited Liability Company (the "Company"), and hereby further certify to the following

   1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the Integrated Limited Liability Company Operating Agreement of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since March 4, 1996 and restated as of Restated as of August 31, 1999.

   2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver rescission or modification since March 4, 1996.

   3. Attached hereto as Exhibit 3 is a certificate of existence of the Company issued State of North Carolina Department of The Secretary of State on October 28, 2004, and no event has occurred since the date thereof which would impair such standing.

   4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the resolutions adopted by the Managers of the Limited Liability Company on October 27, 2004, which have not been rescinded or modified.

   5. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Mortgage Loan Purchase and Warranties Agreement, dated as of October 1, 2004, by and between the Company and Morgan Stanley Mortgage Capital Inc. ("MS Capital"), (b) the Interim Servicing Agreement, dated as of October 1, 2004, by and between the Company and MS Capital and (c) the Custodial Agreement, dated as of October 1, 2004, by and among MS Capital, the Company and Deutsche Bank Trust Company Americas, as Custodian, and (d) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

   6. To my knowledge, neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Mortgage Loan Purchase and Warranties Agreement, the Interim Servicing Agreement and the Custodial Agreement referred to above conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter

      IN WITNESS WHEREOF, the undersigned has executed this Certificate on this the 28th day of October 2004.



                              _________________________________
                                    K. M.Nolan
                                    Assistant Secretary

                                                                       Exhibit 1

                                  EXHIBIT 1

                LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                ---------------------------------------------

                      DECISION ONE MORTGAGE COMPANY, LLC
                      ----------------------------------

                                                                       Exhibit 2

                                  EXHIBIT 2

                                    BYLAWS
                                    ------

                      DECISION ONE MORTGAGE COMPANY, LLC
                      ----------------------------------

                                                                       Exhibit 3

                                  EXHIBIT 3

                CERTIFICATE OF GOOD STANDING - NORTH CAROLINA
                ---------------------------------------------

                      DECISION ONE MORTGAGE COMPANY, LLC
                      ----------------------------------

                                                                       Exhibit 4

                                  EXHIBIT 4

                      DECISION ONE MORTGAGE COMPANY, LLC
                      ----------------------------------

      "WHEREAS, the Company desires to sell or securitize pools of Mortgage Loans held for sale;

      WHEREAS, in order to effect such sales and securitizations, the Company must enter into Mortgage Loan Purchase Agreements, Interim Servicing Agreements, Custodial Agreements and related and similar agreements;

      NOW, THEREFORE, BE IT RESOLVED, that the Company is hereby authorized to enter into (a) Mortgage Loan Purchase Agreements, (b) Interim Servicing Agreements and (c) Custodial Agreements and related and similar agreements.

      RESOLVED FURTHER, that each of the President, and each Senior Vice President, Vice President, Secretary and Assistant Secretary of the Company is hereby authorized, for and on behalf of the Company, to execute and deliver each of the foregoing agreements, as well as such other agreements, instruments and certificates, and to take such other action, as any of them may deem necessary or advisable to carry out the purpose of the foregoing resolutions.

      BE IT FURTHER RESOLVED, that the Company is authorized to enter into the Mortgage Loan Purchase and Warranties Agreement, dated as of October 1, 2004, and the Interim Servicing Agreement, dated as of October 1, 2004, with MORGAN STANLEY MORTGAGE CAPITAL INC. ("MS Capital"), and the Custodial Agreement, dated as of October 1, 2004, among MS Capital, the Company and Deutsche Bank Trust Company Americas, as Custodian, as well as such other agreements, instruments and certificates as any of them may deem necessary or advisable in connection therewith, for the purpose of selling mortgage loans to MS Capital from time to time and servicing such mortgage loans on an interim basis."

                                                                       Exhibit 5

                                  EXHIBIT 5

                  LIST OF OFFICERS AS ADOPTED JUNE 21, 2004
                  -----------------------------------------

                      DECISION ONE MORTGAGE COMPANY, LLC
                      ----------------------------------


        Manager                                     James C. Faulkner
        Manager                                     William A. Markwat

        President                                   James C. Faulkner
        Senior Vice President & Assistant           William A. Markwat
        Secretary
        Senior Vice President of Finance,           Michael J. Holcomb
        CFO, Treasurer & Assistant Secretary
        Senior Vice President & Assistant           Parkes C. Dibble, Jr.
        Secretary
        Senior Vice President & Assistant           Tod E. Highfield
        Secretary
        Senior Vice President & Assistant           James C. Tarulli
        Secretary
        Vice President & Controller                 Christine K. Worwa
        Vice President, Secretary & General         Thomas S. Jeffferson
        Counsel
        Vice President & Assistant Secretary        Loren J. Morris
        Vice President & Assistant Secretary        Lisa L. Muse
        Vice President                              Jerry D. Sumner
        Assistant Vice President                    Martha H. Newsom
        Assistant Vice President & Assistant        Alisha M. Marshall
        Secretary
        Assistant Vice President and                Peter A. Schwindt
        Assistant Secretary
        Assistant Vice President                    William R. Zwirner
        Managing Principal                          Joanna L. McGinn
        Assistant Secretary                         William R. Baker
        Assistant Secretary                         Sterlita M. Baxter
        Assistant Secretary                         Greg T. Bucko
        Assistant Secretary                         Jill S. Cannon
        Assistant Secretary                         Brent E. Fussell
        Assistant Secretary                         Diane M. Kahlich
        Assistant Secretary                         Allison M. Kessler
        Assistant Secretary                         Shirlyn J. Oliver
        Assistant Secretary                         Julie D. Ray
        Assistant Secretary                         Nicholas A. Reid
        Assistant Secretary                         Keith E. Roberts
        Assistant Secretary                         Billie L. Simpson
        Assistant Secretary                         Angela R. Hamorsky
        Assistant Secretary                         Michael. S. Hopp
        Assistant Secretary                         LaTonya M. Kirby
        Assistant Secretary                         Julie D. Ray
        Assistant Secretary                         Jason C. Sorrow
        Assistant Secretary                         Donna J. Walker
        Assistant Secretary                         Mary Kay Calandra
        Assistant Secretary                         Joseph M. Angelo
        Assistant Secretary                         Michael J. Genz
        Assistant Secretary                         Mark A. Ainslie
        Assistant Secretary                         Judd A. Levy
        Assistant Secretary                         Kathryn M. Nolan

                                                                       Exhibit D

                                  EXHIBIT D

                   FORM OF OPINION OF COUNSEL TO THE SELLER
                   ----------------------------------------

                                    (date)

Morgan Stanley Mortgage Capital Inc.
1221 Avenue of the Americas, 27th Floor
New York, New York 10020

Dear Sirs:

      You have requested [our] [my] opinion, as [Assistant] General Counsel to ___________________ (the "Company"), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Mortgage Loan Purchase and Warranties Agreement by and between the Company and Morgan Stanley Mortgage Capital Inc. (the "Purchaser"), dated as of _________ __, 200_ (the "Purchase Agreement") which sale is in the form of whole loans, serviced pursuant to an Interim Servicing Agreement dated as of _____ __, ____ between the Purchaser, and, ________________________ (the "Interim Servicer") (the "Servicing Agreement", and collectively with the Purchase Agreement, the "Agreements"). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

      [We] [I] have examined the following documents:

      (i)   the Purchase Agreement;

      (ii)  the Servicing Agreement;

      (iii) the form of Assignment of Mortgage;

      (iv)  the form of endorsement of the Mortgage Notes; and

      (v) such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

      To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

      Based upon the foregoing, it is [our] [my] opinion that:

      (i) The Company is a [type of entity] duly organized, validly existing and in good standing under the laws of the [United States] and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation].

      (ii) The Company has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver the Agreements and to perform and observe the terms and conditions of the Agreements.

      (iii) Each of the Agreements has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

      (iv) The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements.

      (v) The Company has been duly authorized to allow any of its officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

      (vi) Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Agreements or (ii) any required consent, approval, authorization or order has been obtained by the Company.

      (vii) Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

      (viii) There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

      (ix) The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreements is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

      (x) The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Custodial Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

      Except as otherwise set forth in the Agreements, I assume no obligation to revise this opinion or alter its conclusions to update or support this letter to reflect any facts or circumstances that may hereafter develop.

      This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of the date of this opinion.

                                                Very truly yours,

                                                _____________________________
                                                [Name]
                                                [Assistant] General Counsel

                                                                       Exhibit E

                                  EXHIBIT E

                    FORM OF SECURITY RELEASE CERTIFICATION
                    --------------------------------------

                                                    ___________________, 200__

[Federal Home Loan Bank of
______(the "Association")]
________________________
________________________
________________________

Attention:        ___________________________
                  ___________________________

      Re:   Notice of Sale and Release of Collateral
            ----------------------------------------

Dear Sirs:

      This letter serves as notice that ________________________[COMPANY] a [type of entity], organized pursuant to the laws of [the State of incorporation] (the "Company") has committed to sell certain mortgage loans to Morgan Stanley Mortgage Capital Inc. under a Mortgage Loan Purchase and Warranties Agreement. The Company warrants that the mortgage loans to be sold to Morgan Stanley Mortgage Capital Inc. are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

      The Company acknowledges that the mortgage loans to be sold to Morgan Stanley Mortgage Capital Inc. shall not be used as additional or substitute collateral for advances made by the Association. Morgan Stanley Mortgage Capital Inc. understands that the balance of the Company's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

      Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Morgan Stanley Mortgage Capital Inc.

                                                Very truly yours,

                                                ______________________________


                                                By:__________________________
                                                Name:________________________
                                                Title:_______________________
                                                Date:________________________

Acknowledged and approved:

[FEDERAL HOME LOAN BANK OF]

__________________________

By:______________________________
Name:____________________________
Title:___________________________
Date:____________________________

                                                                       Exhibit F

                                  EXHIBIT F

                    FORM OF SECURITY RELEASE CERTIFICATION
                    --------------------------------------

                       I.  Release of Security Interest

Upon receipt of the sum of $_____________ in immediately available funds, the financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by to Morgan Stanley Dean Witter Mortgage Capital Inc. from the Company named below pursuant to that certain Mortgage Loan Purchase and Warranties Agreement, dated as of ______ __, 200_, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Morgan Stanley Mortgage Capital Inc.

Name and Address of Financial Institution



      ________________________________
                (name)

      ________________________________
               (Address)

      By:_____________________________

                        II.  Certification of Release

      The Company named below hereby certifies to Morgan Stanley Mortgage Capital Inc. that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Morgan Stanley Mortgage Capital Inc. the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                                ______________________________

                                                By:___________________________
                                                Title:________________________
                                                Date:_________________________

                                                                       Exhibit G

                                  EXHIBIT G

                 FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT
                 -------------------------------------------

      On this ___ day of ____________, ________, _______________ ("Seller"), as
the Seller under (i) that certain Purchase Price and Terms Agreement, dated as of _________, ____ (the "PPTA"), and (ii) that certain Mortgage Loan Purchase and Warranties Agreement, dated as of _________, ____ (the "Purchase Agreement"), does hereby sell, transfer, assign, set over and convey to Morgan Stanley Mortgage Capital, Inc. ("Purchaser") as the Purchaser under the Agreements (as defined below) without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans"), together with the Mortgage Files and the related Servicing Rights and all rights and obligations arising under the documents contained therein. Each Mortgage Loan subject to the Agreements was underwritten in accordance with, and conforms to, the Underwriting Guidelines attached hereto as Exhibit C. Pursuant to Section 6 of the Purchase Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Purchase Agreement. The ownership of each Mortgage Note, Mortgage and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in a custodial capacity only. The PPTA and the Purchase Agreement shall collectively be referred to as the "Agreements" herein.

      The Mortgage Loan Package characteristics of the Mortgage Loans subject hereto are set forth on Exhibit B hereto.

      In accordance with Section 6 of the Purchase Agreement, the Purchaser accepts the Mortgage Loans listed on Exhibit A attached hereto. Notwithstanding the foregoing the Purchaser does not waive any rights or remedies it may have under the Agreements.

      Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

                           [SIGNATURE PAGE FOLLOWS]

                                       ________________________

                                       By:  __________________________________
                                       Name:  ________________________________
                                       Title:  _______________________________

Accepted and Agreed:

MORGAN STANLEY MORTGAGE CAPITAL INC.

   By:________________________________________________________________________
   Name:
   Title:

                                    EXHIBIT A
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

                               THE MORTGAGE LOANS
                               ------------------

                                  EXHIBIT B
                    TO ASSIGNMENT AND CONVEYANCE AGREEMENT

             REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL
                 CHARACTERISTICS OF EACH MORTGAGE LOAN PACKAGE

Pool Characteristics of the Mortgage Loan Package as delivered on the related Closing Date:

No Mortgage Loan has: (1) an outstanding principal balance less than $_____; (2) an origination date earlier than __ months prior to the related Cut-off Date;
(3) a FICO Score of less than ___; or (4) a debt-to-income ratio of more than ___%. Each Mortgage Loan has a Mortgage Interest Rate of at least ___% per annum and an outstanding principal balance of less than $______. Each Adjustable Rate Mortgage Loan has an Index of [______].

                                  EXHIBIT C
                    TO ASSIGNMENT AND CONVEYANCE AGREEMENT

                           UNDERWRITING GUIDELINES
                           -----------------------

                                                                       Exhibit H

                                  EXHIBIT H

                           UNDERWRITING GUIDELINES
                           -----------------------

                                                                       Exhibit I

                                  EXHIBIT I

                 FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT
                 --------------------------------------------


      THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated [____________ __, 20__] ("Agreement"), among Morgan Stanley Mortgage Capital Inc. ("Assignor"), [____________________] ("Assignee") and [SELLER] (the "Company"):

      For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans") and (b) except as described below, that certain Mortgage Loan Purchase Agreement (the "Purchase Agreement"), dated as of [DATE], between the Assignor, as purchaser (the "Purchaser"), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans.

      The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 9.04 of the Purchase Agreement.

Recognition of the Company

            2. From and after the date hereof (the "Securitization Closing Date"), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to [__________________] (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of [______], 200_ (the "Pooling Agreement"), among the Assignee, the Assignor, [___________________], as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee"), [____________________], as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the "Servicer"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Section 6 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser, the Custodian or the Bailee under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

            3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

      (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

      (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

      (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

      (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

            4. Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Section 9.02 of the Purchase Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof unless otherwise specifically stated in such representations and warranties.

Remedies for Breach of Representations and Warranties

            5. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous

            6. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

            8. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

            9. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

            10. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            11. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            12. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                       [SELLER]

                                       By:  __________________________________
                                       Name:__________________________________
                                       Its:

                                       MORGAN STANLEY MORTGAGE CAPITAL INC.

                                       By:  __________________________________
                                       Name:__________________________________
                                       Its:

                                       [__________________________]

                                       By:  __________________________________
                                       Name:__________________________________
                                       Its:

              EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT
              -------------------------------------------------

                            Mortgage Loan Schedule

                                                                  EXECUTION COPY

================================================================================




      AMENDED AND RESTATED MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT


                           ---------------------------


                      MORGAN STANLEY MORTGAGE CAPITAL INC.,

                                    Purchaser

                       DECISION ONE MORTGAGE COMPANY, LLC,

                                     Seller


                           ---------------------------




                            Dated as of June 1, 2005

                                  Conventional,
         Fixed and Adjustable Rate, Subprime Residential Mortgage Loans

================================================================================

                                TABLE OF CONTENTS


SECTION 1.     DEFINITIONS..................................................

SECTION 2.     AGREEMENT TO PURCHASE........................................

SECTION 3.     MORTGAGE SCHEDULES...........................................

SECTION 4.     PURCHASE PRICE...............................................

SECTION 5.     EXAMINATION OF MORTGAGE FILES................................

SECTION 6.     CONVEYANCE FROM SELLER TO PURCHASER..........................

SECTION 7.     SERVICING OF THE MORTGAGE LOANS..............................

SECTION 8.     TRANSFER OF SERVICING........................................

SECTION 9.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER;
               REMEDIES FOR BREACH..........................................

SECTION 10.    CLOSING......................................................

SECTION 11.    CLOSING DOCUMENTS............................................

SECTION 12.    COSTS........................................................

SECTION 13.    COOPERATION OF SELLER WITH A RECONSTITUTION..................

SECTION 14.    THE SELLER...................................................

SECTION 15.    FINANCIAL STATEMENTS.........................................

SECTION 16.    MANDATORY DELIVERY; GRANT OF SECURITY INTEREST...............

SECTION 17.    NOTICES......................................................

SECTION 18.    SEVERABILITY CLAUSE..........................................

SECTION 19.    COUNTERPARTS.................................................

SECTION 20.    GOVERNING LAW................................................

SECTION 21.    INTENTION OF THE PARTIES.....................................

SECTION 22.    SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT.....

SECTION 23.    WAIVERS......................................................

SECTION 24.    EXHIBITS.....................................................

SECTION 25.    GENERAL INTERPRETIVE PRINCIPLES..............................

SECTION 26.    REPRODUCTION OF DOCUMENTS....................................

SECTION 27.    FURTHER AGREEMENTS...........................................

SECTION 28.    RECORDATION OF ASSIGNMENTS OF MORTGAGE.......................

SECTION 29.    NO SOLICITATION..............................................

SECTION 30.    WAIVER OF TRIAL BY JURY......................................

SECTION 31.    SUBMISSION TO JURISDICTION; WAIVERS..........................

                                    EXHIBITS


EXHIBIT A   CONTENTS OF EACH MORTGAGE FILE

EXHIBIT B   INDEMNIFICATION AND CONTRIBUTION AGREEMENT

EXHIBIT C   FORM OF SELLER'S OFFICER'S CERTIFICATE

EXHIBIT D   FORM OF OPINION OF COUNSEL TO THE SELLER

EXHIBIT E   FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT F   FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT G   FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

EXHIBIT H   UNDERWRITING GUIDELINES

EXHIBIT I   FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

      AMENDED AND RESTATED MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT
      --------------------------------------------------------------------

            This AMENDED AND RESTATED MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the "Agreement"), dated as of June 1, 2005, by and between Morgan Stanley Mortgage Capital Inc., a New York corporation, having an office at 1585 Broadway, 2nd Floor, New York, New York 10036 (the "Purchaser") and Decision One Mortgage Company, LLC, a North Carolina limited liability company, having an office at 6060 J.A. Jones Boulevard, Suite 1000, Charlotte, North Carolina 28287 (the "Seller").


                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Purchaser and the Seller are parties to that certain Mortgage Loan Purchase and Warranties Agreement, dated as of October 1, 2004 (the "Original Purchase Agreement"), pursuant to which the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain conventional adjustable-rate and fixed-rate subprime residential first mortgage loans (the "Mortgage Loans") on a servicing released basis as described herein, and which shall be delivered in pools of whole loans (each, a "Mortgage Loan Package") on the various dates as provided herein (each, a "Closing Date");

            WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package;

            WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

            WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

            SECTION 1  Definitions.

            For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below. Other capitalized terms used in this Agreement and not defined herein shall have the respective meanings set forth in the Interim Servicing Agreement.

            Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

            Act: The National Housing Act, as amended from time to time.

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

            Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

            Agreement: This Amended and Restated Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

            ALTA: The American Land Title Association or any successor thereto.

            Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

            Assignment and Conveyance Agreement: As defined in Subsection 6.01.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser and without recourse except as otherwise set forth herein.

            Balloon Mortgage Loan: Any Mortgage Loan which by its original terms or any modifications thereof provides for amortization beyond its scheduled maturity date.

            Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the State of New York, (b) the state in which the Seller's servicing operations are located or
(c) the state in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

            Closing Date: The date or dates on which the Purchaser from time to time shall purchase, and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Code: Internal Revenue Code of 1986, as amended

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Custodial Account: The separate trust account created and maintained pursuant to Section 2.04 of the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

            Custodial Agreement: The Custodial Agreement, dated as of August 1, 2002, among the Seller, the Purchaser and the Custodian, which governs the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

            Custodian: Deutsche Bank Trust Company Americas, a New York banking corporation, and or its successors in interest or any successor to the Custodian under the Custodial Agreement as therein provided.

            Cut-off Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

            Delinquency Collection Policies and Procedures: The delinquency collection policies and procedures of the Seller, acting as interim servicer, a copy of which is attached to the Interim Servicing Agreement as Exhibit 6.

            Determination Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Escrow Account: The separate account created and maintained pursuant to Section 2.06 of the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

            Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

            Fannie Mae Transfer: As defined in Section 13 hereof.

            FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

            Fitch: Fitch, Inc., or its successor in interest.

            Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Freddie Mac Transfer: As defined in Section 13 hereof.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004) "high risk home," or "predatory" loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

            Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

            HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to Mortgage Insurance issued by the FHA. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

            Index: The index indicated in the related Mortgage Note for each Adjustable Rate Mortgage Loan.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

            Interim Servicing Agreement: The agreement to be entered into by the Purchaser and the Seller, as interim servicer, providing for the Seller to service the Mortgage Loans as specified by the Interim Servicing Agreement.

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

            Manufactured Home: A single family residential unit that is constructed in a factory in sections in accordance with the Federal Manufactured Home Construction and Safety Standards adopted on July 15, 1976, by the Department of Housing and Urban Development ("HUD Code"), as amended in 2000, which preempts state and local building codes. Each unit is identified by the presence of a HUD Plate/Compliance Certificate label. The sections are then transported to the site and joined together and affixed to a pre-built permanent foundation (which satisfies the manufacturer's requirements and all state, county, and local building codes and regulations). The manufactured home is built on a non-removable, permanent frame chassis that supports the complete unit of walls, floors, and roof. The underneath part of the home may have running gear (wheels, axles, and brakes) that enable it to be transported to the permanent site. The wheels and hitch are removed prior to anchoring the unit to the permanent foundation. The manufactured home must be classified as real estate and taxed accordingly. The permanent foundation may be on land owned by the mortgager or may be on leased land.

            MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and its successors in interest.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Purchaser as the Investor on the MERS System.

            MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

            MERS System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., and any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.

            Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Interest Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the applicable Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

            Mortgage Loan Documents: The documents required to be delivered to the Custodian pursuant to Subsection 6.03 hereof with respect to any Mortgage Loan.

            Mortgage Loan Package: Each pool of Mortgage Loans, which shall be purchased by the Purchaser from the Seller from time to time on each Closing Date.

            Mortgage Loan Schedule: The schedule of Mortgage Loans setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgagor is self-employed; (5) a code indicating whether the Mortgaged Property is owner-occupied; (6) the number and type of residential units constituting the Mortgaged Property; (7) the original months to maturity based on original amortization schedule; (8) the Loan-to-Value Ratio at origination; (9) the Mortgage Interest Rate as of the related Cut-off Date; (10) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (11) the stated maturity date; (12) the first payment date; (13) the amount of the Monthly Payment as of the related Cut-off Date; (14) the last payment date on which a payment was actually applied to the outstanding principal balance; (15) the original principal amount of the Mortgage Loan; (16) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (17) delinquency status as of the related Cut-off Date; (18) with respect to each Adjustable Rate Mortgage Loan, the Interest Rate Adjustment Date; (19) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;
(20) with respect to each Adjustable Rate Mortgage Loan, the Lifetime Rate Cap under the terms of the Mortgage Note; (21) with respect to each Adjustable Rate Mortgage Loan, a code indicating the type of Index; (22) the type of Mortgage Loan (i.e., Fixed or Adjustable Rate Mortgage Loan); (23) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (24) a code indicating the documentation style (i.e., full, alternative or reduced); (25) the loan credit classification (as described in the Underwriting Guidelines); (26) whether such Mortgage Loan provides for a Prepayment Penalty and, if applicable, the Prepayment Penalty period; (27) the Mortgage Interest Rate as of origination; (28) the credit risk score (FICO score); (29) the date of origination; (30) with respect to Adjustable Rate Mortgage Loans, the Mortgage Interest Rate adjustment period; (31) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate adjustment percentage; (32) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate floor; (33) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate Cap as of the first Interest Rate Adjustment Date; (34) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap subsequent to the first Interest Rate Adjustment Date; (35) a code indicating whether the Mortgage Loan is a Home Loan; (36) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; (37) the Due Date for the first Monthly Payment; (38) the original Monthly Payment due; (39) Appraised Value; (40) with respect to the related Mortgagor, the debt-to-income ratio; and
(41) the MERS Identification Number, if applicable. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans;
(2) the current aggregate outstanding principal balance of the Mortgage Loans;
(3) the weighted average Mortgage Interest Rate of the Mortgage Loans; (4) the weighted average maturity of the Mortgage Loans; (5) the applicable Cut-off Date; and (6) the applicable Closing Date.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: With respect to each Mortgage Loan, the Mortgagor's real property securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate, in a single parcel or multiple parcels of real property improved by a Residential Dwelling.

            Mortgagor: The obligor on a Mortgage Note.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Seller or any servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth as such on the related Mortgage Loan Schedule.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

            Preliminary Mortgage Schedule:  As defined in Section 3.

            Prepayment Penalty: With respect to each Mortgage Loan, the penalty if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans purchased on such Closing Date as calculated in Section 4 of this Agreement.

            Purchase Price Percentage: As defined in the related Purchase Price and Terms Agreement.

            Purchase Price and Terms Agreement: Those certain letter agreements setting forth the general terms and conditions of the transactions consummated herein and identifying the Mortgage Loans to be purchased from time to time hereunder, by and between the Seller and the Purchaser.

            Purchaser: Morgan Stanley Mortgage Capital Inc., a New York corporation, and its successors in interest and assigns, or any successor to the Purchaser under this Agreement as herein provided.

            Qualified Appraiser: An appraiser, accepted by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfied the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Seller in the month of substitution); (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan (iv) be of the same type as the deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Mortgage Interest Rate Caps); and
(v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

            Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

            Reconstitution: A Whole Loan Transfer or a Securitization Transfer.

            Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transfer pursuant to Section 13, including, but not limited to, a seller's warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transfer.

            Reconstitution Date: As defined in Section 13.

            Relief Act: The Servicemembers' Civil Relief Act.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

            Repurchase Price: As defined in the related Purchase Price and Terms Agreement.

            Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project or (iv) a one-family dwelling in a planned unit development, none of which is a dwelling unit in a residential cooperative housing corporation, mobile home or Manufactured Home.

            RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

            Securitization Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust or other entity as part of a publicly-issued or privately-placed, rated or unrated mortgage pass-through or other mortgage-backed securities transaction.

            Seller: Decision One Mortgage Company, LLC, its successors in interest and assigns.

            Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, a fee payable monthly equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly and shall be pro-rated for any portion of a month during which the Mortgage Loan is serviced by the Seller under the Interim Servicing Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by this Agreement) of such Monthly Payment collected by the Seller, or as otherwise provided under this Agreement.

            Servicing Fee Rate: An amount per annum as set forth in the Interim Servicing Agreement.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

            Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

            Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, to the extent actually received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

            Successor Servicer: Any servicer of one or more Mortgage Loans designated by the Purchaser as being entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

            Transfer Date: The date on which the Purchaser, or its designee, shall receive the transfer of servicing responsibilities and begin to perform the servicing of the Mortgage Loans, and the Seller shall cease all servicing responsibilities. Such date shall occur on the day indicated by the Purchaser to the Seller in accordance with the Interim Servicing Agreement.

            Underwriting Guidelines: The underwriting guidelines of the Seller, a copy of which is attached as an exhibit to the related Assignment and Conveyance Agreement, attached hereto as Exhibit G.

            Whole Loan Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans in a whole loan or participation format pursuant to a Reconstitution Agreement.

            SECTION 2  Agreement to Purchase.

            The Seller agrees to sell from time to time, and the Purchaser agrees to purchase from time to time, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on each Closing Date.

            SECTION 3  Mortgage Schedules.

            The Seller from time to time shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on each Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (each, a "Preliminary Mortgage Schedule").

            The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on a particular Closing Date to the Purchaser at least five (5) Business Days prior to the related Closing Date. The related Mortgage Loan Schedule shall be the related Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the related Closing Date deleted.

            SECTION 4  Purchase Price.

            The Purchase Price for each Mortgage Loan shall be the related Purchase Price Percentage (subject to adjustment as provided therein), multiplied by the aggregate principal balance, as of the related Cut-off Date, of the Mortgage Loans, after application of scheduled payments of principal due on or before the related Cut-off Date, but only to the extent such payments were actually received. The initial principal amount of the related Mortgage Loans shall be the aggregate principal balance of the Mortgage Loans, so computed as of the related Cut-off Date. If so provided in the related Purchase Price and Terms Agreement, portions of the Mortgage Loans shall be priced separately.

            In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the current principal amount of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans, net of the Servicing Fee Rate. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

            The Purchaser shall be entitled to (l) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date). The outstanding principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date, to the extent actually collected, together with any unscheduled principal prepayments collected prior to such related Cut-off Date; provided, however, that payments of scheduled principal and interest paid prior to such related Cut-off date, but to be applied on a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

            SECTION 5  Examination of Mortgage Files.

            At least ten (10) Business Days prior to the related Closing Date, the Seller shall (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser; provided, however, that the Purchaser and the Seller shall agree in writing on the final pool of Mortgage Loans to be purchased on a Closing Date pursuant to this Agreement The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided herein.

            SECTION 6  Conveyance from Seller to Purchaser.

            Subsection 6.01 Conveyance of Mortgage Loans; Possession of Servicing Files.

            The Seller, simultaneously with the delivery of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to be purchased on each Closing Date, shall execute and deliver an Assignment and Conveyance Agreement in the form attached hereto as Exhibit G (the "Assignment and Conveyance Agreement"). The Seller shall cause the Servicing File retained by it pursuant to this Agreement to be appropriately identified in its computer system and/or books and records, as appropriate, to clearly reflect the sale of the related Mortgage Loan to the Purchaser. In addition, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state, and local laws, rules and regulations in connection with the origination and servicing of the Mortgage Loans to the extent required by law to be maintained. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement or the Interim Servicing Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 9.03.

            Subsection 6.02 Books and Records.

            Record title to each Mortgage as of the related Closing Date shall be in the name of the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller or the Interim Servicer after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

            Subsection 6.03 Delivery of Mortgage Loan Documents.

            The Seller shall deliver and release to the Custodian no later than ten (10) Business Days prior to the related Closing Date those Mortgage Loan Documents set forth on Exhibit A hereto as required by the Custodial Agreement with respect to each Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

            The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Seller shall comply with the terms of the Custodial Agreement and the Purchaser shall pay all fees and expenses of the Custodian.

            The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

            In the event any document required to be delivered to the Custodian in the Custodial Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, within 90 days following the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank and recorded subsequently by the Purchaser or its designee), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection
9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer's certificate.

            The Seller shall pay all initial recording fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Purchaser or the Purchaser's designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

            Subsection 6.04 Quality Control Procedures.

            The Seller shall have an internal quality control program that statistically verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller's loan production and the servicing activities of the Seller. The program is to ensure that the Mortgage Loans are originated in accordance with the Underwriting Guidelines, guard against dishonest, fraudulent, or negligent acts, and guard against errors and omissions by officers, employees, or other authorized persons.

            Subsection 6.05 MERS Designated Loans.

            With respect to each MERS Designated Mortgage Loan, the Seller shall, on or prior to the related Closing Date, designate the Purchaser as the Investor and the Custodian as custodian, and no Person shall be listed as Interim Funder on the MERS System. In addition, on or prior to the related Closing Date, Seller shall provide the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor, the Custodian as custodian and no Person as Interim Funder with respect to each MERS Designated Mortgage Loan.

            SECTION 7. Servicing of the Mortgage Loans.

            The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement and the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein), the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights.

            The Purchaser shall retain the Seller as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Seller shall execute the Interim Servicing Agreement on the initial Closing Date.

            Pursuant to the Interim Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to a Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the termination of the Interim Servicing Agreement.

            SECTION 8. Transfer of Servicing.

            On the applicable Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller shall cease all servicing responsibilities related to the Mortgage Loans. The Transfer Date shall be the date determined in accordance with Section 6.03 of the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            On or prior to the related Transfer Date, or as otherwise specified below the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Purchaser, or its designee, including but not limited to the following:

            (a) Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices within five (5) Business Days following the related Transfer Date.

            (b) [Reserved]

            (c) Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller's possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

            (d) Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

            (e) Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

            (f) Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied by the Seller to the account of the particular Mortgagor.

            (g) Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Seller after the related Transfer Date shall be forwarded to the Purchaser by overnight mail within one (1) Business Day following the date of receipt. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by it after the related Transfer Date.

            (h) Misapplied Payments. Misapplied payments shall be processed as follows:

                  (1) All parties shall cooperate in correcting misapplication errors;

                  (2) The party receiving notice of a misapplied payment
            occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

                  (3) If a misapplied payment which occurred prior to the
            related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

                  (4) If a misapplied payment which occurred prior to the
            related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

                  (5) Any check issued under the provisions of this Section 8(h)
            shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

            (i) Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all applicable Purchaser requirements as set forth in this agreement.

            (j) Reconciliation. The Seller shall, on or before the Transfer Date, reconcile principal balances and make any monetary adjustments required by the Purchaser. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

            (k) IRS Forms. The Seller shall file all IRS forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed in accordance with applicable law in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller's failure to comply with this paragraph.

            SECTION 9. Representations, Warranties and Covenants of the Seller; Remedies for Breach.

            Subsection 9.01 Representations and Warranties Regarding the Seller.

            The Seller represents, warrants and covenants to the Purchaser that as of the date hereof and as of each Closing Date:

            (a) Due Organization and Authority. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of North Carolina and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the related Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller. The Seller has corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with its terms;

            (b) No Consent Required. No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Seller is required or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained;

            (c) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (d) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

            (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

            (f) Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

            (g) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

            (h) Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

            (i) Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, shall be delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

            (j) Mortgage Loan Characteristics. The characteristics of the related Mortgage Loan Package are as set forth on the description of the pool characteristics for the applicable Mortgage Loan Package delivered pursuant to
Section 11 on the related Closing Date in the form attached as Exhibit B to each related Assignment and Conveyance Agreement;

            (k) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transfer or Whole Loan Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

            (l) Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

            (m) Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles of the United States consistently applied throughout the periods involved, except as set forth in the notes thereto. In addition, the Seller has delivered information as to its loan gain and loss experience in respect of foreclosures and its loan delinquency experience for the immediately preceding three-year period, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

            (n) No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (o) Sale Treatment. The Seller expects to be advised by its independent certified public accountants that under generally accepted accounting principles the transfer of the Mortgage Loans will be treated as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

            (p) Owner of Record. The Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

            (q) Seller's Origination. The Seller's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon the Underwriting Guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated; and

            (r) Reasonable Purchase Price. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

            Subsection 9.02 Representations and Warranties Regarding Individual Mortgage Loans.

            The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

            (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

            (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its related Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

            (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards, if any, as are usually and customarily insured against by prudent mortgage lenders in the community in which the related Mortgaged Property is located. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to the requirements usually and customarily insured against by prudent mortgage lenders in the community in which the related Mortgaged Property is located, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

            (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development and that no residence or dwelling is a mobile home, provided, however, that any condominium unit or planned unit development shall not fall within any of the "Ineligible Projects" of part VIII,
Section 102 of the Fannie Mae Selling Guide and shall conform with the Underwriting Guidelines. In the case of any Mortgaged Properties that are manufactured homes (a "Manufactured Home Mortgage Loans"), (i) the related manufactured dwelling is permanently affixed to the land, (ii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee,
(iii) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (iv) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

            (j) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                  (1) the lien of current real property taxes and assessments not yet due and payable;

                  (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (3) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.;

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to prepayment penalties). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

            (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (m) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

            (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (o) LTV. No Mortgage Loan has an LTV greater than 100%.

            (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (A), (B) and (C) of paragraph (j) of this Subsection 9.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (q) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

            (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the Lifetime Rate Cap and the Periodic Cap are as set forth on the related Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. The Mortgage Loan does not require a balloon payment on its stated maturity date, unless otherwise specified in the related Mortgage Loan Schedule;

            (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (v) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which is attached to each related Assignment and Conveyance Agreement). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

            (w) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

            (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in paragraph (j) above;

            (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (z) [Reserved];

            (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

            (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Underwriting Guidelines;

            (cc) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

            (dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Seller's knowledge, such provision is enforceable;

            (ee) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements, if any, stated in the Mortgage Loan Documents;

            (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable under the Underwriting Guidelines. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings in the future;

            (ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;;

            (kk) Other Insurance Policies; No Defense to Coverage. No action, inaction or event has occurred and no state of facts exists or has existed on or prior to the related Closing Date that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

            (ll) No Violation of Environmental Laws. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (mm) Servicemembers' Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act or other similar state statute;

            (nn) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, accepted by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfied the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (oo) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

            (pp) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct-to-perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (qq) Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property (except as may be expressly shown in the related appraisal) or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

            (rr) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

            (ss) [Reserved];

            (tt) Escrow Analysis. If applicable, with respect to each Mortgage, the Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (uu) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices;

            (vv) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or good faith legitimate prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's good faith legitimate secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto;

            (ww) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (xx) Prepayment Penalty. Each Mortgage Loan that is subject to a prepayment penalty as provided in the related Mortgage Note is identified on the related Mortgage Loan Schedule. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination;

            (yy) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

            (zz) Single-premium credit life insurance policy. In connection with the origination of any Mortgage Loan, no proceeds from such Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy;

            (aaa) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" under Section 860G(a)(3) of the Code;

            (bbb) Tax Service Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract issued by Fidelity National Tax Service, and such contract is transferable;

            (ccc) Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

            (ddd) Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

            (eee) Mortgagor Bankruptcy. On or prior to the date 60 days after the related Closing Date, the Mortgagor has not filed and will not file a bankruptcy petition or has not become the subject and will not become the subject of involuntary bankruptcy proceedings or has not consented to or will not consent to the filing of a bankruptcy proceeding against it or to a receiver being appointed in respect of the related Mortgaged Property;

            (fff) No Prior Offer. The Mortgage Loan has not previously been offered for sale;

            (ggg) Fannie Mae Guides Anti-Predatory Lending Eligibility: Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides;

            (hhh) Mortgagor Selection. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Originator which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Originator or any Affiliate of the Originator;

            (iii) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the related Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the related Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

            (jjj) Mortgage Loans with Prepayment Premiums. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the related Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the related Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the related Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Originator, as servicer, shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the related Mortgagor's default in making the Mortgage Loan payments;

            (kkk) Purchase of Insurance. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

            (lll) Points and Fees. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

            (mmm) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation; and

            (nnn) No Arbitration. No Mortgage Loan originated on or after July 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

            Subsection 9.03 Remedies for Breach of Representations and
Warranties.

            It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

            Within 60 days of the earlier of either discovery by or notice to the Seller of any such breach of a representation or warranty, which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in Paragraph (xx), (yy), (zz), (aaa), (ggg), (hhh), (iii),
(jjj), (kkk), (lll), (mmm) and (nnn) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01 which materially and adversely affects the value of the Mortgage Loans as a whole or the interests of the Purchaser therein, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans affected by such breach shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (except as provided in the second sentence of this paragraph with respect to certain breaches for which no substitution is permitted) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller shall, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by either (a) if the Interim Servicing Agreement has been entered into and is in effect, deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution or
(b) if the Interim Servicing Agreement has not been entered into or is no longer in effect, by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

            At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03 and the Custodial Agreement, with the Mortgage Note endorsed as required by Subsection 6.03 and the Custodial Agreement. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser's instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

            For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution.

            In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser and its present and former directors, officers, employees and agents and any Successor Servicer and its present and former directors, officers, employees and agents and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser and Successor Servicer as provided in this Subsection 9.03 and in Subsection 14.01 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties. For purposes of this paragraph "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were "Successor Servicers" pursuant to this Agreement.

            Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and
9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

            Subsection 9.04 Repurchase of Mortgage Loans With First Payment Defaults.

            With respect to any Mortgage Loan, in the event that the first scheduled payment of principal and interest due either (i) after origination of such Mortgage Loan, or (ii) after the related Closing Date is not paid by the related Mortgagor to the Purchaser within thirty (30) days of such Due Date, the Seller, at the Purchaser's option, shall repurchase such Mortgage Loan from the Purchaser at a price equal to the related Purchase Price Percentage multiplied by the then outstanding principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon from the date to which interest was last paid through the day prior to the repurchase date at the applicable Mortgage Interest Rate, plus any outstanding advances owed to any servicer in connection with such Mortgage Loan. Notwithstanding the foregoing, the Purchaser's right to request a repurchase hereunder shall not commence until the date which is sixty (60) days following the related Due Date (the "Breach Date"). The Purchaser shall have ninety (90) days following the related Breach Date to notify the Seller and request a repurchase and the Seller shall repurchase such Mortgage Loan within forty-five (45) days of receipt of such notice. Notwithstanding the foregoing, the Purchaser reserves the right to request a repurchase following such sixty
(60) day timeframe in the event of a NSF return. In addition, if any payment referred to above is received by the Seller following the Transfer Date but such payment is made within the allotted thirty (30) or sixty (60) day period, as applicable, the Purchaser shall not have the option to request a repurchase.

            Subsection 9.05 Premium Recapture

            With respect to any Mortgage Loan without prepayment penalties that prepays in full during the first three months following the Closing Date, the Seller shall pay the Purchaser, within three (3) Business Days after such prepayment in full, an amount equal to the excess of the Purchase Price Percentage for such Mortgage Loan over par, multiplied by the outstanding principal balance of such Mortgage Loan as of the related Cut-off Date.

            SECTION 10.  Closing.

            The closing for the purchase and sale of each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, each Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

            The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

            (i) at least two Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser a magnetic diskette, or transmit by modem, a listing on a loan-level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on such Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

            (ii) all of the representations and warranties of the Seller under this Agreement and under the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein) shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Interim Servicing Agreement;

            (iii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

            (iv) the Seller shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

            (v) all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

            Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

            SECTION 11.  Closing Documents.

            The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

            1. this Agreement (to be executed and delivered only for the initial Closing Date);

            2. the Interim Servicing Agreement, dated as of the initial Cut-off Date (to be executed and delivered only for the initial Closing Date);

            3. with respect to the initial Closing Date, the Custodial Agreement, dated as of the initial Cut-off Date;

            4. the related Mortgage Loan Schedule, one copy to be attached to the Custodian's counterpart of the Custodial Agreement in connection with the initial Closing Date, and one copy to be attached the related Assignment and Conveyance as the Mortgage Loan Schedule thereto;

            5. a Custodian's Certification, as required under the Custodial Agreement, in the form of Exhibit 2 to the Custodial Agreement;

            6. a Custodial Account Letter Agreement or a Custodial Account Certification, as applicable, as required under the Interim Servicing Agreement;

            7. an Escrow Account Letter Agreement or an Escrow Account Certification, as applicable, as required under the Interim Servicing Agreement;

            8. with respect to the initial Closing Date, an Officer's Certificate, in the form of Exhibit C hereto with respect to the Seller, including all attachments thereto; with respect to subsequent Closing Dates, an Officer's Certificate upon request of the Purchaser;

            9. with respect to the initial Closing Date, an Opinion of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit D hereto ("Opinion of Counsel of the Seller"); with respect to subsequent Closing Dates, an Opinion of Counsel of the Seller upon request of the Purchaser;

            10. with respect to the initial Closing Date, an Opinion of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement;

            11. a Security Release Certification, in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

            12. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable;

            13. Assignment and Conveyance Agreement in the form of Exhibit G hereto, and all exhibits thereto;

            14. with respect to each Closing Date, the Underwriting Guidelines to be attached to the related Assignment and Conveyance; and

            15. a MERS Report reflecting the Purchaser as Investor, the Custodian as custodian and no Person as Interim Funder for each MERS Designated Mortgage Loan.

            The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

            SECTION 12.  Costs.

            The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys and custodial fees. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans and the Servicing Rights including recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage, and the Seller's attorney's fees, shall be paid by the Seller.

            SECTION 13.  Cooperation of Seller with a Reconstitution.

            The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

            (i) Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a "Fannie Mae Transfer"); or

            (ii)  Freddie Mac (the "Freddie Mac Transfer"); or

            (iii) one or more third party purchasers in one or more Whole Loan
                  Transfers; or

            (iv) one or more trusts or other entities to be formed as part of one or more Securitization Transfers.

            The Seller agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller's warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Seller, and in connection with a Securitization Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the Seller or an Assignment and Recognition Agreement substantially in the form attached hereto as Exhibit I (collectively the agreements referred to herein as designated, the "Reconstitution Agreements").

            With respect to each Whole Loan Transfer and each Securitization Transfer entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements reasonably required by the Purchaser; and (3) to restate the representations and warranties set forth in this Agreement and the Interim Servicing Agreement as of the settlement or closing date in connection with such Reconstitution that occurs on or prior to six (6) months following the related Closing Date and in connection with any Reconstitution thereafter, to restate the representations and warranties set forth in this Agreement and the Interim Servicing Agreement as of the related Closing Date (each, a "Reconstitution Date"), or make the representations and warranties set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, in connection with such Reconstitution. The Seller shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser or any such other participant, including, without limitation, an Indemnification and Contribution Agreement in substantially the form attached hereto as Exhibit B; and (iii) to execute, deliver and satisfy all conditions set forth in any indemnity agreement required by the Purchaser or any such participant. The Seller shall indemnify the Purchaser, each Affiliate of the Purchaser participating in the Reconstitution, each underwriter or placement agent participating in the Reconstitution, and each Person who controls the Purchaser, such Affiliate, underwriter or placement agent and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller, the Seller's servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document (including, without limitation, structural term sheets, collateral term sheets and computational materials) prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

            Notwithstanding the foregoing, the Seller shall not be obligated to any greater extent under any Reconstitution Agreement than it is under this Agreement. In addition, the Purchaser will reimburse to the Seller up to $10,000 of the Seller's out-of-pocket expenses incurred in connection with a Securitization Transfer.

            In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement (consistent with this Agreement) in connection with any and all seller/servicer agreements.

            All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and, if the Interim Servicing Agreement shall remain in effect with respect to the related Mortgage Loan Package, shall continue to be serviced in accordance with the terms of this Agreement and the Interim Servicing Agreement and with respect thereto this Agreement shall remain in full force and effect.

            SECTION 14.  The Seller.

            Subsection 14.01 Additional Indemnification by the Seller; Third Party Claims.

            The Seller shall indemnify the Purchaser and its present and former directors, officers, employees, and agents and any Successor Servicer and its present and former directors, officers, employees, and agents, and hold such parties harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and expenses (including legal fees and expenses incurred in connection with the enforcement of the Seller's Indemnification obligation under Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way related to the failure of the Seller to perform its duties and to service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 13. For purposes of this paragraph "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Purchaser" shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were Successor Servicers pursuant to this Agreement. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser, which consent shall not be unreasonably withheld) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller's indemnification pursuant to Section 9, or is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

            Subsection 14.02 Merger or Consolidation of the Seller.

            The Seller will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a value or net worth of at least $25,000,000.

            SECTION 15. Financial Statements.

            The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

            The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

            SECTION 16. Mandatory Delivery; Grant of Security Interest.

            The sale and delivery on the related Closing Date of the Mortgage Loans is mandatory from and after the date of the execution of the Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise reasonably acceptable to the Purchaser on or before the related Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the related Purchase Price and Terms Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser's (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and
(ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

            SECTION 17. Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

                 (i)   if to the Seller:

                       Decision One Mortgage Company, LLC
                       6060 J.A. Jones Drive, Suite 1000
                       Charlotte, North Carolina  28287
                       Attention:  James C. Tarulli

                       With a copy to:

                       Katten Muchin Zavis Rosenman
                       401 South Tryon Street, Suite 2600
                       Charlotte, North Carolina  28202-1935
                       Attention:  Robert B. Tucker, Jr./Carlton A. Shannon, Jr.

                 (ii) if to the Purchaser:

                       Morgan Stanley Mortgage Capital Inc.
                       1633 Broadway
                       New York, New York 10019
                       Attention: Whole Loan Operations Manager

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            SECTION 18.  Severability Clause.

            Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            SECTION 19.  Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            SECTION 20.  Governing Law.

            This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

            SECTION 21.  Intention of the Parties.

            It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

            SECTION 22.  Successors and Assigns; Assignment of Purchase
                         Agreement.

            This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto.

            SECTION 23.  Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            SECTION 24.  Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            SECTION 25.  General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

            SECTION 26.  Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            SECTION 27.  Further Agreements.

            The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            SECTION 28.  Recordation of Assignments of Mortgage.

            To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

            SECTION 29.  No Solicitation.

            From and after the related Closing Date, the Seller agrees that it will not cause any action to be taken by any of its affiliates, and that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail (via electronic means or otherwise), solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without (i) the prior written consent of the Purchaser; or (ii) written notice from the related borrower or obligor under a Mortgage Loan of such party's intention to refinance such Mortgage Loan. It is understood and agreed that all rights and benefits relating to the specific solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that the Seller, or any of its respective affiliates:

            (1) may advertise its availability for handling refinancings of mortgages in its portfolio, including the promotion of terms it has available for such refinancings, through the sending of letters or promotional material, so long as it does not specifically target Mortgagors and so long as such promotional material either is sent to the mortgagors for all of the mortgages in the servicing portfolio of the Seller and any of its affiliates (those it owns as well as those serviced for others); and

            (2) may provide pay-off information and otherwise cooperate with individual mortgagors who contact it about prepaying their mortgages by advising them of refinancing terms and streamlined origination arrangements that are available.

            Promotions undertaken by the Seller or by any affiliate of the Seller which are directed to the general public at large (including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements), shall not constitute solicitation under this Section 29.

            SECTION 30.  Waiver of Trial by Jury.

            THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 31.  Submission To Jurisdiction; Waivers.

            The Seller hereby irrevocably and unconditionally:

            (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                     [Signatures Commence on Following Page]

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       MORGAN STANLEY MORTGAGE CAPITAL INC.
                                              (Purchaser)

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________


                                       DECISION ONE MORTGAGE COMPANY, LLC
                                              (Seller)

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                                                       Exhibit A


                                    EXHIBIT A
                         CONTENTS OF EACH MORTGAGE FILE
                         ------------------------------

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the "Agreement"):

            (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

            (b) the original of any guarantee executed in connection with the Mortgage Note;

            (c) the original Mortgage with evidence of recording thereon;

            (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon.;

            (e) the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except with respect to MERS Designated Loans). The Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]";

            (f) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Seller to the Last Endorsee with evidence of recording thereon;

            (g) the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

            (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Morgage.

            Notwithstanding the foregoing, in connection with any item described above in clauses (c), (d), (f) or (g), if the Seller cannot deliver or cause to be delivered the original of any such item with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such item has been delivered for recordation or because such item has been lost or because such public recording office retains the original recorded item (each such item, a "Delayed Document"), the Seller shall deliver or cause to be delivered to the Custodian, (i) in the case of a delay caused by the public recording office, a photocopy of such Delayed Document, together with an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) to the effect that such copy is a true and correct copy of the Delayed Document that has been dispatched to the appropriate public recording office for recordation (and the original recorded Delayed Document or a copy of such Delayed Document certified by such public recording office to be a true and complete copy of the original recorded Delayed Document will be promptly delivered to the Custodian upon receipt thereof by the Seller); or (ii) in the case of a Delayed Document where a public recording office retains the original recorded Delayed Document or in the case where a Delayed Document is lost after recordation in a public recording office, a copy of such Delayed Document certified by such public recording office to be a true and complete copy of the original recorded Delayed Document; provided however in connection with clauses (f) and (g), the Seller may deliver or cause to be delivered to the Custodian in the case of a delay caused by the public recording office, a photocopy of such Delayed Document certified by the Seller to be true and correct, with the original recorded Delayed Document to be provided to the Custodian within 180 days of the related Closing Date.

            In the event an Officers Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document is expected to be delivered to the Custodian. An extension of the date specified in
(iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                                                       Exhibit B


                                    EXHIBIT B

                             FORM OF INDEMNIFICATION
                                       AND
                             CONTRIBUTION AGREEMENT
                             ----------------------

            THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated _________, 200_ ("Agreement") among [______________], a [______________] (the "Depositor"),
[______________], a [______________] (the "Underwriter"), [______________], a
[______________] (the "Initial Purchaser") and [______________], a
[______________] (the "Indemnifying Party").


                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Indemnifying Party and the Depositor are parties to the Pooling and Servicing Agreement (as defined herein);

            WHEREAS, the Indemnifying Party originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to Morgan Stanley Mortgage Capital Inc. (the "Purchaser"), an affiliate of the Depositor, in anticipation of the securitization transaction;

            WHEREAS, the Indemnifying Party also stands to receive substantial financial benefits in its capacity as servicer under the Pooling and Servicing Agreement;

            WHEREAS, as an inducement to the Depositor to enter into the Pooling and Servicing Agreement and the Underwriter to enter into the Underwriting Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            1.1 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

            1933 Act: The Securities Act of 1933, as amended.

            1934 Act: The Securities Exchange Act of 1934, as amended.

            Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

            Indemnified Parties: As defined in Section 3.1.

            Indemnifying Party Information: All information in the Prospectus Supplement or any amendment or supplement thereto (i) contained under the headings "Summary--Relevant Parties--Responsible Party "The Mortgage Loan Pool--Underwriting Guidelines" and (ii) regarding the Mortgage Loans, the related mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission arose from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any affiliate by or on behalf of the Indemnifying Party).

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of ___________, 200_, among the Depositor, the Indemnifying Party, as responsible party and servicer, and [______________].

            Private Placement Memorandum: The private placement memorandum, dated ___________, 200_, relating to the offering of the Privately Offered Certificates, including any structural term sheets, collateral terms sheets and computational materials used in connection with such offering.

            Privately Offered Certificates: [______________], Mortgage Pass-Through Certificates, Series [_______], Class [__] issued pursuant to the Pooling and Servicing Agreement.

            Prospectus Supplement: The preliminary prospectus supplement, dated ___________, 200_, together with the final prospectus supplement, dated
___________, 200_, relating to the offering of the Publicly Offered Certificates, including any structural term sheets, collateral terms sheets and computational materials used in connection with such offering.

            Publicly Offered Certificates: [______________], Mortgage Pass-Through Certificates, Series [_______], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class [__] issued pursuant to the Pooling and Servicing Agreement.

            Purchase Agreement: The Purchase Agreement, dated ___________, 200_, between the Depositor and the Initial Purchaser, relating to the sale of the Privately Offered Certificates.

            Underwriting Agreement: The Underwriting Agreement, dated ___________, 200_, between the Depositor and the Underwriter, relating to the sale of the Publicly Offered Certificates.

            1.2 Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            Each party hereto represents that:

            (a) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

            (b) this Agreement has been duly authorized, executed and delivered by such party; and

            (c) assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.


                                   ARTICLE III

                                 INDEMNIFICATION

            3.1 Indemnification by the Indemnifying Party of the Depositor and the Underwriter. (a) The Indemnifying Party shall indemnify and hold harmless the Depositor, the Underwriter and the Initial Purchaser and their respective affiliates, and their respective present and former directors, officers, employees, agents and each Person, if any, that controls the Depositor, the Underwriter or such affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Private Placement Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other costs, fees, or expenses reasonably incurred and as incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, penalty, fine, forfeiture, liability or action. The Indemnifying Party's liability under this
Section 3.1 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

            (b) If the indemnification provided for in this Section 3.1 shall for any reason be unavailable to an Indemnified Party under this Section 3.1 (other than due to indemnification not being applicable under Section 3.1(a)), then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages, penalty, fine, forfeiture, costs, fees and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor or the Underwriter, on the one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.1, each director of a party to this Agreement and each Person, if any, that controls a party to this Agreement within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such party.

            3.2 Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.1 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party (or if a claim for contribution is to be made against another party) under Section 3.1, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.1 except to the extent it has been materially prejudiced by such failure; and provided, further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party (or to the party requesting contribution) otherwise than under Section 3.1. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, or if the use of counsel chosen by the Indemnifying Party to represent the Indemnified Parties would present such counsel with a conflict of interest, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.


                                   ARTICLE IV

                                     GENERAL

            4.1 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and Privately Offered Certificates.

            4.2 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

            4.3 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

            4.4 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

            4.5 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to:

            In the case of the Depositor:
                  [______________]
                  [______________]
                  [______________]
                  Attention:
                  Telephone:

            with a copy to:

                  Morgan Stanley Mortgage Capital Inc.
                  1633 Broadway
                  New York, New York 10019
                  Attention:  Whole Loans Operations Manager
                  Telephone:

            In the case of the Underwriter:

                  [______________]
                  [______________]
                  [______________]
                  Attention:
                  Telephone:

            In the case of the Indemnifying Party:

                  [______________]
                  [______________]
                  [______________]
                  Attention:


                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                                       [DEPOSITOR]


                                       By:____________________________________
                                       Name:
                                       Title:


                                       [UNDERWRITER]


                                       By:____________________________________
                                       Name:
                                       Title:


                                       [INDEMNIFYING PARTY]


                                       By:____________________________________
                                       Name:
                                       Title:

                                                                       Exhibit C

                                    EXHIBIT C

                         SELLER'S OFFICER'S CERTIFICATE
                         ------------------------------

                       DECISION ONE MORTGAGE COMPANY, LLC
                       ----------------------------------

      I, Kathryn M. Nolan, hereby certify that I am a duly appointed, qualified and acting Assistant Secretary of DECISION ONE MORTGAGE COMPANY, LLC, a North Carolina Limited Liability Company (the "Company"), and hereby further certify to the following

1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the Integrated Limited Liability Company Operating Agreement of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since March 4, 1996 and restated as of Restated as of August 31, 1999.

2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver rescission or modification since March 4, 1996.

3. Attached hereto as Exhibit 3 is a certificate of existence of the Company issued State of North Carolina Department of The Secretary of State on October 28, 2004, and no event has occurred since the date thereof which would impair such standing.

4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the resolutions adopted by the Managers of the Limited Liability Company on October 27, 2004, which have not been rescinded or modified.

5. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of June 1, 2005, by and between the Company and Morgan Stanley Mortgage Capital Inc. ("MS Capital"), (b) the Interim Servicing Agreement, dated as of October 1, 2004, by and between the Company and MS Capital and (c) the Custodial Agreement, dated as of October 1, 2004, by and among MS Capital, the Company and Deutsche Bank Trust Company Americas, as Custodian, and (d) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on
      Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

6. To my knowledge, neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Amended and Restated Mortgage Loan Purchase and Warranties Agreement, the Interim Servicing Agreement and the Custodial Agreement referred to above conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter

      IN WITNESS WHEREOF, the undersigned has executed this Certificate on this the 28th day of October 2004.


                              _______________________________________
                              K. M.Nolan
                              Assistant Secretary

                                                                       Exhibit 1

                                    EXHIBIT 1

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                  ---------------------------------------------

                       DECISION ONE MORTGAGE COMPANY, LLC
                       ----------------------------------

                                                                       Exhibit 2

                                    EXHIBIT 2

                                     BYLAWS
                                     ------

                       DECISION ONE MORTGAGE COMPANY, LLC
                       ----------------------------------

                                                                       Exhibit 3



                                    EXHIBIT 3

                  CERTIFICATE OF GOOD STANDING - NORTH CAROLINA
                  ---------------------------------------------

                       DECISION ONE MORTGAGE COMPANY, LLC
                       ----------------------------------

                                                                       Exhibit 4

                                    EXHIBIT 4

                       DECISION ONE MORTGAGE COMPANY, LLC
                       ----------------------------------

            "WHEREAS, the Company desires to sell or securitize pools of Mortgage Loans held for sale;

            WHEREAS, in order to effect such sales and securitizations, the Company must enter into Mortgage Loan Purchase Agreements, Interim Servicing Agreements, Custodial Agreements and related and similar agreements;

            NOW, THEREFORE, BE IT RESOLVED, that the Company is hereby authorized to enter into (a) Mortgage Loan Purchase Agreements, (b) Interim Servicing Agreements and (c) Custodial Agreements and related and similar agreements.

            RESOLVED FURTHER, that each of the President, and each Senior Vice President, Vice President, Secretary and Assistant Secretary of the Company is hereby authorized, for and on behalf of the Company, to execute and deliver each of the foregoing agreements, as well as such other agreements, instruments and certificates, and to take such other action, as any of them may deem necessary or advisable to carry out the purpose of the foregoing resolutions.

            BE IT FURTHER RESOLVED, that the Company is authorized to enter into the Mortgage Loan Purchase and Warranties Agreement, dated as of June 1, 2005, and the Interim Servicing Agreement, dated as of October 1, 2004, with MORGAN STANLEY MORTGAGE CAPITAL INC. ("MS Capital"), and the Custodial Agreement, dated as of October 1, 2004, among MS Capital, the Company and Deutsche Bank Trust Company Americas, as Custodian, as well as such other agreements, instruments and certificates as any of them may deem necessary or advisable in connection therewith, for the purpose of selling mortgage loans to MS Capital from time to time and servicing such mortgage loans on an interim basis."

                                                                       Exhibit 5

                                    EXHIBIT 5

                    LIST OF OFFICERS AS ADOPTED JUNE 21, 2004
                    -----------------------------------------

                       DECISION ONE MORTGAGE COMPANY, LLC
                       ----------------------------------


Manager                                             James C. Faulkner
Manager                                             William A. Markwat
President                                           James C. Faulkner
Senior Vice President & Assistant Secretary         William A. Markwat
Senior Vice President of Finance,
CFO, Treasurer & Assistant Secretary                Michael J. Holcomb
Senior Vice President & Assistant Secretary         Parkes C. Dibble, Jr.
Senior Vice President & Assistant Secretary         Tod E. Highfield
Senior Vice President & Assistant Secretary         James C. Tarulli
Vice President & Controller                         Christine K. Worwa
Vice President, Secretary & General Counsel         Thomas S. Jeffferson
Vice President & Assistant Secretary                Loren J. Morris
Vice President & Assistant Secretary                Lisa L. Muse
Vice President                                      Jerry D. Sumner
Assistant Vice President                            Martha H. Newsom
Assistant Vice President & Assistant Secretary      Alisha M. Marshall
Assistant Vice President and Assistant Secretary    Peter A. Schwindt
Assistant Vice President                            William R. Zwirner
Managing Principal                                  Joanna L. McGinn
Assistant Secretary                                 William R. Baker
Assistant Secretary                                 Sterlita M. Baxter
Assistant Secretary                                 Greg T. Bucko
Assistant Secretary                                 Jill S. Cannon
Assistant Secretary                                 Brent E. Fussell
Assistant Secretary                                 Diane M. Kahlich
Assistant Secretary                                 Allison M. Kessler
Assistant Secretary                                 Shirlyn J. Oliver
Assistant Secretary                                 Julie D. Ray
Assistant Secretary                                 Nicholas A. Reid
Assistant Secretary                                 Keith E. Roberts
Assistant Secretary                                 Billie L. Simpson
Assistant Secretary                                 Angela R. Hamorsky
Assistant Secretary                                 Michael. S. Hopp
Assistant Secretary                                 LaTonya M. Kirby
Assistant Secretary                                 Julie D. Ray
Assistant Secretary                                 Jason C. Sorrow
Assistant Secretary                                 Donna J. Walker
Assistant Secretary                                 Mary Kay Calandra
Assistant Secretary                                 Joseph M. Angelo
Assistant Secretary                                 Michael J. Genz
Assistant Secretary                                 Mark A. Ainslie
Assistant Secretary                                 Judd A. Levy
Assistant Secretary                                 Kathryn M. Nolan

                                                                       Exhibit D

                                    EXHIBIT D

                    FORM OF OPINION OF COUNSEL TO THE SELLER
                    ----------------------------------------

                                     (date)

Morgan Stanley Mortgage Capital Inc.
1585 Broadway, 2nd Floor
New York, New York 10036

Dear Sirs:

            You have requested [our] [my] opinion, as [Assistant] General Counsel to ___________________ (the "Company"), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Amended and Restated Mortgage Loan Purchase and Warranties Agreement by and between the Company and Morgan Stanley Mortgage Capital Inc. (the "Purchaser"), dated as of _________ __, 200_ (the "Purchase Agreement") which sale is in the form of whole loans, serviced pursuant to an Interim Servicing Agreement dated as of _____ __, ____ between the Purchaser, and, ________________________ (the "Interim Servicer") (the "Servicing Agreement", and collectively with the Purchase Agreement, the "Agreements"). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

            [We] [I] have examined the following documents:

            (i)     the Purchase Agreement;

            (ii)    the Servicing Agreement;

            (iii)   the form of Assignment of Mortgage;

            (iv)    the form of endorsement of the Mortgage Notes; and

            (v) such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

            To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

            Based upon the foregoing, it is [our] [my] opinion that:

            (i) The Company is a [type of entity] duly organized, validly existing and in good standing under the laws of the [United States] and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation].

            (ii) The Company has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver the Agreements and to perform and observe the terms and conditions of the Agreements.

            (iii) Each of the Agreements has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

            (iv) The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements.

            (v) The Company has been duly authorized to allow any of its officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

            (vi) Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Agreements or (ii) any required consent, approval, authorization or order has been obtained by the Company.

            (vii) Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

            (viii) There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

            (ix) The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreements is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

            (x) The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Custodial Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

            Except as otherwise set forth in the Agreements, I assume no obligation to revise this opinion or alter its conclusions to update or support this letter to reflect any facts or circumstances that may hereafter develop.

            This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of the date of this opinion.

                                                Very truly yours,



                                                ______________________________
                                                [Name]
                                                [Assistant] General Counsel

                                                                       Exhibit E

                                    EXHIBIT E

                     FORM OF SECURITY RELEASE CERTIFICATION
                     --------------------------------------

                                                      ___________________, 200__

[Federal Home Loan Bank of
______(the "Association")]
___________________________
___________________________
___________________________

Attention:   ___________________________
             ___________________________

      Re:    Notice of Sale and Release of Collateral
             ----------------------------------------

Dear Sirs:

            This letter serves as notice that ________________________[COMPANY] a [type of entity], organized pursuant to the laws of [the State of incorporation] (the "Company") has committed to sell certain mortgage loans to Morgan Stanley Mortgage Capital Inc. under an Amended and Restated Mortgage Loan Purchase and Warranties Agreement. The Company warrants that the mortgage loans to be sold to Morgan Stanley Mortgage Capital Inc. are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

            The Company acknowledges that the mortgage loans to be sold to Morgan Stanley Mortgage Capital Inc. shall not be used as additional or substitute collateral for advances made by the Association. Morgan Stanley Mortgage Capital Inc. understands that the balance of the Company's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

            Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Morgan Stanley Mortgage Capital Inc.

                                                Very truly yours,

                                                ______________________________


                                                By:___________________________
                                                Name:_________________________
                                                Title:________________________
                                                Date:_________________________


Acknowledged and approved:

[FEDERAL HOME LOAN BANK OF]

____________________________

By:_____________________________
Name:___________________________
Title:__________________________
Date:___________________________

                                                                       Exhibit F

                                    EXHIBIT F

                     FORM OF SECURITY RELEASE CERTIFICATION
                     --------------------------------------

                        I.  Release of Security Interest

Upon receipt of the sum of $_____________ in immediately available funds, the financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by to Morgan Stanley Dean Witter Mortgage Capital Inc. from the Company named below pursuant to that certain Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of ______ __, 200_, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Morgan Stanley Mortgage Capital Inc.

Name and Address of Financial Institution


      ________________________________
                 (name)

      ________________________________
               (Address)

      By:_____________________________

                          II.  Certification of Release
                               ------------------------

            The Company named below hereby certifies to Morgan Stanley Mortgage Capital Inc. that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Morgan Stanley Mortgage Capital Inc. the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                                _____________________________

                                                By:__________________________
                                                Title:_______________________
                                                Date:________________________

                                                                       Exhibit G

                                    EXHIBIT G

                   FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT
                   -------------------------------------------

            On this ___ day of ____________, ________, _______________
("Seller"), as the Seller under (i) that certain Purchase Price and Terms Agreement, dated as of _________, ____ (the "PPTA"), and (ii) that certain Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of _________, ____ (the "Purchase Agreement"), does hereby sell, transfer, assign, set over and convey to Morgan Stanley Mortgage Capital, Inc. ("Purchaser") as the Purchaser under the Agreements (as defined below) without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans"), together with the Mortgage Files and the related Servicing Rights and all rights and obligations arising under the documents contained therein. Each Mortgage Loan subject to the Agreements was underwritten in accordance with, and conforms to, the Underwriting Guidelines attached hereto as Exhibit C. Pursuant to Section 6 of the Purchase Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Purchase Agreement. The ownership of each Mortgage Note, Mortgage and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in a custodial capacity only. The PPTA and the Purchase Agreement shall collectively be referred to as the "Agreements" herein.

            The Mortgage Loan Package characteristics of the Mortgage Loans subject hereto are set forth on Exhibit B hereto.

            In accordance with Section 6 of the Purchase Agreement, the Purchaser accepts the Mortgage Loans listed on Exhibit A attached hereto. Notwithstanding the foregoing the Purchaser does not waive any rights or remedies it may have under the Agreements.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                       _____________________________



                                       By:  __________________________________
                                       Name:  ________________________________
                                       Title:  _______________________________


Accepted and Agreed:

MORGAN STANLEY MORTGAGE CAPITAL INC.



By:__________________________________
Name:
Title:

                                    EXHIBIT A
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

                               THE MORTGAGE LOANS
                               ------------------

                                    EXHIBIT B
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

             REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL
                  CHARACTERISTICS OF EACH MORTGAGE LOAN PACKAGE
             -------------------------------------------------------


Pool Characteristics of the Mortgage Loan Package as delivered on the related Closing Date:

No Mortgage Loan has: (1) an outstanding principal balance less than $_____; (2) an origination date earlier than __ months prior to the related Cut-off Date;
(3) a FICO Score of less than ___; or (4) a debt-to-income ratio of more than ___%. Each Mortgage Loan has a Mortgage Interest Rate of at least ___% per annum and an outstanding principal balance of less than $______. Each Adjustable Rate Mortgage Loan has an Index of [______].

                                    EXHIBIT C
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

                             UNDERWRITING GUIDELINES
                             -----------------------

                                                                       Exhibit H

                                    EXHIBIT H

                             UNDERWRITING GUIDELINES
                             -----------------------

                                                                       Exhibit I

                                    EXHIBIT I

                  FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT
                  --------------------------------------------

            THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated [____________ __, 20__] ("Agreement"), among Morgan Stanley Mortgage Capital Inc. ("Assignor"), [____________________] ("Assignee") and [SELLER] (the "Company"):

            For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance
-------------------------

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans") and (b) except as described below, that certain Amended and Restated Mortgage Loan Purchase Agreement (the "Purchase Agreement"), dated as of [DATE], between the Assignor, as purchaser (the "Purchaser"), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans.

            The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 9.04 of the Purchase Agreement.

Recognition of the Company
--------------------------

            2. From and after the date hereof (the "Securitization Closing Date"), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to [__________________] (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of [______], 200_ (the "Pooling Agreement"), among the Assignee, the Assignor, [___________________], as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee"), [____________________], as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the "Servicer"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Section 6 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser, the Custodian or the Bailee under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company
---------------------------------------------

            3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

      (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

      (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

      (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

      (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

            4. Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Section 9.02 of the Purchase Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof unless otherwise specifically stated in such representations and warranties.

Remedies for Breach of Representations and Warranties
-----------------------------------------------------

            5. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous
-------------

            6. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

            8. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

            9. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

            10. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            11. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            12. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                       [SELLER]


                                       By:  __________________________________
                                       Name:__________________________________
                                       Its:


                                       MORGAN STANLEY MORTGAGE CAPITAL INC.


                                       By:  __________________________________
                                       Name:__________________________________
                                       Its:


                                       [__________________________]


                                       By:  __________________________________
                                       Name:__________________________________
                                       Its:


















                     EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT


                             Mortgage Loan Schedule

                                    EXHIBIT P

                          NC CAPITAL PURCHASE AGREEMENT

================================================================================

             SECOND AMENDED AND RESTATED MORTGAGE LOAN PURCHASE AND
                              WARRANTIES AGREEMENT

                            ------------------------

                      MORGAN STANLEY MORTGAGE CAPITAL INC.,

                                    Purchaser

                             NC CAPITAL CORPORATION,

                                     Seller

                            ------------------------

                            Dated as of July 1, 2003

                                  Conventional,
            Fixed and Adjustable Rate, B/C Residential Mortgage Loans

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.     DEFINITIONS..................................................

SECTION 2.     AGREEMENT TO PURCHASE........................................

SECTION 3.     MORTGAGE SCHEDULES...........................................

SECTION 4.     PURCHASE PRICE...............................................

SECTION 5.     EXAMINATION OF MORTGAGE FILES................................

SECTION 6.     CONVEYANCE FROM SELLER TO PURCHASER..........................

SECTION 7.     SERVICING OF THE MORTGAGE LOANS..............................

SECTION 8.     TRANSFER OF SERVICING........................................

SECTION 9.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
               SELLER; REMEDIES FOR BREACH..................................

SECTION 10.    CLOSING......................................................

SECTION 11.    CLOSING DOCUMENTS............................................

SECTION 12.    COSTS........................................................

SECTION 13.    COOPERATION OF SELLER WITH A RECONSTITUTION..................

SECTION 14.    THE SELLER...................................................

SECTION 15.    FINANCIAL STATEMENTS.........................................

SECTION 16.    MANDATORY DELIVERY; GRANT OF SECURITY INTEREST...............

SECTION 17.    NOTICES......................................................

SECTION 18.    SEVERABILITY CLAUSE..........................................

SECTION 19.    COUNTERPARTS.................................................

SECTION 20.    GOVERNING LAW................................................

SECTION 21.    INTENTION OF THE PARTIES.....................................

SECTION 22.    SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE
               AGREEMENT....................................................

SECTION 23.    WAIVERS......................................................

SECTION 24.    EXHIBITS.....................................................

SECTION 25.    GENERAL INTERPRETIVE PRINCIPLES..............................

SECTION 26.    REPRODUCTION OF DOCUMENTS....................................

SECTION 27.    FURTHER AGREEMENTS...........................................

SECTION 28.    RECORDATION OF ASSIGNMENTS OF MORTGAGE.......................

SECTION 29.    NO SOLICITATION..............................................

SECTION 30.    WAIVER OF TRIAL BY JURY......................................

SECTION 31.    SUBMISSION TO JURISDICTION; WAIVERS..........................

                                    EXHIBITS

EXHIBIT A   CONTENTS OF EACH MORTGAGE FILE

EXHIBIT B   [RESERVED]

EXHIBIT C   FORM OF SELLER'S OFFICER'S CERTIFICATE

EXHIBIT D   FORM OF OPINION OF COUNSEL TO THE SELLER AND ORIGINATOR

EXHIBIT E   FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT F   FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT G   UNDERWRITING GUIDELINES

EXHIBIT H   FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

                    SECOND AMENDED AND RESTATED MORTGAGE LOAN
                        PURCHASE AND WARRANTIES AGREEMENT

        This SECOND AMENDED AND RESTATED MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the "Agreement"), dated as of July 1, 2003, by and between Morgan Stanley Mortgage Capital Inc., a New York corporation, having an office at 1221 Avenue of the Americas, 27th Floor, New York, New York 10020 (the "Purchaser") and NC Capital Corporation, a California corporation, having an office at 18400 Von Karman, Suite 1000, Irvine, CA 92612 (the "Seller").

                              W I T N E S S E T H:

        WHEREAS, the Purchaser and the Seller are parties to that certain Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of January 1, 2003 (the "Original Purchase Agreement"), pursuant to which the Seller may sell, from time to time, to the Purchaser, and the Purchaser may purchase, from time to time, from the Seller, certain conventional adjustable and fixed rate B/C, residential first and second mortgage loans (the "Mortgage Loans") as described therein, and which shall be delivered in pools of whole loans (each, a "Mortgage Loan Package") on various dates as provided therein (each, a "Closing Date");

        WHEREAS, at the present time, the Purchaser and the Seller desire to amend the Original Purchase Agreement to make certain modifications as set forth herein:

        NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

        SECTION 1.  Definitions.

        For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

        Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

        Act: The National Housing Act, as amended from time to time.

        Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

        Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

        Agreement: This Second Amended and Restated Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

        ALTA: The American Land Title Association or any successor thereto.

        Ancillary Income: All late charges, assumption fees, escrow account benefits, reinstatement fees, and similar types of fees arising from or in connection with any Mortgage, to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

        Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

        Assignment and Conveyance Agreement: As defined in Subsection 6.01.

        Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

        Balloon Mortgage Loan: Any Mortgage Loan which by its original terms or any modifications thereof provides for amortization beyond its scheduled maturity date.

        BIF: The Bank Insurance Fund, or any successor thereto.

        Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions, in the State of New York or the State in which the Originator's servicing operations are located or (iii) the state in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

        Closing Date: The date or dates on which the Purchaser from time to time shall purchase, and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

        CLTV: As of any date and as to any Second Lien Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Loan and (ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value as determined pursuant to the Underwriting Guidelines of the related Mortgaged Property as of the origination of the Second Lien Loan.

        Code: Internal Revenue Code of 1986, as amended.

        Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

        Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

        Custodial Account: The separate trust account created and maintained pursuant to Section 2.04 of the Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

        Custodial Agreement: The agreement(s) governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents. If more than one Custodial Agreement is in effect at any given time, all of the individual Custodial Agreements shall collectively be referred to as the "Custodial Agreement".

        Custodian: Deutsche Bank Trust Company Americas, or the Custodian's successor in interest or permitted assigns, or any successor to the Custodian under the Custodial Agreement as therein provided.

        Cut-off Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

        Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

        Determination Date: The date specified in the Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

        Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

        Due Period: With respect to each Remittance Date and any Mortgage Loan, the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan occurring in the month preceding the month of the Remittance Date and ending on the next Due Date.

        Equity Take-Out Refinanced Mortgage Loan: A Mortgage Loan used to refinance an existing mortgage loan, the proceeds of which were in excess of the outstanding principal balance of the existing mortgage loan.

        Escrow Account: The separate account created and maintained pursuant to
Section 2.06 of the Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

        Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

        Fannie Mae: Fannie Mae, f/k/a the Federal National Mortgage Association, or any successor thereto.

        Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

        Fannie Mae Transfer: As defined in Section 13 hereof.

        FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

        FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

        FHA Approved Mortgagee: A corporation or institution approved as a mortgagee by the FHA under the Act, and applicable HUD regulations, and eligible to own and service mortgage loans such as the FHA mortgage loans.

        First Lien Loan: A Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

        Fitch: Fitch, Inc., or its successor in interest.

        Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

        Freddie Mac: Freddie Mac, f/k/a the Federal Home Loan Mortgage Corporation, or any successor thereto.

        Freddie Mac Transfer: As defined in Section 13 hereof.

        Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

        High Cost Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost," "threshold," "covered," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

        HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

        Index: The index indicated in the related Mortgage Note for each Adjustable Rate Mortgage Loan.

        Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

        Insured Depository Institution: Insured Depository Institution shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

        Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

        Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the Lifetime Rate Cap set forth as an amount per annum on the related Mortgage Loan Schedule.

        Limited Documentation Program: The guidelines under which the Originator generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

        Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

        Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

        Manufactured Home: A single family residential unit that is constructed in a factory in sections in accordance with the Federal Manufactured Home Construction and Safety Standards adopted on July 15, 1976, by the Department of Housing and Urban Development ("HUD Code"), as amended in 2000, which preempts state and local building codes. Each unit is identified by the presence of a HUD Plate/Compliance Certificate label. The sections are then transported to the site and joined together and affixed to a pre-built permanent foundation (which satisfies the manufacturer's requirements and all state, county, and local building codes and regulations). The manufactured home is built on a non-removable, permanent frame chassis that supports the complete unit of walls, floors, and roof. The underneath part of the home may have running gear (wheels, axles, and brakes) that enable it to be transported to the permanent site. The wheels and hitch are removed prior to anchoring the unit to the permanent foundation. The manufactured home must be classified as real estate and taxed accordingly. The permanent foundation may be on land owned by the Mortgagor or may be on leased land.

        Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

        Moody's: Moody's Investors Service, Inc., and any successor thereto.

        Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Loan, or a second lien, in the case of a Second Lien Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create, with respect to a First Lien Loan, a first lien, and with respect to a Second Lien Loan, a second lien, in each case, upon a leasehold estate of the Mortgagor.

        Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

        Mortgage Interest Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

        Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the applicable Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

        Mortgage Loan Documents: The documents required to be delivered to the Custodian pursuant to Subsection 6.03 hereof with respect to any Mortgage Loan.

        Mortgage Loan Package: Each pool of Mortgage Loans, which shall be purchased by the Purchaser from the Seller from time to time on each Closing Date.

        Mortgage Loan Schedule: The schedule of Mortgage Loans setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the number and type of residential units constituting the Mortgaged Property; (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) with respect to each First Lien Loan, the Loan-to-Value Ratio at origination, and with respect to each Second Lien Loan, the CLTV at origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a payment was actually applied to the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (15) with respect to each Adjustable Rate Mortgage Loan, the Interest Rate Adjustment Date; (16) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (17) with respect to each Adjustable Rate Mortgage Loan , the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to each Adjustable Rate Mortgage Loan, a code indicating the type of Index; (19) the type of Mortgage Loan (i.e., Fixed Rate or Adjustable Rate Mortgage Loan, First or Second Lien Loan); (20) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (21) a code indicating the documentation style (i.e., full, alternative or reduced); (22) the loan credit classification (as described in the Underwriting Guidelines); (23) whether such Mortgage Loan provides for a prepayment penalty and, if applicable, the prepayment penalty period; (24) the Mortgage Interest Rate as of origination; (25) the credit risk score (FICO score); (26) the date of origination; (27) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate adjustment period;
(28) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate adjustment percentage; (29) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate floor; (30) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate Cap as of the first Interest Rate Adjustment Date; (31) a code indicating whether the Mortgage Loan is a High Cost Loan; (32) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; (33) the Due Date for the first Monthly Payment; (34) the original Monthly Payment due; and (35) with respect to the related Mortgagor, the debt-to-income ratio. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off
Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; (4) the weighted average maturity of the Mortgage Loans; (5) the applicable Cut-off Date; and (6) the applicable Closing Date.

        Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

        Mortgaged Property: With respect to each Mortgage Loan, the real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by the related Mortgage Note.

        Mortgagor: The obligor on a Mortgage Note.

        Non-Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which does not contain a provision pursuant to which the Mortgagor may convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan.

        Nonrecoverable Advance: Any advance previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Originator, will not or, in the case of a proposed advance, would not, be ultimately recoverable from related Insurance Proceeds, Liquidation Proceeds or otherwise. The determination by the Originator that it has made a Nonrecoverable Advance or that any proposed advance of principal and interest, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Purchaser.

        OCC: Office of the Comptroller of the Currency, and any successor thereto.

        Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Seller or any servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

        Originator: New Century Mortgage Corporation, its successors in interest and assigns.

        Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth as such on the related Mortgage Loan Schedule.

        Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

        Preliminary Mortgage Schedule: As defined in Section 3.

        Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

        Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans purchased on such Closing Date as calculated in Section 4 of this Agreement.

        Purchase Price and Terms Agreement: Those certain agreements setting forth the general terms and conditions of the transactions consummated herein and identifying the Mortgage Loans to be purchased from time to time hereunder, by and between the Seller, the Originator and the Purchaser.

        Purchaser: Morgan Stanley Mortgage Capital Inc., or its successor in interest or assigns or any successor to the Purchaser under this Agreement as herein provided.

        Qualified Appraiser: An appraiser, duly appointed by the Seller or the Originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfied the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

        Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac and whose claims paying ability is rated in the highest rating category by any of the Rating Agencies with respect to primary mortgage insurance and in the two highest rating categories by Best's with respect to hazard and flood insurance (or such other rating as may be required by a Rating Agency in connection with a Securitization Transfer in order to achieve the desired ratings for the securities to be issued in connection with such Securitization Transfer).

        Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Seller in the month of substitution); (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Mortgage Interest Rate Caps); and
(v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

        Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

        Reconstitution:  A Whole Loan Transfer or a Securitization Transfer.

        Reconstitution Agreements: The agreement or agreements entered into by the Seller and/or the Originator and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transfer pursuant to Section 13, including, but not limited to, a seller's warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transfer.

        Reconstitution Date:  As defined in Section 13.

        Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

        REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

        REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

        Remittance Date: The date specified in the Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

        Repurchase Price: As defined in the related Purchase Price and Terms Agreement.

        RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

        Second Lien Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

        Securitization Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust or other entity as part of a publicly-issued or privately-placed, rated or unrated mortgage pass-through or other mortgage-backed securities transaction.

        Seller: NC Capital Corporation, its successors in interest and assigns.

        Servicing Agreement: The servicing agreement, dated as of July 1, 2003, between the Purchaser and the Originator, providing for the Originator to service the Mortgage Loans as specified in the Servicing Agreement.

        Servicing Fee: With respect to each Mortgage Loan subject to the Servicing Agreement, a fee payable monthly equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly and shall be pro-rated for any portion of a month during which the Mortgage Loan is serviced by the Originator under the Servicing Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by this Agreement) of such Monthly Payment collected by the Originator, or as otherwise provided under this Agreement.

        Servicing Fee Rate: An amount per annum as set forth in the Servicing Agreement.

        Servicing File: With respect to each Mortgage Loan, the file retained by the Originator consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

        Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

        Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

        Stated Principal Balance: As to each Mortgage Loan on any date of determination, (i) the principal balance of such Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, to the extent actually received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal on such Mortgage Loan.

        Successor Servicer: Any servicer of one or more Mortgage Loans designated by the Purchaser as being entitled to the benefits of the indemnifications set forth in Sections 9.03 and 14.01.

        Transfer Date: The date on which the Purchaser, or its designee, shall receive the transfer of servicing responsibilities and begin to perform the servicing of the Mortgage Loans with respect to the related Mortgage Loan Package, and the Seller shall cease all servicing responsibilities. Such date shall occur on the day indicated by the Purchaser to the Seller in accordance with the Servicing Agreement.

        Underwriting Guidelines: The underwriting guidelines of the Originator, a copy of which is attached hereto as Exhibit G and a then-current copy of which shall be attached as an exhibit to the related Assignment and Conveyance.

        VA Approved Lender: Those lenders which are approved by the VA to act as a lender in connection with the origination of VA mortgage loans.

        Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

        Whole Loan Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans in a whole loan or participation format pursuant to a Reconstitution Agreement.

        SECTION 2.  Agreement to Purchase.

        The Seller agrees to sell from time to time, and the Purchaser agrees to purchase from time to time, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on each Closing Date.

        SECTION 3.  Mortgage Schedules.

        The Seller from time to time shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on each Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (each, a "Preliminary Mortgage Schedule").

        The Seller is obligated to deliver those Mortgage Loans owned by the Seller and funded by the Originator pursuant to the original terms of the Originator's commitment to the mortgagor. The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on a particular Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The related Mortgage Loan Schedule shall be the related Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the related Closing Date deleted.

        SECTION 4.  Purchase Price.

        The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the aggregate principal balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Mortgage Loan Schedule, after application of scheduled payments of principal due on or before the related Cut-off Date, but only to the extent such payments were actually received. The initial principal amount of the related Mortgage Loans shall be the aggregate principal balance of the Mortgage Loans, so computed as of the related Cut-off Date. If so provided in the related Purchase Price and Terms Agreement, portions of the Mortgage Loans shall be priced separately.

        In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the current principal amount of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

        The Purchaser shall be entitled to (l) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date). The outstanding principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date, to the extent actually collected, together with any unscheduled principal prepayments collected prior to such Cut-off Date; provided, however, that payments of scheduled principal and interest paid prior to such Cut-off Date, but to be applied on a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

        SECTION 5.  Examination of Mortgage Files.

        At least three (3) Business Days prior to the related Closing Date, the Seller shall (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided herein.

        SECTION 6.  Conveyance from Seller to Purchaser.

        Subsection 6.01 Conveyance of Mortgage Loans; Possession of Servicing Files.

        The Seller, simultaneously with the delivery of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to be purchased on each Closing Date, shall execute and deliver an Assignment and Conveyance Agreement in the form attached hereto as Exhibit H (the "Assignment and Conveyance Agreement"). The Seller shall cause the Servicing File retained by the Originator pursuant to this Agreement to be appropriately identified in the Seller's computer system and/or books and records, as appropriate, to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Seller shall cause the Originator to release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement or the Servicing Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 9.03.

        Subsection 6.02  Books and Records.

        Record title to each Mortgage as of the related Closing Date shall be in the name of the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller or the Originator after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller or the Originator in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

        The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

        The Seller shall or shall cause the Originator to be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall or shall cause the Originator to maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as required by the Fannie Mae Guides. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller or Originator may be in the form of microfilm or microfiche so long as the Seller or Originator complies with the requirements of the Fannie Mae Guides.

        Subsection 6.03  Delivery of Mortgage Loan Documents.

        The Seller shall deliver and release to the Custodian no later than three (3) Business Days prior to the related Closing Date those Mortgage Loan Documents set forth on Exhibit A hereto as required by the Custodial Agreement with respect to each Mortgage Loan set forth on the related Mortgage Loan Schedule.

        The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Seller shall comply with the terms of the Custodial Agreement and the Purchaser shall pay all fees and expenses of the Custodian.

        The Seller shall or shall cause the Originator to forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

        In the event any document required to be delivered to the Custodian in the Custodial Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, within 90 days following the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank and recorded subsequently by the Purchaser or its designee), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the related Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer's certificate.

        The Seller shall pay all initial recording fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Purchaser or the Purchaser's designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

        Subsection 6.04  Quality Control Procedures.

        The Seller shall, or shall cause the Originator to, have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Originator's loan production and the servicing activities of the Originator. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

        SECTION 7.  Servicing of the Mortgage Loans.

        The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing released basis. Subject to, and upon the terms and conditions of this Agreement and the Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein), the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights. The Purchaser shall retain the Originator as independent contract servicer of the Mortgage Loans pursuant to and in accordance with the terms and conditions contained in the Servicing Agreement. Pursuant to the Servicing Agreement, the Originator shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee and any Ancillary Income with respect to such Mortgage Loans from the related Closing Date until the termination of the Servicing Agreement with respect to any of the Mortgage Loans as set forth in the Servicing Agreement. The Seller shall cause the Originator to service the Mortgage Loans in accordance with the terms of the Servicing Agreement.

        SECTION 8.  Transfer of Servicing.

        On the applicable Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller shall cause the Originator to cease all servicing responsibilities related to the related Mortgage Loans subject to such Transfer Date. The Transfer Date shall be the date determined in accordance with Section 6.03 of the Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

        On or prior to the applicable Transfer Date, the Seller shall cause the Originator shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Purchaser, or its designee, including but not limited to the following:

        (a) Notice to Mortgagors. The Seller shall cause the Originator to mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall cause the Originator to provide the Purchaser with copies of all such related notices no later than the Transfer Date.

        (b) Notice to Taxing Authorities and Insurance Companies. The Seller shall cause the Originator to transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser from and after the related Transfer Date. The Seller shall cause the Originator to provide the Purchaser with copies of all such notices no later than such Transfer Date.

        (c) Delivery of Servicing Records. The Seller shall cause the Originator to forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Originator's possession relating to each related Mortgage Loan including the information enumerated in the Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

        (d) Escrow Payments. The Seller shall cause the Originator to provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall cause the Originator to provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall cause the Originator to wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Originator.

        (e) Payoffs and Assumptions. The Seller shall cause the Originator to provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Originator on the related Mortgage Loans from the related Cut-off Date to the Transfer Date.

        (f) Mortgage Payments Received Prior to Transfer Date. Prior to the Transfer Date all payments received by the Originator on each related Mortgage Loan shall be properly applied by the Originator to the account of the particular Mortgagor.

        (g) Mortgage Payments Received After Transfer Date. The Seller shall cause the amount of any related Monthly Payments received by the Originator after the Transfer Date to be forwarded to the Purchaser by overnight mail on the date of receipt. The Seller shall cause the Originator to notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Originator forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall cause the Originator to assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Originator after the Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by the it after the Transfer Date.

        (h) Misapplied Payments. Misapplied payments shall be processed as follows:

                (1) All parties shall cooperate in correcting misapplication errors;

                (2) The party receiving notice of a misapplied payment occurring prior to the applicable Transfer Date and discovered after such Transfer Date shall immediately notify the other party;

                (3) If a misapplied payment which occurred prior to the Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall or the Seller shall cause the Originator to be liable for the amount of such shortage. The Seller shall or the Seller shall cause the Originator to reimburse the Purchaser for the amount of such shortage within thirty
        (30) days after receipt of written demand therefor from the Purchaser;

                (4) If a misapplied payment which occurred prior to the Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

                (5) Any check issued under the provisions of this Section 8(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

        (i) Books and Records. On the Transfer Date, the books, records and accounts of the Originator with respect to the related Mortgage Loans shall be in accordance with all applicable Purchaser requirements.

        (j) Reconciliation. The Seller shall or shall cause the Originator to, on or before the Transfer Date, reconcile principal balances and make any monetary adjustments required by the Purchaser. Any such monetary adjustments will be transferred between the Seller, the Originator and the Purchaser as appropriate.

        (k) IRS Forms. The Seller shall or shall cause the Originator to file all IRS forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller or Originator shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller's or Originator's failure to comply with this paragraph.

        SECTION 9. Representations, Warranties and Covenants of the Seller; Remedies for Breach.

        Subsection 9.01  Representations and Warranties Regarding the
Seller.

        The Seller represents, warrants and covenants to the Purchaser that as of the date hereof and as of each Closing Date:

        (a) Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement and the Servicing Agreement; the Seller has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

        (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

        (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

        (d) Ability to Service. Originator has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Originator is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by HUD, the OTS, the OCC or the FDIC, if applicable, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in each jurisdiction wherein the Mortgaged Properties are located;

        (e) Reasonable Servicing Fee. The Originator acknowledges and agrees that the Servicing Fee, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Originator, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement and the Servicing Agreement;

        (f) Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

        (g) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

        (h) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the Department of Veterans Affairs is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

        (i) Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

        (j) Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, shall be delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

        (k) Mortgage Loan Characteristics. The characteristics of the related Mortgage Loan Package are as set forth on the description of the pool characteristics for the applicable Mortgage Loan Package delivered pursuant to
Section 11 on the related Closing Date in the form attached as Exhibit B to each related Assignment and Conveyance Agreement;

        (l) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transfer or Whole Loan Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

        (m) Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. In addition, the Seller has delivered information as to its loan gain and loss experience in respect of foreclosures and its loan delinquency experience for the immediately preceding three-year period, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

        (n) No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

        (o) Sale Treatment. The Seller intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

        (p) Owner of Record. The Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

        (q) Origination. The Originator's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Originator's Underwriting Guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

        (r) Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including, without limitation, the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); and

        (s) Credit Reporting. The Seller shall cause the Originator, as servicer, to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

        Subsection 9.02 Representations and Warranties Regarding Individual Mortgage Loans.

        The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

        (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

        (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its related Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

        (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest;

        (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

        (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

        (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

        (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

        (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

        (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or, except as described in Exhibit B to the related Assignment and Conveyance Agreement, a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. In the case of a Manufactured Home, (i) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee, (ii) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (iii) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code;

        (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien (with respect to a First Lien Loan) or a second lien (with respect to a second Lien Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                (1) with respect to a Second Lien Loan only, the lien of the first mortgage on the Mortgaged Property;

                (2) the lien of current real property taxes and assessments not yet due and payable;

                (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (A) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (B) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a First Lien
Loan) or second lien (with respect to a Second Lien Loan) and first priority (with respect to a First Lien Loan) or second priority (with respect to a Second Lien Loan) security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.;

        (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

        (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

        (m) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

        (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

        (o) LTV. No Mortgage Loan has an LTV greater than 100%;

        (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) of Paragraph (j) of this Subsection 9.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

        (q) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

        (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

        (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

        (t) Origination; Payment Terms. Either (a) the Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, or (b) the following requirements have been met with respect to the Mortgage Loan: the Seller meets the requirements set forth in clause (a), and (i) such Mortgage Loan was underwritten in accordance with standards established by the Seller, using application forms and related credit documents approved by the Seller, (ii) the Seller approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until the Seller agreed to fund such Mortgage Loan, (iii) the closing documents for such Mortgage Loan were prepared on forms approved by the Seller, and (iv) such Mortgage Loan was actually funded by the Seller and was purchased by the Seller at closing or soon thereafter. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, with respect to Adjustable Rate Mortgage loans, the Lifetime Rate Cap and the Periodic Cap, are as set forth on the related Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note;

        (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

        (v) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and neither the Seller nor the Originator has made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

        (w) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

        (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (j) above;

        (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

        (z) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors who invest in mortgage loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Seller generally;

        (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

        (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Originator's Underwriting Guidelines;

        (cc) Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

        (dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Seller's knowledge, such provision is enforceable;

        (ee) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

        (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

        (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first (with respect to a First Lien Loan) or a second (with respect to a Second Lien Loan) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

        (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings in the future;

        (ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller and the Originator with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller or the Originator and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller or the Originator executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

        (jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

        (kk) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

        (ll) No Violation of Environmental Laws. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

        (mm) Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act or any similar state statute;

        (nn) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by the Seller or the Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

        (oo) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Originator has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall cause the Originator to maintain such statement in the Mortgage File;

        (pp) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

        (qq) Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

        (rr) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

        (ss) Escrow Analysis. With respect to each Mortgage, the Seller or the Originator has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

        (tt) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices;

        (uu) No Default Under First Lien. With respect to each Second Lien Loan, the related First Lien Loan related thereto is in full force and effect, and there is no default, breach, violation or event which would permit acceleration existing under such first Mortgage or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration thereunder;

        (vv) Right to Cure First Lien. With respect to each Second Lien Loan, the related first lien Mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage;

        (ww) No Failure to Cure Default. The Seller has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

        (xx) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto;

        (yy) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

        (zz) Prepayment Penalty. Each Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note and set forth on the related Mortgage Loan Schedule. Such prepayment penalty is in an amount equal to the lesser of (a) the maximum amount permitted under applicable state law, and (b) if the Mortgaged Property is secured by residential real property located in a state other than Arizona, Maine, Massachusetts, New York, South Carolina or Wisconsin, six months interest on the related prepaid amount. No such prepayment penalty may be imposed for a term in excess of (y) with respect to Mortgage Loans originated prior to October 1, 2002, five (5) years from the date of origination and (z) with respect to Mortgage Loans originated on or after October 1, 2002, three (3) years from the date of origination;

        (aaa) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

        (bbb) Single-premium credit life insurance policy. In connection with the origination of the Mortgage Loan, no proceeds from such Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy;

        (ccc) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

        (ddd) Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated after March 7, 2003, which is a "high-cost home loan" as defined under the Georgia Fair Lending Act;

        (eee) Mortgaged Property Located in New York State. There is no Mortgage Loan secured by Mortgaged Property located in the State of New York (1) with an original principal balance of $300,000 or less, (2) has an application date on or after April 1, 2003 and (3) the terms of such loan equal or exceed either the APR or the points and fees threshold for "high-cost home loans," as defined in
Section 6-L of the New York State Banking Law; and

        (fff) Fair Credit Reporting Act. The Seller has, in its capacity as servicer for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

        Subsection 9.03  Remedies for Breach of Representations and Warranties.

        It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

        Within 60 days of the earlier of either discovery by or notice to the Seller of any such breach of a representation or warranty, which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in Paragraph (zz)(y), (zz)(z), (aaa), (bbb), (ccc), (ddd),
(eee) or (fff) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans affected by such breach shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (except as provided in the second sentence of this paragraph with respect to certain breaches for which no substitution is permitted) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller shall, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by either (a) if the Servicing Agreement has been entered into and is in effect, deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution or (b) if the Servicing Agreement has not been entered into or is no longer in effect, by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

        At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection
6.03 and the Custodial Agreement, with the Mortgage Note endorsed as required by Subsection 6.03 and the Custodial Agreement. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall cause the Originator to remit directly to the Purchaser, or its designee in accordance with the Purchaser's instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

        For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution.

        In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser and the Successor Servicer and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser and the Successor Servicer as provided in this Subsection 9.03 constitute the sole remedies of the Purchaser and the Successor Servicer respecting a breach of the foregoing representations and warranties.

        Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and 9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

        Subsection 9.04  [RESERVED].

        Subsection 9.05  Repurchase of Mortgage Loans With First Payment
Defaults.

        If the related Mortgagor is delinquent with respect to the Mortgage Loan's first Monthly Payment either (i) after origination of such Mortgage Loan, or (ii) after the related Closing Date, the Seller, at the Purchaser's option, shall repurchase such Mortgage Loan from the Purchaser at a price equal to the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein) multiplied by the then outstanding principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon from the date to which interest was last paid through the day prior to the repurchase date at the applicable Mortgage Interest Rate, plus any outstanding advances owed to any servicer in connection with such Mortgage Loan. A Mortgage Loan's first Monthly Payment after the related Closing Date shall be considered "delinquent" if such Monthly Payment has not been received by the Purchaser by the fifteenth (15th) day of the month following the month in which the Monthly Payment was due. The Purchaser shall have ninety (90) days following any such delinquency to notify the Seller of any repurchase request and the Seller shall repurchase such delinquent Mortgage Loan within thirty (30) days of the date of such request.

        Subsection 9.06  Repurchase of Certain Mortgage Loans That Prepay in
Full.

        With respect to Mortgage Loans without prepayment penalties, in the event that any such Mortgage Loan prepays in full either (i) on or before a Securitization Transfer or (ii) during the first six months following the related Closing Date, the Seller shall pay the Purchaser, within three (3) Business Days of such prepayment in full, the difference between the Purchase Price for such Mortgage Loan and the outstanding principal balance of such Mortgage Loan as of the related Cut-off Date.

        SECTION 10.  Closing.

        The closing for the purchase and sale of each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, each Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

        The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

        (i) at least two Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser a magnetic diskette, or transmit by modem, a listing on a loan-level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on such Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

        (ii) all of the representations and warranties of the Seller under this Agreement and of the Originator under the Servicing Agreement (with respect to each Mortgage Loan, as specified therein) shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Servicing Agreement;

        (iii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

        (iv) the Seller shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

        (v) all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

        Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

        SECTION 11.  Closing Documents.

        The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

        1. this Agreement (to be executed and delivered only for the initial Closing Date);

        2. the related Mortgage Loan Schedule (one copy to be attached to the Custodian's counterpart of the Custodial Agreement in connection with the initial Closing Date, and one copy to be attached to the related Assignment and Conveyance as the Mortgage Loan Schedule thereto);

        3. a Custodian's Certification, as required under the Custodial Agreement, in the form of Exhibit 2 to the Custodial Agreement;

        4.  with respect to the initial Closing Date, an Officer's
                Certificate, in the form of Exhibit C hereto with respect to each of the Seller and the Originator, including all attachments thereto; with respect to subsequent Closing Dates, an Officer's Certificate upon request of the Purchaser;

        5. with respect to the initial Closing Date, an Opinion of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit D hereto ("Opinion of Counsel of the Seller"); with respect to subsequent Closing Dates, an Opinion of Counsel of the Seller upon request of the Purchaser;

        6. with respect to the initial Closing Date, an Opinion of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement;

        7. a Security Release Certification, in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

        8. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable;

        9. with respect to the initial Closing Date, the Underwriting Guidelines to be attached hereto as Exhibit G; and

        10. Assignment and Conveyance Agreement in the form of Exhibit H hereto, and all exhibits thereto.

        The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

        SECTION 12.  Costs.

        The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys and custodial fees. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans and the Servicing Rights including recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage, and the Seller's attorney's fees, shall be paid by the Seller.

        SECTION 13.  Cooperation of Seller with a Reconstitution.

        The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after each Closing Date, on one or more dates (each, a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

        (i) Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each, a "Fannie Mae Transfer"); or

        (ii)    Freddie Mac (the "Freddie Mac Transfer"); or

        (iii) one or more third party purchasers in one or more Whole Loan Transfers; or

        (iv) one or more trusts or other entities to be formed as part of one or more Securitization Transfers.

        The Seller agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller's warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Seller, and in connection with a Securitization Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the Seller (collectively the agreements referred to herein are designated, the "Reconstitution Agreements").

        With respect to each Whole Loan Transfer and each Securitization Transfer entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; and (3) to restate the representations and warranties set forth in this Agreement and the Servicing Agreement as of the settlement or closing date in connection with such Reconstitution that occurs on or prior to the date which is six (6) months following the related Closing Date and in connection with any Reconstitution on or after the date which is six (6) months following the related Closing Date, to restate the representations and warranties set forth in this Agreement as of the Closing Date (each, a "Reconstitution Date") or make the representations and warranties set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, in connection with such Reconstitution. The Seller shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such
Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller or the Originator as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in any indemnity agreement required by the Purchaser or any such participant. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser and each Person who controls the Purchaser or such Affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller or the Originator regarding the Seller, the Originator, the Seller's and Originator's servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

        In the event the Purchaser has elected to have the Seller or the Originator hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller or the Originator, as applicable, acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute or shall cause the Originator to execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute or shall cause the Originator to execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

        All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and, if the Servicing Agreement shall remain in effect with respect to the related Mortgage Loan Package, shall continue to be serviced in accordance with the terms of this Agreement and the Servicing Agreement and with respect thereto this Agreement shall remain in full force and effect.

        SECTION 14.  The Seller.

        Subsection 14.01 Additional Indemnification by the Seller; Third Party Claims.

        The Seller shall indemnify the Purchaser and the Successor Servicer and hold such parties harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way related to the failure of the Seller to perform its duties and the Originator to service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to
Section 13. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller's indemnification pursuant to Section 9, or is in any way related to the failure of the Originator or the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

        Subsection 14.02  Merger or Consolidation of the Seller.

        The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

        Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

        SECTION 15.  Financial Statements.

        The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

        The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

        SECTION 16.  Mandatory Delivery; Grant of Security Interest.

        The sale and delivery on the related Closing Date of the Mortgage Loans described on the related Mortgage Loan Schedule is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the related Purchase Price and Terms Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser's (a) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (b) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

        SECTION 17.  Notices.

        All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

                (i)     if to the Seller:

                        NC Capital Corporation
                        18400 Van Karman, Suite 1000
                        Irvine, California 92612
                        Attention:  Mr. Kevin Cloyd

                (ii)    if to the Purchaser:

                        Morgan Stanley Mortgage Capital Inc.
                        1633 Broadway
                        New York, New York 10019
                        Attention:  Whole Loan Operations Manager

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

        SECTION 18.  Severability Clause.

        Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

        SECTION 19.  Counterparts.

        This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

        SECTION 20.  Governing Law.

        This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

        SECTION 21.  Intention of the Parties.

        It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

        SECTION 22.  Successors and Assigns; Assignment of Purchase Agreement.

        This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser. This Agreement may be assigned, pledged or hypothecated by the Purchaser without the consent of the Seller. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto.

        SECTION 23.  Waivers.

        No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

        SECTION 24.  Exhibits.

        The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

        SECTION 25.  General Interpretive Principles.

        For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

        (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

        (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

        (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

        (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

        (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

        (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

        SECTION 26.  Reproduction of Documents.

        This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        SECTION 27.  Further Agreements.

        The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

        SECTION 28.  Recordation of Assignments of Mortgage.

        To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

        SECTION 29.  No Solicitation.

        From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without (i) the prior written consent of the Purchaser; or (ii) written notice from the related borrower or obligor under a Mortgage Loan of such party's intention to refinance such Mortgage Loan. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 29.

        SECTION 30.  Waiver of Trial by Jury.

        THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        SECTION 31.  Submission To Jurisdiction; Waivers.

        The Seller hereby irrevocably and unconditionally:

        (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

        (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

        (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

        (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                     [Signatures Commence on Following Page]

        IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                   MORGAN STANLEY MORTGAGE CAPITAL INC.
                                           (Purchaser)

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   NC CAPITAL CORPORATION
                                           (Seller)

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                                                       Exhibit A

                                    EXHIBIT A
                         CONTENTS OF EACH MORTGAGE FILE
                         ------------------------------

        With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to
Section 6 of the Second Amended and Restated Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the "Agreement"):

        (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

        (b) the original of any guarantee executed in connection with the Mortgage Note;

        (c) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

        (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

        (e) the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]";

        (f) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Originator to the Last Endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officers Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

        (g) the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

        (h) the original or, if unavailable, a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

        (i) if any of the above documents has been executed by a person holding a power of attorney, an original or photocopy of such power certified by the Seller to be a true and correct copy of the original.

        In the event an Officer's Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office,
(iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. An extension of the date specified in clause (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                                                       Exhibit B

                                    EXHIBIT B

                                   [RESERVED]

                                                                       Exhibit C

                                    EXHIBIT C

                         SELLER'S OFFICER'S CERTIFICATE

        I, ____________________, hereby certify that I am the duly elected [Vice] President of ________________ [COMPANY], a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the "Company") and further as follows:

               1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ___________.

               2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ___________.

               3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

               4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver the Second Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of _______ __, 200_, by and between Morgan Stanley Mortgage Capital Inc. (the "Purchaser") and the Company (the "Purchase Agreement"), [and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original [or facsimile] signature], and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since
        ____________.

               5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement,, [the sale of the mortgage loans] or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

               6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company or, to the best of my knowledge, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

               7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase Agreement, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement.

               8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Purchase Agreement, and (b) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

               9. The Company is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement.

        IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:____________________          By:___________________________
                                    Name:_________________________
[Seal]                              Title: [Vice] President

        I, ________________________, an [Assistant] Secretary of
______________[COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

        IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:____________________          By:___________________________
                                    Name:_________________________
                                    Title:  [Assistant] Secretary

                                  EXHIBIT 5 to
                         Company's Officer's Certificate


          NAME                       TITLE                      SIGNATURE
          ----                       -----                      ---------

_________________________    _______________________    ________________________

_________________________    _______________________    ________________________

_________________________    _______________________    ________________________

_________________________    _______________________    ________________________

_________________________    _______________________    ________________________

_________________________    _______________________    ________________________

_________________________    _______________________    ________________________

_________________________    _______________________    ________________________

                                                                       Exhibit D

                                    EXHIBIT D

             FORM OF OPINION OF COUNSEL TO THE SELLER AND ORIGINATOR
             -------------------------------------------------------

                                     (date)

Morgan Stanley Mortgage Capital Inc.
1221 Avenue of the Americas, 27th Floor
New York, New York 10020

Dear Sirs:

        You have requested [our] [my] opinion, as [Assistant] General Counsel to ___________________ (the "Company"), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Mortgage Loan Purchase and Warranties Agreement by and between the Company and Morgan Stanley Mortgage Capital Inc. (the "Purchaser"), dated as of _________ __, 200_ (the "Agreement") which sale is in the form of whole loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement and the Servicing Agreement.

        [We] [I] have examined the following documents:

        1.      the Agreement;

        2.      the form of Assignment of Mortgage;

        3.      the form of endorsement of the Mortgage Notes; and

        4. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

        To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company and the Originator contained in the Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

        Based upon the foregoing, it is [our] [my] opinion that:

        1. The Company and the Originator are [type of entity] duly organized, validly existing and in good standing under the laws of the [United States] and are qualified to transact business in, and is in good standing under, the laws of [the state of incorporation].

        2. Each of the Company and the Originator has the power to engage in the transactions contemplated by the Agreement and all requisite power, authority and legal right to execute and deliver the Agreement and to perform and observe the terms and conditions of the Agreement.

        3. The Agreement has been duly authorized, executed and delivered by the Company and the Originator, as applicable, and is a legal, valid and binding agreement enforceable in accordance with its terms against the Company and the Originator, as applicable, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

        4. Each of the Company and the Originator has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreement.

        [5. The Company has been duly authorized to allow any of its officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company].

        6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company or the Originator of or compliance by the Company or the Originator with the Agreement and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Agreement or (ii) any required consent, approval, authorization or order has been obtained by the Company or the Originator.

        7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company or the Originator, as applicable, or, to the best of my knowledge, the material terms of any indenture or other agreement or instrument to which the Company or the Originator is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company or the Originator is subject or by which it is bound.

        8. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company or the Originator which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or the Originator or in any material impairment of the right or ability of the Company or the Originator to carry on its business substantially as now conducted or in any material liability on the part of the Company or the Originator or which would draw into question the validity of the Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company or the Originator to perform under the terms of the Agreement.

        9. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreement, is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

        10. The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Custodial Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

        Except as otherwise set forth in the Agreement, I assume no obligation to revise this opinion or alter its conclusions to update or support this letter to reflect any facts or circumstances that may hereafter develop.

        This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of the date of this opinion.

                                            Very truly yours,

                                            _____________________________
                                                   [Name]
                                                   [Assistant] General Counsel

                                                                       Exhibit E

                                    EXHIBIT E

                     FORM OF SECURITY RELEASE CERTIFICATION



                                                      ___________________, 200__

[Federal Home Loan Bank of
______ (the "Association")]
________________________
________________________
________________________

Attention:    ___________________________
              ___________________________

      Re:     Notice of Sale and Release of Collateral

Dear Sirs:

        This letter serves as notice that ________________________ [COMPANY] a [type of entity], organized pursuant to the laws of [the State of incorporation] (the "Company") has committed to sell to Morgan Stanley Mortgage Capital Inc. under the Second Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of ______ __, 200_, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Morgan Stanley Mortgage Capital Inc. are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

        The Company acknowledges that the mortgage loans to be sold to Morgan Stanley Mortgage Capital Inc. shall not be used as additional or substitute collateral for advances made by the Association. Morgan Stanley Mortgage Capital Inc. understands that the balance of the Company's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

        Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Morgan Stanley Mortgage Capital Inc.

                                        Very truly yours,

                                        ____________________________


                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________
                                        Date:________________________

Acknowledged and approved:

[FEDERAL HOME LOAN BANK OF]

__________________________

By:______________________________
Name:____________________________
Title:___________________________
Date:____________________________

                                                                       Exhibit F


                                    EXHIBIT F

                     FORM OF SECURITY RELEASE CERTIFICATION
                     --------------------------------------

                         I. Release of Security Interest
                            ----------------------------

        The financial institution named below hereby relinquishes any and all right, title, interest, lien or claim of any kind it may have in all mortgage loans described on the attached Schedule A (the "Mortgage Loans"), to be purchased by Morgan Stanley Mortgage Capital Inc. from the company named on the next page (the "Company") pursuant to that certain Second Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of ______ __, 200_, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company or its designees, as of the date and time of the sale of such Mortgage Loans to Morgan Stanley Mortgage Capital Inc. Such release shall be effective automatically without any further action by any party upon payment in one or more installments, in immediately available funds, of $_____________, in accordance with the wire instructions set forth below.

Name and Address and Wire Instructions of Financial Institution



        ________________________________
                    (Name)

        ________________________________
                   (Address)

        By:_____________________________

                          II. Certification of Release
                              ------------------------

        The Company named below hereby certifies to Morgan Stanley Mortgage Capital Inc. that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Morgan Stanley Mortgage Capital Inc. the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                        ____________________________


                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________
                                        Date:________________________

                                                                       Exhibit G

                                    EXHIBIT G

                             UNDERWRITING GUIDELINES
                             -----------------------

                                                                       Exhibit H

                                    EXHIBIT H

                   FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT
                   -------------------------------------------

        On this ___ day of __________, ____, ___________________ NC Capital
Corporation ("Seller"), as the Seller under (i) that certain Purchase Price and Terms Agreement, dated as of ___________, _____ (the "PPTA"), and (ii) that certain Second Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of ________, ____ (the "Purchase Agreement"), does hereby sell, transfer, assign, set over and convey to Morgan Stanley Mortgage Capital Inc. ("Purchaser") as the Purchaser under the Agreements (as defined below), without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans"), together with the Servicing Rights, and the Mortgage Files and all rights and obligations arising under the documents contained therein. Each Mortgage Loan subject to the Agreements was underwritten in accordance with, and conforms to, the Underwriting Guidelines attached hereto as Exhibit C. Pursuant to Section 6 of the Purchase Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Purchase Agreement. The contents of each Servicing File required to be retained by ______________________ ("Servicer"), as Originator/Servicer under that certain Servicing Agreement, dated as of ________, ____ (the "Servicing Agreement") to service the Mortgage Loans pursuant to the Servicing Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer's possession of any portion of the Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Servicing Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, the Servicing Rights and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller or the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only. The PPTA, the Purchase Agreement and the Servicing Agreement shall collectively be referred to as the "Agreements" herein.

        The Mortgage Loan Package characteristics of the Mortgage Loans subject hereto are set forth on Exhibit B hereto.

        In accordance with Section 6 of the Purchase Agreement, the Purchaser accepts the Mortgage Loans listed on Exhibit A attached hereto. Notwithstanding the foregoing the Purchaser does not waive any rights or remedies it may have under the Agreements.

        Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                   [SELLER]


                                   By:__________________________________________

                                   Name:________________________________________

                                   Title:_______________________________________

                                   [SERVICER]


                                   By:__________________________________________

                                   Name:________________________________________

                                   Title:_______________________________________

Accepted and Agreed:


MORGAN STANLEY MORTGAGE CAPITAL INC.

By:_______________________________

    Name:_________________________

    Title:________________________

                                    EXHIBIT A
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

                               THE MORTGAGE LOANS
                               ------------------

                                    EXHIBIT B
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

             REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL
             -------------------------------------------------------
                 CHARACTERISTICS OF EACH MORTGAGE LOAN PACKAGE
                 ---------------------------------------------

        Pool Characteristics of the Mortgage Loan Package as delivered on the related Closing Date:

        No Mortgage Loan has: (1) an outstanding principal balance less than $_________; (2) an origination date earlier than __ months prior to the related Cut-off Date; (3) a CLTV of greater than _____%; (4) a FICO Score of less than ___; or (5) a debt-to-income ratio of more than __%. Each Mortgage Loan has a Mortgage Interest Rate of at least ___% per annum and an outstanding principal balance less than $_________. Each Adjustable Rate Mortgage Loan has an Index of [_______].

                                    EXHIBIT C
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

                             UNDERWRITING GUIDELINES

                                                                  EXECUTION COPY
                                                                  --------------

                                 AMENDMENT NO. 1

      AMENDMENT NO. 1, dated as of October 22, 2003 ("Amendment"), to the Second Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2003 (the "Purchase Agreement"), each between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation ("Morgan Stanley"), and NC CAPITAL CORPORATION, a California corporation ("NCCC").

                                    RECITALS

      WHEREAS, the parties hereto have entered into the Purchase Agreement;

      WHEREAS, the parties hereto desire to modify the Purchase Agreement as set forth in this Amendment;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Defined Terms. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

      2. Amendments.

      (a) Section 1 is hereby amended by deleting the definition of the term "High Cost Loan" in its entirety and replacing it with the following:

      "A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees)."

      (b) Subsection 9.02(eee) is hereby amended by deleting such subsection in its entirety.

      (c) Subsection 9.02(fff) is hereby amended by renumbering such subsection as 9.02(eee).

      (d) Subsection 9.03 is hereby amended by deleting the reference to (fff) in the second sentence of the second paragraph in its entirety.

      3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Purchase Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

      4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.



                                       MORGAN STANLEY MORTGAGE CAPITAL INC.

                                       By:____________________________________
                                          Name:
                                          Title:



                                       NC CAPITAL CORPORATION

                                       By:____________________________________
                                          Name:
                                          Title:

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 2

      AMENDMENT NO. 2, dated as of December 30, 2003 ("Amendment"), to the Second Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2003, as amended by Amendment No. 1, dated as of October 22, 2003 (the "Purchase Agreement"), each between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation ("Morgan Stanley"), and NC CAPITAL CORPORATION, a California corporation ("NCCC").

                                    RECITALS

      WHEREAS, the parties hereto have entered into the Purchase Agreement;

      WHEREAS, the parties hereto desire to modify the Purchase Agreement as set forth in this Amendment;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Defined Terms. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

      2. Amendments.

      (i) Section 1 is hereby amended by deleting the definition of the term "Mortgage Loan Schedule" in its entirety and replacing it with the following:

      "The schedule of Mortgage Loans setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package:
      (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgagor is self-employed; (5) a code indicating whether the Mortgaged Property is owner-occupied; (6) the number and type of residential units constituting the Mortgaged Property; (7) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (8) with respect to each First Lien Loan, the Loan-to-Value Ratio at origination, and with respect to each Second Lien Loan, the CLTV at origination; (9) the Mortgage Interest Rate as of the related Cut-off Date; (10) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (11) the stated maturity date; (12) the first payment date; (13) the amount of the Monthly Payment as of the related Cut-off Date; (14) the last payment date on which a payment was actually applied to the outstanding principal balance; (15) the original principal amount of the Mortgage Loan; (16) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (17) with respect to each Second Lien Loan and First Lien Loan with a second lien behind it, the combined principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (18) a code indicating whether there is a simultaneous second; (19) delinquency status as of the related Cut-off Date; (20) with respect to each Adjustable Rate Mortgage Loan, the Interest Rate Adjustment Date; (21) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (22) with respect to each Adjustable Rate Mortgage Loan , the Lifetime Rate Cap under the terms of the Mortgage Note; (23) with respect to each Adjustable Rate Mortgage Loan, a code indicating the type of Index; (24) the type of Mortgage Loan (i.e., Fixed Rate or Adjustable Rate Mortgage Loan, First or Second Lien Loan); (25) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (26) a code indicating the documentation style (i.e., full, alternative or reduced); (27) the loan credit classification (as described in the Underwriting Guidelines); (28) whether such Mortgage Loan provides for a prepayment penalty and, if applicable, the prepayment penalty period; (29) the Mortgage Interest Rate as of origination; (30) the credit risk score (FICO score); (31) the date of origination; (32) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate adjustment period; (33) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate adjustment percentage; (34) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate floor; (35) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate Cap as of the first Interest Rate Adjustment Date; (36) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap subsequent to the first Interest Rate Adjustment Date; (37) a code indicating whether the Mortgage Loan is a High Cost Loan; (38) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; (39) the Due Date for the first Monthly Payment;
      (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio; (42) sales price; (43) Appraised Value; (44) appraisal type; and (45) appraisal date. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; (4) the weighted average maturity of the Mortgage Loans; (5) the applicable Cut-off Date; and (6) the applicable Closing Date."

      (ii) Subsection 9.01(s) is hereby amended by adding the following sentence to the end of such clause:

      "Additionally, the Seller shall cause the Originator, as servicer, to transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Seller shall cause the Originator, as servicer, to report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off."

      (iii) Subsection 9.02(g) is hereby amended by deleting the representation in its entirety and replacing it with the following:

      "Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;"

      (iv) Subsection 9.02(k) is hereby amended by adding the following language immediately following the word "terms" and prior to the "." at the end of the first sentence:

      "(including, without limitation, any provisions therein relating to prepayment penalties)"

      (v) Subsection 9.02(ddd) is hereby amended by deleting the "and" from the end of such subsection.

      (vi) Subsection 9.02 is hereby amended by adding each of the following representations to the end of such Subsection following Subsection (eee):

      "(fff) Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the Fannie Mae Guides;

      (ggg) No Mortgagor was encouraged or required to select a mortgage loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the related Mortgagor's application to such affiliate for underwriting consideration;

      (hhh) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the related Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the related Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

      (iii) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the related Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the related Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the related Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Seller, as servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the related Mortgagor's default in making the Mortgage Loan payments;

      (jjj) No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

      (kkk) All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such Mortgage Loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides; and

      (lll) All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation."

      (vii) Subsection 9.03 is hereby amended by adding references to clauses
(fff), (ggg), (hhh), (iii), (jjj), (kkk) and (lll) following the reference to clause (eee) in the second sentence of the second paragraph.

      3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Purchase Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

      4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.



                                       MORGAN STANLEY MORTGAGE CAPITAL INC.

                                       By:____________________________________
                                          Name:
                                          Title:



                                       NC CAPITAL CORPORATION

                                       By:____________________________________
                                          Name:
                                          Title:

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 3

      AMENDMENT NO. 3, dated as of January 29, 2004 ("Amendment"), to the Second Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2003, as amended by Amendment No. 1, dated as of October 22, 2003, and Amendment No. 2, dated as of December 30, 2003 (the "Purchase Agreement"), each between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation ("Morgan Stanley"), and NC CAPITAL CORPORATION, a California corporation ("NCCC").

                                    RECITALS

      WHEREAS, the parties hereto have entered into the Purchase Agreement;

      WHEREAS, the parties hereto desire to modify the Purchase Agreement as set forth in this Amendment;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Defined Terms. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

      2. Amendments.

      Section 1 is hereby amended by adding the following language to the end of the definition of the term "High Cost Loan":

      "For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation."

      3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Purchase Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

      4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.



                                       MORGAN STANLEY MORTGAGE CAPITAL INC.


                                       By:____________________________________
                                          Name:
                                          Title:




                                       NC CAPITAL CORPORATION


                                       By:____________________________________
                                          Name:
                                          Title:

                                                                  EXECUTION COPY
                                                                  --------------

                                 AMENDMENT NO. 4

      AMENDMENT NO. 4, dated as of March 30, 2004 ("Amendment"), to the Second Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2003, as amended by Amendment No. 1, dated as of October 22, 2003, Amendment No. 2, dated as of December 30, 2003, and Amendment No. 3, dated as of January 29, 2004 (the "Purchase Agreement"), each between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation ("Morgan Stanley"), and NC CAPITAL CORPORATION, a California corporation ("NCCC").

                                    RECITALS

      WHEREAS, the parties hereto have entered into the Purchase Agreement;

      WHEREAS, the parties hereto desire to modify the Purchase Agreement as set forth in this Amendment;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Defined Terms. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

      2. Amendments.

      (i) Subsection 9.02(kkk) is hereby amended by deleting the "and" from the end of such subsection.

      (ii) Subsection 9.02 is hereby amended by adding the following representation to the end of such Subsection following Subsection (lll):

      "(mmm) No Arbitration. No Mortgage Loan originated on or after July 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction."

      (iii) Subsection 9.03 is hereby amended by adding references to clause
(mmm), following the reference to clause (lll) in the second sentence of the second paragraph.

      3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Purchase Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

      4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.



                                       MORGAN STANLEY MORTGAGE CAPITAL INC.

                                       By:____________________________________
                                          Name:
                                          Title:



                                       NC CAPITAL CORPORATION

                                       By:____________________________________
                                          Name:
                                          Title:

                                                                  EXECUTION COPY
                                                                  --------------

                                 AMENDMENT NO. 5

      AMENDMENT NO. 5, dated as of June 28, 2004 ("Amendment"), to the Second Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2003, as amended by Amendment No. 1, dated as of October 22, 2003, Amendment No. 2, dated as of December 30, 2003, Amendment No. 3, dated as of January 29, 2004, and Amendment No. 4, dated as of March 30, 2004 (the "Purchase Agreement"), each between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation ("Morgan Stanley"), and NC CAPITAL CORPORATION, a California corporation ("NCCC").

                                    RECITALS

      WHEREAS, the parties hereto have entered into the Purchase Agreement;

      WHEREAS, the parties hereto desire to modify the Purchase Agreement as set forth in this Amendment;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Defined Terms. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

      2. Amendments.

      (i) Section 1 is hereby amended by:

           (a) inserting the following defined terms in alphabetical order therein:

      "Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary."

      "Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary."

      "Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.."

           (b) adding the following language to the end of the definition of "High Cost Loan" following the words "and/or fees)" and prior to the ".":

      "or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary"

           (c) deleting the "and" prior to the "(35)" in the definition of "Mortgage Loan Schedule" and adding the following language immediately following the reference to "debt-to-income ratio" and prior to the "." in clause (35) of such definition:

      "and (36) a code indicating whether the Mortgage Loan is a Home Loan"

      (ii) Subsection 9.02 is hereby amended by:

           (a) adding the following language to the end of the first sentence of clause (aaa) following the word "Loan" and prior to the ".":

            "or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act"

           (b) deleting clause (ddd) and replacing it with "[Reserved];"

      (iii) Subsection 9.03 is hereby amended by deleting the reference to "(ddd)," in the second sentence of the second paragraph.

      3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Purchase Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

      4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                       MORGAN STANLEY MORTGAGE CAPITAL INC.

                                       By:____________________________________
                                          Name:
                                          Title:



                                       NC CAPITAL CORPORATION

                                       By:____________________________________
                                          Name:
                                          Title:

                                                                  EXECUTION COPY
                                                                  --------------

                                 AMENDMENT NO. 6

      AMENDMENT NO. 6, dated as of January 28, 2005 ("Amendment"), to the Second Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2003, as amended by Amendment No. 1, dated as of October 22, 2003, Amendment No. 2, dated as of December 30, 2003, Amendment No. 3, dated as of January 29, 2004, Amendment No. 4, dated as of March 30, 2004 and Amendment No. 5, dated as of June 28, 2004 (the "Purchase Agreement"), each between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation ("Morgan Stanley"), and NC CAPITAL CORPORATION, a California corporation ("NCCC").

                                    RECITALS

      WHEREAS, the parties hereto have entered into the Purchase Agreement;

      WHEREAS, the parties hereto desire to modify the Purchase Agreement as set forth in this Amendment;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Defined Terms. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

      2. Amendments.

            a. Section 9.02(dd) is hereby amended by deleting the following langauge:

                  "to the best of the Seller's knowledge,"

      3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Purchase Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

      4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                       MORGAN STANLEY MORTGAGE CAPITAL INC.

                                       By:____________________________________
                                          Name:
                                          Title:



                                       NC CAPITAL CORPORATION

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT Q

                             WMC PURCHASE AGREEMENT

                                                                EXECUTION COPY

==============================================================================


                 MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT


                            -------------------------

                      MORGAN STANLEY MORTGAGE CAPITAL INC.,

                                    Purchaser

                               WMC MORTGAGE CORP.,

                                     Seller


                            -------------------------

                            Dated as of April 1, 2004

                                  Conventional,
              Fixed and Adjustable Rate, Residential Mortgage Loans

==============================================================================

                              TABLE OF CONTENTS

                                                                          Page

SECTION 1.     DEFINITIONS...................................................

SECTION 2.     AGREEMENT TO PURCHASE.........................................

SECTION 3.     MORTGAGE SCHEDULES............................................

SECTION 4.     PURCHASE PRICE................................................

SECTION 5.     EXAMINATION OF MORTGAGE FILES.................................

SECTION 6.     CONVEYANCE FROM SELLER TO PURCHASER...........................

SECTION 7.     SERVICING OF THE MORTGAGE LOANS...............................

SECTION 8.     TRANSFER OF SERVICING.........................................

SECTION 9.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
               SELLER; REMEDIES FOR BREACH...................................

SECTION 10.    CLOSING.......................................................

SECTION 11.    CLOSING DOCUMENTS.............................................

SECTION 12.    COSTS.........................................................

SECTION 13.    COOPERATION OF SELLER WITH A RECONSTITUTION...................

SECTION 14.    THE SELLER....................................................

SECTION 15.    FINANCIAL STATEMENTS..........................................

SECTION 16.    MANDATORY DELIVERY; GRANT OF SECURITY INTEREST................

SECTION 17.    NOTICES.......................................................

SECTION 18.    SEVERABILITY CLAUSE...........................................

SECTION 19.    COUNTERPARTS..................................................

SECTION 20.    GOVERNING LAW.................................................

SECTION 21.    INTENTION OF THE PARTIES......................................

SECTION 22.    SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE
               AGREEMENT.....................................................

SECTION 23.    WAIVERS.......................................................

SECTION 24.    EXHIBITS......................................................

SECTION 25.    GENERAL INTERPRETIVE PRINCIPLES...............................

SECTION 26.    REPRODUCTION OF DOCUMENTS.....................................

SECTION 27.    FURTHER AGREEMENTS............................................

SECTION 28.    RECORDATION OF ASSIGNMENTS OF MORTGAGE........................

SECTION 29.    NO SOLICITATION...............................................

SECTION 30.    WAIVER OF TRIAL BY JURY.......................................

SECTION 31.    GOVERNING LAW JURISDICTION; CONSENT TO SERVICE OF
               PROCESS.......................................................


                                   EXHIBITS

EXHIBIT A   CONTENTS OF EACH MORTGAGE FILE

EXHIBIT B   INDEMNIFICATION AND CONTRIBUTION AGREEMENT

EXHIBIT C   FORM OF SELLER'S OFFICER'S CERTIFICATE

EXHIBIT D   FORM OF OPINION OF COUNSEL TO THE SELLER

EXHIBIT E   FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT F   FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT G   FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

EXHIBIT H   UNDERWRITING GUIDELINES

EXHIBIT I   FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

                 MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT
                 -----------------------------------------------

            This MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the "Agreement"), dated as of April 1, 2004, by and between Morgan Stanley Mortgage Capital Inc., a New York corporation, having an office at 1221 Avenue of the Americas, 27th Floor, New York, New York 10020 (the "Purchaser"), and WMC Mortgage Corp., a California corporation, having an office at 6320 Canoga Avenue, Woodland Hills, California 91367 (the "Seller").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain first and second lien, adjustable-rate and fixed-rate residential mortgage loans (the "Mortgage Loans") on a servicing released basis as described herein, and which shall be delivered in pools of whole loans (each, a "Mortgage Loan Package") on various dates as provided herein (each, a "Closing Date");

            WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a Residential Dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package;

            WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing by the Interim Servicer and control of the Mortgage Loans; and

            WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

            SECTION 1.  Definitions.

            For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

            Act: The National Housing Act, as amended from time to time.

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

            Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

            Agreement: This Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

            ALTA: The American Land Title Association or any successor thereto.

            Appraised Value: (i) With respect to any First Lien Loan, the value of the related Mortgaged Property based upon the appraisal made, if any, for the originator at the time of origination of the Mortgage Loan or the sales price of the Mortgaged Property at such time of origination, whichever is less; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made, if any, at the time of origination of such refinanced Mortgage Loan, and (ii) with respect to any Second Lien Loan, the value, determined pursuant to the Seller's Underwriting Guidelines, of the related Mortgaged Property as of the origination of the Second Lien Loan.

            Assignment and Conveyance Agreement: As defined in Subsection 6.01.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Balloon Mortgage Loan: Any Mortgage Loan which by its original terms or any modifications thereof provides for amortization beyond its scheduled maturity date.

            Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions, in the State of New York or the State in which the Interim Servicer's servicing operations are located or
(iii) the state in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

            Closing Date: The date or dates on which the Purchaser from time to time shall purchase, and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            CLTV: As of any date and as to any Second Lien Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Loan and (ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value.

            Code: Internal Revenue Code of 1986, as amended.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Custodial Account: The separate trust account created and maintained pursuant to Subsection 2.04 of the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

            Custodial Agreement: The agreement(s) governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents. If more than one Custodial Agreement is in effect at any given time, all of the individual Custodial Agreements shall collectively be referred to as the "Custodial Agreement."

            Custodian: Deutsche Bank Trust Company Americas, a New York banking corporation, and its successors in interest or any successor to the Custodian under the Custodial Agreement as therein provided.

            Cut-off Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

            Delinquency Collection Policies and Procedures: The delinquency collection policies and procedures of the Interim Servicer, a copy of which is attached to the Interim Servicing Agreement as Exhibit 11.

            Determination Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Escrow Account: The separate account created and maintained pursuant to Subsection 2.06 of the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

            Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

            Fannie Mae Transfer:  As defined in Section 13.

            FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

            First Lien Loan: A Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

            Fitch: Fitch, Inc., or its successor in interest.

            Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Freddie Mac Transfer: As defined in Section 13.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees). For avoidance of doubt, the parties agree that this definition shall apply to any law currently in effect regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

            HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to Mortgage Insurance issued by the FHA. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

            Index: The index indicated in the related Mortgage Note for each Adjustable Rate Mortgage Loan for the purpose of calculating the Mortgage Interest Rate thereon.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property and received on or after the applicable Cut-off Date.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

            Interim Servicer: The servicer under the Interim Servicing Agreement, or its successor in interest or assigns, or any successor to the Interim Servicer under the Interim Servicing Agreement, as therein provided.

            Interim Servicing Agreement: The agreement to be entered into by the Purchaser and the Interim Servicer, providing for the Interim Servicer to service the Mortgage Loans as specified by the Interim Servicing Agreement.

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

            Liquidation Proceeds: Cash (other than Insurance Proceeds or Condemnation Proceeds) received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

            Manufactured Home: A single family residential unit that is constructed in a factory in sections in accordance with the Federal Manufactured Home Construction and Safety Standards adopted on July 15, 1976, by the Department of Housing and Urban Development ("HUD Code"), as amended in 2000, which preempts state and local building codes. Each unit is identified by the presence of a HUD Plate/Compliance Certificate label. The sections are then transported to the site and joined together and affixed to a pre-built permanent foundation (which satisfies the manufacturer's requirements and all state, county, and local building codes and regulations). The manufactured home is built on a non-removable, permanent frame chassis that supports the complete unit of walls, floors, and roof. The underneath part of the home may have running gear (wheels, axles, and brakes) that enable it to be transported to the permanent site. The wheels and hitch are removed prior to anchoring the unit to the permanent foundation. The manufactured home must be classified as real estate and taxed accordingly. The permanent foundation may be on land owned by the mortgager or may be on leased land.

            MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and its successors in interest.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual, (b) the Seller has designated or will designate the Purchaser as the Investor on the MERS(R) System, and (c) the Seller has designated or will designate the Custodian as the Custodian on the MERS(R) System.

            MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., and any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Loan, or a second lien, in the case of a Second Lien Loan, on the Mortgaged Property.

            Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Interest Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the applicable Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

            Mortgage Loan Documents: The documents required to be delivered to the Custodian pursuant to Subsection 6.03 hereof with respect to any Mortgage Loan.

            Mortgage Loan Package: Each pool of Mortgage Loans, which shall be purchased by the Purchaser from the Seller from time to time on each Closing Date.

            Mortgage Loan Schedule: The schedule of Mortgage Loans setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgagor is self-employed; (5) a code indicating whether the Mortgaged Property is owner-occupied; (6) the number and type of residential units constituting the Mortgaged Property; (7) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (8) with respect to each First Lien Loan, the Loan-to-Value Ratio at origination, and with respect to each Second Lien Loan, the CLTV at origination; (9) the Mortgage Interest Rate as of the related Cut-off Date; (10) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (11) the stated maturity date; (12) the first payment date; (13) the amount of the Monthly Payment as of the related Cut-off Date; (14) the last payment date on which a payment was actually applied to the outstanding principal balance; (15) the original principal amount of the Mortgage Loan; (16) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (17) delinquency status as of the related Cut-off Date; (18) with respect to each Adjustable Rate Mortgage Loan, the Interest Rate Adjustment Date; (19) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (20) with respect to each Adjustable Rate Mortgage Loan, the Lifetime Rate Cap under the terms of the Mortgage Note; (21) with respect to each Adjustable Rate Mortgage Loan, a code indicating the type of Index; (22) the type of Mortgage Loan (i.e., Fixed or Adjustable Rate Mortgage Loan, First or Second Lien Loan); (23) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (24) a code indicating the documentation style (i.e., full, alternative or reduced); (25) asset verification (Y/N); (26) the loan credit classification (as described in the Underwriting Guidelines); (27) whether such Mortgage Loan provides for a Prepayment Penalty and, if applicable, the Prepayment Penalty period; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score); (30) the date of origination; (31) with respect to Adjustable Rate Mortgage Loans, the Mortgage Interest Rate adjustment period; (32) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate adjustment percentage; (33) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate floor;
(34) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate Cap as of the first Interest Rate Adjustment Date; (35) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap subsequent to the first Interest Rate Adjustment Date; (36) with respect to each Adjustable Rate Mortgage Loan, a code indicating whether the Mortgage Loan provides for negative amortization; (37) with respect to each Adjustable Rate Mortgage Loan with negative amortization, the negative amortization limit; (38) a code indicating whether the Mortgage Loan is a High Cost Loan; (39) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; (40) the Due Date for the first Monthly Payment; (41) the original Monthly Payment due; (42) a code indicating the PMI Policy provider and percentage of coverage, if applicable; (43) Appraised Value; (44) appraisal type; (45) automated valuation model (AVM); (46) appraisal date; (47) with respect to the related Mortgagor, the debt-to-income ratio; (48) with respect to each MERS Designated Mortgage Loan, the MERS Identification Number; (49) a code indicating whether the Mortgage Loan was purchased from a correspondent; and (50) a code indicating whether the Mortgage Loan does not comply with Subsection 9.02 (ooo). With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans;
(2) the current aggregate outstanding principal balance of the Mortgage Loans;
(3) the weighted average Mortgage Interest Rate of the Mortgage Loans; (4) the weighted average maturity of the Mortgage Loans; (5) the applicable Cut-off Date; and (6) the applicable Closing Date.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: With respect to each Mortgage Loan, the Mortgagor's real property securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate, in one or more separate and complete tax parcels of real property improved by a Residential Dwelling.

            Mortgagor: The obligor on a Mortgage Note.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Seller or any servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth as such on the related Mortgage Loan Schedule.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

            PMI Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable under the Underwriting Guidelines and qualified to do business in the jurisdiction where the Mortgaged Property is located.

            Preliminary Mortgage Schedule: As defined in Section 3.

            Prepayment Penalty: With respect to each Mortgage Loan, the penalty if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans purchased on such Closing Date as calculated in Section 4 of this Agreement.

            Purchase Price and Terms Agreement: Those certain agreements setting forth the general terms and conditions of the transactions consummated herein and identifying the Mortgage Loans to be purchased from time to time hereunder, by and between the Seller and the Purchaser.

            Purchaser: Morgan Stanley Mortgage Capital Inc., a New York corporation, and its successors in interest and assigns, or any successor to the Purchaser under this Agreement as herein provided.

            Qualified Appraiser: An appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfied the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Seller in the month of substitution); (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Mortgage Interest Rate Caps); and
(v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9.

            Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

            Reconstitution: A Whole Loan Transfer or a Securitization Transfer.

            Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transfer pursuant to Section 13, including, but not limited to, a seller's warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transfer.

            Reconstitution Date: As defined in Section 13.

            Relief Act: The Servicemembers' Civil Relief Act.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

            Repurchase Price: As defined in the related Purchase Price and Terms Agreement.

            Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a one-family dwelling in a planned unit development, or (v) a Manufactured Home, none of which is a dwelling unit in a residential cooperative housing corporation or mobile home.

            RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

            Second Lien Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

            Securitization Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust or other entity as part of a publicly-issued or privately-placed, rated or unrated mortgage pass-through or other mortgage-backed securities transaction.

            Seller: As defined in the initial paragraph of the Agreement, together with its successors in interest.

            Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, a fee payable monthly equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly and shall be pro-rated for any portion of a month during which the Mortgage Loan is serviced by the Interim Servicer under the Interim Servicing Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by this Agreement) of such Monthly Payment collected by the Interim Servicer, or as otherwise provided under this Agreement.

            Servicing Fee Rate: An amount per annum as set forth in the Interim Servicing Agreement.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Interim Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

            Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans (other than any payments or monies received by Seller during any interim servicing period for servicing any Mortgage Loan);
(b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

            Successor Servicer: Any servicer of one or more Mortgage Loans designated by the Purchaser as being entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

            Stated Principal Balance: As to each Mortgage Loan on any date of determination, (i) the principal balance of such Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, to the extent actually received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal on such Mortgage Loan.

            Underwriting Guidelines: The underwriting guidelines of the Seller, a copy of which is attached as an exhibit to the related Assignment and Conveyance.

            Whole Loan Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans in a whole loan or participation format pursuant to a Reconstitution Agreement.

            SECTION 2.  Agreement to Purchase.

            The Seller agrees to sell from time to time, and the Purchaser agrees to purchase from time to time, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on each Closing Date.

            SECTION 3.  Mortgage Schedules.

            The Seller from time to time shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on each Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (each, a "Preliminary Mortgage Schedule").

            The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on a particular Closing Date to the Purchaser at least five (5) Business Days prior to the related Closing Date. The related Mortgage Loan Schedule shall be the related Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the related Closing Date deleted.

            SECTION 4.  Purchase Price.

            The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the Stated Principal Balance. The initial principal amount of the related Mortgage Loans shall be the aggregate principal balance of the Mortgage Loans, so computed as of the related Cut-off Date. If so provided in the related Purchase Price and Terms Agreement, portions of the Mortgage Loans shall be priced separately.

            In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the related date on which interest was last paid through the day prior to the applicable Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

            The Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees during the period that the Interim Servicer is servicing the Mortgage Loans (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date). The outstanding principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date, to the extent actually collected, together with any unscheduled principal prepayments collected prior to such Cut-off Date; provided, however, that payments of scheduled principal and interest paid prior to such Cut-off date, but to be applied on a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

            SECTION 5.  Examination of Mortgage Files.

            At least ten (10) Business Days prior to the related Closing Date, the Seller shall (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan (except with respect to each MERS Designated Mortgage Loan), or (b) make the related Mortgage File available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole good faith discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided herein.

            SECTION 6.  Conveyance from Seller to Purchaser.

            Subsection 6.01   Conveyance of Mortgage Loans.

            The Seller, simultaneously with the delivery of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to be purchased on each Closing Date and with the payment of the Purchase Price by the Purchaser, shall execute and deliver an Assignment and Conveyance Agreement in the form attached hereto as Exhibit G (the "Assignment and Conveyance Agreement"). The Seller shall cause the Servicing File retained by the Interim Servicer pursuant to this Agreement to be appropriately identified in the Seller's computer system and/or books and records, as appropriate, to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Seller shall cause the Interim Servicer to release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement or the Interim Servicing Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 9.03.

            Subsection 6.02   Books and Records.

            Record title to each Mortgage as of the related Closing Date shall be in the name of the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, beneficial ownership of each Mortgage and related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller or the Interim Servicer after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller or the Interim Servicer in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            The Interim Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Interim Servicer shall maintain in its possession, available for inspection by the Purchaser and in accordance with Accepted Servicing Practices, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller or the Interim Servicer may be in the form of microfilm or microfiche.

            The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

            Subsection 6.03   Delivery of Mortgage Loan Documents.

            The Seller shall deliver and release to the Custodian no later than two (2) Business Days prior to the related Closing Date those Mortgage Loan Documents set forth on Exhibit A hereto with respect to each Mortgage Loan set forth on the related Mortgage Loan Schedule.

            The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered for the related Closing Date, as evidenced by the Initial Certification of the Custodian. The Purchaser shall pay all fees and expenses of the Custodian.

            The Seller shall or shall cause the Interim Servicer to forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within one hundred twenty days of its submission for recordation.

            In the event any document required to be delivered to the Custodian pursuant to this Agreement including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, within 120 days following the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank and recorded subsequently by the Purchaser or its designee), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection
9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the related Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer's certificate.

            The Seller shall pay all initial recording fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Purchaser or the Purchaser's designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

            Subsection 6.04   Quality Control Procedures.

            The Seller shall, or shall cause the Interim Servicer to, have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller's loan production and the servicing activities of the Interim Servicer. The program is to ensure that the Mortgage Loans are originated in accordance with the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

            SECTION 7.  Servicing of the Mortgage Loans.

            The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing released basis. Subject to, and upon the terms and conditions of this Agreement and the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein), the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights.

            The Purchaser shall retain the Interim Servicer as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Seller shall cause the Interim Servicer to execute the Interim Servicing Agreement on the initial Closing Date.

            Pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein), the Interim Servicer shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to a Servicing Fee with respect to such Mortgage Loans until the applicable Transfer Date. The Interim Servicer shall conduct such servicing in accordance with the Interim Servicing Agreement.

            SECTION 8.  Transfer of Servicing.

            On the applicable Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller shall cause the Interim Servicer to cease all servicing responsibilities related to, the related Mortgage Loans subject to such Transfer Date. The Transfer Date shall be the date determined in accordance with Section 6.02 of the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            On or prior to the applicable Transfer Date, the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Purchaser, or its designee, including but not limited to the following:

            (a) Notice to Mortgagors. The Seller shall cause the Interim Servicer to mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall cause the Interim Servicer to provide the Purchaser with copies of all such related notices no later than the Transfer Date.

            (b) Notice to Taxing Authorities and Insurance Companies. The Seller shall cause the Interim Servicer to transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser from and after the Transfer Date. The Seller shall cause the Interim Servicer to provide the Purchaser with copies of all such notices no later than the Transfer Date.

            (c) Delivery of Servicing Records. The Seller shall cause the Interim Servicer to forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Interim Servicer's possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

            (d) Escrow Payments. The Seller shall cause the Interim Servicer to provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall cause the Interim Servicer to provide the Purchaser with an accounting statement, in electronic format acceptable to the Purchaser in its sole discretion, of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall cause the Interim Servicer to wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Interim Servicer.

            (e) Payoffs and Assumptions. The Seller shall cause the Interim Servicer to provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Interim Servicer on the related Mortgage Loans from the related Cut-off Date to the Transfer Date.

            (f) Mortgage Payments Received Prior to Transfer Date. Prior to the Transfer Date all payments received by the Interim Servicer or the Seller on each related Mortgage Loan shall be properly applied by the Interim Servicer or the Seller, as applicable, to the account of the particular Mortgagor.

            (g) Mortgage Payments Received after Transfer Date. The amount of any related Monthly Payments received by the Seller after the Transfer Date shall be forwarded to the Purchaser by overnight mail on the date of receipt. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller after the Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall cause the Interim Servicer to comply with the foregoing requirements with respect to all Monthly Payments received by the Interim Servicer after the Transfer Date.

            (h) Misapplied Payments. Misapplied payments shall be processed as follows:

            (i) All parties shall cooperate in correcting misapplication errors;

            (ii) The party receiving notice of a misapplied payment occurring prior to the applicable Transfer Date and discovered after the Transfer Date shall immediately notify the other party;

            (iii) If a misapplied payment which occurred prior to the Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

            (iv) If a misapplied payment which occurred prior to the Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

            (v) Any check issued under the provisions of this Section 8(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

            (i) [Reserved].

            (j) Reconciliation. The Seller shall, on or before the Transfer Date, reconcile principal balances and make any monetary adjustments reasonably required by the Purchaser. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

            (k) IRS Forms. The Seller shall or shall cause the Interim Servicer to file all IRS forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties reasonably incurred by the Purchaser due to the Seller's failure to comply with this paragraph.

            (l) MERS. With respect to each MERS Designated Mortgage Loan, the Seller shall, on or before the Transfer Date, designate, as directed by the Purchaser, the Purchaser, or its designee, as the servicer on the MERS(R) System. In addition, the Seller shall promptly take all other actions reasonably requested by Purchaser with respect to MERS Designated Mortgage Loans and the MERS(R) System to effectuate and evidence the transfer of servicing in accordance with the terms of this Agreement and the Interim Servicing Agreement.
SECTION 9. Representations, Warranties and Covenants of the Seller; Remedies for Breach.

            Subsection 9.01   Representations  and  Warranties  Regarding  the
Seller.

            The Seller represents, warrants and covenants to the Purchaser that as of the date hereof and as of each Closing Date:

            (a) Due Organization and Authority. The Seller is a corporation, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller. The Seller has corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligation of the Seller, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

            (b) No Consent Required. No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Seller is required or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained;

            (c) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (d) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

            (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to Seller's knowledge, threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, would likely result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

            (f) Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

            (g) Seller's Origination. The Seller's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon the Underwriting Guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

            (h) Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program to the extent required by the Anti-Money Laundering Laws, has conducted due diligence in connection with the origination of each Mortgage Loan to the extent required by and for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

            (i) Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles of the United States consistently applied throughout the periods involved, except as set forth in the notes thereto. In addition, the Seller has delivered information as to its loan gain and loss experience in respect of foreclosures and its loan delinquency experience for the immediately preceding three-year period, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;;

            (j) Selection Process. The Mortgage Loans were selected from among the one- to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

            (k) Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to this Agreement shall be delivered to the Custodian all in compliance with the specific requirements hereunder. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

            (l) Mortgage Loan Characteristics. The characteristics of the related Mortgage Loan Package are as set forth on the description of the pool characteristics for the applicable Mortgage Loan Package delivered pursuant to
Section 11 on the related Closing Date in the form attached as Exhibit B to each related Assignment and Conveyance Agreement;

            (m) [Reserved];

            (n) No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (o) [Reserved];

            (p) Owner of Record. Upon payment of the Purchase Price, the Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

            (q) Reasonable Purchase Price. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans; and

            (r) Credit Reporting. The Seller, as servicer, will fully furnish (or cause to be furnished), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. Additionally, the Seller, as servicer, will transmit (or cause to be transmitted) full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Seller, as servicer, agrees it shall report (or cause to be reported) one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

            Subsection 9.02   Representations    and   Warranties    Regarding
Individual Mortgage Loans.

            The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

            (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

            (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent, exclusive of any period of grace, at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its related Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

            (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, subject to bankruptcy, equitable principles and laws affecting creditor rights;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by an insurer acceptable in accordance with Seller's Underwriting Guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is situated as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to Seller's Underwriting Guidelines as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements to the extent compliance therewith can be demonstrated and if required by applicable law;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

            (i) Type of Mortgaged Property. The Mortgaged Property is a fee simple estate, or a leasehold estate located in a jurisdiction in which the use of a leasehold estate for residential properties is a widely-accepted practice, that consists of one or more separate and complete tax parcels of real property improved by a Residential Dwelling; provided, however, that any condominium unit or planned unit development (other than a de minimis planned unit development) shall conform with the Underwriting Guidelines. In the case of any Mortgaged Properties that are Manufactured Homes (a "Manufactured Home Mortgage Loans"),
(i) the related manufactured dwelling is permanently affixed to the land, (ii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee, (iii) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (iv) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. No portion of the Mortgaged Property is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. None of the Mortgaged Properties are log homes, mobile homes, geodesic domes or other unique property types;

            (j) Valid First or Second Lien. The Mortgage is a valid, subsisting and enforceable first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to (collectively, the "Permitted Exceptions"):

                  (A) with respect to a Second Lien Loan only, the lien of the first mortgage on the Mortgaged Property;

                  (B) the lien of current real property taxes and assessments not yet due and payable;

                  (C) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (D) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) and first priority (with respect to a First Lien Loan) or second priority (with respect to a Second Lien
Loan) security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser subject to the Permitted Exceptions;

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to prepayment penalties), subject to bankruptcy, equitable principles and laws affecting creditor rights. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller in connection with the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. Notwithstanding the foregoing, but without limiting the other representations and warranties set forth elsewhere in this Agreement, if any error, omission or negligence in the origination of such Mortgage Loan occurred despite Seller's conformance with its Underwriting Guidelines (as in effect at the time such Mortgage Loan was made), then there shall be a presumptive conclusion that there was no error, omission or negligence. No fraud, misrepresentation, or similar occurrence or, to Seller's knowledge, error, omission, or negligence with respect to a Mortgage Loan has taken place on the part of any Person (other than Seller), including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

            (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (m) Ownership. Upon payment of the Purchase Price, the Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. Upon payment of the Purchase Price, the Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. From and after the related Closing Date, the Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

            (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located to the extent required to ensure enforceability of the Mortgage Loan, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (o) LTV. No Mortgage Loan has an LTV or a CLTV greater than 100%;

            (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable pursuant to Seller's Underwriting Guidelines and each such title insurance policy is issued by a title insurer acceptable to prudent lenders in the secondary mortgage market and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (A), (B) and (C) of paragraph (j) of this Subsection 9.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (q) No Defaults. There is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

            (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, except with respect to a Mortgage Loan purchased from a correspondent as indicated on the Mortgage Loan Schedule. Principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the Lifetime Rate Cap and the Periodic Cap are as set forth on the related Mortgage Loan Schedule. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month and the Mortgage Loan does not require a balloon payment on its stated maturity date;

            (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (v) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines, as may be amended from time to time by the Seller (a copy of which is attached to each related Assignment and Conveyance Agreement). The Mortgage Note and Mortgage are on forms acceptable to prudent mortgage lenders in the secondary mortgage market and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used;

            (w) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

            (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in paragraph (j) above;

            (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (z) [Reserved].

            (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

            (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Seller's Underwriting Guidelines;

            (cc) Transfer of Mortgage Loans. Except with respect to MERS Designated Mortgage Loans, the Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

            (dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Seller's knowledge, such provision is enforceable subject to applicable bankruptcy, equitable principles and laws affecting creditors' rights;

            (ee) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

            (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to prudent mortgage lenders in the secondary market. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in at least the same condition or better than its condition at the time of its appraisal. Since the time of its appraisal, there have not been any condemnation proceedings with respect to the Mortgaged Property;

            (ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller and the Interim Servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller or the Interim Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller or the Interim Servicer executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (jj) Conversion to Fixed Interest Rate. The Mortgage Loan does not contain a provision whereby the Mortgagor is permitted to convert the Mortgage Interest Rate from adjustable rate to a fixed rate;

            (kk) Other Insurance Policies; No Defense to Coverage. No action, inaction or event has occurred and no state of facts exists or has existed on or prior to the Closing Date that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, PMI Policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

            (ll) No Violation of Environmental Laws. To the best of the Seller's knowledge, (i) there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and (ii) there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property;

            (mm) Servicemembers' Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act or other similar state statute;

            (nn) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Seller's Underwriting Guidelines and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (oo) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

            (pp) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct-to-perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (qq) Request for Notice; No Consent Required. With respect to any Second Lien Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified the senior lienholder in writing of the existence of the Second Lien Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder. Either (a) no consent for the Second Lien Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

            (rr) Credit Reporting. The Seller (or its sub-servicer) has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

            (ss) Reports. On or prior to the related Closing Date, Seller has provided the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor and the Custodian as the Custodian with respect to each MERS Designated Mortgage Loan;

            (tt) MERS Designations. With respect to each MERS Designated Mortgage Loan, Seller shall designate the Purchaser as the Investor, the Custodian as the Custodian and no Person shall be listed as Interim Funder on the MERS(R) System;

            (uu) No Default Under First Lien. With respect to each Second Lien Loan, the related First Lien Loan related thereto is in full force and effect, and there is no default, breach, violation or event which would permit acceleration existing under such first Mortgage or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration thereunder;

            (vv) Right to Cure First Lien. With respect to each Second Lien Loan, the related first lien Mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage;

            (ww) No Failure to Cure Default. The Seller has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

            (xx) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto;

            (yy) Leaseholds. If the Mortgage Loan is secured by a leasehold estate, such lease conforms to the requirements required by Fannie Mae pursuant to the Fannie Mae Guide;

            (zz) Prepayment Penalty. Each Mortgage Loan that is subject to a prepayment penalty as provided in the related Mortgage Note is identified on the related Mortgage Loan Schedule. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination;

            (aaa) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

            (bbb) Single-premium credit life insurance policy. In connection with the origination of any Mortgage Loan, no proceeds from such Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy;

            (ccc) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" under Section 860G(a)(3) of the Code;
            (ddd) Tax Service Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract issued by Fidelity National Tax Service, and such contract is transferable;

            (eee) Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

            (fff) Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

            (ggg) Mortgagor Bankruptcy. On or prior to the date 60 days after the related Closing Date, the Mortgagor has not filed and will not file a bankruptcy petition or has not become the subject and will not become the subject of involuntary bankruptcy proceedings or has not consented to or will not consent to the filing of a bankruptcy proceeding against it or to a receiver being appointed in respect of the related Mortgaged Property;

            (hhh) No Prior Offer. The Mortgage Loan has not been previously rejected by a third-party purchaser;

            (iii) Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated after March 7, 2003, which is a "high-cost home loan" as defined under the Georgia Fair Lending Act;

            (jjj) Fannie Mae Guides Anti-Predatory Lending Eligibility: Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides;

            (kkk) Mortgagor Selection. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Seller which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Seller or any Affiliate of the Seller. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending Affiliate of the Seller, the Seller referred the related Mortgagor's application to such Affiliate for underwriting consideration;

            (lll) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the related Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the related Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

            (mmm) Mortgage Loans with Prepayment Premiums. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the related Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the related Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium; provided, that such offer may have been evidenced by the Seller's rate sheet/pricing grid relating to such Mortgage Loan, which provided that the Mortgage Loan had a full prepayment premium buy-out pricing adjustment available, (iii) the prepayment premium is disclosed to the related Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Seller, as servicer, shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the related Mortgagor's default in making the Mortgage Loan payments;

            (nnn) Purchase of Insurance. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

            (ooo) Points and Fees. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except (i) as set forth on the related Mortgage Loan Schedule and (ii) in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such Mortgage Loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides;

            (ppp) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation; and

            (qqq) [Reserved].

            Subsection 9.03   Remedies  for  Breach  of  Representations   and
Warranties.

            It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

            Within 60 days of the earlier of either discovery by or notice to the Seller of any such breach of a representation or warranty, the Seller shall use commercially reasonable efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in Paragraph (rr), (zz), (aaa), (bbb), (ccc), (iii), (jjj),
(kkk), (lll), (mmm), (nnn), (ooo) and (ppp) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans affected by such breach shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (except as provided in the second sentence of this paragraph with respect to certain breaches for which no substitution is permitted) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller shall, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by either (a) if the Interim Servicing Agreement has been entered into and is in effect, deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution or (b) if the Interim Servicing Agreement has not been entered into or is no longer in effect, by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

            At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection
6.03 with the Mortgage Note endorsed as required by Subsection 6.03. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall cause the Interim Servicer to remit directly to the Purchaser, or its designee in accordance with the Purchaser's instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

            For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution.

            In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser and its present and former directors, officers, employees and agents and any successor Servicer and its present and former directors, officers, employees and agents and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and expenses and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser and Successor Servicer as provided in this Subsection 9.03 and in Subsection 14.01 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties. For purposes of this paragraph "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were "Successor Servicers" pursuant to this Agreement.

            Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and
9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

            Subsection 9.04 Repurchase of Mortgage Loans with First Payment Defaults. With respect to any Mortgage Loan, in the event that the first scheduled payment of principal and interest due either (i) after origination of such Mortgage Loan, or (ii) after the related Closing Date is not paid within sixty (60) days of the related Due Date, the Seller, at the Purchaser's option, shall repurchase such Mortgage Loan from the Purchaser at the Repurchase Price. The Seller shall repurchase such delinquent Mortgage Loan within thirty (30) days of such request unless the Seller can provide evidence reasonably acceptable to the Purchaser in its good faith discretion that such delinquency was due to a servicing error.

            Notwithstanding the foregoing, the Purchaser may, in its sole discretion, elect to submit for the Seller's consideration a revised Purchase Price Percentage (as defined in the related Purchase Price and Terms Agreement) (in each case, a "Revised Pricing Offer") with respect to any such Mortgage Loan. Thereafter, the Seller shall accept or reject such Revised Pricing Offer. In the event the Seller rejects a Revised Pricing Offer, the applicable Mortgage Loan shall be repurchased pursuant to the previous paragraph. In the event the Seller accepts a Revised Pricing Offer with respect to any such Mortgage Loan (such loan, a "Repriced Mortgage Loan") the Seller shall refund to the Purchaser an amount equal to (i) the product of (x) the difference between the original related Purchase Price Percentage and (y) the applicable Revised Pricing Offer, and (ii) the outstanding principal balance of such Repriced Mortgage Loan as of the related Cut-off Date (such product, in each case, the "Repricing Adjustment"), plus accrued interest on such Repricing Adjustment calculated at the federal funds rate as of the related Closing Date. Such amount shall be paid by the Seller to the Purchaser within thirty (30) days thereof.

            Subsection 9.05 Premium Recapture. With respect to any Mortgage Loan without a prepayment penalty, in the event that any such Mortgage Loan prepays in full during the first three months following the related Closing Date, the Seller shall pay the Purchaser, within ten (10) Business Days of such prepayment in full, an amount equal to the product of the applicable percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein) and the Stated Principal Balance of such Mortgage Loan as of the related Cut-off Date.

            SECTION 10. Closing.

            The closing for the purchase and sale of each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, each Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

            The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

            (i) at least two Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser a magnetic diskette, or transmit by modem, a listing on a loan-level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on such Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

            (ii) all of the representations and warranties of the Seller under this Agreement and of the Interim Servicer under the Interim Servicing Agreement (with respect to each Mortgage Loan for an interim period, as specified therein) shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Interim Servicing Agreement;

            (iii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

            (iv) the Seller shall have delivered and released to the Custodian all documents required pursuant to this Agreement; and

            (v)all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

            Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

            SECTION 11. Closing Documents.

            The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

                        (1) this Agreement (to be executed and delivered only
                  for the initial Closing Date);

                        (2) the Interim Servicing Agreement, dated as of the
                  initial Cut-off Date (to be executed and delivered only for the initial Closing Date);

                        (3) the related Mortgage Loan Schedule (one copy to be
                  attached to the related Assignment and Conveyance as the Mortgage Loan Schedule thereto);

                        (4) a Custodian's Certification, as required under the
                  Custodial Agreement, in the form of [Exhibit 2] to the Custodial Agreement;

                        (5) with respect to the initial Closing Date, an
                  Officer's Certificate, in the form of Exhibit C hereto with respect to each of the Seller, including all attachments thereto; with respect to subsequent Closing Dates, an Officer's Certificate upon request of the Purchaser;

                        (6) with respect to the initial Closing Date, an Opinion
                  of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit D hereto ("Opinion of Counsel of the Seller"); with respect to subsequent Closing Dates, an Opinion of Counsel of the Seller upon request of the Purchaser;

                        (7) with respect to the initial Closing Date, an Opinion
                  of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement(s);

                        (8) a Security Release Certification, in the form of
                  Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

                        (9) a certificate or other evidence of merger or change
                  of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable;

                        (10) Assignment and Conveyance Agreement in the form of
                  Exhibit G hereto, and all exhibits thereto;

                        (11) with respect to the initial Closing Date, the
                  Underwriting Guidelines to be attached hereto as Exhibit H and with respect to each subsequent Closing Date, the Underwriting Guidelines to be attached to the related Assignment and Conveyance; and

                        (12) a MERS Report reflecting the Purchaser as Investor,
                  the Custodian as custodian and no Person as Interim Funder for each MERS Designated Mortgage Loan.

            SECTION 12. Costs.

            The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys and custodial fees. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans and the Servicing Rights including recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage, and the Seller's attorney's fees, shall be paid by the Seller.

            SECTION 13. Cooperation of Seller with a Reconstitution.

            The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each, a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

            (i) Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each, a "Fannie Mae Transfer"); or

            (ii) Freddie Mac (the "Freddie Mac Transfer"); or

            (iii) one or more third party purchasers in one or more Whole Loan Transfers; or

            (iv) one or more trusts or other entities to be formed as part of one or more Securitization Transfers.

            The Seller, on behalf of itself and the Interim Servicer, agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller and the Interim Servicer, if applicable, among the Purchaser, the Seller and/or the Interim Servicer, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller's warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the parties, and in connection with a Securitization Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties or an Assignment and Recognition Agreement substantially in the form attached hereto as Exhibit I (collectively, the agreements referred to herein as designated, the "Reconstitution Agreements"), together with an opinion of counsel with respect to such Reconstitution Agreements..

            With respect to each Whole Loan Transfer and each Securitization Transfer entered into by the Purchaser, the Seller, on behalf of itself and the Interim Servicer, agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements reasonably required by the Purchaser (provided Seller and Interim Servicer, if applicable, shall be given adequate time to review and negotiate in good faith such agreements); and (3) to restate the representations and warranties set forth in Subsections 9.01 and 9.02 as of the Reconstitution Date or make the representations and warranties set forth in the related selling/servicing guide of the servicer or issuer, as the case may be, or such representations or warranties as may be required by any rating agency or prospective purchaser of the related securities or such Mortgage Loans in connection with such Reconstitution. The Seller and the Interim Servicer shall provide to such servicer or issuer, as the case may be, and any other participants or purchasers in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller, the Interim Servicer or their affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller or the Interim Servicer as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in any indemnity agreement required by the Purchaser or any such participant, including, without limitation, an Indemnification and Contribution Agreement in substantially the form attached hereto as Exhibit B as agreed upon by the parties thereto. Moreover, the Seller, on behalf of itself and the Interim Servicer, agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements. The Seller shall indemnify the Purchaser, each affiliate of the Purchaser participating in the Reconstitution and each Person who controls the Purchaser or such affiliate and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that each of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the information provided by or on behalf of the Seller regarding the Seller, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            The Purchaser will reimburse to the Seller up to $15,000 of the Seller's out-of-pocket expenses incurred in connection with a Securitization Transfer.

            In the event the Purchaser has elected to have the Seller or the Interim Servicer hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller or the Interim Servicer, as applicable, acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute or shall cause the Interim Servicer to execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute or shall cause the Interim Servicer to execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

            All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and, if the Interim Servicing Agreement shall remain in effect with respect to the related Mortgage Loan Package, shall continue to be serviced in accordance with the terms of this Agreement and the Interim Servicing Agreement and with respect thereto this Agreement shall remain in full force and effect.

            SECTION 14. The Seller.

            Subsection 14.01 Additional Indemnification by the Seller; Third Party Claims.

            (a) The Seller shall indemnify the Purchaser and its present and former directors, officers, employees and agents and any Successor Servicer and its present and former directors, officers, employees and agents, and hold such parties harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and expenses (including legal fees and expenses incurred in connection with the enforcement of the Seller's indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way related to the failure of the Seller to perform its duties and the Interim Servicer to service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to
Section 13 or any breach of any of Seller's representations, warranties and covenants set forth in this Agreement (provided that such costs shall not include any lost profits or special or consequential damages). Except as set forth above, the Seller shall not be liable to any Person for any action taken or omitted to be taken by it hereunder in good faith and believed by it to be within the purview of this Agreement. For purposes of this paragraph "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were "Successor Servicers" pursuant to this Agreement.

            (b) Promptly after receipt by an indemnified party under this Subsection 14.01 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Subsection 14.01, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Subsection 14.01, except to the extent that it has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this Subsection 14.01. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for expenses incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one local counsel, if applicable)), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

            (c) The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell or duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, and the Seller shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Seller's indemnification under Subsections 14.01(a) or 14.01(b).

            Subsection 14.02 Merger or Consolidation of the Seller.

            The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

            SECTION 15. Financial Statements.

            The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

            The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

            SECTION 16. Mandatory Delivery; Grant of Security Interest.

            The sale and delivery on the related Closing Date of the Mortgage Loans described on the related Mortgage Loan Schedule is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

            SECTION 17. Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

            (i)   if to the Seller:

                  WMC Mortgage Corp.
                  6320 Canoga Avenue
                  Woodland Hills, California 91367
                  Attention: Mardy Grossman
                  Facsimile: (818) 596-4914



                  With a copy to:

                  6320 Canoga Avenue
                  Woodland Hills, California 91367
                  Attention: General Counsel
                  Facsimile: (818) 592-2605

            (ii)  if to the Purchaser:

                  Morgan Stanley Mortgage Capital Inc.
                  1633 Broadway
                  New York, New York 10019
                  Attention:  Whole Loan Operations Manager
                  Facsimile: (212) 537-1827

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            SECTION 18. Severability Clause.

            Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            SECTION 19. Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            SECTION 20. Governing Law.

            This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

            SECTION 21. Intention of the Parties.

            It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

            SECTION 22. Successors and Assigns; Assignment of Purchase
Agreement.

            This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. There shall be no limitation on the number of assignments or transfers allowable by the Purchaser with respect to the Mortgage Loans and this Agreement. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto.

            SECTION 23. Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            SECTION 24. Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            SECTION 25. General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

            SECTION 26. Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            SECTION 27. Further Agreements.

            The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            SECTION 28. Recordation of Assignments of Mortgage.

            To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

            SECTION 29. No Solicitation.

            From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or subsidiaries, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail (via electronic means or otherwise), solicit a Mortgagor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. Notwithstanding the foregoing, it is understood and agreed that the Seller, or any of its respective affiliates:

            (i) may advertise its availability for handling refinancings of mortgages in its portfolio, including the promotion of terms it has available for such refinancings, through the sending of letters or promotional material, so long as it does not specifically target Mortgagors and so long as such promotional material either is sent to the mortgagors for all of the mortgages in the servicing portfolio of the Seller and any of its affiliates (those it owns as well as those serviced for others); and

            (ii) may provide pay-off information and otherwise cooperate with individual mortgagors who contact it about prepaying their mortgages by advising them of refinancing terms and streamlined origination arrangements that are available.

            Promotions undertaken by the Seller or by any affiliate of the Seller which are directed to the general public at large (including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements), shall not constitute solicitation under this Section 29.

            SECTION 30. Waiver of Trial by Jury.

            THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 31. Governing Law Jurisdiction; Consent to Service of Process. THIS AGREEMENT SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART THEREOF IS RECEIVED BY THE PURCHASER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW RULES AND PRINCIPLES. EACH OF THE PURCHASER AND THE SELLER IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       MORGAN STANLEY MORTGAGE CAPITAL INC.
                                              (Purchaser)

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       WMC MORTGAGE CORP.
                                              (Seller)

                                       By:____________________________________
                                       Name: Mardy Grossman
                                       Title: Senior Vice President

                                    EXHIBIT A

                         CONTENTS OF EACH MORTGAGE FILE
                         ------------------------------

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the "Agreement"):

            (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

            (b) the original of any guarantee executed in connection with the Mortgage Note;

            (c) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

            (e) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]";

            (f) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Seller to the Last Endorsee (or MERS, with respect to each MERS Designated Mortgage Loan) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (g) the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a true copy of the related policy binder or commitment for title issued by the title insurance company;

            (h) the original or, if unavailable, a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (i) if any of the above documents has been executed by a person holding a power of attorney, an original or photocopy of such power certified by the Seller to be a true and correct copy of the original.

            In the event an Officer's Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 120 days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document is expected to be delivered to the Custodian; provided, however, that any recorded document shall in no event be delivered later than one year following the related Closing Date. An extension of the date specified in clause (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                    EXHIBIT B

                             FORM OF INDEMNIFICATION
                                       AND
                             CONTRIBUTION AGREEMENT

            THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated _________, 200_ ("Agreement") among [______________], a [______________] (the
"Depositor"),  [______________],  a [______________] (the "Underwriter"),  and
WMC Mortgage Corp., a [______________] corporation (the "Indemnifying Party").

                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, the Indemnifying Party and the Depositor are parties to the Pooling and Servicing Agreement (as defined herein);

            WHEREAS, the Indemnifying Party originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to Morgan Stanley Mortgage Capital Inc. (the "Purchaser"), an affiliate of the Depositor, in anticipation of the securitization transaction;

            WHEREAS, the Indemnifying Party also stands to receive substantial financial benefits in its capacity as servicer under the Pooling and Servicing Agreement;

            WHEREAS, as an inducement to the Depositor to enter into the Pooling and Servicing Agreement and the Underwriter to enter into the Underwriting Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

            1933 Act:  The Securities Act of 1933, as amended.

            1934 Act:  The Securities Exchange Act of 1934, as amended.

            Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

            Indemnified Parties: As defined in Section 3.1.

            Indemnifying Party Information: All information in the Prospectus Supplement or any amendment or supplement thereto (i) contained under the headings "Summary--Relevant Parties--Responsible Party "The Mortgage Loan Pool--Underwriting Guidelines" and (ii) regarding the Mortgage Loans, the related mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission arose from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any affiliate by or on behalf of the Indemnifying Party).

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Pooling  and  Servicing  Agreement:   The  Pooling  and  Servicing
Agreement,   dated  as  of  ___________,   200_,  among  the  Depositor,   the
Indemnifying Party, as responsible party and servicer, and [______________].

            Private Placement Memorandum: The private placement memorandum, dated ___________, 200_, relating to the offering of the Privately Offered Certificates.

            Privately   Offered   Certificates:   [______________],   Mortgage
Pass-Through Certificates, Series [_______], Class [__] issued pursuant to the Pooling and Servicing Agreement.

            Prospectus Supplement: The preliminary prospectus supplement, dated ___________, 200_, together with the final prospectus supplement, dated
___________, 200_, relating to the offering of the Publicly Offered
Certificates.

            Publicly Offered Certificates: [______________], Mortgage Pass-Through Certificates, Series [_______], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class [__] issued pursuant to the Pooling and Servicing Agreement.

            Underwriting   Agreement:   The  Underwriting   Agreement,   dated
___________, 200_, among the Depositor and the Underwriter, relating to the sale of the Publicly Offered Certificates.

            1.2 Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            Each party hereto represents that:

            (a) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

            (b) this Agreement has been duly authorized, executed and delivered by such party; and

            (c) assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

                                   ARTICLE III

                                 INDEMNIFICATION

            3.1 Indemnification by the Indemnifying Party of the Depositor and the Underwriter. (a) The Indemnifying Party shall indemnify and hold harmless the Depositor and the Underwriter and their respective affiliates, and their respective present and former directors, officers, employees, agents and each Person, if any, that controls the Depositor, the Underwriter or such affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Private Placement Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other costs, fees, or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, penalty, fine, forfeiture, liability or action. [The Indemnifying Party's liability under this Section 3.1 shall be in addition to any other liability that the Indemnifying Party may otherwise have.]

            (b) If the indemnification provided for in this Section 3.1 shall for any reason be unavailable to an Indemnified Party under this Section 3.1 (other than due to indemnification not being applicable under Section 3.1(a)), then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages, penalty, fine, forfeiture, costs, fees and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor or the Underwriter, on the one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.1, each director of a party to this Agreement and each Person, if any, that controls a party to this Agreement within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such party.

            3.2 Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.1 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party (or if a claim for contribution is to be made against another party) under Section 3.1, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.1 except to the extent it has been materially prejudiced by such failure; and provided, further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party (or to the party requesting contribution) otherwise than under Section 3.1. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, or if the use of counsel chosen by the Indemnifying Party to represent the Indemnified Parties would present such counsel with a conflict of interest, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                                   ARTICLE IV

                                     GENERAL

            4.1 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and Privately Offered Certificates.

            4.2 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

            4.3 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

            4.4 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

            4.5 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to:

            In the case of the Depositor:
                  [______________]
                  [______________]
                  [______________]
                  Attention:
                  Telephone:

            with a copy to:

                  Morgan Stanley Mortgage Capital Inc.
                  1633 Broadway
                  New York, New York 10019
                  Attention:  Whole Loans Operations Manager
                  Telephone:

            In the case of the Underwriter:

                  [______________]
                  [______________]
                  [______________]
                  Attention:
                  Telephone:

            In the case of the Indemnifying Party:

                  WMC Mortgage Corp.
                  6320 Canoga Avenue
                  Woodland Hills, California 91367
                  Attention: Mardy Grossman

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                                       [DEPOSITOR]

                                       By:____________________________________
                                          Name:
                                          Title:

                                       [UNDERWRITER]

                                       By:____________________________________
                                          Name:
                                          Title:

                                       WMC MORTGAGE CORP.

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT C

                         SELLER'S OFFICER'S CERTIFICATE

            I, ____________________, hereby certify that I am the duly elected [Vice] President of ________________[COMPANY], corporation organized under the laws of the [state of ____________] [United States] (the "Company") and further as follows:

                     (i) Attached hereto as Exhibit 1 is a true, correct and
            complete copy of the charter of the Company which is in full force and effect on the date hereof.

                     (ii) Attached hereto as Exhibit 2 is a true, correct and
            complete copy of the bylaws of the Company which are in effect on the date hereof.

                     (iii) Attached hereto as Exhibit 3 is an original
            certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

                     (iv) Attached hereto as Exhibit 4 is a true, correct and
            complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver (a) the Mortgage Loan Purchase and Warranties Agreement, dated as of _______ __, 200_ (the "Purchase Agreement"), by and between Morgan Stanley Mortgage Capital Inc. (the "Purchaser") and the Company and
            (b) the Interim Servicing Agreement, dated as of _______ __, 200_ (the "Interim Servicing Agreement"), by and between the Purchaser and ___________ (the "Interim Servicer"), and such resolutions are in effect on the date hereof.

                     (v) Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement, [the sale of the mortgage loans] or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

                     (vi) Neither the consummation of the transactions
            contemplated by, nor the fulfillment of the terms of the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company or, to the best of my knowledge, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

                     (vii) To the best of my knowledge, there is no action,
            suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase Agreement, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement.

                     (viii) Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Purchase Agreement, and (b) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

                     (ix) The Company is duly authorized to engage in the
            transactions described and contemplated in the Purchase Agreement.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:____________________    By:___________________________
                              Name:_________________________
[Seal]                        Title: [Vice] President

            I, ________________________, an [Assistant] Secretary of
______________[COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:____________________    By:___________________________
                              Name:_________________________
                              Title: [Assistant] Secretary

                                  EXHIBIT 5 to
                         Company's Officer's Certificate



           NAME                       TITLE                  SIGNATURE
           ----                       -----                  ---------

Todd Wallace                Executive Vice President
------------------------    ------------------------    ------------------------
Mark Walter                 Executive Vice President
------------------------    ------------------------    ------------------------
David Trzcinski             Executive Vice President
------------------------    ------------------------    ------------------------
George Eshaghian            Executive Vice
------------------------    ------------------------    ------------------------
                            President/General Counsel
------------------------    ------------------------    ------------------------
Mardy Grossman              Senior Vice President
------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

                                    EXHIBIT D

                    FORM OF OPINION OF COUNSEL TO THE SELLER
                    ----------------------------------------

                                (to be inserted)

                                    EXHIBIT E

                     FORM OF SECURITY RELEASE CERTIFICATION
                     --------------------------------------


                                                    ___________________, 200__

[Federal Home Loan Bank of
______(the "Association")]
____________________________
____________________________
____________________________

Attention:  ___________________________
            ___________________________

      Re:   Notice of Sale and Release of Collateral
            ----------------------------------------

Dear Sirs:

            This letter serves as notice that ________________________[COMPANY] a [type of entity], organized pursuant to the laws of [the State of incorporation] (the "Company") has committed to sell certain mortgage loans to Morgan Stanley Mortgage Capital Inc. under a Mortgage Loan Purchase and Warranties Agreement. The Company warrants that the mortgage loans to be sold to Morgan Stanley Mortgage Capital Inc. are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

            The Company acknowledges that the mortgage loans to be sold to Morgan Stanley Mortgage Capital Inc. shall not be used as additional or substitute collateral for advances made by the Association. Morgan Stanley Mortgage Capital Inc. understands that the balance of the Company's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

            Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Morgan Stanley Mortgage Capital Inc.

           Very truly yours,

     ____________________________

     By:__________________________
     Name:________________________
     Title:_______________________
     Date:________________________

Acknowledged and approved:

[FEDERAL HOME LOAN BANK OF]

__________________________

By:______________________________
Name:____________________________
Title:___________________________
Date:____________________________

                                    EXHIBIT F

                     FORM OF SECURITY RELEASE CERTIFICATION
                     --------------------------------------

                         I. Release of Security Interest

            The financial institution named below hereby relinquishes any and all right, title, interest, lien or claim of any kind it may have in all mortgage loans described on the attached Schedule A (the "Mortgage Loans"), to be purchased by Morgan Stanley Mortgage Capital Inc. from the company named on the next page (the "Company") pursuant to that certain Mortgage Loan Purchase and Warranties Agreement, dated as of ______ __, 200_, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the
Company or its designees, as of the date and time of the sale of such Mortgage Loans to Morgan Stanley Mortgage Capital Inc. Such release shall be effective automatically without any further action by any party upon payment in one or more installments, in immediately available funds, of $_____________, in accordance with the wire instructions set forth below.

Name, Address and Wire Instructions of Financial Institution

      ________________________________
                (Name)

      ________________________________
               (Address)

      ________________________________

      ________________________________

      ________________________________



      By:_____________________________

                          II. Certification of Release

            The Company named below hereby certifies to Morgan Stanley Mortgage Capital Inc. that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Morgan Stanley Mortgage Capital Inc. the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.


                                                _____________________________

                                                By:__________________________
                                                Title:_______________________
                                                Date:________________________

                                    EXHIBIT G

                 FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT
                 -------------------------------------------

            On this __th day of ____, 200_, WMC Mortgage Corp. ("Seller"), as the Seller under (i) that certain Purchase Price and Terms Agreement, dated as of _____, 200_ (the "PPTA"), (ii) that certain Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2004 (the "Purchase Agreement"), and
(iii) that certain Interim Servicing Agreement, dated as of April 1, 2004 (the "Interim Servicing Agreement" and, together with the PPTA and the Purchase Agreement, the "Agreements") does hereby sell, transfer, assign, set over and convey to Morgan Stanley Mortgage Capital, Inc. ("Purchaser") as the Purchaser under the Agreements without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans"), together with the Mortgage Files and the related Servicing Rights and all rights and obligations arising under the documents contained therein. Each Mortgage Loan subject to the Agreements was underwritten in accordance with, and conforms to, the Underwriting Guidelines attached hereto as Exhibit C. Pursuant to Section 6 of the Purchase Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan as set forth in the Purchase Agreement. The contents of each Servicing File required to be retained by WMC Mortgage Corp. or its designee, as interim servicer ("Interim Servicer") to service the Mortgage Loans pursuant to the Interim Servicing Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Interim Servicer in its capacity as interim servicer for the benefit of the Purchaser as the owner thereof. The Interim Servicer's possession of any portion of the Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Interim Servicing Agreement, and such retention and possession by the Interim Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller or the Interim Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only.

            The Mortgage Loan Package characteristics of the Mortgage Loans subject hereto are set forth on Exhibit B hereto.

            In accordance with Section 6 of the Purchase Agreement, the Purchaser accepts the Mortgage Loans listed on Exhibit A attached hereto. Notwithstanding the foregoing, the Purchaser does not waive any rights or remedies it may have under the Agreements.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                       WMC MORTGAGE CORP.

                                       By:  __________________________________
                                          Name:  _____________________________
                                          Title:  ____________________________

Accepted and Agreed:

MORGAN STANLEY MORTGAGE CAPITAL INC.

By:____________________________________
   Name:
   Title:

                                    EXHIBIT A
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

                               THE MORTGAGE LOANS
                               ------------------

                                    EXHIBIT B
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

  REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL CHARACTERISTICS OF
  --------------------------------------------------------------------------
                           EACH MORTGAGE LOAN PACKAGE
                           --------------------------

  [to be provided under separate cover by Purchaser as agreed to by Seller]

                                    EXHIBIT C
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

                             UNDERWRITING GUIDELINES
                             -----------------------

                                    EXHIBIT H

                             UNDERWRITING GUIDELINES
                             -----------------------

                                    EXHIBIT I

                 FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

            THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated [____________ __, 20__] ("Agreement"), among Morgan Stanley Mortgage Capital Inc. ("Assignor"), [____________________] ("Assignee") and [SELLER] (the "Company"):

            For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans") and (b) except as described below, that certain Mortgage Loan Purchase Agreement (the "Purchase Agreement"), dated as of [DATE], between the Assignor, as purchaser (the "Purchaser"), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans.

            The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 9.04 of the Purchase Agreement.

Recognition of the Company

            2. From and after the date hereof (the "Securitization Closing Date"), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to [__________________] (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of [______], 200_ (the "Pooling Agreement"), among the Assignee, the Assignor, [___________________], as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee"), [____________________], as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the "Servicer"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Section 6 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans to the same extent as Assignor would have been able to enforce such obligations, and
(iv) all references to the Purchaser, the Custodian or the Bailee under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust's behalf). From the date hereof, neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

            3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

      (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

      (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

      (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

      (d) There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

            4. Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that, other than ______, the representations and warranties set forth in Section 9.02 of the Purchase Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof unless otherwise specifically stated in such representations and warranties.

Remedies for Breach of Representations and Warranties

            5. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous

            6. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

            8. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

            9. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

            10. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            11. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            12. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                       WMC MORTGAGE CORP.

                                       By:  __________________________________
                                          Name:_______________________________
                                          Its:________________________________

                                       MORGAN STANLEY MORTGAGE CAPITAL INC.

                                       By:  __________________________________
                                          Name:_______________________________
                                          Its:________________________________

                                       ASSIGNEE

                                       By:  __________________________________
                                          Name:_______________________________
                                          Its:________________________________

              EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT
              -------------------------------------------------

                             Mortgage Loan Schedule

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 1

            AMENDMENT NO. 1, dated as of October 29, 2004 ("Amendment"), to the Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2004 (the "Purchase Agreement"), each between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation ("Morgan Stanley"), and WMC MORTGAGE CORP., a California corporation ("WMC").

                                    RECITALS

            WHEREAS, the parties hereto have entered into the Purchase
Agreement;

            WHEREAS, the parties hereto desire to modify the Purchase Agreement as set forth in this Amendment;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Defined Terms. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

            2. Amendments.

            (i) Section 1 is hereby amended by:

                  (a) inserting the following defined terms in alphabetical order therein:

            "Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary."

            "Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary."

            "Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time."

                  (b) adding the following language to the definition of "High Cost Loan" following the words "and/or fees)" and prior to the ".":

            "or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary"

                  (c) deleting the "and" prior to the "(50)" in the definition of "Mortgage Loan Schedule" and adding the following language immediately following the reference to "Subsection 9.02(ooo)" and prior to the "." in clause
(50) of such definition:

            "and (51) a code indicating whether the Mortgage Loan is a Home
Loan"

            (ii) Subsection 9.02 is hereby amended by:

                  (a) adding the following language to the end of the first sentence of clause (aaa) following the word "Loan" and prior to the ".":

            "or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act"

                  (b) deleting clause (iii) and replacing it with "[Reserved];" and

                  (c) deleting the "[Reserved]" in clause (qqq) and replacing it with the following:

            "No Arbitration. No Mortgage Loan originated on or after July 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction."

            (iii) Subsection 9.03 is hereby amended by:

                  (a) deleting the reference to "(iii)," in the second sentence of the second paragraph; and

                  (b) adding a reference to clause (qqq) following the reference to clause (ppp) in the second sentence of the second paragraph.

            3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Purchase Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.



                                       MORGAN STANLEY MORTGAGE CAPITAL INC.

                                       By:____________________________________
                                          Name:
                                          Title:



                                       WMC MORTGAGE CORP.

                                       By:____________________________________
                                          Name:
                                          Title:

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 2

            AMENDMENT NO. 2, dated as of February 28, 2005 ("Amendment"), to the Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2004, as amended by Amendment No. 1 thereto, dated as of October 29, 2004 (the "Purchase Agreement"), each between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation ("Morgan Stanley"), and WMC MORTGAGE CORP., a California corporation ("WMC").

                                    RECITALS

            WHEREAS, the parties hereto have entered into the Purchase
Agreement;

            WHEREAS, the parties hereto desire to modify the Purchase Agreement as set forth in this Amendment;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Defined Terms. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

            2. Amendments.

            (i) Subsection 9.02 is hereby amended by:

                  (a) deleting clause (nnn) in its entirety and replacing it with the following language:

                        "Purchase of Insurance. No Mortgagor was required to
                  purchase any single premium credit insurance policy (e.g., life, disability, property, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, property, accident, unemployment, mortgage or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;"

                  (b) adding to clause (kkk) following the words "Affiliate of the Seller" in the first and second sentences thereof the following language:

                        "with which the Seller has a referral relationship or
                  mechanism in place"

            3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Purchase Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.



                                       MORGAN STANLEY MORTGAGE CAPITAL INC.

                                       By:____________________________________
                                          Name:
                                          Title:



                                       WMC MORTGAGE CORP.

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT R

                       FORM OF SERVICER POWER OF ATTORNEY

When Recorded Mail To:

Countrywide Home Loans Servicing LP
7105 Corporate Drive
Plano, Texas 75024

JPMorgan Chase Bank, National Association
c/o Chase Home Finance LLC
10790 Rancho Bernado
San Diego, California 92127

HomEq Servicing Corporation
4837 Watt Avenue
North Highlands, California 95660-5101

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States, and having its principal place of business at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, as Trustee pursuant to that Morgan Stanley ABS Capital I Inc. Trust 2005-HE5 Pooling and Servicing Agreement, dated as of October 1, 2005, among Morgan Stanley ABS Capital I Inc., as Depositor, WMC Mortgage Corp., as a Responsible Party, JPMorgan Chase Bank, National Association, as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer, HomEq Servicing Corporation, as a Servicer, Decision One Mortgage Company, LLC, as a Responsible Party, NC Capital Corporation, as a Responsible Party, LaSalle Bank National Association, as a Custodian, Wells Fargo Bank, National Association, as Trustee and a Custodian, and Deutsche Bank National Trust Company, as a Custodian, hereby constitutes and appoints [Countrywide] [JPMorgan] [HomEq], by and through [Countrywide's] [HomEq's] [JPMorgan's] officers, the Trustee's true and lawful Attorney-in-fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by [Countrywide] [JPMorgan] [HomEq] pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust" respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which [Countrywide] [JPMorgan] [HomEq] is acting as servicer.

This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

         1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

         2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

         3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

         4.       The completion of loan assumption agreements.

         5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

         6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

         7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

         8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

                  a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

                  b. the preparation and issuance of statements of breach or non-performance;

                  c. the preparation and filing of notices of default and/or notices of sale;

                  d. the cancellation/rescission of notices of default and/or notices of sale;

                  e.       the taking of deed in lieu of foreclosure; and

                  f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

         9. With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

                  a.       listing agreements;

                  b.       purchase and sale agreements;

                  c. grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

                  d.       escrow instructions; and

                  e. any and all documents necessary to effect the transfer of property.

         10. The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

         The undersigned gives said Attorney-in-fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-fact shall be effective as of October 28, 2005.

         This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

         Nothing contained herein shall (i) limit in any manner any indemnification provided by [Countrywide] [JPMorgan] [HomEq] to the Trustee under the Agreement, or (ii) be construed to grant [Countrywide] [JPMorgan] [HomEq] the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank National Trust Company except as specifically provided for herein. If [Countrywide] [JPMorgan] [HomEq] receives any notice of suit, litigation or proceeding in the name of Deutsche Bank National Trust Company or Bankers Trust Company of California, N.A., then [Countrywide] [JPMorgan] [HomEq] shall promptly forward a copy of same to the Trustee.

         This limited power of attorney is not intended to extend the powers granted to [Countrywide] [JPMorgan] [HomEq] under the Agreement or to allow [Countrywide] [JPMorgan] [HomEq] to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

         [Countrywide] [JPMorgan] [HomEq] hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by [Countrywide] [JPMorgan] [HomEq] of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

         This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

         Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

         IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

                              Deutsche Bank National Trust Company, as Trustee



                              By:______________________________________
                                 Name:
                                 Title:

Acknowledged and Agreed

[Countrywide Home Loans Servicing LP]
[HomEq Servicing Corporation]
[JPMorgan Chase Bank, National Association]


By:  ________________________
     Name:
     Title:

STATE OF CALIFORNIA

COUNTY OF ____________

         On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Trustee for Morgan Stanley ABS Capital I Inc. Trust 2005-HE5, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

         WITNESS my hand and official seal.

         (SEAL)


                                        ________________________________________
                                           Notary Public, State of California